                                                   PRUCO LIFE INSURANCE COMPANY
                                                 A Prudential Financial Company
                                        751 Broad Street, Newark, NJ 07102-3777

 PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY B SERIES/SM/ ("B SERIES") PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY L SERIES/SM/ ("L SERIES") PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY C SERIES/SM/ ("C SERIES") (For contracts issued on or after February 25, 2013)

 Flexible Premium Deferred Annuities
 PROSPECTUS: February 14, 2013

 This prospectus describes three different flexible premium deferred annuity classes offered by Pruco Life Insurance Company ("Pruco Life", "we", "our", or "us"). For convenience in this prospectus, we sometimes refer to each of these annuity contracts as an "Annuity", and to the annuity contracts collectively as the "Annuities." We also sometimes refer to each class by its specific name (e.g., the "B Series"). Each Annuity may be offered as an individual annuity contract or as an interest in a group annuity. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. There are differences among the Annuities that are discussed throughout the prospectus and summarized in Appendix B entitled "Selecting the Variable Annuity That's Right for You". Financial Professionals may be compensated for the sale of each Annuity. Selling broker-dealer firms through which each Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain Annuities and/or optional benefits). Selling broker-dealer firms may not make available or may not recommend all the Annuities and/or benefits described in this prospectus. Please speak to your Financial Professional for further details. Each Annuity or certain of its investment options and/or features may not be available in all states. The guarantees provided by the variable annuity contracts and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

 THE SUB-ACCOUNTS
 The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund
 - see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit - see "Limitations With Optional Benefits" later in this prospectus for details.

 PLEASE READ THIS PROSPECTUS
 This prospectus sets forth information about the Annuities that you ought to know before investing. Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing one of the Annuities as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the Annuity's liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

 OTHER CONTRACTS
 We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your financial professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your financial professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

 AVAILABLE INFORMATION
 We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled "How to Contact Us" for our Service Office address.

 These annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

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 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS
 AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.
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       FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE
                     AT HTTP://WWW.PRUDENTIALANNUITIES.COM

 Prospectus dated: February 14,
 2013                                Statement of Additional Information dated: February
                                                                               14, 2013

  PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO
                       THE BACK COVER OF THIS PROSPECTUS.

                          VARIABLE INVESTMENT OPTIONS

 Advanced Series Trust
   AST Academic Strategies Asset Allocation Portfolio/1/
   AST Advanced Strategies Portfolio/1/
   AST AQR Emerging Markets Equity Portfolio
   AST Balanced Asset Allocation Portfolio/1/
   AST BlackRock Global Strategies Portfolio/1/
   AST BlackRock Value Portfolio
   AST Capital Growth Asset Allocation Portfolio/1/
   AST Clearbridge Dividend Growth Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Federated Aggressive Growth Portfolio
   AST FI Pyramis(R) Asset Allocation Portfolio/1/
   AST First Trust Balanced Target Portfolio/1/
   AST First Trust Capital Appreciation Target Portfolio/1/
   AST Franklin Templeton Founding Funds Allocation Portfolio/1/
   AST Global Real Estate Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Large-Cap Value Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST Goldman Sachs Small-Cap Value Portfolio
   AST High Yield Portfolio
   AST Horizon Moderate Asset Allocation Portfolio/1/
   AST International Growth Portfolio
   AST International Value Portfolio
   AST Investment Grade Bond Portfolio/2/
   AST Jennison Large-Cap Growth Portfolio
   AST Jennison Large-Cap Value Portfolio
   AST J.P. Morgan Global Thematic Portfolio/1/
   AST J.P. Morgan International Equity Portfolio
   AST J.P. Morgan Strategic Opportunities Portfolio/1/
   AST Large-Cap Value Portfolio
   AST Lord Abbett Core Fixed-Income Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST MFS Large-Cap Value Portfolio
   AST Mid-Cap Value Portfolio
   AST Moderate Asset Allocation Portfolio/1/
   AST Money Market Portfolio
   AST Neuberger Berman Core Bond Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman/LSV Mid-Cap Value Portfolio
   AST New Discovery Asset Allocation Portfolio/1/
   AST Parametric Emerging Markets Equity Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST PIMCO Total Return Bond Portfolio
   AST Preservation Asset Allocation Portfolio/1/
   AST Prudential Core Bond Portfolio
   AST QMA Emerging Markets Equity Portfolio
   AST QMA US Equity Alpha Portfolio
   AST Quantitative Modeling Portfolio
   AST Schroders Global Tactical Portfolio/1/
   AST Schroders Multi-Asset World Strategies Portfolio/1/
   AST Small-Cap Growth Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio/1/
   AST T. Rowe Price Equity Income Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Large-Cap Growth Portfolio
   AST T. Rowe Price Natural Resources Portfolio
   AST Wellington Management Hedged Equity Portfolio/1/
   AST Western Asset Core Plus Bond Portfolio
   AST Western Asset Emerging Markets Debt Portfolio
   -----
 (1)These are the only variable investment options available to you if you select one of the optional benefits.
 (2)The AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments or contract owner transfers.

                                   CONTENTS


GLOSSARY OF TERMS...............................................................  1

SUMMARY OF CONTRACT FEES AND CHARGES............................................  3

EXPENSE EXAMPLES................................................................  9

SUMMARY......................................................................... 10

INVESTMENT OPTIONS.............................................................. 12

 VARIABLE INVESTMENT OPTIONS.................................................... 12
 LIMITATIONS WITH OPTIONAL BENEFITS............................................. 25
 MARKET VALUE ADJUSTMENT OPTIONS................................................ 25
 RATES FOR MVA OPTIONS.......................................................... 25
 MARKET VALUE ADJUSTMENT........................................................ 26
 LONG-TERM MVA OPTIONS.......................................................... 26
 DCA MVA OPTIONS................................................................ 27
 GUARANTEE PERIOD TERMINATION................................................... 27

FEES, CHARGES AND DEDUCTIONS.................................................... 28

 MVA OPTION CHARGES............................................................. 30
 ANNUITY PAYMENT OPTION CHARGES................................................. 30
 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES...................................... 30

PURCHASING YOUR ANNUITY......................................................... 31

 REQUIREMENTS FOR PURCHASING THE ANNUITY........................................ 31
 DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY............................... 32
 RIGHT TO CANCEL................................................................ 34
 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT................................ 34
 SALARY REDUCTION PROGRAMS...................................................... 34

MANAGING YOUR ANNUITY........................................................... 35

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS........................ 35

MANAGING YOUR ACCOUNT VALUE..................................................... 37

 DOLLAR COST AVERAGING PROGRAMS................................................. 37
 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM.................................... 37
 AUTOMATIC REBALANCING PROGRAMS................................................. 38
 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS.......... 38
 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS........................... 39

ACCESS TO ACCOUNT VALUE......................................................... 41

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU........................................ 41
 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES................ 41
 FREE WITHDRAWAL AMOUNTS........................................................ 41
 SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD.......... 42
 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE. 42
 REQUIRED MINIMUM DISTRIBUTIONS................................................. 43

SURRENDERS...................................................................... 44

 SURRENDER VALUE................................................................ 44
 MEDICALLY-RELATED SURRENDERS................................................... 44

ANNUITY OPTIONS................................................................. 45

LIVING BENEFITS................................................................. 47

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.................................. 48
 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.......................... 60
 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT. 68
 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT. 78

                                      (i)


DEATH BENEFITS.......................................................................  88

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT...........................................  88
 MINIMUM DEATH BENEFIT...............................................................  89
 PAYMENT OF DEATH BENEFITS...........................................................  89
 BENEFICIARY CONTINUATION OPTION.....................................................  90

VALUING YOUR INVESTMENT..............................................................  92

 VALUING THE SUB-ACCOUNTS............................................................  92
 PROCESSING AND VALUING TRANSACTIONS.................................................  92

TAX CONSIDERATIONS...................................................................  94

OTHER INFORMATION.................................................................... 103

 PRUCO LIFE AND THE SEPARATE ACCOUNT................................................. 103
 LEGAL STRUCTURE OF THE UNDERLYING FUNDS............................................. 105
 DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE..................................... 106
 FINANCIAL STATEMENTS................................................................ 109
 INDEMNIFICATION..................................................................... 109
 LEGAL PROCEEDINGS................................................................... 109
 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION................................. 110
 HOW TO CONTACT US................................................................... 111

APPENDIX A - ACCUMULATION UNIT VALUES................................................ A-1

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU..................... B-1

APPENDIX C - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES...... C-1

APPENDIX D - MVA FORMULAS............................................................ D-1

APPENDIX E - FORMULA FOR HIGHEST DAILY LIFETIME INCOME v2.1 SUITE OF LIVING BENEFITS. E-1

                                     (ii)

                               GLOSSARY OF TERMS

 We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

 Account Value: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

 Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

 Annuitant: The natural person upon whose life annuity payments made to the Owner are based.

 Annuitization: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

 Annuity Date: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

 Annuity Year: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

 Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

 Beneficiary Annuity: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

 Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

 Contingent Deferred Sales Charge (CDSC): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a "contingent" charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

 Dollar Cost Averaging ("DCA") MVA Option: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

 Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

 Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or
 (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

 Guarantee Period: The period of time during which we credit a fixed rate of interest to an MVA Option.

 Investment Option: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

 Issue Date: The effective date of your Annuity.

 Key Life: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

 Market Value Adjustment ("MVA"): A positive or negative adjustment used to determine the Account Value in an MVA Option.

 Market Value Adjustment Options ("MVA Options"): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the "Long-Term MVA Options", under which Guarantee Periods of different yearly lengths are offered.

 Maturity Date: With respect to an MVA Option, the last day in a Guarantee
 Period.

 Owner: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity that has the rights and benefits designated to the "participant" in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

 Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

 Service Office: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How to Contact Us" for the Service Office address.

 Separate Account: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

 Sub-Account: A division of the Separate Account.

 Surrender Value: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 Unadjusted Account Value: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

 Unit: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

 Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

 we, us, our: Pruco Life Insurance Company.

 you, your: The Owner(s) shown in the Annuity.

                     SUMMARY OF CONTRACT FEES AND CHARGES

 The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering one of the Annuities. The first table describes the fees and expenses that you will pay at the time you surrender an Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

                     -------------------------------------
                      ANNUITY OWNER TRANSACTION EXPENSES
                     -------------------------------------

 CONTINGENT DEFERRED SALES CHARGE/ 1/
                                    B SERIES

                                                       Percentage Applied
                                                        Against Purchase
                                                         Payment Being
       Age of Purchase Payment Being Withdrawn             Withdrawn
       ------------------------------------------------------------------
        Less than one year old                                7.0%
        1 year old or older, but not yet 2 years old          7.0%
        2 years old or older, but not yet 3 years old         6.0%
        3 years old or older, but not yet 4 years old         6.0%
        4 years old or older, but not yet 5 years old         5.0%
        5 years old or older, but not yet 6 years old         5.0%
        6 years old or older, but not yet 7 years old         5.0%
        7 years old, or older                                 0.0%

                                    L SERIES

                                                       Percentage Applied
                                                        Against Purchase
                                                         Payment Being
       Age of Purchase Payment Being Withdrawn             Withdrawn
       ------------------------------------------------------------------
        Less than one year old                                7.0%
        1 year old or older, but not yet 2 years old          7.0%
        2 years old or older, but not yet 3 years old         6.0%
        3 years old or older, but not yet 4 years old         5.0%
        4 or more years old                                   0.0%

                                    C SERIES
        There is no CDSC or other sales load applicable to the C Series.

             -----------------------------------------------------
                FEE/CHARGE      B SERIES    L SERIES    C SERIES
             -----------------------------------------------------
             Transfer Fee/ 2/     $10         $10         $10
             -----------------------------------------------------
             Tax Charge        0% to 3.5%  0% to 3.5%  0% to 3.5%
             (current)/3/
             -----------------------------------------------------

 1 The years referenced in the above CDSC tables refer to the length of time since a Purchase Payment was made (i.e., the age of the Purchase Payment). Contingent Deferred Sales Charges are applied against the Purchase Payment(s) being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. For example, if with respect to the B Series on November 1, 2018 you withdrew a Purchase Payment made on August 1, 2013, that Purchase Payment would be between 5 and 6 years old, and thus subject to a 5% CDSC. Purchase Payments are withdrawn on a "first-in, first-out" basis.
 2  Currently, we deduct the fee after the 20/th/ transfer each Annuity Year.
 3 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.

 The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

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                                       PERIODIC FEES AND CHARGES
---------------------------------------------------------------------------------------------------------
        FEE/CHARGE                  B SERIES                  L SERIES                  C SERIES
Annual Maintenance Fee /4/   Lesser of $50 or 2% of    Lesser of $50 or 2% of    Lesser of $50 or 2% of
                            Unadjusted Account Value  Unadjusted Account Value  Unadjusted Account Value

         --------------------------------------------------------------------------
                     ANNUALIZED INSURANCE FEES/CHARGES

         (assessed daily as a percentage of the net assets of the Sub-accounts)
         --------------------------------------------------------------------------
                   FEE/CHARGE                B SERIES     L SERIES     C SERIES
         Mortality & Expense Risk             1.30%        1.75%        1.80%
         Charge: During First 9
         Annuity Years
         --------------------------------------------------------------------------
         After 9/th/ Annuity Year             1.30%        1.30%        1.30%
         --------------------------------------------------------------------------
         Administration Charge                0.15%        0.15%        0.15%
         --------------------------------------------------------------------------
         Total Annualized Insurance           1.45%        1.90%        1.95%
         Fees/Charges: During First
         9 Annuity Years /5,6/
         --------------------------------------------------------------------------
         After 9/th/ Annuity Year /5,6/       1.45%        1.45%        1.45%
         --------------------------------------------------------------------------

 4 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000.
 5 The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For the C Series and L Series, on the Valuation Day immediately following the 9/th/ Annuity Anniversary, the Mortality & Expense Risk Charge drops to 1.30% annually (the B Series is a constant 1.30% annually).
 6 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

 The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next four columns show the total expenses you would pay for each class of Annuity if you purchased the relevant optional benefit. More specifically, these columns show the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges (during the first 9 Annuity Years) applicable to the Annuity class (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

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                             YOUR OPTIONAL BENEFIT FEES AND CHARGES
---------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              ANNUALIZED         TOTAL          TOTAL          TOTAL
                                         OPTIONAL       ANNUALIZED     ANNUALIZED     ANNUALIZED
                                         BENEFIT        CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/
                                       FEE/CHARGE/ 7/  for B SERIES   for L SERIES   for C SERIES
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HIGHEST DAILY LIFETIME INCOME v2.1
(assessed against greater of
Unadjusted Account Value and
Protected Withdrawal Value)

Maximum Charge/ 9/                        2.00%        1.45% + 2.00%  1.90% + 2.00%  1.95% + 2.00%
Current Charge                            1.00%        1.45% + 1.00%  1.90% + 1.00%  1.95% + 1.00%
---------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME INCOME
v2.1
(assessed against greater of
Unadjusted Account Value and
Protected Withdrawal Value)

Maximum Charge/ 9/                        2.00%        1.45% + 2.00%  1.90% + 2.00%  1.95% + 2.00%
Current Charge                            1.10%        1.45% + 1.10%  1.90% + 1.10%  1.95% + 1.10%
---------------------------------------------------------------------------------------------------

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                             YOUR OPTIONAL BENEFIT FEES AND CHARGES
---------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              ANNUALIZED         TOTAL          TOTAL          TOTAL
                                         OPTIONAL       ANNUALIZED     ANNUALIZED     ANNUALIZED
                                         BENEFIT        CHARGE/ 8/     CHARGE/ 8/     CHARGE/ 8/
                                       FEE/CHARGE/ 7/  for B SERIES   for L SERIES   for C SERIES
---------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME v2.1
WITH HIGHEST DAILY DEATH BENEFIT
(assessed against greater of
Unadjusted Account Value and
Protected Withdrawal Value)

Maximum Charge/ 9/                        2.00%        1.45% + 2.00%  1.90% + 2.00%  1.95% + 2.00%
Current Charge                            1.50%        1.45% + 1.50%  1.90% + 1.50%  1.95% + 1.50%
---------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME
INCOME v2.1 WITH HIGHEST DAILY DEATH
BENEFIT
(assessed against greater of
Unadjusted Account Value and
Protected Withdrawal Value)

Maximum Charge/ 9/                        2.00%        1.45% + 2.00%  1.90% + 2.00%  1.95% + 2.00%
Current Charge                            1.60%        1.45% + 1.60%  1.90% + 1.60%  1.95% + 1.60%
---------------------------------------------------------------------------------------------------

 7 The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus.
 8  HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    The charge is taken out of the Sub-accounts. For B Series, in all Annuity Years, the current optional benefit charge is in addition to the 1.45% annualized charge of amounts invested in the Sub-accounts. For each of the L Series and C Series the annualized charge for the base Annuity drops after Annuity Year 9 as described below:
    Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.
    Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.
    Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death
    Benefit: 1.60% current optional benefit charge is in addition to 1.45% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9/th/ Annuity Year.
 9 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              Total Portfolio Operating Expense  0.58%    1.69%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

--------------------------------------------------------------------------------------------------------------------------------

                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                            (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 AST Academic Strategies
  Asset Allocation          0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced Strategies    0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity/ 1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth/ 2/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /3/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin Templeton
  Founding Funds
  Allocation /4/            0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International Growth   0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /5,6/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison Large-Cap
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison Large-Cap
  Value                     0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic/ /               0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic Opportunities   0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed- Income/ 7/         0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%
 AST Marsico Capital
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity      0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth             0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%

-----------------------------------------------------------------------------------------------------------------------------
                                                   UNDERLYING MUTUAL FUND
                                                 PORTFOLIO ANNUAL EXPENSES+

                                                  (as a percentage of the
                                                 average net assets of the
                                                   underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------
UNDERLYING PORTFOLIO                       Distribution                                      Total
                                              and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                             Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                       Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                          Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-----------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 continued
 AST MFS Large-Cap
  Value                  0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value       0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation/ 8/         0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market        0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond/ 9/          0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth         0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger
  Berman/LSV Mid-Cap
  Value                  0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery
  Asset Allocation/
  10/                    0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric
  Emerging Markets
  Equity                 1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond          0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total
  Return Bond            0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation
  Asset Allocation       0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential Core
  Bond/ 9/               0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity/ 11/    1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity
  Alpha                  0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Quantitative
  Modeling               0.25%     0.30%      0.00%        0.00%       0.00%       0.87%     1.42%       0.00%       1.42%
 AST Schroders Global
  Tactical               0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies             1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap Growth    0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value     0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price
  Asset Allocation       0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income          0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond            0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe
  Price Large-Cap
  Growth                 0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%
 AST T. Rowe Price
  Natural Resources      0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                 0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%
 AST Western Asset
  Core Plus Bond         0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets
  Debt/ 12/              0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 3  Pyramis is a registered service mark of FMR LLC. Used under license.
 4 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to

    June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 5 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 6 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to and including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired fund fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for each Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Contingent Deferred Sales Charge (when and if applicable)
   .   Annual Maintenance Fee
   .   Optional benefit fees, as described below

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and those expenses remain the same each year*
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no withdrawals of Account Value
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 Expense Examples are provided as follows:

 If you surrender your annuity at the end of the applicable time period:

                                1 yr  3 yrs  5 yrs  10 yrs
                     -------------------------------------
                     B SERIES  $1,252 $2,285 $3,359 $5,974
                     -------------------------------------
                     L SERIES  $1,295 $2,409 $3,056 $6,315
                     -------------------------------------
                     C SERIES    $600 $1,823 $3,077 $6,352
                     -------------------------------------

 If you do not surrender your Annuity, or if you annuitize your Annuity:

                                1 yr 3 yrs  5 yrs  10 yrs
                      -----------------------------------
                      B SERIES  $552 $1,685 $2,859 $5,974
                      -----------------------------------
                      L SERIES  $595 $1,809 $3,056 $6,315
                      -----------------------------------
                      C SERIES  $600 $1,823 $3,077 $6,352
                      -----------------------------------

 Please see Appendix A for a table of Accumulation Unit Values.

                                    SUMMARY

 This Summary describes key features of the Annuities offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing an Annuity. You should read the entire prospectus for a complete description of the Annuities. Your Financial Professional can also help you if you have questions.

 The Annuity: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

 The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

 This prospectus describes three different Annuities. The Annuities differ primarily in the fees and charges deducted. With the help of your Financial Professional, you choose the Annuity based on your time horizon and liquidity needs.

 Please see Appendix B "Selecting the Variable Annuity That's Right For You," for a side-by-side comparison of the key features of each of these Annuities.

 GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

 Purchase: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application.

                  Annuity   Maximum Age for  Minimum Initial
                            Initial Purchase Purchase Payment
                  -------------------------------------------
                  B SERIES         85             $1,000
                  -------------------------------------------
                  L SERIES         85            $10,000
                  -------------------------------------------
                  C SERIES         85            $10,000
                  -------------------------------------------

 The "Maximum Age for Initial Purchase" applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

 After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order.

 Please see "Requirements for Purchasing One of the Annuities" for more detail.

 Investment Options: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

 You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the "Guarantee Period", you will be subject to a "Market Value Adjustment", which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

 Please see "Investment Options," and "Managing Your Account Value" for information.

 Access To Your Money: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each year without being subject to a Contingent Deferred Sales Charge.

 You may elect to receive income through annuity payments over your lifetime, also called "Annuitization". If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

 Please see "Access to Account Value" and "Annuity Options" for more information.

 Optional Living Benefits
 Guaranteed Lifetime Withdrawal Benefits. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "Protected Withdrawal Value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. If you withdraw more than the allowable amount during any year (referred to as "Excess Income"), your future level of guaranteed withdrawals decreases.

 We currently offer the following benefits:
..   Highest Daily Lifetime Income v2.1
..   Spousal Highest Daily Lifetime Income v2.1
..   Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
..   Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

 These benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

 In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given year (i.e., excess income), that may permanently reduce the guaranteed amount you can withdraw in future years. Thus, you should think carefully before taking such excess income.

 Please see "Living Benefits" for more information.

 Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. Each of our Annuities offers a minimum death benefit.

 Please see "Death Benefits" for more information.

 Fees and Charges: Each Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

 What does it mean that my Annuity is "tax-deferred"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

 You may also purchase one of our Annuities as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

 Market Timing: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

 Other Information: Please see the section entitled "General Information" for more information about our Annuities, including legal information about Pruco Life, the Separate Account, and underlying funds.

                              INVESTMENT OPTIONS

 The Investment Options under each Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options. Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

 In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest during the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to an MVA Option.

 As a condition of participating in the optional benefits, you may be restricted from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Portfolio.

 You should be aware that the operation of the formula may result in large-scale asset flows into and out of your chosen Sub-accounts and the AST Investment Grade Bond Portfolio, which could subject those portfolios to certain risks and adversely impact their expenses and performance. Even if you do not elect an optional living benefit that employs a predetermined mathematical formula, the expenses, performance, and risk profile of your investment may be adversely impacted as described below to the extent you select Permitted Sub-accounts. The mathematical formula may adversely affect a portfolio's investment performance by requiring the sub-advisor to purchase and sell securities at inopportune times and by otherwise limiting the sub-advisor's ability to fully implement that portfolio's investment strategies. Because transfers to and from your chosen Sub-accounts and the AST Investment Grade Bond Portfolio can be frequent and the amount transferred can vary, any of these portfolios could experience the following additional effects, among others:

 (a)the sub-advisor may be required to hold a larger portion of assets in highly liquid securities than it otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
 (b)a portfolio may experience higher turnover, which could result in higher operating expense ratios and transaction costs for the portfolio compared to other similar funds; and,
 (c)if the sub-advisor must sell securities that are thinly-traded to satisfy redemption requests initiated pursuant to the formula, such sales could have a significant adverse impact on the price of such securities and the cash proceeds received by the portfolio.

 Please consult the prospectus for the applicable portfolio for additional information about these effects.

 VARIABLE INVESTMENT OPTIONS
 Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. Please note: the AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments.

 Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios.

 The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. The current prospectuses and statements of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888. Please read the prospectus carefully before investing.

 The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, are engaged to conduct day-to-day management. Allocations made to all AST Portfolios benefit us financially.

 Please see the Additional Information section, under the heading concerning "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates. You may select portfolios individually, create your own combination of portfolios (certain limitations apply -- see "Limitations with Optional Benefits" later in this section), or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula under which your Account Value may be transferred between certain "Permitted Sub-accounts" and a bond portfolio sub-account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

 If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
     ----------------------------------------------------------------------
             ADVANCED SERIES TRUST
     ----------------------------------------------------------------------
      AST Academic Strategies Asset          ASSET       AlphaSimplex
      Allocation Portfolio: seeks long       ALLOCA     Group, LLC; AQR
      term capital appreciation. The          TION          Capital
      Portfolio is a multi-asset class                  Management, LLC
      fund that pursues both top-down                  and CNH Partners,
      asset allocation strategies and                        LLC;
      bottom-up selection of securities,                 CoreCommodity
      investment managers, and mutual                  Management, LLC;
      funds. Under normal circumstances,                First Quadrant,
      approximately 60% of the assets will              L.P.; Jennison
      be allocated to traditional asset                 Associates LLC;
      classes (including US and                           J.P. Morgan
      international equities and bonds)                   Investment
      and approximately 40% of the assets              Management, Inc.;
      will be allocated to nontraditional              Pacific Investment
      asset classes and strategies                        Management
      (including real estate, commodities,                Company LLC
      and alternative strategies). Those                   (PIMCO);
      percentages are subject to change at                Prudential
      the discretion of the advisor.                   Investments LLC;
                                                         Quantitative
                                                          Management
                                                        Associates LLC;
                                                         Western Asset
                                                          Management
                                                       Company; Western
                                                       Asset Management
                                                        Company Limited
     ----------------------------------------------------------------------
      AST Advanced Strategies Portfolio:     ASSET         LSV Asset
      seeks a high level of absolute         ALLOCA       Management;
      return by using traditional and         TION      Marsico Capital
      non-traditional investment                       Management, LLC;
      strategies and by investing in                   Pacific Investment
      domestic and foreign equity and                     Management
      fixed-income securities, derivative                 Company LLC
      instruments and other investment                     (PIMCO);
      companies. The Portfolio uses                      Quantitative
      traditional and non-traditional                     Management
      investment strategies by investing                Associates LLC;
      in domestic and foreign equity and                 T. Rowe Price
      fixed-income securities, derivative              Associates, Inc.;
      instruments and other investment                  William Blair &
      companies. The asset allocation                    Company, LLC
      generally provides for an allotment
      of 60% of the portfolio's assets to
      a combination of domestic and
      international equity strategies and
      the remaining 40% of assets in a
      combination of U.S. fixed income,
      hedged international bond, real
      return assets and other investment
      companies. Quantitative Management
      Associates LLC allocates the assets
      of the portfolio across different
      investment categories and
      subadvisors.
     ----------------------------------------------------------------------
      AST AQR Emerging Markets Equity         INTER       AQR Capital
      Portfolio: seeks long-term capital    NATIONAL    Management LLC
      appreciation. The Portfolio seeks to   EQUITY
      achieve its investment objective by
      both overweighting and
      underweighting securities,
      countries, and currencies relative
      to the MSCI Emerging Market Index,
      using proprietary quantitative
      return forecasting models and
      systematic risk-control methods
      developed by the subadvisor. Under
      normal circumstances, the Portfolio
      will invest at least 80% of its
      assets in equity securities of
      issuers: (i) located in emerging
      market countries or (ii) included as
      emerging market issuers in one or
      more broad-based market indices. The
      subadvisor intends to make use of
      certain derivative instruments in
      order to implement its investment
      strategy.
     ----------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                               TYPE         ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST Balanced Asset Allocation            ASSET       Prudential
      Portfolio: seeks to obtain the           ALLOCA    Investments LLC;
      highest potential total return           TION       Quantitative
      consistent with its specified level                  Management
      of risk. The Portfolio primarily                   Associates LLC
      invests its assets in a diversified
      portfolio of other mutual funds,
      within the Advanced Series Trust and
      certain affiliated money market
      funds. Under normal market
      conditions, the Portfolio will
      devote approximately 60% of its net
      assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 52.5% to
      67.5%), and 40% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 32.5% to 47.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST BlackRock Global Strategies          ASSET        BlackRock
      Portfolio: seeks a high total return     ALLOCA       Financial
      consistent with a moderate level of      TION      Management, Inc.
      risk. The Portfolio is a global,
      multi asset-class portfolio that
      invests directly in, among other
      things, equity and equity-related
      securities, investment grade debt
      securities (including, without
      limitation, U.S. Treasuries and U.S.
      government securities),
      non-investment grade bonds (also
      known as "high yield bonds" or "junk
      bonds"), real estate investment
      trusts (REITs), exchange traded
      funds (ETFs), and derivative
      instruments, including
      commodity-linked derivative
      instruments.
     ----------------------------------------------------------------------
      AST BlackRock Value Portfolio: seeks   LARGE CAP      BlackRock
      maximum growth of capital by             VALUE       Investment
      investing primarily in the value                   Management, LLC
      stocks of larger companies. The
      Portfolio pursues its objective,
      under normal market conditions, by
      investing at least 80% of the value
      of its assets in the equity
      securities of large-sized companies
      included in the Russell 1000(R)
      Value Index. The subadvisor employs
      an investment strategy designed to
      maintain a portfolio of equity
      securities which approximates the
      market risk of those stocks included
      in the Russell 1000(R) Value Index,
      but which attempts to outperform the
      Russell 1000(R) Value Index through
      active stock selection.
     ----------------------------------------------------------------------
      AST Capital Growth Asset Allocation      ASSET       Prudential
      Portfolio: seeks to obtain a total      ALLOCA-    Investments LLC;
      return consistent with its specified     TION       Quantitative
      level of risk. The Portfolio                         Management
      primarily invests its assets in a                  Associates LLC
      diversified portfolio of other
      mutual funds, within the Advanced
      Series Trust and certain affiliated
      money market funds. Under normal
      market conditions, the Portfolio
      will devote approximately 75% of its
      net assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 67.5% to
      80%), and 25% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 20.0% to 32.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST Clearbridge Dividend Growth        LARGE CAP     ClearBridge
      Portfolio: seeks income, capital                   Investments, LLC
      preservation, and capital
      appreciation. Under normal
      circumstances, at least 80% of the
      Portfolio's assets will be invested
      in equity or equity-related
      securities which the subadvisor
      believes have the ability to
      increase dividends over the longer
      term. The subadvisor will manage the
      Portfolio to provide exposure to
      companies that either pay an
      existing dividend or have the
      potential to pay and/or
      significantly grow their dividends.
      To do so, the subadvisor will
      conduct fundamental research to
      screen for companies that have
      attractive dividend yields, a
      history and potential for positive
      dividend growth, strong balance
      sheets, and reasonable valuations.
     ----------------------------------------------------------------------
      AST Cohen & Steers Realty Portfolio:   SPECIALTY   Cohen & Steers
      seeks to maximize total return                         Capital
      through investment in real estate                  Management, Inc.
      securities. The Portfolio pursues
      its investment objective by
      investing, under normal
      circumstances, at least 80% of its
      net assets in securities issued by
      companies associated with the real
      estate industry, such as real estate
      investment trusts (REITs). Under
      normal circumstances, the Portfolio
      will invest substantially all of its
      assets in the equity securities of
      real estate related issuers, i.e., a
      company that derives at least 50% of
      its revenues from the ownership,
      construction, financing, management
      or sale of real estate or that has
      at least 50% of its assets in real
      estate.
     ----------------------------------------------------------------------

       INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                            TYPE           ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
    AST Federated Aggressive Growth       SMALL CAP    Federated Equity
    Portfolio: seeks capital growth. The   GROWTH         Management
    Portfolio pursues its investment                      Company of
    objective by investing primarily in                  Pennsylvania/
    the stocks of small companies that                 Federated Global
    are traded on national security                       Investment
    exchanges, NASDAQ stock exchange and               Management Corp.
    the over- the-counter-market. Small
    companies are defined as companies
    with market capitalizations similar
    to companies in the Russell 2000
    Index and S&P 600 Small Cap Index.
   -------------------------------------------------------------------------
    AST FI Pyramis(R) Asset Allocation      ASSET       Pyramis Global
    Portfolio: seeks to maximize total     ALLOCA-      Advisors, LLC a
    return. In seeking to achieve the       TION           Fidelity
    Portfolio's investment objective,                     Investments
    the Portfolio's assets are allocated                    Company
    across eight uniquely specialized
    investment strategies. The Portfolio
    has five strategies that invest
    primarily in equity securities, two
    fixed-income strategies (the Broad
    Market Duration Strategy and the
    High Yield Bond Strategy), and one
    strategy designed to provide
    liquidity (the Liquidity Strategy).
   -------------------------------------------------------------------------
    AST First Trust Balanced Target         ASSET     First Trust Advisors
    Portfolio: seeks long-term capital     ALLOCA-           L.P.
    growth balanced by current income.      TION
    The Portfolio seeks to achieve its
    objective by investing approximately
    65% of its net assets in equity
    securities and approximately 35% of
    its net assets in fixed- income
    securities as of the annual security
    selection date. Depending on market
    conditions, the equity portion may
    range between 60-70% of the
    Portfolio's net assets and the
    fixed-income portion may range
    between 30-40% of the Portfolio's
    net assets. The revised allocations
    do not take into account the
    potential investment of up to 5% of
    the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST First Trust Capital Appreciation    ASSET     First Trust Advisors
    Target Portfolio: seeks long-term      ALLOCA-           L.P.
    capital growth. The Portfolio seeks     TION
    to achieve its objective by
    investing approximately 80% of its
    net assets in equity securities and
    approximately 20% of its net assets
    in fixed-income securities as of the
    annual security selection date.
    Depending on market conditions, the
    equity portion may range between
    75-85% of the Portfolio's net assets
    and the fixed- income portion may
    range between 15-25% of the
    Portfolio's net assets. The revised
    allocations do not take into account
    the potential investment of up to 5%
    of the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST Franklin Templeton Founding         ASSET     Franklin Advisers,
    Funds Allocation Portfolio: seeks      ALLOCA-      Inc.; Franklin
    capital appreciation while its          TION       Mutual Advisers,
    secondary investment objective will                 LLC; Templeton
    be to seek income. Under normal                     Global Advisors
    market conditions the Portfolio will                    Limited
    seek to achieve its investment
    objectives by allocating 33 1/3% of
    its assets to each of the
    Portfolio's three subadvisors. The
    Portfolio will normally invest in a
    combination of domestic and foreign
    equity and fixed-income and money
    market securities. Depending upon
    the Portfolio's ability to achieve
    the necessary asset scale, the
    Trust's ability to implement certain
    legal agreements and custody
    arrangements, and market, economic,
    and financial conditions as of the
    Portfolio's commencement of
    operations, it may take several
    weeks for the Portfolio's assets to
    be fully invested in accordance with
    its investment objective and
    policies. During that time, it is
    anticipated that all or a portion of
    the Portfolio's assets will be
    invested in high grade, short term
    debt securities (both fixed and
    floating rate), money market funds,
    short-term bond funds,
    exchange-traded funds, and/or index
    futures contracts. A relatively long
    initial investment period may
    negatively affect the Portfolio's
    investment return and ability to
    achieve its investment objective.
   -------------------------------------------------------------------------

 Pyramis is a registered service mark of FMR LLC. Used under license.

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST Global Real Estate Portfolio:     SPECIALTY   Prudential Real
      seeks capital appreciation and                    Estate Investors
      income. The Portfolio will normally
      invest at least 80% of its
      investable assets (net assets plus
      any borrowing made for investment
      purposes) in equity-related
      securities of real estate companies.
      The Portfolio will invest in
      equity-related securities of real
      estate companies on a global basis
      and the Portfolio may invest up to
      15% of its net assets in ownership
      interests in commercial real estate
      through investments in private real
      estate.
     ----------------------------------------------------------------------
      AST Goldman Sachs Concentrated        LARGE CAP    Goldman Sachs
      Growth Portfolio: seeks long-term      GROWTH     Asset Management,
      growth of capital. The Portfolio                        L.P.
      will pursue its objective by
      investing primarily in equity
      securities of companies that the
      subadvisor believes have the
      potential to achieve capital
      appreciation over the long-term. The
      Portfolio seeks to achieve its
      investment objective by investing,
      under normal circumstances, in
      approximately 30 - 45 companies that
      are considered by the subadvisor to
      be positioned for long-term growth.
     ----------------------------------------------------------------------
      AST Goldman Sachs Large-Cap Value     LARGE CAP    Goldman Sachs
      Portfolio: seeks long-term growth of    VALUE     Asset Management,
      capital. The Portfolio seeks to                         L.P.
      achieve its investment objective by
      investing in value opportunities
      that the subadvisor, defines as
      companies with identifiable
      competitive advantages whose
      intrinsic value is not reflected in
      the stock price. The Portfolio
      invests, under normal circumstances,
      at least 80% of its net assets in a
      diversified portfolio of equity
      investments in large-cap U.S.
      issuers with public stock market
      capitalizations within the range of
      the market capitalization of
      companies in the Russell 1000 Value
      Index at the time of investment.
     ----------------------------------------------------------------------
      AST Goldman Sachs Mid-Cap Growth       MID CAP     Goldman Sachs
      Portfolio: seeks long-term growth of   GROWTH     Asset Management,
      capital. The Portfolio pursues its                      L.P.
      investment objective, by investing
      primarily in equity securities
      selected for their growth potential,
      and normally invests at least 80% of
      the value of its assets in
      medium-sized companies. Medium-sized
      companies are those whose market
      capitalizations (measured at the
      time of investment) fall within the
      range of companies in the Russell
      Mid Cap Growth Index. The subadvisor
      seeks to identify individual
      companies with earnings growth
      potential that may not be recognized
      by the market at large.
     ----------------------------------------------------------------------
      AST Goldman Sachs Small-Cap Value     SMALL CAP    Goldman Sachs
      Portfolio: seeks long-term capital      VALUE     Asset Management,
      appreciation. The Portfolio will                        L.P.
      seek its objective through
      investments primarily in equity
      securities that are believed to be
      undervalued in the marketplace. The
      Portfolio will invest, under normal
      circumstances, at least 80% of the
      value of its assets in small
      capitalization companies. The
      Portfolio generally defines small
      capitalization companies as
      companies with market
      capitalizations that are within the
      range of the Russell 2000 Value
      Index at the time of purchase.
     ----------------------------------------------------------------------
      AST High Yield Portfolio: seeks         FIXED       J.P. Morgan
      maximum total return, consistent       INCOME        Investment
      with preservation of capital and                  Management, Inc.;
      prudent investment management. The                   Prudential
      Portfolio will invest, under normal                  Investment
      circumstances, at least 80% of its                Management, Inc.
      net assets plus any borrowings for
      investment purposes (measured at
      time of purchase) in non-investment
      grade high yield (also known as
      "junk bonds") fixed-income
      investments which may be represented
      by forwards or derivatives such as
      options, futures contracts, or swap
      agreements. Non-investment grade
      investments are securities rated Ba
      or lower by Moody's Investors
      Services, Inc. or equivalently rated
      by Standard & Poor's Corporation, or
      Fitch, or, if unrated, determined by
      the subadvisor to be of comparable
      quality.
     ----------------------------------------------------------------------
      AST Horizon Moderate Asset              ASSET         Horizon
      Allocation Portfolio: seeks the         ALLOCA    Investments, LLC
      highest potential total return          TION
      consistent with its specified level
      of risk tolerance. Under normal
      circumstances, at least 90% of the
      Portfolio's assets will be invested
      in other portfolios of Advanced
      Series Trust (the underlying
      portfolios) while no more than 10%
      of the Portfolio's assets may be
      invested in exchange traded funds
      (ETFs). Under normal market
      conditions, the Portfolio will
      devote from 40% to 60% of its net
      assets to underlying portfolios and
      ETFs investing primarily in equity
      securities, and from 40% to 60% of
      its net assets to underlying
      portfolios and ETFs investing
      primarily in debt securities and
      money market instruments.
     ----------------------------------------------------------------------

       INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
   -------------------------------------------------------------------------
    AST International Growth Portfolio:      INTER     Jennison Associates
    seeks long-term capital growth.        NATIONAL       LLC; Marsico
    Under normal circumstances, the         EQUITY          Capital
    Portfolio invests at least 80% of                   Management, LLC;
    the value of its assets in                          William Blair &
    securities of issuers that are                        Company, LLC
    economically tied to countries other
    than the United States. Although the
    Portfolio intends to invest at least
    80% of its assets in the securities
    of issuers located outside the
    United States, it may at times
    invest in U.S. issuers and it may
    invest all of its assets in fewer
    than five countries or even a single
    country. The Portfolio looks
    primarily for stocks of companies
    whose earnings are growing at a
    faster rate than other companies or
    which offer attractive growth.
   -------------------------------------------------------------------------
    AST International Value Portfolio:       INTER         LSV Asset
    seeks capital growth. The Portfolio    NATIONAL       Management;
    normally invests at least 80% of the    EQUITY         Thornburg
    Portfolio's investable assets in                       Investment
    equity securities. The Portfolio                    Management, Inc.
    will invest at least 65% of its net
    assets in the equity securities of
    companies in at least three
    different countries, without limit
    as to the amount of assets that may
    be invested in a single country.
   -------------------------------------------------------------------------
    AST Investment Grade Bond Portfolio:    FIXED          Prudential
    seeks to maximize total return,         INCOME         Investment
    consistent with the preservation of                 Management, Inc.
    capital and liquidity needs. Under
    normal market conditions the
    Portfolio invests at least 80% of
    its investable assets in bonds.
    Please note that you may not make
    purchase payments to this Portfolio,
    and that this Portfolio is available
    only with certain living benefits.
   -------------------------------------------------------------------------
    AST Jennison Large-Cap Growth         LARGE CAP    Jennison Associates
    Portfolio: seeks long-term growth of    GROWTH            LLC
    capital. Under normal market
    conditions, the Portfolio will
    invest at least 80% of its
    investable assets in the equity and
    equity-related securities of
    large-capitalization companies
    measured, at the time of purchase,
    to be within the market
    capitalization of the Russell
    1000(R) Index. In deciding which
    equity securities to buy, the
    subadvisor will use a growth
    investment style and will invest in
    stocks it believes could experience
    superior sales or earnings growth,
    or high returns on equity and
    assets. Stocks are selected on a
    company-by-company basis using
    fundamental analysis. The companies
    in which the subadvisor will invest
    generally tend to have a unique
    market niche, a strong new product
    profile or superior management.
   -------------------------------------------------------------------------
    AST Jennison Large-Cap Value          LARGE CAP    Jennison Associates
    Portfolio: seeks capital                VALUE             LLC
    appreciation. Under normal market
    conditions, the Portfolio will
    invest at least 80% of its
    investable assets in the equity and
    equity-related securities of
    large-capitalization companies
    measured, at the time of purchase,
    to be within the market
    capitalization of the Russell
    1000(R) Index. In deciding which
    equity securities to buy, the
    subadvisor will use a value
    investment style and will invest in
    common stocks that it believes are
    being valued at a discount to their
    intrinsic value, as defined by the
    value of their earnings, free cash
    flow, the value of their assets,
    their private market value, or some
    combination of these factors.
   -------------------------------------------------------------------------
    AST J.P. Morgan Global Thematic         ASSET         J.P. Morgan
    Portfolio (formerly AST Horizon       ALLOCATION       Investment
    Growth Asset Allocation Portfolio):                Management, Inc.;
    seeks capital appreciation                          Security Capital
    consistent with its specified level                    Research &
    of risk tolerance. The Portfolio                       Management
    will provide exposure to a long-term                  Incorporated
    strategic asset allocation while
    having the flexibility to express
    shorter-term tactical views by
    capitalizing upon market
    opportunities globally. The
    Portfolio will invest across a broad
    range of asset classes, including,
    without limitation, domestic equity
    and debt, international and global
    developed equity, emerging markets
    equity and debt, high yield debt,
    convertible bonds, and real estate
    investment trusts. The Portfolio
    will invest primarily in individual
    securities in order to meet its
    investment objective and will also
    utilize derivative instruments for
    tactical positioning and risk
    management. Under normal
    circumstances, approximately 65% of
    the Portfolio's net assets (ranging
    between 55-75% depending on market
    conditions) will be invested to
    provide exposure to equity
    securities and approximately 35% of
    its net assets (ranging between
    25-45% depending on market
    conditions) will be invested to
    provide exposure to fixed-income
    securities. Such exposures may be
    obtained through: (i) the purchase
    of "physical" securities (e.g.,
    common stocks, bonds, etc.); (ii)
    the use of derivatives (e.g.,
    options and futures contracts on
    indices, securities, and
    commodities, currency forwards,
    etc.); and (iii) the purchase of
    certain exchange-traded funds.
   -------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST J.P. Morgan International Equity    INTER        J.P. Morgan
     Portfolio: seeks capital growth. The  NATIONAL       Investment
     Portfolio seeks to meet its            EQUITY     Management, Inc.
     objective by investing, under normal
     market conditions, at least 80% of
     its assets in equity securities. The
     Portfolio seeks to meet its
     investment objective by normally
     investing primarily in a diversified
     portfolio of equity securities of
     companies located or operating in
     developed non-U.S. countries and
     emerging markets of the world. The
     equity securities will ordinarily be
     traded on a recognized foreign
     securities exchange or traded in a
     foreign over-the-counter market in
     the country where the issuer is
     principally based, but may also be
     traded in other countries including
     the United States.
    -----------------------------------------------------------------------
     AST J.P. Morgan Strategic               ASSET        J.P. Morgan
     Opportunities Portfolio: seeks to      ALLOCA-       Investment
     maximize return compared to the         TION      Management, Inc.
     benchmark through security selection
     and tactical asset allocation. The
     Portfolio invests in securities and
     financial instruments (including
     derivatives) to gain exposure to
     global equity, global fixed income
     and cash equivalent markets,
     including global currencies. The
     Portfolio may invest in developed
     and emerging markets securities,
     domestic and foreign fixed income
     securities (including non-investment
     grade bonds or "junk bonds"), and
     real estate investment trusts
     (REITs) of issuers located within
     and outside the United States or in
     open-end investment companies
     advised by J.P. Morgan Investment
     Management, Inc., the Portfolio's
     subadvisor, to gain exposure to
     certain global equity and global
     fixed income markets.
    -----------------------------------------------------------------------
     AST Large-Cap Value Portfolio: seeks  LARGE CAP   Hotchkis and Wiley
     current income and long-term growth     VALUE          Capital
     of income, as well as capital                      Management, LLC
     appreciation. The Portfolio invests,
     under normal circumstances, at least
     80% of its net assets in securities
     of large capitalization companies.
     Large capitalization companies are
     those companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Value Index.
    -----------------------------------------------------------------------
     AST Lord Abbett Core Fixed-Income       FIXED     Lord, Abbett & Co.
     Portfolio: seeks income and capital    INCOME            LLC
     appreciation to produce a high total
     return. Under normal market
     conditions, the Portfolio pursues
     its investment objective by
     investing at least 80% of its net
     assets in fixed-income securities.
     The Portfolio primarily invests in
     securities issued or guaranteed by
     the U.S. government, its agencies or
     government-sponsored enterprises;
     investment grade debt securities of
     U.S. issuers; investment grade debt
     securities of non-U.S. issuers that
     are denominated in U.S. dollars;
     mortgage-backed and other
     asset-backed securities; senior
     loans, and loan participations and
     assignments; and derivative
     instruments, such as options,
     futures contracts, forward contracts
     and swap agreements.
    -----------------------------------------------------------------------
     AST Marsico Capital Growth            LARGE CAP    Marsico Capital
     Portfolio: seeks capital growth.       GROWTH      Management, LLC
     Income realization is not an
     investment objective and any income
     realized on the Portfolio's
     investments, therefore, will be
     incidental to the Portfolio's
     objective. The Portfolio will pursue
     its objective by investing primarily
     in common stocks of large companies
     that are selected for their growth
     potential. Large capitalization
     companies are companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Growth Index. In selecting
     investments for the Portfolio, the
     subadvisor uses an approach that
     combines "top down" macroeconomic
     analysis with "bottom up" stock
     selection. The "top down" approach
     identifies sectors, industries and
     companies that may benefit from the
     trends the subadvisor has observed.
     The subadvisor then looks for
     individual companies that are
     expected to offer earnings growth
     potential that may not be recognized
     by the market at large, utilizing a
     "bottom up" stock selection process.
     The Portfolio will normally hold a
     core position of between 35 and 50
     common stocks. The Portfolio may
     hold a limited number of additional
     common stocks at times when the
     portfolio manager is accumulating
     new positions, phasing out and
     replacing existing positions or
     responding to exceptional market
     conditions.
    -----------------------------------------------------------------------
     AST MFS Global Equity Portfolio:        INTER       Massachusetts
     seeks capital growth. Under normal    NATIONAL    Financial Services
     circumstances the Portfolio invests    EQUITY          Company
     at least 80% of its net assets in
     equity securities. The Portfolio may
     invest in the securities of U.S. and
     foreign issuers (including issuers
     in emerging market countries). While
     the Portfolio may invest its assets
     in companies of any size, the
     Portfolio generally focuses on
     companies with relatively large
     market capitalizations.
    -----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST MFS Growth Portfolio: seeks        LARGE CAP     Massachusetts
     long-term capital growth and future,    GROWTH     Financial Services
     rather than current income. Under                       Company
     normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in common stocks and
     related securities, such as
     preferred stocks, convertible
     securities and depositary receipts.
     The subadvisor focuses on investing
     the Portfolio's assets in the stocks
     of companies it believes to have
     above-average earnings growth
     potential compared to other
     companies. The subadvisor uses a
     "bottom up" as opposed to a "top
     down" investment style in managing
     the Portfolio.
    ------------------------------------------------------------------------
     AST MFS Large-Cap Value Portfolio:     LARGE CAP     Massachusetts
     seeks capital appreciation. The          VALUE     Financial Services
     Portfolio seeks to achieve its                          Company
     investment objective by investing at
     least 80% of its net assets in
     issuers with large market
     capitalizations of at least $5
     billion at the time of purchase. The
     Portfolio will invest primarily in
     equity securities and may invest in
     foreign securities. The subadviser
     focuses on investing the Portfolio's
     assets in the stocks of companies it
     believes are undervalued compared to
     their perceived worth (value
     companies). The subadviser uses a
     "bottom-up" investment approach to
     buying and selling investments for
     the Portfolio. Investments are
     selected primarily based on
     fundamental analysis of individual
     issuers. Quantitative models that
     systematically evaluate issuers may
     also be considered
    ------------------------------------------------------------------------
     AST Mid-Cap Value Portfolio: seeks      MID CAP         EARNEST
     to provide capital growth by             VALUE      Partners, LLC;
     investing primarily in                               WEDGE Capital
     mid-capitalization stocks that                     Management L.L.P.
     appear to be undervalued. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its net assets in
     mid-capitalization companies.
     Mid-capitalization companies are
     generally those that have market
     capitalizations, at the time of
     purchase, within the market
     capitalization range of companies
     included in the Russell Midcap(R)
     Value Index during the previous 12
     months based on month-end data.
    ------------------------------------------------------------------------
     AST Moderate Asset Allocation            ASSET        Prudential
     Portfolio (formerly AST CLS Moderate    ALLOCA-    Investments, LLC
     Asset Allocation Portfolio): seeks       TION
     the highest potential total return
     consistent with its specified level
     of risk tolerance. Under normal
     circumstances, at least 90% of the
     Portfolio's assets will be invested
     in other portfolios of Advanced
     Series Trust (the underlying
     portfolios) while no more than 10%
     of the Portfolio's assets may be
     invested in exchange traded funds
     (ETFs). Under normal market
     conditions, the Portfolio will
     invest approximately 50% of its net
     assets in equity securities and
     approximately 50% of its net assets
     in debt securities and money market
     instruments. The equity portion may
     range from 40% to 60% of net assets
     in underlying portfolios and ETFs
     investing primarily in equity
     securities, and from 40% to 60% of
     net assets in underlying portfolios
     and ETFs investing primarily in
     money market instruments and debt
     securities, which may include
     non-investment grade bonds.
     "Non-investment grade bonds" are
     commonly referred to as "junk bonds".
    ------------------------------------------------------------------------
     AST Money Market Portfolio: seeks        FIXED        Prudential
     high current income and maintain        INCOME        Investment
     high levels of liquidity. The                      Management, Inc.
     Portfolio invests in high-quality
     money market instruments and seeks
     to maintain a stable net asset value
     (NAV) of $1 per share.
    ------------------------------------------------------------------------
     AST Neuberger Berman Core Bond           FIXED     Neuberger Berman
     Portfolio: seeks to maximize total      INCOME     Fixed Income LLC
     return consistent with the
     preservation of capital. Under
     normal circumstances the Portfolio
     invests at least 80% of its
     investable assets in bonds and other
     debt securities. All of the debt
     securities in which the Portfolio
     invests will be investment grade
     under normal circumstances.
    ------------------------------------------------------------------------
     AST Neuberger Berman Mid-Cap Growth     MID CAP    Neuberger Berman
     Portfolio: seeks capital growth.        GROWTH      Management LLC
     Under normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in the common stocks
     of mid-capitalization companies.
     Mid-capitalization companies are
     those companies whose market
     capitalization is within the range
     of market capitalizations of
     companies in the Russell Midcap(R)
     Growth Index. Using fundamental
     research and quantitative analysis,
     the subadvisor looks for
     fast-growing companies with
     above-average sales and competitive
     returns on equity relative to their
     peers.
    ------------------------------------------------------------------------
     AST Neuberger Berman/LSV Mid-Cap        MID CAP        LSV Asset
     Value Portfolio: seeks capital           VALUE        Management;
     growth. Under normal market                        Neuberger Berman
     conditions, the Portfolio invests at                Management LLC
     least 80% of its net assets in the
     common stocks of medium
     capitalization companies. Companies
     with market capitalizations that
     fall within the range of the Russell
     Midcap(R) Value Index at the time of
     investment are considered medium
     capitalization companies. Some of
     the Portfolio's assets may be
     invested in the securities of
     large-cap companies as well as in
     small-cap companies.
    ------------------------------------------------------------------------

       INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
    AST New Discovery Asset Allocation      ASSET     Bradford & Marzec,
    Portfolio (formerly AST American        ALLOCA-       LLC; Brown
    Century Income & Growth Portfolio):      TION       Advisory, LLC;
    seeks total return. Total return is                 C.S. McKee, LP;
    comprised of capital appreciation                       EARNEST
    and income. Under normal                            Partners, LLC;
    circumstances, approximately 70% of                Epoch Investment
    the Portfolio's assets will be                      Partners, Inc.;
    allocated to a combination of                     Security Investors,
    domestic and international equity                   LLC; Thompson,
    strategies and approximately 30% of                Siegel & Walmsley
    Portfolio's assets will be allocated                      LLC
    to domestic and international
    fixed-income strategies and a
    liquidity strategy. Depending upon
    the Portfolio's ability to achieve
    the necessary asset scale, the
    Trust's ability to implement certain
    legal agreements and custody
    arrangements, and market, economic,
    and financial conditions as of the
    Portfolio's commencement of
    operations, it may take several
    weeks for the Portfolio's assets to
    be fully invested in accordance with
    its investment objective and
    policies. During that time, it is
    anticipated that all or a portion of
    the Portfolio's assets will be
    invested in high grade, short term
    debt securities (both fixed and
    floating rate), money market funds,
    short-term bond funds,
    exchange-traded funds, and/or index
    futures contracts. A relatively long
    initial investment period may
    negatively affect the Portfolio's
    investment return and ability to
    achieve its investment objective.
   -------------------------------------------------------------------------
    AST Parametric Emerging Markets          INTER    Parametric Portfolio
    Equity Portfolio: seeks long-term      NATIONAL     Associates LLC
    capital appreciation. The Portfolio     EQUITY
    normally invests at least 80% of its
    net assets in equity securities of
    issuers (i) located in emerging
    market countries, which are
    generally those not considered to be
    developed market countries, or (ii)
    included (or considered for
    inclusion) as emerging markets
    issuers in one or more broad-based
    market indices. Emerging market
    countries are generally countries
    not considered to be developed
    market countries, and therefore not
    included in the MSCI World Index.
    The Portfolio seeks to employ a top-
    down, disciplined and structured
    investment process that emphasizes
    broad exposure and diversification
    among emerging market countries,
    economic sectors and issuers.
   -------------------------------------------------------------------------
    AST PIMCO Limited Maturity Bond         FIXED     Pacific Investment
    Portfolio: seeks to maximize total      INCOME        Management
    return consistent with preservation                   Company LLC
    of capital and prudent investment                       (PIMCO)
    management. The Portfolio will
    invest, under normal circumstances,
    at least 80% of the value of its net
    assets in fixed- income investments,
    which may be represented by forwards
    or derivatives such as options,
    futures contracts, or swap
    agreements. The average portfolio
    duration normally varies within a
    one-to-three year time-frame based
    on the subadvisor's forecast of
    interest rates. Portfolio holdings
    are concentrated in areas of the
    bond market (based on quality,
    sector, interest rate or maturity)
    that the subadvisor believes to be
    relatively undervalued. The
    Portfolio may invest up to 10% total
    assets in non-investment grade bonds
    which are commonly known as "junk
    bonds".
   -------------------------------------------------------------------------
    AST PIMCO Total Return Bond             FIXED     Pacific Investment
    Portfolio: seeks to maximize total      INCOME        Management
    return consistent with preservation                   Company LLC
    of capital and prudent investment                       (PIMCO)
    management. The Portfolio will
    invest, under normal circumstances,
    at least 80% of the value of its net
    assets in fixed income investments,
    which may be represented by forwards
    or derivatives such as options,
    futures contracts, or swap
    agreements. The average portfolio
    duration normally varies within two
    years (+/-) of the duration of the
    Barclay's Capital U.S. Aggregate
    Bond Index. Portfolio holdings are
    concentrated in areas of the bond
    market (based on quality, sector,
    interest rate or maturity) that the
    subadvisor believes to be relatively
    undervalued. The Portfolio may
    invest up to 10% total assets in
    non-investment grade bonds which are
    commonly known as "junk bonds".
   -------------------------------------------------------------------------
    AST Preservation Asset Allocation       ASSET         Prudential
    Portfolio: seeks to obtain a total      ALLOCA-    Investments LLC;
    return consistent with its specified     TION        Quantitative
    level of risk. The Portfolio                          Management
    primarily invests its assets in a                   Associates LLC
    diversified portfolio of other
    mutual funds, within the Advanced
    Series Trust and certain affiliated
    money market funds. Under normal
    market conditions, the Portfolio
    will devote approximately 35% of its
    net assets to underlying portfolios
    investing primarily in equity
    securities (with a range of 27.5% to
    42.5%), and 65% of its net assets to
    underlying portfolios investing
    primarily in debt securities and
    money market instruments (with a
    range of 57.5% to 72.5%). The
    Portfolio is not limited to
    investing exclusively in shares of
    the underlying portfolios and may
    invest in securities, exchange
    traded funds (ETFs), and futures
    contracts, swap agreements and other
    financial and derivative instruments.
   -------------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
      AST Prudential Core Bond Portfolio:     FIXED       Prudential
      seeks to maximize total return         INCOME       Investment
      consistent with the long-term                     Management, Inc.
      preservation of capital. The
      Portfolio will invest, under normal
      circumstances, at least 80% of its
      net assets in intermediate and
      long-term debt obligations and high
      quality money market instruments.
      The Portfolio will invest, under
      normal circumstances, at least 80%
      of its net assets in intermediate
      and long-term debt obligations that
      are rated investment grade by the
      major ratings services, or if
      unrated, considered to be of
      comparable quality by the
      subadvisor, and high quality money
      market instruments. Likewise, the
      Portfolio may invest up to 20% of
      its net assets in
      high-yield/high-risk debt securities
      (commonly known as "junk bonds").
      The Portfolio also may invest up to
      20% of its total assets in debt
      securities issued outside the U.S.
      by U.S. or foreign issuers, whether
      or not such securities are
      denominated in the U.S. dollar.
     ---------------------------------------------------------------------
      AST QMA Emerging Markets Equity        INTER-      Quantitative
      Portfolio: seeks long-term capital    NATIONAL      Management
      appreciation. The Portfolio seeks to   EQUITY     Associates, LLC
      achieve its investment objective
      through investment in equity and
      equity-related securities of
      emerging market companies. Under
      normal circumstances, the Portfolio
      will invest at least 80% of its
      assets in equity and equity-related
      securities of issuers: (i) located
      in emerging market countries or (ii)
      included as emerging market issuers
      in one or more broad-based market
      indices. The strategy used by the
      subadvisor is a quantitatively
      driven, bottom up investment process
      which utilizes an adaptive model
      that evaluates stocks differently
      based on their growth expectations.
     ---------------------------------------------------------------------
      AST QMA US Equity Alpha Portfolio:    LARGE CAP    Quantitative
      seeks long term capital                 BLEND       Management
      appreciation. The Portfolio utilizes              Associates LLC
      a long/short investment strategy and
      will normally invest at least 80% of
      its net assets plus borrowings in
      equity and equity related securities
      of US issuers. The Portfolio seeks
      to produce returns that exceed those
      of its benchmark index, the Russell
      1000(R), which is comprised of
      stocks representing more than 90% of
      the market cap of the US market and
      includes the largest 1000 securities
      in the Russell 3000(R) Index.
     ---------------------------------------------------------------------
      AST Quantitative Modeling Portfolio:    ASSET      Quantitative
      seeks a high potential return while    ALLOCA-      Management
      attempting to mitigate downside risk    TION      Associates LLC
      during adverse market cycles. The
      Portfolio operates as a
      "fund-of-funds", meaning that the
      Portfolio invests substantially all
      of its assets in a combination of
      other mutual funds. The assets of
      the Portfolio are allocated to a
      capital growth segment and a
      fixed-income segment. Under normal
      circumstances, approximately 75% of
      the Portfolio's net assets
      attributable to the capital growth
      segment are invested in underlying
      portfolios that invest primarily in
      equity securities, while the
      remaining 25% of the Portfolio's net
      assets attributable to the capital
      growth segment are invested in
      underlying portfolios that invest
      primarily in debt securities and
      money market instruments. All of the
      assets attributable to the
      fixed-income segment are invested in
      the AST Investment Grade Bond
      Portfolio, which in turn invests at
      least 80% of its assets in bonds.
      Portfolio assets are normally
      transferred between the capital
      growth segment and the fixed-income
      segment based upon the application
      of a quantitative model to the
      Portfolio's overall net asset value
      (NAV) per share. In general terms,
      the model seeks to transfer
      Portfolio assets from the capital
      growth segment to the fixed-income
      segment when the Portfolio's NAV per
      share experiences certain declines
      and from the fixed- income segment
      to the capital growth segment when
      the Portfolio's NAV per share
      experiences certain increases or
      remains flat over certain periods of
      time.
     ---------------------------------------------------------------------
      AST Schroders Global Tactical           ASSET        Schroder
      Portfolio (formerly AST CLS Growth      ALLOCA      Investment
      Asset Allocation Portfolio): seeks      TION      Management North
      to outperform its blended                          America Inc./
      performance benchmark. The blended                   Schroder
      benchmark is comprised of 45%                       Investment
      Russell 3000, 12.5% MSCI EAFE (USD                Management North
      Hedged), 12.5% MSCI EAFE (Local),                  America Ltd.
      and 30% Barclays U.S. Aggregate Bond
      Index. The Portfolio is a multi
      asset-class fund that allocates its
      assets among various regions and
      countries throughout the world,
      including the United States (but in
      no less than three countries). The
      subadvisors use various investment
      strategies, currency hedging, and a
      global tactical asset allocation
      strategy in order to help the
      Portfolio achieve its investment
      objective. Under normal
      circumstances, approximately 70% of
      the Portfolio's net assets are
      invested to provide exposure to
      equity securities and approximately
      30% of its net assets are invested
      to provide exposure to fixed-income
      securities. Depending on market
      conditions, such equity exposure may
      range between 60-80% of the
      Portfolio's net assets and such
      fixed- income exposure may range
      between 20-40% of its net assets.
     ---------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST Schroders Multi-Asset World         ASSET          Schroder
     Strategies Portfolio: seeks            ALLOCA-        Investment
     long-term capital appreciation. The     TION       Management North
     Portfolio seeks to achieve its                      America Inc./
     objective through a flexible global                    Schroder
     asset allocation approach. This                       Investment
     approach entails investing in                      Management North
     traditional asset classes, such as                   America Ltd.
     equity and fixed-income investments,
     and alternative asset classes, such
     as investments in real estate,
     commodities, currencies, private
     equity, non-investment grade bonds,
     Emerging Market Debt and absolute
     return strategies. The subadvisors
     seek to emphasize the management of
     risk and volatility. Exposure to
     different asset classes and
     investment strategies will vary over
     time based upon the subadvisor's
     assessments of changing market,
     economic, financial and political
     factors and events.
    ------------------------------------------------------------------------
     AST Small-Cap Growth Portfolio:       SMALL CAP      Eagle Asset
     seeks long-term capital growth. The    GROWTH     Management, Inc.;
     Portfolio pursues its objective by                  Emerald Mutual
     investing, under normal                             Fund Advisers
     circumstances, at least 80% of the                      Trust
     value of its assets in
     small-capitalization companies.
     Small-capitalization companies are
     those companies with a market
     capitalization, at the time of
     purchase, no larger than the largest
     capitalized company included in the
     Russell 2000(R) Growth Index at the
     time of the Portfolio's investment.
    ------------------------------------------------------------------------
     AST Small-Cap Value Portfolio: seeks  SMALL CAP      ClearBridge
     to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
     by investing primarily in                         Morgan Investment
     small-capitalization stocks that                  Management, Inc.;
     appear to be undervalued. The                     Lee Munder Capital
     Portfolio invests, under normal                       Group, LLC
     circumstances, at least 80% of the
     value of its net assets in small
     capitalization stocks. Small
     capitalization stocks are the stocks
     of companies with market
     capitalization that are within the
     market capitalization range of the
     Russell 2000(R) Value Index at the
     time of purchase. Each subadvisor
     expects to utilize different
     investment strategies to achieve the
     Portfolio's objective.
    ------------------------------------------------------------------------
     AST T. Rowe Price Asset Allocation      ASSET       T. Rowe Price
     Portfolio: seeks a high level of        ALLOCA     Associates, Inc.
     total return by investing primarily     TION
     in a diversified portfolio of equity
     and fixed income securities. The
     Portfolio normally invests
     approximately 60% of its total
     assets in equity securities and 40%
     in fixed income securities. This mix
     may vary over shorter time periods:
     the equity portion may range between
     50-70% and the fixed-income portion
     may range between 30-50%. The
     subadvisor concentrates common stock
     investments in larger, more
     established companies, but the
     Portfolio may include small and
     medium-sized companies with good
     growth prospects. The fixed income
     portion of the Portfolio will be
     allocated among investment grade
     securities, high yield or "junk"
     bonds, emerging market securities,
     foreign high quality debt securities
     and cash reserves.
    ------------------------------------------------------------------------
     AST T. Rowe Price Equity Income       LARGE CAP     T. Rowe Price
     Portfolio (formerly AST                 VALUE      Associates, Inc.
     AllianceBernstein Core Value
     Portfolio): seeks substantial
     dividend income as well as long-term
     growth of capital through
     investments in the common stocks of
     established companies. The Portfolio
     will normally invest at least 80% of
     its net assets (including any
     borrowings for investment purposes)
     in common stocks, with 65% of net
     assets (including any borrowings for
     investment purposes) in
     dividend-paying common stocks of
     well-established companies. The
     Portfolio will typically employ a
     "value" approach in selecting
     investments. T. Rowe Price's
     research team will seek companies
     that appear to be undervalued by
     various measures and may be
     temporarily out of favor but have
     good prospects for capital
     appreciation and dividend growth. In
     selecting investments, T. Rowe Price
     generally will look for companies in
     the aggregate with an established
     operating history, above-average
     dividend yield relative to the S&P
     500 Index, low price/earnings ratio
     relative to the S&P 500 Index, a
     sound balance sheet and other
     positive financial characteristics,
     and low stock price relative to a
     company's underlying value as
     measured by assets, cash flow, or
     business franchises.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST T. Rowe Price Global Bond           FIXED       T. Rowe Price
     Portfolio: seeks to provide high       INCOME     Associates, Inc. /
     current income and capital growth by                T. Rowe Price
     investing in high-quality foreign                 International Ltd
     and U.S. dollar-denominated bonds.                     (TRPIL)
     The Portfolio will normally invest
     at least 80% of its total assets in
     fixed income securities. The
     Portfolio invests in all types of
     bonds, including those issued or
     guaranteed by U.S. or foreign
     governments or their agencies and by
     foreign authorities, provinces and
     municipalities as well as investment
     grade corporate bonds,
     mortgage-related and asset- backed
     securities, and high-yield bonds of
     U.S. and foreign issuers. The
     Portfolio generally invests in
     countries where the combination of
     fixed-income returns and currency
     exchange rates appears attractive,
     or, if the currency trend is
     unfavorable, where the subadvisor
     believes that the currency risk can
     be minimized through hedging. The
     Portfolio may also invest in
     convertible securities, commercial
     paper and bank debt and loan
     participations. The Portfolio may
     invest up to 20% of its assets in
     the aggregate in below
     investment-grade, high-risk bonds
     ("junk bonds") and emerging market
     bonds. In addition, the Portfolio
     may invest up to 30% of its assets
     in mortgage-related (including
     mortgage dollar rolls and
     derivatives, such as collateralized
     mortgage obligations and stripped
     mortgage securities) and
     asset-backed securities. The
     Portfolio may invest in futures,
     swaps and other derivatives in
     keeping with its objective.
    -----------------------------------------------------------------------
     AST T. Rowe Price Large-Cap Growth    LARGE CAP     T. Rowe Price
     Portfolio: seeks long-term growth of   GROWTH     Associates, Inc.
     capital by investing predominantly
     in the equity securities of a
     limited number of large, carefully
     selected, high-quality U.S.
     companies that are judged likely to
     achieve superior earnings growth.
     The Portfolio takes a growth
     approach to investment selection and
     normally invests at least 80% of its
     net assets in the common stocks of
     large companies. Large companies are
     defined as those whose market
     capitalization is larger than the
     median market capitalization of
     companies in the Russell 1000 Growth
     Index as of the time of purchase.
    -----------------------------------------------------------------------
     AST T. Rowe Price Natural Resources   SPECIALTY     T. Rowe Price
     Portfolio: seeks long-term capital                Associates, Inc.
     growth primarily through investing
     in the common stocks of companies
     that own or develop natural
     resources (such as energy products,
     precious metals and forest products)
     and other basic commodities. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its assets in natural
     resource companies. The Portfolio
     may also invest in non-resource
     companies with the potential for
     growth. The Portfolio looks for
     companies that have the ability to
     expand production, to maintain
     superior exploration programs and
     production facilities, and the
     potential to accumulate new
     resources. Although the Portfolio is
     primarily invested in U.S.
     securities, up to 50% of total
     assets also may be invested in
     foreign securities.
    -----------------------------------------------------------------------
     AST Wellington Management Hedged        ASSET        Wellington
     Equity Portfolio: seeks to              ALLOCA       Management
     outperform a mix of 50% Russell 3000    TION        Company, LLP
     Index, 20% MSCI EAFE Index, and 30%
     Treasury Bill Index over a full
     market cycle by preserving capital
     in adverse markets utilizing an
     options strategy while maintaining
     equity exposure to benefit from up
     markets through investments in
     Wellington Management's equity
     investment strategies. The Portfolio
     will use a broad spectrum of
     Wellington Management's equity
     investment strategies to invest in a
     broadly diversified portfolio of
     common stocks while also pursuing an
     equity index option overlay
     strategy. The equity index option
     overlay strategy is designed to help
     mitigate capital losses in adverse
     market environments and employs a
     put/spread collar to meet this goal.
     The Portfolio will normally invest
     at least 80% of its assets in common
     stocks of small, medium and large
     companies and may also invest up to
     30% of its assets in equity
     securities of foreign issuers and
     non-dollar denominated securities.
    -----------------------------------------------------------------------
     AST Western Asset Core Plus Bond        FIXED       Western Asset
     Portfolio: seeks to maximize total     INCOME        Management
     return, consistent with prudent                        Company
     investment management and liquidity
     needs, by investing to obtain the
     average duration specified for the
     Portfolio. The Portfolio invests,
     under normal circumstances, at least
     80% of the value of its assets in
     debt and fixed-income securities.
     The Portfolio's current target
     average duration is generally 2.5 to
     7 years. The Portfolio pursues this
     objective by investing in all major
     fixed income sectors with a bias
     towards non-Treasuries. The
     Portfolio has the ability to invest
     up to 20% in below investment grade
     securities. Securities rated below
     investment grade are commonly known
     as "junk bonds" or "high yield"
     securities.
    -----------------------------------------------------------------------

          INVESTMENT OBJECTIVES/POLICIES      STYLE/       PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
      --------------------------------------------------------------------
       AST Western Asset Emerging Markets    FIXED       Western Asset
       Debt Portfolio: seeks to maximize     INCOME       Management
       total return. The Portfolio pursues              Company; Western
       its objective, under normal market               Asset Management
       conditions, by investing at least                Company Limited
       80% of its assets in fixed-income
       securities issued by governments,
       government related entities and
       corporations located in emerging
       markets, and related instruments.
       The Portfolio may invest without
       limit in high yield debt securities
       and related investments rated below
       investment grade (that is,
       securities rated below Baa/BBB), or,
       if unrated, determined to be of
       comparable credit quality by one of
       the subadvisers. The Portfolio may
       invest in Below-investment grade
       securities that are commonly
       referred to as "junk bonds". The
       Western Asset Emerging Markets Debt
       Portfolio also may invest up to 50%
       of its assets in non-U.S. dollar
       denominated fixed income securities.
      --------------------------------------------------------------------

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.

 Allowable Benefit Allocations

 AST Academic Strategies Asset Allocation            AST J.P. Morgan Global Thematic
 AST Advanced Strategies                             AST J.P. Morgan Strategic Opportunities
 AST Balanced Asset Allocation                       AST Moderate Asset Allocation
 AST BlackRock Global Strategies                     AST New Discovery Asset Allocation
 AST Capital Growth Asset Allocation                 AST Preservation Asset Allocation
 AST FI Pyramis(R) Asset Allocation                  AST Schroders Global Tactical
 AST First Trust Balanced Target                     AST Schroders Multi-Asset World Strategies
 AST First Trust Capital Appreciation Target         AST T. Rowe Price Asset Allocation
 AST Franklin Templeton Founding Funds Allocation    AST Wellington Management Hedged Equity
 AST Horizon Moderate Asset Allocation

 MARKET VALUE ADJUSTMENT OPTIONS
 When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest over a set period of time called a Guarantee Period. There are two types of MVA Options available under each Annuity - the Long-Term MVA Options and the DCA MVA Options. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

 For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:
   .   when all or part of a Purchase Payment is allocated to that MVA Option;
   . upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
   .   when you "renew" an MVA Option into a new Guarantee Period.

 RATES FOR MVA OPTIONS
 We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

 The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

 To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

 For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

 MARKET VALUE ADJUSTMENT
 With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:
   . any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and
   . your exercise of the Free Look right under your Annuity, unless prohibited by law.

 We will NOT assess an MVA (whether positive or negative) in connection with any of the following:
   . partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;
   . transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA option;
   .   transfers made in accordance with our 6 or 12 Month DCA Program;
   .   when a Death Benefit is determined;
   .   deduction of a Annual Maintenance Fee for the Annuity;
   .   Annuitization under the Annuity; and
   . transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income).

 The amount of the MVA is determined according to the formulas set forth in Appendix C. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a Liquidity Factor as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 25 basis points. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve's "Constant Maturity (CMT) rate." Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

 LONG-TERM MVA OPTIONS
 We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

 We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

 DCA MVA OPTIONS
 In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Subaccounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

 GUARANTEE PERIOD TERMINATION
 An MVA Option ends on the earliest of (a) the "Maturity Date" of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and
 (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

 We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

                         FEES, CHARGES AND DEDUCTIONS

 In this section, we provide detail about the charges you incur if you own the Annuity.

 The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under each Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuities exceed our total costs in connection with the Annuities, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under an Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

 The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

 With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

 Contingent Deferred Sales Charge ("CDSC"): The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal (except that there is no CDSC on the C Series Annuity). The CDSC is calculated as a percentage of your Purchase Payment being surrendered or withdrawn. The CDSC percentage varies with the number of years that have elapsed since each Purchase Payment being withdrawn was made. If a withdrawal is effective on the day before the anniversary of the date that the Purchase Payment being withdrawn was made, then the CDSC percentage as of the next following year will apply. The CDSC percentages for the B Series and the L Series are shown under "Summary of Contract Fees and Charges."

 With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see "Free Withdrawal Amounts" later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that partial withdrawals are taken from Purchase Payments that have not been previously withdrawn, on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (such as gains). In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by each applicable amount. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any amount deducted (e.g., for a CDSC) is taken from your remaining Unadjusted Account Value. If you request a gross withdrawal, you may receive less than the specified dollar amount, as any applicable CDSC and tax withholding would be deducted from the amount you requested (although any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value). If you request a net withdrawal, a larger amount may be deducted from your Unadjusted Account Value in order for you to receive the specified dollar amount after any applicable CDSC, MVA and tax withholding is assessed. See "Free Withdrawal Amounts" below for further detail on net and gross withdrawals, as well as how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under these optional benefits).

 Upon surrender, we calculate a CDSC based on any Purchase Payments that have not been withdrawn. The amount of such Purchase Payments could be greater than your remaining Account Value. This could occur if you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance. Thus, for example, the CDSC could be greater than if it were calculated as percentage of remaining Account Value.

 We may waive any applicable CDSC under certain circumstances described herein.

 Transfer Fee: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

 Annual Maintenance Fee: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The amount of the Annual Maintenance Fee may differ in certain states.

 Tax Charge: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

 In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

 Insurance Charge: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under each Annuity, including each Annuity's basic Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under each Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. Each Annuity has a different Insurance Charge during the first 9 Annuity Years. However, for the L Series and C Series, on the Valuation Day immediately following the 9/th/ Annuity Anniversary, the Insurance Charge drops to 1.45% annually (the B Series Insurance Charge is a constant 1.45%).

 Optional Benefits for which we assess a charge: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

 Settlement Service Charge: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

 Fees and Expenses Incurred by the Portfolios: Each portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply.

 These fees and expenses are reflected daily by each portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the portfolios.

 MVA OPTION CHARGES
 No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

 ANNUITY PAYMENT OPTION CHARGES
 If you select a fixed payment option, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                            PURCHASING YOUR ANNUITY

 REQUIREMENTS FOR PURCHASING THE ANNUITY

 We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. All such conditions are described below.

 Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment as follows: $1,000 for the B Series and $10,000 for the L Series and C Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

 We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

 Speculative Investing: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

 Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

 Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

 Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

 Age Restrictions: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than the maximum issue age of 85 as of the Issue Date of the Annuity. No additional Purchase Payments will be permitted after age 85 for any of the Annuities. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing an Annuity may impose a younger maximum issue age than what is described above - check with the broker-dealer firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

 Additional Purchase Payments: If allowed by applicable state law, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86/th/ birthday or
 (ii) for entity-owned Annuities, the Annuitant's 86/th/ birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

 Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value.

 For Annuities that have one of the Highest Daily Lifetime Income v2.1 benefits, we may limit, suspend or reject any additional Purchase Payment at any time, but would do so only on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund the Highest Daily Lifetime Income v2.1 benefit that you selected. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments. Please see the "Living Benefits" section of this prospectus for further information on additional Purchase Payments.

 Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

 If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

 DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY
 Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.
   . Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).
   . Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a "Key Life" which is used to determine the annual required distributions.
   . Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term "Successor" is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

 Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

 "Beneficiary" Annuity
 You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into one of the Annuities described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a "Beneficiary Continuation Option".

 Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. We do not assess a CDSC (if applicable) on distributions from your Annuity if you are required by law to take such distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate and is paid out through a program of systematic withdrawals that we make available.

 For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of this prospectus.

 For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see "Required Distributions Upon Your Death for Nonqualified Annuity Contracts" in the Tax Considerations section of this prospectus.

 You may take withdrawals in excess of your required distributions, however such withdrawals may be subject to the Contingent Deferred Sales Charge. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

 The Annuity provides a basic Death Benefit upon death, and you may name "successors" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

 Please note the following additional limitations for a Beneficiary Annuity:
..   No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.
..   You may not elect any optional living or death benefits.
..   You may not annuitize the Annuity; no annuity options are available.
..   You may participate only in the following programs: Auto-Rebalancing,
    Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or
    Systematic Withdrawals.
..   You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
..   If the Annuity is funded by means of transfer from another Beneficiary
    Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.
..   The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and
    (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust's interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30/th/ of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.

..   If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.
..   If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

 RIGHT TO CANCEL
 You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will, to the extent allowed by applicable state law, calculate any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment Options."

 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT
 You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or rejected our acceptance of additional Purchase Payments.

 SALARY REDUCTION PROGRAMS
 These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

                             MANAGING YOUR ANNUITY

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS
 In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:
..   a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
..   a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
..   a new Annuitant prior to the Annuity Date if the Owner is an entity;
..   a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;
..   any permissible designation change if the change request is received at our
    Service Office after the Annuity Date;
..   a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors; and
..   a new Annuitant for a contract issued to a grantor trust where the new
    Annuitant is not the grantor of the trust.

 In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. We will allow changes of ownership and/or assignments only if the Annuity is held exclusively for the benefit of the Annuitant or Contingent Annuitant. We accept assignments of non-qualified Annuities only.

 We reserve the right to reject any proposed change of Owner, Annuitant, or Beneficiary, as well as any proposed assignment of the Annuity.

 We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:
..   a company(ies) that issues or manages viatical or structured settlements;
..   an institutional investment company;
..   an Owner with no insurable relationship to the Annuitant or Contingent
    Annuitant (a "Stranger-Owned Annuity" or "STOA"); or
..   a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

 We will implement this right on a non-discriminatory basis and to the extent allowed by state law, but are not obligated to process your request within any particular time frame. There are restrictions on designation changes when you have elected certain optional benefits.

 Death Benefit Suspension Upon Change of Owner or Annuitant. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

 Spousal Designations
 If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 Contingent Annuitant
 Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

 Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in the spousal continuation section of the Death Benefits section of this prospectus.

 See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.

                          MANAGING YOUR ACCOUNT VALUE

 There are several programs we administer to help you manage your Account Value, as described in this section.

 DOLLAR COST AVERAGING PROGRAMS
 We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

 There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

 Criteria for Participating in the Program
..   If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase
    Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange)
    then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.
..   You may only allocate Purchase Payments to the DCA MVA Options. You may not
    transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
..   As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program.
    We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.
..   We impose no fee for your participation in the 6 or 12 Month DCA Program.
..   You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.
..   We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.
..   The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

 Details Regarding Program Transfers
..   Transfers made under this program are not subject to any MVA.
..   Any partial withdrawals, transfers, or fees deducted from the DCA MVA
    Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month
    DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.
..   6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.
    We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
..   The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
..   If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a "Permitted
    Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).
..   If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.
..   If you are participating in one of our automated withdrawal programs (e.g.,
    Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

 AUTOMATIC REBALANCING PROGRAMS
 During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

 If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected automatic rebalancing, you should be aware that:
 (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
 Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

 Please Note: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "Restrictions on Transfers Between Investment Options." We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS
 During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

 Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

 Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and
 (iii) do not count any transfer that solely involves the Sub-account corresponding to the AST Money Market Portfolio or an MVA Option, or any transfer that involves one of our systematic programs, such as automated withdrawals.

 Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or (b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each Sub-account (other than the AST Money Market
    Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit;
    (ii) do not count any transfer that solely involves the AST Money Market Portfolio or an MVA Option; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
..   We reserve the right to effect transfers on a delayed basis for all
    Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

 If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

 There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

 A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

                            ACCESS TO ACCOUNT VALUE

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU
 During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

 If you participate in any Lifetime Guaranteed Minimum Withdrawal Benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

 Prior to Annuitization
 A distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your "cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

 During the Annuitization Period
 During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

 There may also be tax implications on distributions from qualified Annuities. See "Tax Considerations" for information about qualified Annuities and for additional information about non-qualified Annuities.

 FREE WITHDRAWAL AMOUNTS
 You can make a full or partial withdrawal from any of the Annuities during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. There is no CDSC with respect to the C Series. A CDSC may apply to the B Series and L Series, but each Annuity offers a "Free Withdrawal" amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year. With respect to the C Series, because any withdrawal is free of a CDSC, the concept of "free withdrawal" is not applicable.
   . The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.
   . You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

 Example. This example assumes that no withdrawals have previously been taken.

 On January 3, to purchase your B Series Annuity, you make an initial Purchase Payment of $20,000.
 On January 3 of the following calendar year, you make a subsequent Purchase Payment to your B Series Annuity of $10,000.

   . Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see "Annuity Owner Transaction Expenses"), your Free Withdrawal amount in Annuity Year 1 equals $20,000 X 10%, or $2,000.
   . Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see "Annuity Owner Transaction Expenses"), your Free Withdrawal amount in Annuity Year 2 equals $20,000 X 10%, plus $10,000 X 10%, or $2,000 + $1,000 for a total of $3,000.

 To determine if a CDSC applies to partial withdrawals, we:

 1. First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
 2. Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments unless all Purchase Payments have been previously withdrawn. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis. We withdraw your oldest Purchase Payments first so that the lowest CDSC will apply to the amount withdrawn.
 3. Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

 You may request a "gross" withdrawal, in which you ask for a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by each applicable amount. If you request a gross withdrawal, you may receive less than the specified dollar amount, as any applicable CDSC and tax withholding would be deducted from the amount you requested (although any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value). In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any amount deducted (e.g., for a CDSC) is taken from your remaining Unadjusted Account Value. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the MVA Options, the Unadjusted Account Value in all your MVA Options is deemed to be in one Investment Option. If you provide no instructions, then (a) we will take the withdrawal from your Sub-accounts and MVA Options in the same proportion that each such Investment Option represents to your total Unadjusted Account Value; (b) with respect to MVA Options with different amounts of time remaining until maturity, we take the withdrawal from the MVA Option with the shortest remaining duration, followed by the MVA Option with the next-shortest remaining duration (if needed to satisfy the withdrawal request) and so forth; (c) with respect to multiple MVA Options that have the same duration remaining until maturity, we take the withdrawal first from the MVA Option with the shortest overall Guarantee Period and
 (d) with respect to multiple MVA Options that have both the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the withdrawal pro rata from each such MVA Option.

 Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1 benefits. In that scenario, the partial withdrawal would be deemed "Excess Income" - thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2000 and a $2500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

 SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD
 You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

 Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or certain MVA Options. There is no minimum Surrender Value we require to allow you to begin a program of Systematic Withdrawals. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

 We will withdraw systematic withdrawals from the Investment Options you have designated (your "designated Investment Options"). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata, as just described, based on the Account Value across all your Investment Options. Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income v2.1), systematic withdrawals must be taken pro rata. Ownership changes to and assignment of your Annuity will terminate any systematic withdrawals that had been in effect on the date of the change.

 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC (except that no CDSC applies to the C Series) and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

 Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the withdrawal on December 28 or on the last Valuation Day prior to December 28/th/ of that year.

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

 The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

 In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

 Please note that if a Required Minimum Distribution was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the Required Minimum Distribution on December 28 or on the last Valuation Day prior to December 28/th/ of that year.

 No withdrawal taken as a Required Minimum Distribution for your Annuity under a program that we administer is subject to an MVA.

 See "Tax Considerations" for a further discussion of Required Minimum Distributions.

                                  SURRENDERS

 SURRENDER VALUE
 During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see "Living Benefits - Non-Lifetime Withdrawal Feature") that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See "Annuity Options" for information on the impact of the minimum Surrender Value at annuitization.

 MEDICALLY-RELATED SURRENDERS
 Where permitted by law, you may request to surrender all or part of your B Series or L Series Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related "Contingency Event" as described below (a "Medically-Related Surrender"). The requirements of such a surrender and waiver may vary by state. The CDSC and this waiver are not applicable to the C Series.

 If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a Medically-Related Surrender. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences - see the Tax Considerations section of this prospectus.

 This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:
   . If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency Event" described below in order to qualify for a Medically-Related Surrender;
   . If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
   . If the Owner is one or more natural persons, all such Owners must also be alive at such time;
   . We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
   .   no additional Purchase Payments can be made to the Annuity.

 We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A "Contingency Event" occurs if the Owner (or Annuitant if entity-owned) is:
   . first confined in a "Medical Care Facility" after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or
   . first diagnosed as having a "Fatal Illness" after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

 "Fatal Illness" means a condition (a) diagnosed by a licensed physician; and
 (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. "Medical Care Facility" means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is
 (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and
 (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This benefit is not currently available in California and Massachusetts.

                                ANNUITY OPTIONS

 Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

 You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95/th/ birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

 If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

 If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

 Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

 Certain of these annuity options may be available as "settlement options" to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

 Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

 For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

 Option 1
 Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

 Option 2
 Life Income Annuity Option with a Period Certain: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Other Annuity Options We May Make Available
 At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:
..   Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

..   Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.
..   Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

 We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

                                LIVING BENEFITS

 Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. No optional living benefit may be elected if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:
..   guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
..   providing spousal continuation of certain benefits.

 We currently offer the Highest Daily Lifetime v2.1 benefits suite.
    Highest Daily Lifetime Income v2.1
    Spousal Highest Daily Lifetime Income v2.1
    Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
    Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

 Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the "permitted Sub-accounts") and the AST Investment Grade Bond Sub-account. The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. Though the investment requirements and formula are designed to reduce risk, they do not guarantee any appreciation of your Account Value. In fact, they could mean that you miss appreciation opportunities in other investment options. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

 The Highest Daily Lifetime v2.1 benefits are "Lifetime Guaranteed Minimum Withdrawal Benefits." These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

 Under any of the Highest Daily Lifetime v2.1 benefits (e.g., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, withdrawals in excess of the Annual Income Amount, called "Excess Income," will result in a permanent reduction in future guaranteed amounts.

 Please refer to the benefit description that follows for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the "Investment Options" section of the prospectus for a list of Investment Options available and permitted with each benefit. We reserve the right to terminate a benefit if you allocate funds into non-permitted Investment Options. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

 Termination of Existing Benefits and Election of New Benefits
 If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes effective. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

 No Long-Term MVA Option is permitted if you elect any Optional Living Benefit.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT
 Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: "Spousal Highest Daily Lifetime Income v2.1 Benefit", "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Highest Daily Lifetime Income v2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will
 (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are:
 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or order. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1,
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                              Highest Daily Value        Adjusted Annual
               Unadjusted   (adjusted for withdrawal Income Amount (5% of the
  Date*       Account Value and purchase payments)**   Highest Daily Value)
  -----       ------------- ------------------------ ------------------------
  October 28   $119,000.00        $119,000.00               $5,950.00
  October 29   $113,000.00        $113,986.95               $5,699.35
  October 30   $113,000.00        $113,986.95               $5,699.35
  October 31   $119,000.00        $119,000.00               $5,950.00
  November 1   $118,473.00        $119,000.00               $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

      Withdrawal amount                                          $ 15,000
      Divided by Account Value before withdrawal                 $120,000
      Equals ratio                                                   12.5%
      All guarantees will be reduced by the above ratio (12.5%)
      Protected Withdrawal Value                                 $109,375

 Required Minimum Distributions
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example

 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:
 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 Benefits Under Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the
    Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Highest Daily Lifetime Income v2.1 terminates, and no additional payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i)your termination of the benefit;
(ii)your surrender of the Annuity;
(iii)your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
 (v)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(vii)you cease to meet our requirements as described in "Election of and Designations under the Benefit" above.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1, other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

 Overview of The Predetermined Mathematical Formula
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix E (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 Transfer Activity Under the Formula
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 How the Formula Operates
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".

 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:

                      R    =    (L - B)/(V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1)We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix E. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

    Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

           Target Value (L)    =    $200,000 x 5% x 14.95 = $149,500

 (2)Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

    Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

           Target Ratio (R)    =    ($149,500 - 0)/$179,500 = 83.3%

 (3)If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

    Example: Assuming the Target Ratio is above 83% for a 3/rd/ consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4)In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 The 90% Cap
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 Monthly Transfers
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 Other Important Information
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.
..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   .   If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this prospectus: "Highest Daily Lifetime Income v2.1 Benefit", "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income
 Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal

 (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to
 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 Example of Proportional Reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                              Highest Daily Value
                                 (adjusted for           Adjusted Annual
                            withdrawal and Purchase Income Amount (4.5% of the
  Date*       Account Value       Payments)**          Highest Daily Value)
  -----       ------------- ----------------------- --------------------------
  October 28   $119,000.00        $119,000.00               $5,355.00
  October 29   $113,000.00        $113,986.98               $5,129.41
  October 30   $113,000.00        $113,986.98               $5,129.41
  October 31   $119,000.00        $119,000.00               $5,355.00
  November 1   $118,473.00        $119,000.00               $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

         Withdrawal amount                                  $ 15,000
         Divided by Account Value before withdrawal         $120,000
         Equals ratio                                           12.5%
         All guarantees will be reduced by the above ratio     (12.5%)
         Protected Withdrawal Value                         $109,375

 Required Minimum Distributions
 See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 Benefits Under Spousal Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Spousal Highest Daily Lifetime Income v2.1 terminates, and no additional payments will be permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution
    (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die.

 Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
 (ii)upon the death of the second designated life;
(iii)your termination of the benefit;
 (iv)your surrender of the Annuity;
 (v) your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
 (vi)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vii)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(viii)you cease to meet our requirements as described in "Election of and Designations under the Benefit".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT
 Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

 The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single "designated life" who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: "Highest Daily Lifetime Income v2.1 Benefit", "Spousal Highest Daily Lifetime Income v2.1 Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit". You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB.
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new-issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                              Highest Daily Value        Adjusted Annual
               Unadjusted   (adjusted for withdrawal Income Amount (5% of the
  Date*       Account Value and Purchase Payments)**   Highest Daily Value)
  -----       ------------- ------------------------ ------------------------
  October 28   $119,000.00        $119,000.00               $5,950.00
  October 29   $113,000.00        $113,986.95               $5,699.35
  October 30   $113,000.00        $113,986.95               $5,699.35
  October 31   $119,000.00        $119,000.00               $5,950.00
  November 1   $118,473.00        $119,000.00               $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

    Withdrawal amount                                          $ 15,000.00
    Divided by Account Value before withdrawal                 $120,000.00
    Equals ratio                                                      12.5%
    All guarantees will be reduced by the above ratio (12.5%)
    Protected Withdrawal Value                                 $109,375.00
    Highest Daily Death Benefit Amount                         $100,992.50

 Required Minimum Distributions
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:
 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 Highest Daily Death Benefit
 A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the "Single Designated Life", when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:
..   increased by the amount of any additional Adjusted Purchase Payments, and
..   reduced by the effect of any withdrawals (as described in the preceding paragraph),
 made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

 All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the "Death Benefits" section of this prospectus for more information pertaining to Death Benefits.

 Benefits Under Highest Daily Lifetime Income v2.1 with HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Highest Daily Lifetime Income v2.1 with HD DB terminates, and no additional payments are permitted.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic
    Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 with HD DB is
    1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto
    Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner,
 (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i)your termination of the benefit;
(ii)your surrender of the Annuity;
(iii)your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
(iv)our receipt of Due Proof of Death of the Owner (or Annuitant for entity-owned annuities);
 (v)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(vi)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(vii)you cease to meet our requirements as described in "Election of and Designations under the Benefit" above.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 How Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

 As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this prospectus: "Highest Daily Lifetime Income v2.1 Benefit", "Spousal Highest Daily Lifetime Income v2.1 Benefit" and "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and Withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

 Example of Proportional Reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

 Here is the calculation:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                             Highest Daily Value         Adjusted Annual
                           (adjusted for withdrawal Income Amount (4.5% of the
 Date*       Account Value and Purchase Payments)**    Highest Daily Value)
 -----       ------------- ------------------------ --------------------------
 October 28   $119,000.00        $119,000.00                $5,355.00
 October 29   $113,000.00        $113,986.98                $5,129.41
 October 30   $113,000.00        $113,986.98                $5,129.41
 October 31   $119,000.00        $119,000.00                $5,355.00
 November 1   $118,473.00        $119,000.00                $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual

 Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the time of the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1 with HD DB

 On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

        Withdrawal amount                                  $ 15,000.00
        Divided by Account Value before withdrawal         $120,000.00
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $109,375.00
        Highest Daily Death Benefit Amount                 $100,992.50

 Required Minimum Distributions
 See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 Highest Daily Death Benefit
 A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:
   .   increased by the amount of any additional Adjusted Purchase Payments, and
   . reduced by the effect of any withdrawals (as described in the preceding paragraph), made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 Please note that Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Spousal Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

 All other provisions applicable to Death Benefits under your Annuity continue to apply. See the "Death Benefits" section of this prospectus for more information pertaining to Death Benefits.

 Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, and no additional payments will be permitted.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade
    Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

 Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other's spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity owned), if the Remaining Designated Life elects not to continue the Annuity;

 (ii)upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)upon our receipt of Due Proof of Death of the Remaining Designated Life if a Death Benefit is payable under this benefit;
 (iv)your termination of the benefit;
 (v) your surrender of the Annuity;
 (vi)when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
 (ix)you cease to meet our requirements as described in "Election of and Designations under the Benefit".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

                                DEATH BENEFITS

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT
 Each Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent". Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under
 Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

 We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death." Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

 Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary - see "Payment of Death Benefits" below).

 After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is subject to market fluctuations.

 No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

 Exceptions to Amount of Death Benefit
 There are certain exceptions to the amount of the Death Benefit:

 Submission of Due Proof of Death within One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the minimum Death Benefit or any Optional Death Benefit).

 Death Benefit Suspension Period. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value on the date we receive Due Proof of Death. Thus, if you had elected Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

 With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

 MINIMUM DEATH BENEFIT
 Each Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:
   . The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND
   .   Your Unadjusted Account Value on the date we receive Due Proof of Death.

 Spousal Continuation of Annuity
 Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any additional Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the CDSC when applicable.

 Subsequent to spousal continuation, the basic Death Benefit will be equal to the greater of:
   . The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; and
   . The Unadjusted Account Value on Due Proof of Death of the surviving spouse.

 With respect to Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB:
   . If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.
   . If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

 Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal advisor.

 Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse's 80th birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80th birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse's Death Benefit will equal the basic Death Benefit.

 We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

 A surviving spouse's ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see "Managing Your Annuity - Spousal Designations"). Please consult your tax or legal advisor for more information about such impact in your state.

 PAYMENT OF DEATH BENEFITS

 Alternative Death Benefit Payment Options - Annuities Owned By Individuals (Not Associated With Tax-Favored Plans)
 Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:
   .   within five (5) years of the date of death (the "5 Year Deadline"); or
   . as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

 If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:
   .   as a lump sum payment; or
   . as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option", unless you have made an election prior to Death Benefit proceeds becoming due.

 Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

   . If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death (the "Qualified 5 Year Deadline"), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31st of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death, or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31st of the year including the six year anniversary date of death.
   . If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31st of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.
   . If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31st of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

 A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 Beneficiary Continuation Option
 Instead of receiving the Death Benefit in a single payment, or under an
 Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans". This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the "Beneficiary Annuity", because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:
..   The Beneficiary must apply at least $15,000 to the Beneficiary Continuation
    Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
..   The Annuity will be continued in the Owner's name, for the benefit of the
    Beneficiary.

..   Beginning on the date we receive an election by the Beneficiary to take the
    Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
..   Beginning on the date we receive an election by the Beneficiary to take the
    Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
..   The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No MVA Options will be offered for Beneficiary Continuation Options.
..   No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation
    Option.
..   The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
..   The Beneficiary can request a withdrawal of all or a portion of the Account
    Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the
    Beneficiary's withdrawal rights.
..   Withdrawals are not subject to CDSC.
..   Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.
..   If the Beneficiary elects to receive the death benefit proceeds under the
    Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

 We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

                            VALUING YOUR INVESTMENT

 VALUING THE SUB-ACCOUNTS
 When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

 Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price". The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

 Example
 Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

 PROCESSING AND VALUING TRANSACTIONS
 Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

 The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
..   trading on the NYSE is restricted;
..   an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
..   the SEC, by order, permits the suspension or postponement for the protection of security holders.

 If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

 We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. ("CGM"). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC ("MSSB") where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

 Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation

 Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days. With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

 As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

 Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time, on a non-discriminatory basis.

 Scheduled Transactions: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

 Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and
 (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions"

 Medically-related Surrenders & Death Benefits: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

 We are generally required by law to pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

 Termination of Optional Benefits: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

                              TAX CONSIDERATIONS

 The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

 NONQUALIFIED ANNUITY CONTRACTS
 In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

 Taxes Payable by You We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

 It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

 You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

 Taxes on Withdrawals and Surrender If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

 Taxes on Annuity Payments A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

 Please refer to your Annuity contract for the maximum Annuity Date, also described above.

 Partial Annuitization Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

 Medicare Tax on Net Investment Income The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

 Tax Penalty for Early Withdrawal from a Nonqualified Annuity Contract You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty);
    or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Special Rules in Relation to Tax-free Exchanges Under Section 1035
 Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

 Taxes Payable by Beneficiaries
 The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit
..   As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
..   Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
..   Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

 Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

 Reporting and Withholding on Distributions Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

 At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under
 Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

 Annuity Qualification
 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

 Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

 Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

 QUALIFIED ANNUITY CONTRACTS

 In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

 The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

 A Qualified annuity may typically be purchased for use in connection with:
..   Individual retirement accounts and annuities (IRAs), including inherited
    IRAs (which we refer to as a Beneficiary IRA), which are subject to
    Sections 408(a) and 408(b) of the Code;
..   Roth IRAs, including inherited Roth IRAs (which we refer to as a
    Beneficiary Roth IRA) under Section 408A of the Code;
..   A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
..   H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
..   Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax
    Deferred Annuities or TDAs);
..   Section 457 plans (subject to 457 of the Code).

 A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

 You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

 Types of Tax-Favored Plans
 IRA. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2013 the contribution limit is $5,500 ($5,000 for 2012). The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

 The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA", which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

 In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as Owner of the contract, must be the "Annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as Owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "required minimum distribution" rules described below.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% early withdrawal penalty described below;
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a required minimum distribution, also described below.

 SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
..   If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $51,000 in 2013 ($50,000 in 2012) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2013, this limit is $255,000 ($250,000 for 2012);
..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

..   SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $17,500 in 2013 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

 ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

 TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2013. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:
..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or
..   Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

 In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

 Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

 Required Minimum Distributions and Payment Options If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

 You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

 Charitable IRA Distributions.
 The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The American Taxpayer Relief Act extended this provision until the end of 2013.

 For distributions in tax years beginning after 2005 and before 2014, provide an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Special transition rules related to retroactive extension of this tax law provision permitted different distribution treatment for charitable IRA distributions made by January 31, 2013. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

 The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

 Required Distributions Upon Your Death for Qualified Annuity Contracts Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.
..   If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31st of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31st of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31st of the year following the year of death or December 31st of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.
..   If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple
    Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement. For this distribution requirement also, 2009 shall not be included in the five year requirement period.
..   If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

 A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 Tax Penalty for Early Withdrawals from Qualified Annuity Contracts You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually.
    (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
..   If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

 ERISA Requirements
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

 Spousal Consent Rules for Retirement Plans - Qualified Contracts
 If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

 Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

 Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

 IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

 Gifts and Generation-skipping Transfers
 If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

 Additional Information
 For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

                               OTHER INFORMATION

 PRUCO LIFE AND THE SEPARATE ACCOUNT

 Pruco Life. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

 Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

 Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2011, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator), State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Aplifi (order entry systems provider) located at 555 SW 12th Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12th Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615, Right Now Technologies (business information repository), 136 Enterprise Blvd, Bozeman, MT 59718, The Harty Press (print vendor for client communications) 25 James Street, New Haven, CT 06513.

 The Separate Account. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

 If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

 With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

 Service Fees Payable to Pruco Life
 Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for shareholder services and distribution expenses. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

 We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

 The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity. Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" earlier in this prospectus for a listing of the Portfolios that pay a 12b-1 fee.

 With respect to administrative services fees, the maximum fee (as of December 31, 2011) that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

 In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

 During 2011, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $125 to approximately $789,756. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

 LEGAL STRUCTURE OF THE UNDERLYING FUNDS
 Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

 Voting Rights
 We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

 Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

 Material Conflicts
 It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts", in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

 Confirmations, Statements, and Reports
 We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar

 Cost Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

 DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE
 Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration (firms). Applications for each Annuity are solicited by registered representatives of those firms. In addition, PAD may offer the Annuity directly to potential purchasers.

 Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 6.5% for the B Series, 5.0% for the L Series and 2.0% for the C Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

 The list below identifies three general types of payments that PAD pays which are broadly defined as follows:
   . Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.
   . Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.
   . Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

 Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

 The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2011) received payment with respect to our annuity business generally during 2011 (or as to which a payment amount was accrued during 2011). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2011, the least amount paid, and greatest amount paid, were $19.35 and $6,443,077.91, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation ("PALAC"). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2011 retrospective depiction.

 Name of Firm:

  1/st/ Global Capital Corp.                  Capital Investment Group, Inc.             First Brokerage America, LLC
  1934 Group                                  Capital One Investment Services, LLC       FIRST CITIZENS INVESTOR
  Aaron Industries                            Capital Securities Management              SERVICES INC
  Advantage Fire Sprinkler Co.                Castner Josephs Retirement Group           First Financial Equity Corp.
  Aegon Transamerica                          CBIZ                                       First Heartland Capital, Inc.
  A.G. Edwards & Sons, Inc.                   CCF Investments, Inc.                      First Merit Investments
  Afore ING                                   Centaurus Financial, Inc.                  First Southeast Investor Services
  AIG Financial Advisors Inc                  CFD Investments, Inc.                      First State Financial Management
  Allen & Company of Florida, Inc.            Charter One Bank (Cleveland)               First Tennessee Brokerage, Inc
  Alliance Bernstein L.P.                     Chase Investment Services                  First Trust Portfolios L.P.
  Allstate Financial Srvcs, LLC               Citigroup Global Markets Inc.              First Western Advisors
  American Century                            Citizens Bank and Trust Company            Florida Investment Advisers
  American Independent Marketing              Clairmont Oaks                             Foothill Securities, Inc.
  AMERICAN PORTFOLIO FIN SVCS                 CLS Investments                            Forrester Research
  INC                                         COMERICA SECURITIES, INC.                  Fortune Financial Services, Inc.
  Ameriprise Financial, Inc. Total            Commonwealth Financial Network             Franklin Templeton
  Ameritas Investment Corp.                   Compak Securities                          FROST BROKERAGE SERVICES
  ANCHOR BAY SECURITIES, LLC                  Compass Bank Wealth Management             FSC Securities Corp.
  ARETE WEALTH MANAGEMENT                     Group                                      G.A. Repple & Company
  Arlington Securities, Inc.                  Crescent Securities Group                  GATX Southern Star Agency
  Arque Capital, Ltd.                         Crown Capital Securities, L.P.             Garden State Securities, Inc.
  ARVEST ASSET MANAGEMENT                     CUNA Brokerage Svcs, Inc.                  Gary Goldberg & Co., Inc.
  ASKAR CORPORATION                           CUSO Financial Services, L.P.              Geneos Wealth Management, Inc.
  AUSDAL FINANCIAL PARTNERS,                  D.A. Davidson                              Genworth Financial Securities
  INC.                                        David A. Noyes & Company                   Corporation
  AXA Advisors, LLC                           Delta Equity                               Girard Securities, Inc.
  BancorpSouth Investment Services, Inc.      Dempsey Lord Smith, LLC                    Golden Years Advisors
  Banc of America Invest.Svs(SO)              Deutsche Bank                              Goldman Sachs & Co.
  BBVA Compass Investment Solutions,          DeWaay Financial Network, LLC              Great American Advisors, Inc.
  Inc.                                        Eaton Vance                                Great American Investors, Inc.
  Ballew Investments                          EDI Financial                              GWN Securities, Inc.
  Bank of the West                            Edward Jones & Co.                         H. Beck, Inc.
  Battery Ventures                            ELLIOTT DAVIS BROKERAGE                    HBW SECURITIES LLC
  BB&T Investment Services, Inc.              SERVICES, LLC                              HD Associates
  BCG Companies                               Equitrust                                  H.D. Vest Investment
  BCG Securities, Inc.                        Equity Services, Inc.                      Hantz Financial Services,Inc.
  Beaconsfield Financial Services             ESSEX FINANCIAL SERVICES,                  HARBOR FINANCIAL SERVICES
  Berthel Fisher & Company                    INC.                                       LLC
  BlackRock Financial Management Inc.         Evergreen Consulting                       Harbour Investments, Inc.
  Broker Dealer Financial Services            Federated Investors                        Harmon Dennis Bradshaw
  Brookstone Financial Services               Fidelity Investments                       Hartford Life Insurance Company
  Brown Builders                              Fifth Third Securities, Inc.               Harvest Capital, LLC
  Cadaret, Grant & Co., Inc.                  FINANCIAL ADVISERS OF                      Hazard & Siegel, Inc.
  Calton & Associates, Inc.                   AMERICA LLC                                Heim, Young & Associates, Inc.
  Cambridge Investment Research, Inc.         Financial Network Investment               Horizon Investments
  Cambridge Legacy Securities, LLC            Financial Planning Consultants             Hornor, Townsend & Kent, Inc.
  Cantella & Co., Inc.                        Financial Security Management, Inc.        HSBC
  CAPE SECURITIES, INC.                       Financial Telesis Inc.                     Huntleigh Securities
  Capital Advisors                            Financial West Group                       ICC
  Capital Analysts                            Fintegra, LLC                              IMS Securities
  Capital Financial Services, Inc.            First Allied Securities Inc                Independent Financial Grp, LLC
  CAPITAL GROWTH RESOURCES                    First American Insurance Underwriters      IFS (Industry Fund Services)
  Capital Guardian                            (FAIU)                                     Impact Speakers

  Infinex Investments, Inc.                   Neuberger Berman                         SMH Capital, Inc.
  ING Financial Partners, LLC                 New Alliance Bank                        Southwest Securities, Inc.
  Institutional Securities Corp.              New England Securities Corp.             SPIRE SECURITIES LLC
  INTERCAROLINA FINANCIAL                     New York Life                            STERLING MONROE SECURITIES
  SERVICES, INC.                              Newbridge Securities Corp.               LLC
  Intersecurities, Inc                        Newport Coast Securities                 Sterne Agee Financial Services, Inc.
  Intervest International Equities Corp.      Next Financial Group, Inc.               Stifel Nicolaus & Co.
  Invest Financial Corporation                NFP Securities, Inc.                     STRATEGIC FIN ALLIANCE INC
  Investacorp                                 North Ridge Securities Corp.             Summit Brokerage Services, Inc
  Investment Centers of America               NPB Financial Group, LLC                 Summit Equities, Inc.
  Investment Professionals                    OneAmerica Securities, Inc.              Summit Financial
  Investors Capital Corporation               One Resource Group                       Sunset Financial Services, Inc
  Investors Security Co, Inc.                 OPPENHEIMER & CO, INC.                   SunTrust Investment Services, Inc.
  ISG Equity Sales                            Pacific West Securities, Inc.            SWBC Investment Services
  JHS Capital                                 Packerland Brokerage Services, Inc.      SWS Financial Services, Inc
  J.J.B. Hilliard Lyons, Inc.                 Park Avenue Securities, LLC              SYMETRA INVESTMENT
  J.P. Morgan                                 Paulson Investment Co., Inc.             SERVICES INC
  J.P. Turner & Company, LLC                  PIMCO                                    Syndicated
  J.W. Cole Financial, Inc.                   PlanMember Securities Corp.              T. Rowe Price Group, Inc.
  Jack Cramer & Associates                    PNC Investments, LLC                     TFS Securities, Inc.
  Janney Montgomery Scott, LLC.               Presidential Brokerage, Inc.             The Capital Group Securities, Inc.
  Jennison Associates, LLC                    Prime Capital Services, Inc.             The Investment Center
  John Hancock                                PRIMEVEST FINANCIAL                      The O.N. Equity Sales Co.
  Key Bank                                    SERVICES                                 The Prudential Insurance Company of
  KEY INVESTMENT SERVICES LLC                 Principal Financial Group                America
  Klosterman Baking                           Princor Financial Services Corp.         The Wharton School
  KMS Financial Services, Inc.                Private Client Services, LLC             Tower Square Securities, Inc.
  Kovack Securities, Inc.                     ProEquities                              TransAmerica Financial Advisors, Inc.
  LaSalle St. Securities, LLC                 Prospera Financial Services, Inc.        Triad Advisors, Inc.
  Leaders Group Inc.                          Pruco Securities, LLC                    Trustmont Financial Group, Inc.
  Legend Equities Corporation                 Purshe Kaplan Sterling Investments       UBS Financial Services, Inc.
  Legg Mason                                  QA3 Financial Corp.                      UNIONBANC INVESTMENT SERV,
  Leigh Baldwin & Company, LLC                Quest Financial Services                 LLC
  Lincoln Financial Advisors                  Questar Capital Corporation              United Planners Fin. Serv.
  Lincoln Financial Securities                Raymond James & Associates               USA Financial Securities Corp.
  Corporation                                 Raymond James Financial Svcs             US Bank
  Lincoln Investment Planning                 RBC CAPITAL MARKETS                      UVEST Fin'l Srvcs Group, Inc.
  Lord Abbett                                 CORPORATION                              VALIC Financial Advisors, Inc
  LPL Financial Corporation                   Resource Horizons Group                  Valmark Securities, Inc.
  LSG Financial Services                      Ridgeway & Conger, Inc.                  Veritrust Financial LLC
  M3 Insurance Solutions, Inc.                RNR Securities, LLC                      VFinance Investments
  M Holdings Securities, Inc                  Robert W. Baird & Co., Inc.              VSR Financial Services, Inc.
  Main Street Securities, LLC                 Royal Alliance Associates                WADDELL & REED INC.
  Mason Wells                                 Royal Bank of Scotland                   Wall Street Financial Group
  Merrill Lynch, P,F,S                        Sagemark Consulting                      Walnut Street Securities, Inc.
  Merritt Wealth Strategies                   SAGEPOINT FINANCIAL, INC.                WAYNE HUMMER INVESTMENTS
  MetLife                                     Sage Rutty & Co., Inc.                   LLC
  MFS                                         Sammons Securities Co., LLC              Wedbush Morgan Securities
  Michigan Securities, Inc.                   Sanders Morris Harris Inc.               Wells Fargo Advisors LLC
  Mid-Atlantic Capital Corp.                  SAUNDERS RETIREMENT                      WELLS FARGO ADVISORS LLC -
  Milkie Ferguson Investments                 ADVISORS INC                             WEALTH
  MML Investors Services, Inc.                SCF Securities, Inc.                     WFG Investments, Inc.
  Money Concepts Capital Corp.                Schroders Investment Management          Wilbanks Securities, Inc.
  Montgomery Agency                           Scott & Stringfellow, Inc.               Williams Financial Group
  Morgan Keegan & Company                     Seacoast Capital                         Woodbury Financial Services
  Morgan Stanley Smith Barney                 Securian Financial Svcs, Inc.            Woodstock Financial
  MTL Equity Products, Inc.                   Securities America, Inc.                 Workman Securities Corporation
  Multi Financial Securities Crp              Securities Service Network               World Equity Group, Inc.
  National Planning Corporation               Sigma Financial Corporation              World Group Securities, Inc.
  National Securities Corp.                   Signator Investors, Inc.                 WRP Investments, Inc
  Nationwide Securities, LLC                  SII Investments, Inc.
  Navigator Financial                         Silver Oaks Securities

 You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

 This Annuity is sold through firms that are unaffiliated with us, and also is sold through an affiliated firm called Pruco Securities, LLC. Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuities and variable life insurance (among other products) through its registered representatives. Pruco Securities, LLC also serves as principal underwriter of certain variable life insurance contracts issued by subsidiary insurers of Prudential Financial.

 FINANCIAL STATEMENTS
 The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

 INDEMNIFICATION
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL PROCEEDINGS
 We are subject to legal and regulatory actions in the ordinary course of our business. Our pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We are subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. We are also subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

 Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of September 30, 2012, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

 In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in the Circuit Court of the First Judicial Circuit, Williamson County, Illinois. The complaint makes claims of breach of contract, breaches of fiduciary duty, and violation of Illinois law on behalf of a class of Illinois residents whose death benefits were settled by retained assets accounts and seeks damages and disgorgement of profits. In January 2011, the case was removed to the United States District Court for the Southern District of Illinois. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In April 2011, a motion to dismiss the amended complaint was filed. In November 2011, the complaint was dismissed and the dismissal appealed in December 2011.

 In July 2010, Pruco Life, along with other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to the use of retained asset accounts. In August 2010, Pruco Life received a similar request for information from the State of Connecticut Attorney General's Office. Pruco Life is cooperating with these investigations. Pruco Life has also been contacted by state insurance regulators and other governmental entities, including the U.S. Department of Veterans Affairs and Congressional committees regarding retained asset accounts. These matters may result in additional investigations, information requests, claims, hearings, litigation, adverse publicity and potential changes to business practices.

 In January 2012, a qui tam action on behalf of the State of Illinois, Total Asset Recovery Services v. Met Life Inc, et al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Holdings, LLC, filed in the Circuit Court of Cook

 County, Illinois, was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Illinois in violation of the Illinois False Claims Whistleblower Reward and Protection Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In April, 2012, Pruco Life filed a motion to dismiss the complaint. In September 2012, the complaint was withdrawn without prejudice. In March 2012, a qui tam action on behalf of the State of Minnesota, Total Asset Recovery v. MetLife Inc., et al., Prudential Financial Inc., The Prudential Insurance Company of America and Prudential Holdings, Inc., filed in the Fourth Judicial District, Hennepin County, in the State of Minnesota was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Minnesota in violation of the Minnesota False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In June 2012, the company filed a motion to dismiss the complaint.

 In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File ("SSMDF") to identify deceased insureds and contract holders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Other jurisdictions that are not signatories to the Regulatory Settlement Agreement are considering proposals that would apply prospectively and require life insurance companies to take additional steps to identify unreported deceased policy and contract holders. These prospective changes and any escheatable property identified as a result of the audits and inquiries could result in: (1) additional payments of previously unclaimed death benefits; (2) the payment of abandoned funds to U.S. jurisdictions; and (3) changes in Pruco Life's practices and procedures for the identification of escheatable funds and beneficiaries, which would impact claim payments and reserves, among other consequences.

 Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York Department of Financial Services ("NYDFS") has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds recently notified Pruco Life that it intends to conduct an audit of Pruco Life's compliance with New York's unclaimed property laws. The Minnesota Attorney General has also requested information regarding Pruco Life's use of the SSMDF and its claim handling procedures and Pruco Life is one of several companies subpoenaed by the Minnesota Department of Commerce, Insurance Division. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life's unclaimed property procedures.

 In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Prudential Insurance to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

 The following are the contents of the Statement of Additional Information:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Determination of Accumulation Unit Values
..   Financial Statements

 HOW TO CONTACT US

 You can contact us by:
   . calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours,
   . writing to us via regular mail at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
   . writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.
   . accessing information about your Annuity through our Internet Website at www.prudentialannuities.com.

 You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

 Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

 Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

                     APPENDIX A - ACCUMULATION UNIT VALUES

 Because the Annuity is new, no historical Unit Values are depicted here. However, such historical Unit Values will be set forth in subsequent amendments to this prospectus.

       APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Pruco Life Insurance Company offers several deferred variable annuity products. Each annuity, (X, L, B, C Series), has different features and benefits that may be appropriate for you based on your individual financial situation and how you intend to use the annuity. Not all of these annuities may be available to you, depending on factors such as the broker-dealer through which your annuity was sold. You can verify which of these annuities is available to you by speaking to your Financial Professional or calling 1-888-PRU-2888.

 Among the factors you should consider when choosing which annuity product and benefit may be most appropriate for your individual needs are the following:
..   Your age;
..   The amount of your investment and any planned future Purchase Payments into the annuity,
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity and the timing thereof;
..   Your investment objectives;
..   The guarantees optional benefits may provide
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 You can compare the costs of the L-Series, B-Series, and C-Series by examining the section in this prospectus entitled "Summary of Contract Fees and Charges". There are trade-offs associated with the costs and benefits provided by each of the Series. Generally, shorter-term CDSC products such as the C-Series and L-Series provide higher Surrender Value in short-duration scenarios, while long-term CDSC classes such as the B-Series provide higher Surrender Values in long-term scenarios. Please note, while the Insurance Charges differ among the Series, beginning after the 9th Annuity Year they are all equal.

 In choosing which Series to purchase, you should consider the features and the associated costs that offer the greatest value to you. The different features may include:
..   Variations on your ability to access funds in your Annuity without the imposition of a Contingent Deferred Sales Charge (CDSC),
..   Different ongoing fees and charges you pay to stay in the Annuity.

 An Annuity without CDSC or a shorter CDSC may provide flexibility and greater Surrender Value in earlier years; however, if you intend to hold the Annuity long term, it may result in a trade off for value in later years.

 The following chart outlines some of the different features for each Annuity sold through this prospectus. The availability of optional benefits, such as those noted in the chart, increase the total cost of the Annuity. Certain living benefits are intended to address longevity risks or market risk. You should consider whether your need for a living benefit alters your time horizon and then ultimately your share class decision. You should carefully consider which features you plan to use when selecting your annuity, and the impact of such features in relation to your investment objectives and which share class may be most appropriate for you.

 To demonstrate the impact of the various expense structures, the hypothetical examples on the following pages reflect the Account Value and Surrender Value of each Annuity over a variety of holding periods. These charts reflect the impact of different hypothetical rates of return and the comparable value of each of the Annuities (which reflects the charges associated with each Annuity) under the assumptions noted.

 Pruco Life Product Comparison
 Below is a summary of Pruco Life's annuity products sold through this prospectus. B Series refers to Prudential Premier Retirement Variable Annuity B Series, L Series refers to Prudential Premier Retirement Variable Annuity L Series, and C Series refers to Prudential Premier Retirement Variable Annuity C Series. Your registered Financial Professional can provide you with the prospectus for the underlying portfolios and can guide you through Selecting the Annuity That's Right For You and help you decide upon the Annuity that would be most advantageous for you given your individual needs. Please read the prospectus carefully before investing. Pruco Life Insurance Company does not make recommendations or provide investment advice.

       Annuity Comparison                    B Series                                L Series                C Series
---------------------------------------------------------------------------------------------------------------------
Minimum Investment                       $1,000                       $10,000                                $10,000
---------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                        85                           85                                     85
---------------------------------------------------------------------------------------------------------------------
Contingent Deferred Sales Charge         7 Years                      4 Years                                N/A
 Schedule (Based on date of              (7%, 7%, 6%, 6%, 5%, 5%, 5%) (7%, 7%, 6%, 5%)
 each purchase payment)
 May vary by state
---------------------------------------------------------------------------------------------------------------------
Total Insurance Charge (during           1.45%                        1.90%                                  1.95%
 first 9 Annuity Years)
---------------------------------------------------------------------------------------------------------------------
Total Insurance Charge (after 9th                                        1.45%
 Annuity Year)
---------------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee                                                Lesser of:
                                                                       $50, or
                                                                       2% of Unadjusted
                                                                          Account Value
                                                                       Waived for Premiums =(greater than)
                                                                          $100k
---------------------------------------------------------------------------------------------------------------------
Purchase Credit                          No                           No                                     No
---------------------------------------------------------------------------------------------------------------------
MVA Options                                                           6 and 12 month
                                                                      DCA MVA options;
                                                                      3-, 5-, 7-& 10-yr MVA Options
---------------------------------------------------------------------------------------------------------------------
Variable Investment Options (Not                                      Advanced Series Trust
 all options available with
 certain optional benefits)
---------------------------------------------------------------------------------------------------------------------
Minimum Death Benefit                                                 Greater of:
                                                                       Purchase payments minus
                                                                          proportional
                                                                          withdrawals, and
                                                                       Unadjusted Account Value
---------------------------------------------------------------------------------------------------------------------
Optional Living Benefits (for an                                HDI v2.1
 additional cost)                                               SHDI v2.1
                                                                HDI v2.1 with HD DB
                                                                SHDI v2.1 with HD DB
---------------------------------------------------------------------------------------------------------------------

 HYPOTHETICAL ILLUSTRATION
 The following examples outline the value of each Annuity as well as the amount that would be available to an investor as a full surrender at the end of each of the Annuity Years specified. The values shown below are based on the following assumptions: An initial investment of $100,000 is made into each Annuity earning a gross rate of return of 0% and 6% and 10%, respectively.

 No additional Purchase Payments or withdrawals are made from the Annuity. The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios and the charges that are deducted from the Annuity at the Separate Account level (which is 1.07% for all Series) based on the fees and expenses of the applicable underlying portfolios as of December 31, 2011. The arithmetic average of all fund expenses is computed by adding portfolio management fees, 12b-1 fees and other expenses of all the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. The Separate Account level charges refer to the Insurance Charge.

 The Account Value and Surrender Value are further reduced by the Annual Maintenance Fee, if applicable.

 The Account Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the anniversary of the Issue Date of the Annuity ("Annuity Anniversary"), therefore reflecting the CDSC applicable to that Annuity Year. Note that a withdrawal on the Annuity Anniversary, or the day before the Annuity Anniversary, would be subject to the CDSC applicable to the next Annuity Year, which may be lower. The CDSC is calculated based on the date that the Purchase Payment was made and for purposes of these examples, we assume that a single Purchase Payment of $100,000 was made on the Issue Date. The values that you actually experience under an Annuity will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each Annuity reflected below will remain the same. (We will provide your Financial Professional with a personalized illustration upon request).

 If, for an additional fee, you elect an optional living benefit that has a Protected Withdrawal Value (PWV), the expenses will be higher and the values will differ from those shown in the charts below. Similar to Account and Surrender Values, the PWV will differ by share class. Typically, the share class with the higher Account Value will translate into a relatively higher PWV, unless the net rate of return is below the roll-up rate, where the PWV of the C, L and B would all grow equally by the guaranteed amount.

 0% Gross Rate of Return

               -----------------------------------------------------------------------
               0% Gross Rate of Return 0% Gross Rate of Return 0% Gross Rate of Return
                    L Share                  B Share                C Share
               -----------------------------------------------------------------------
               Net rate of return      Net rate of return      Net rate of return
               Yrs 1-10     -2.90%     All years    -2.50%     Yrs 1-10     -2.95%
               Yrs 10+      -2.50%                             Yrs 10+      -2.50%
               -----------------------------------------------------------------------
       Annuity Contract    Surrender   Contract    Surrender   Contract    Surrender
        Year    Value        Value       Value       Value      Value        Value
       -------------------------------------------------------------------------------
          1     97,058      90,058      97,502      90,502      97,009      97,009
       -------------------------------------------------------------------------------
          2     94,195      87,195      95,060      88,060      94,100      94,100
       -------------------------------------------------------------------------------
          3     91,417      85,417      92,680      86,680      91,277      91,277
       -------------------------------------------------------------------------------
          4     88,720      83,720      90,358      84,358      88,540      88,540
       -------------------------------------------------------------------------------
          5     86,103      86,103      88,095      83,095      85,884      85,884
       -------------------------------------------------------------------------------
          6     83,564      83,564      85,889      80,889      83,309      83,309
       -------------------------------------------------------------------------------
          7     81,099      81,099      83,738      78,738      80,810      80,810
       -------------------------------------------------------------------------------
          8     78,707      78,707      81,641      81,641      78,386      78,386
       -------------------------------------------------------------------------------
          9     76,385      76,385      79,596      79,596      76,036      76,036
       -------------------------------------------------------------------------------
         10     74,471      74,471      77,603      77,603      74,130      74,130
       -------------------------------------------------------------------------------
         11     72,606      72,606      75,659      75,659      72,274      72,274
       -------------------------------------------------------------------------------
         12     70,788      70,788      73,764      73,764      70,464      70,464
       -------------------------------------------------------------------------------
         13     69,015      69,015      71,917      71,917      68,699      68,699
       -------------------------------------------------------------------------------
         14     67,286      67,286      70,116      70,116      66,978      66,978
       -------------------------------------------------------------------------------
         15     65,601      65,601      68,360      68,360      65,301      65,301
       -------------------------------------------------------------------------------
         16     63,958      63,958      66,648      66,648      63,665      63,665
       -------------------------------------------------------------------------------
         17     62,356      62,356      64,978      64,978      62,071      62,071
       -------------------------------------------------------------------------------
         18     60,795      60,795      63,351      63,351      60,516      60,516
       -------------------------------------------------------------------------------
         19     59,272      59,272      61,764      61,764      59,001      59,001
       -------------------------------------------------------------------------------
         20     57,788      57,788      60,218      60,218      57,523      57,523
       -------------------------------------------------------------------------------
         21     56,340      56,340      58,709      58,709      56,082      56,082
       -------------------------------------------------------------------------------
         22     54,929      54,929      57,239      57,239      54,678      54,678
       -------------------------------------------------------------------------------
         23     53,554      53,554      55,805      55,805      53,308      53,308
       -------------------------------------------------------------------------------
         24     52,212      52,212      54,408      54,408      51,973      51,973
       -------------------------------------------------------------------------------
         25     50,905      50,905      53,045      53,045      50,672      50,672
       -------------------------------------------------------------------------------

 Assumptions:

 a. $100,000 initial investment

 b. Fund Expenses = 1.07%

 c. No optional death benefits or living benefits elected

 d. Annuity was issued on or after February 25, 2013

 e. Surrender value assumes surrender 2 days before Annuity Anniversary

 The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 0% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven, the B-Series has the highest Surrender Value starting in Annuity Year eight.

 6% Gross Rate of Return

               -----------------------------------------------------------------------
               6% Gross Rate of Return 6% Gross Rate of Return 6% Gross Rate of Return
                    L Share                  B Share                C Share
               -----------------------------------------------------------------------
               Net rate of return      Net rate of return      Net rate of return
               Yrs 1-10      2.92%     All years     3.34%     Yrs 1-10      2.87%
               Yrs 10+       3.35%                             Yrs 10+       3.35%
               -----------------------------------------------------------------------
       Annuity Contract    Surrender   Contract    Surrender   Contract    Surrender
        Year    Value        Value       Value       Value      Value        Value
       -------------------------------------------------------------------------------
          1    102,865       95,865     103,336      96,336    102,813      102,813
       -------------------------------------------------------------------------------
          2    105,821       98,821     106,793      99,793    105,713      105,713
       -------------------------------------------------------------------------------
          3    108,862      102,862     110,365     104,365    108,695      108,695
       -------------------------------------------------------------------------------
          4    111,990      106,990     114,057     108,057    111,762      111,762
       -------------------------------------------------------------------------------
          5    115,207      115,207     117,873     112,873    114,914      114,914
       -------------------------------------------------------------------------------
          6    118,518      118,518     121,816     116,816    118,156      118,156
       -------------------------------------------------------------------------------
          7    121,923      121,923     125,891     120,891    121,489      121,489
       -------------------------------------------------------------------------------
          8    125,427      125,427     130,102     130,102    124,916      124,916
       -------------------------------------------------------------------------------
          9    129,030      129,030     134,455     134,455    128,440      128,440
       -------------------------------------------------------------------------------
         10    133,345      133,345     138,952     138,952    132,735      132,735
       -------------------------------------------------------------------------------
         11    137,806      137,806     143,601     143,601    137,175      137,175
       -------------------------------------------------------------------------------
         12    142,416      142,416     148,404     148,404    141,764      141,764
       -------------------------------------------------------------------------------
         13    147,180      147,180     153,369     153,369    146,506      146,506
       -------------------------------------------------------------------------------
         14    152,104      152,104     158,499     158,499    151,407      151,407
       -------------------------------------------------------------------------------
         15    157,192      157,192     163,802     163,802    156,472      156,472
       -------------------------------------------------------------------------------
         16    162,450      162,450     169,281     169,281    161,707      161,707
       -------------------------------------------------------------------------------
         17    167,885      167,885     174,944     174,944    167,116      167,116
       -------------------------------------------------------------------------------
         18    173,501      173,501     180,796     180,796    172,706      172,706
       -------------------------------------------------------------------------------
         19    179,305      179,305     186,845     186,845    178,484      178,484
       -------------------------------------------------------------------------------
         20    185,303      185,303     193,095     193,095    184,455      184,455
       -------------------------------------------------------------------------------
         21    191,502      191,502     199,554     199,554    190,625      190,625
       -------------------------------------------------------------------------------
         22    197,908      197,908     206,230     206,230    197,002      197,002
       -------------------------------------------------------------------------------
         23    204,528      204,528     213,129     213,129    203,592      203,592
       -------------------------------------------------------------------------------
         24    211,370      211,370     220,259     220,259    210,403      210,403
       -------------------------------------------------------------------------------
         25    218,441      218,441     227,627     227,627    217,441      217,441
       -------------------------------------------------------------------------------

 Assumptions:

 a. $100,000 initial investment

 b. Fund Expenses = 1.07%

 c. No optional death benefits or living benefits elected

 d. Annuity was issued on or after February 25, 2013

 e. Surrender value assumes surrender 2 days before Annuity Anniversary

 The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 6% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five, six and seven, the B-Series has the highest Surrender Value starting in Annuity Year eight.

 10% Gross Rate of Return

               --------------------------------------------------------------------------
               10% Gross Rate of Return 10% Gross Rate of Return 10% Gross Rate of Return
                    L Share                   B Share                 C Share
               --------------------------------------------------------------------------
               Net rate of return       Net rate of return       Net rate of return
               Yrs 1-10      6.80%      All years      7.24%     Yrs 1-10      6.75%
               Yrs 10+       7.25%                               Yrs 10+       7.25%
               --------------------------------------------------------------------------
       Annuity Contract    Surrender    Contract     Surrender   Contract    Surrender
        Year    Value        Value        Value        Value      Value        Value
       ----------------------------------------------------------------------------------
          1    106,736       99,736      107,225      100,225    106,682      106,682
       ----------------------------------------------------------------------------------
          2    113,947      106,947      114,993      107,993    113,831      113,831
       ----------------------------------------------------------------------------------
          3    121,644      115,644      123,324      117,324    121,458      121,458
       ----------------------------------------------------------------------------------
          4    129,862      124,862      132,259      126,259    129,597      129,597
       ----------------------------------------------------------------------------------
          5    138,634      138,634      141,842      136,842    138,282      138,282
       ----------------------------------------------------------------------------------
          6    148,000      148,000      152,118      147,118    147,548      147,548
       ----------------------------------------------------------------------------------
          7    157,997      157,997      163,139      158,139    157,435      157,435
       ----------------------------------------------------------------------------------
          8    168,671      168,671      174,959      174,959    167,984      167,984
       ----------------------------------------------------------------------------------
          9    180,065      180,065      187,634      187,634    179,241      179,241
       ----------------------------------------------------------------------------------
         10    193,109      193,109      201,229      201,229    192,224      192,224
       ----------------------------------------------------------------------------------
         11    207,099      207,099      215,808      215,808    206,151      206,151
       ----------------------------------------------------------------------------------
         12    222,104      222,104      231,443      231,443    221,087      221,087
       ----------------------------------------------------------------------------------
         13    238,195      238,195      248,212      248,212    237,105      237,105
       ----------------------------------------------------------------------------------
         14    255,453      255,453      266,195      266,195    254,283      254,283
       ----------------------------------------------------------------------------------
         15    273,961      273,961      285,481      285,481    272,706      272,706
       ----------------------------------------------------------------------------------
         16    293,809      293,809      306,164      306,164    292,464      292,464
       ----------------------------------------------------------------------------------
         17    315,096      315,096      328,346      328,346    313,653      313,653
       ----------------------------------------------------------------------------------
         18    337,925      337,925      352,135      352,135    336,378      336,378
       ----------------------------------------------------------------------------------
         19    362,408      362,408      377,647      377,647    360,749      360,749
       ----------------------------------------------------------------------------------
         20    388,664      388,664      405,008      405,008    386,885      386,885
       ----------------------------------------------------------------------------------
         21    416,823      416,823      434,351      434,351    414,915      414,915
       ----------------------------------------------------------------------------------
         22    447,022      447,022      465,820      465,820    444,976      444,976
       ----------------------------------------------------------------------------------
         23    479,409      479,409      499,569      499,569    477,215      477,215
       ----------------------------------------------------------------------------------
         24    514,143      514,143      535,763      535,763    511,789      511,789
       ----------------------------------------------------------------------------------
         25    551,393      551,393      574,579      574,579    548,869      548,869
       ----------------------------------------------------------------------------------

 Assumptions:

 a. $100,000 initial investment

 b. Fund Expenses = 1.07%

 c. No optional death benefits or living benefits elected

 d. Annuity was issued on or after February 25, 2013

 e. Surrender value assumes surrender 2 days before Annuity Anniversary

 The shaded values indicate the highest Surrender Values in that year based on the stated assumptions. Assuming a 10% gross annual return, the C-Series has the highest Surrender Value in the first four Annuity Years, the L-Series has the highest Surrender Value in Annuity Years five and six and the B-Series has the highest Surrender Value starting in Annuity Year seven.

APPENDIX C - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

 Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction   Special Provisions
-------------- ----------------------------------------------------------------
California     Medically-Related Surrender is not available. For the California annuity forms, "contingent deferred sales charges" are referred to as "surrender charges".

Connecticut    The Liquidity Factor used in the MVA formula equals zero (0).
Florida        One year waiting period for annuitization. With respect to those who are 65 years or older on the date of purchase, in no event will the Contingent Deferred Sales Charge exceed 10% in
               accordance with Florida law.

Illinois       6 and 12 Month DCA Options are not available. Market Value
               Adjustment Options are not available.

Iowa           6 and 12 Month DCA Options are not available. Market Value
               Adjustment Options are not available.

Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity
               Option or any lifetime withdrawal option benefit.
               Medically-Related Surrenders are not available.

Montana The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity
               Option or any lifetime withdrawal option benefit.

Oregon         6 and 12 Month DCA Options are not available. Market Value
               Adjustment Options are not available.

Texas          The Beneficiary Annuity is not available.

                           APPENDIX D - MVA FORMULAS

                     MVA FORMULA FOR LONG-TERM MVA OPTIONS

 The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

 The MVA factor is equal to:

                            [(l+I)/(l+J+K)]/^/N/12//

 where:

        I = the Crediting Rate for the MVA Option;

        J = the Rate for the remaining Guarantee Period, determined as described below;

        K = the Liquidity Factor, currently equal to 0.0025; and

        N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

 For the purposes of determining "j",

                                   Y = /N/12/

 GP\\1\\ = the smallest whole number of years greater than or equal to Y.

 r\\1\\ = the rate for Guarantee Periods of duration GP\\1\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

 GP\\2\\ = the greatest whole number of years less than or equal to Y, but not less than 1.

 r\\2\\ = the rate for Guarantee Periods of duration GP\\2\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

 If we do not currently offer a Guarantee Period of duration GP\\1\\ or duration GP\\2\\, we will determine r\\1\\ and / or r\\2\\ by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r\\1\\ and / or r\\2\\ will be equal to [(1) +
 (2) - (3)], where (1), (2), and (3) are defined as:

 (1)= the current Treasury spot rate for GP\\1\\ or GP\\2\\, respectively, and
 (2)= the current crediting rate for the next longer Guaranteed Period duration currently available, and
 (3)= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

 The term "current Treasury spot rate" refers to the rates that existed at the time the crediting rates were last determined.

 To determine "j":

 If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, "j" is equal to the crediting rate associated with a Guarantee Period duration of Y years.

 If Y is less than 1, then "j" = r\\2\\.

 Otherwise, we determine "j" by linearly interpolating between r\\1\\ and r\\2\\, using the following formula:

   J = (R\\1\\ * (Y - GP\\2\\) + r\\2\\ * (GP\\1\\ - Y))/(GP\\1\\ - GP\\2\\)

 The current rate ("j") in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

 We reserve the right to waive the liquidity factor set forth above.

 MVA Examples For Long-Term MVA Options
 The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
   . You allocate $50,000 into an MVA Option (we refer to this as the "Allocation Date" in these examples) with a Guarantee Period of 5 years (we refer to this as the "Maturity Date" in these examples).
   . The crediting rate associated with the MVA Option beginning on Allocation Date and maturing on Maturity Date is 5.50% (I = 5.50%).
   . You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

 Example of Positive MVA
 Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

  MVA Factor = [(1+I)/(1+J+0.0025)]/^/N/12// = [1.055/1.0425]/^/2// = 1.024125
                         Unadjusted Value = $58,712.07
 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $60,128.47

 Example of Negative MVA
 Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

  MVA Factor = [(1+I)/(1+J+0.0025)]/^/N/12// = [1.055/1.0725]/^/2// = 0.967632
                         Unadjusted Value = $58,712.07
 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $56,811.69

                 MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

 The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

 The Market Value Adjustment Factor applicable to the MVA Options we make available under the 6 or 12 Month Dollar Cost Averaging Program is as follows:

 The MVA factor is equal to:

                             [(l+I)/(l+J+K/)]^N/12/

                                     where:

        I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

        J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

        K = the Liquidity Factor, currently equal to 0.0025; and

        N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

 If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

 We reserve the right to waive the Liquidity Factor.

     APPENDIX E - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF
                                LIVING BENEFITS

   TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST
                       INVESTMENT GRADE BOND SUB-ACCOUNT

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\us\\ - The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

   .   L - the target value as of the current Valuation Day.

   .   r - the target ratio.

   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

   .   V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

   . V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.

   . P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

   . T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

 * Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

 DAILY TARGET VALUE CALCULATION:
 On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

                            L    =    0.05 * P * a

 Daily Transfer Calculation:
 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

              Target Ratio r    =    (L - B) / (V\\V\\ + V\\F\\).

   . If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

   . If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

 90% Cap Rule: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),       Money is transferred from the Permitted
           [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))    Sub-accounts and the DCA MVA Options to the
                                                                   AST Investment Grade Bond Sub-account
 T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] /       Money is transferred from the AST Investment
           (1 - C\\t\\))}                                          Grade Bond Sub-account to the Permitted Sub-
                                                                   accounts

 Monthly Transfer Calculation
 On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

 If, after the daily Transfer Calculation is performed,

 {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)
 - L + B) / (1 - C\\u\\), then

 T\\M\\    =    {Min (B, .05 * (V\\V\\ + V\\F\\ + B))}    Money is transferred from the AST Investment
                                                          Grade Bond Sub-account to the Permitted Sub-
                                                          accounts.

                     "A" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

 *  The values set forth in this table are applied to all ages.
 ** In all subsequent years and months thereafter, the annuity factor is 4.06

                          PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
                          FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) RETIREMENT
                          VARIABLE ANNUITY B SERIES, L SERIES AND C SERIES/SM/ ANNUITY DESCRIBED IN
                          PROSPECTUS (2/14/2013)
                                              -----------------------------------------
                                                (print your name)
                                              -----------------------------------------
                                                    (address)
                                              -----------------------------------------
                                               (city/state/zip code)

                   Please see the section of this prospectus
                        entitled "How To Contact Us" for
                         where to send your request for
                     a Statement of Additional Information

               [LOGO] Prudential
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               The Prudential Insurance Company of America
               751 Broad Street
               Newark, NJ 07102-3777

                                                   PRUCO LIFE INSURANCE COMPANY
                                                 A Prudential Financial Company
                                        751 Broad Street, Newark, NJ 07102-3777

 PRUDENTIAL PREMIER(R) ADVISOR/SM/ VARIABLE ANNUITY SERIES ("ADVISOR SERIES") (FOR CONTRACTS ISSUED ON OR AFTER FEBRUARY 25, 2013)

 FLEXIBLE PREMIUM DEFERRED ANNUITY
 PROSPECTUS: FEBRUARY 14, 2013

 This prospectus describes a flexible premium deferred annuity offered by Pruco Life Insurance Company ("Pruco Life"), which we refer to in this prospectus as the "Annuity" or the "Advisor Series". The Annuity described in this prospectus is designed for investors who have hired an investment advisor to provide advice about allocating Account Value within the Annuity. The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. The Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to make available or may not recommend to their customers certain of the optional features and/or benefits and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age for certain optional benefits). Please speak to your Financial Professional for further details. CERTAIN OF THE INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. The guarantees provided by the variable annuity contract and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

 THE SUB-ACCOUNTS
 The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund
 - see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust and ProFunds VP are being offered. Certain Sub-accounts are not available if you participate in an optional living benefit - see "Limitations With Optional Benefits" later in this prospectus for details.

 PLEASE READ THIS PROSPECTUS
 THIS PROSPECTUS SETS FORTH INFORMATION ABOUT THE ANNUITY THAT YOU OUGHT TO KNOW BEFORE INVESTING. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

 OTHER CONTRACTS
 We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your financial professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your financial professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

 AVAILABLE INFORMATION
 We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of the prospectus entitled "How to Contact Us" for our Service Office address.

 This Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market Sub-account.

--------------------------------------------------------------------------------
 THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS
 AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.
--------------------------------------------------------------------------------
      FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT
                       HTTP://WWW.PRUDENTIALANNUITIES.COM

              Prospectus Dated:          Statement of Additional
              February 14, 2013               Information Dated:
                                               February 14, 2013

  PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO
                       THE BACK COVER OF THIS PROSPECTUS.

                          VARIABLE INVESTMENT OPTIONS



 ADVANCED SERIES TRUST
   AST Academic Strategies Asset Allocation Portfolio /1/
   AST Advanced Strategies Portfolio /1/
   AST AQR Emerging Markets Equity Portfolio
   AST Balanced Asset Allocation Portfolio /1/
   AST BlackRock Global Strategies Portfolio /1/
   AST BlackRock Value Portfolio
   AST Capital Growth Asset Allocation Portfolio /1/
   AST Clearbridge Dividend Growth Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Federated Aggressive Growth Portfolio
   AST FI Pyramis(R) Asset Allocation Portfolio /1/
   AST First Trust Balanced Target Portfolio /1/
   AST First Trust Capital Appreciation Target Portfolio /1/
   AST Franklin Templeton Founding Funds Allocation Portfolio /1/
   AST Global Real Estate Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Large-Cap Value Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST Goldman Sachs Small-Cap Value Portfolio
   AST High Yield Portfolio
   AST Horizon Moderate Asset Allocation Portfolio /1/
   AST International Growth Portfolio
   AST International Value Portfolio
   AST Investment Grade Bond Portfolio /2/
   AST Jennison Large-Cap Growth Portfolio
   AST Jennison Large-Cap Value Portfolio
   AST J.P. Morgan Global Thematic Portfolio /1/
   AST J.P. Morgan International Equity Portfolio
   AST J.P. Morgan Strategic Opportunities Portfolio /1/
   AST Large-Cap Value Portfolio
   AST Lord Abbett Core Fixed-Income Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST MFS Large-Cap Value Portfolio
   AST Mid-Cap Value Portfolio
   AST Moderate Asset Allocation Portfolio /1/
   AST Money Market Portfolio
   AST Neuberger Berman Core Bond Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman/LSV Mid-Cap Value Portfolio
   AST New Discovery Asset Allocation Portfolio /1/
   AST Parametric Emerging Markets Equity Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST PIMCO Total Return Bond Portfolio
   AST Preservation Asset Allocation Portfolio /1/
   AST Prudential Core Bond Portfolio
   AST QMA Emerging Markets Equity Portfolio
   AST QMA US Equity Alpha Portfolio
   AST Quantitative Modeling Portfolio
   AST Schroders Global Tactical Portfolio /1/
   AST Schroders Multi-Asset World Strategies Portfolio /1/
   AST Small-Cap Growth Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio /1/
   AST T. Rowe Price Equity Income Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Large-Cap Growth Portfolio
   AST T. Rowe Price Natural Resources Portfolio
   AST Wellington Management Hedged Equity Portfolio /1/
   AST Western Asset Core Plus Bond Portfolio
   AST Western Asset Emerging Markets Debt Portfolio

 PROFUNDS VP PORTFOLIOS
   Consumer Goods
   Consumer Services
   Financials
   Health Care
   Industrials
   Large-Cap Growth
   Large-Cap Value
   Mid-Cap Growth
   Mid-Cap Value
   Real Estate
   Small-Cap Growth
   Small-Cap Value
   Telecommunications
   Utilities
--------
 (1)These are the only variable investment options available to you if you select one of the optional benefits.
 (2)The AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments or contract owner transfers.

                                   CONTENTS


GLOSSARY OF TERMS...............................................................  1

SUMMARY OF CONTRACT FEES AND CHARGES............................................  3

EXPENSE EXAMPLES................................................................  9

SUMMARY......................................................................... 10

INVESTMENT OPTIONS.............................................................. 12

 VARIABLE INVESTMENT OPTIONS.................................................... 12
 LIMITATIONS WITH OPTIONAL BENEFITS............................................. 28
 MARKET VALUE ADJUSTMENT OPTIONS................................................ 28
 RATES FOR MVA OPTIONS.......................................................... 28
 MARKET VALUE ADJUSTMENT........................................................ 29
 LONG-TERM MVA OPTIONS.......................................................... 30
 DCA MVA OPTIONS................................................................ 30
 GUARANTEE PERIOD TERMINATION................................................... 30

FEES, CHARGES AND DEDUCTIONS.................................................... 31

 MVA OPTION CHARGES............................................................. 32
 ANNUITY PAYMENT OPTION CHARGES................................................. 32
 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES...................................... 32

PURCHASING YOUR ANNUITY......................................................... 33

 REQUIREMENTS FOR PURCHASING THE ANNUITY........................................ 33
 DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY................................ 34
 RIGHT TO CANCEL................................................................ 36
 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT................................ 36
 SALARY REDUCTION PROGRAMS...................................................... 36

MANAGING YOUR ANNUITY........................................................... 37

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS........................ 37

MANAGING YOUR ACCOUNT VALUE..................................................... 38

 DOLLAR COST AVERAGING PROGRAMS................................................. 38
 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM").. 38
 AUTOMATIC REBALANCING PROGRAMS................................................. 39
 AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT......... 39
 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS.......... 40
 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS........................... 40

ACCESS TO ACCOUNT VALUE......................................................... 43

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU........................................ 43
 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES................ 43
 SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD.......... 43
 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE. 43
 REQUIRED MINIMUM DISTRIBUTIONS................................................. 44

SURRENDERS...................................................................... 45

 SURRENDER VALUE................................................................ 45

ANNUITY OPTIONS................................................................. 46

LIVING BENEFITS................................................................. 48

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.................................. 49
 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.......................... 60
 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT. 69
 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT. 78

DEATH BENEFITS.................................................................. 88

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT...................................... 88
 MINIMUM DEATH BENEFIT.......................................................... 89
 PAYMENT OF DEATH BENEFITS...................................................... 89

                                      (i)


VALUING YOUR INVESTMENT..............................................................  92

 VALUING THE SUB-ACCOUNTS............................................................  92
 PROCESSING AND VALUING TRANSACTIONS.................................................  92

TAX CONSIDERATIONS...................................................................  94

OTHER INFORMATION.................................................................... 103

 PRUCO LIFE AND THE SEPARATE ACCOUNT................................................. 103
 LEGAL STRUCTURE OF THE UNDERLYING FUNDS............................................. 105
 DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE..................................... 106
 FINANCIAL STATEMENTS................................................................ 109
 INDEMNIFICATION..................................................................... 109
 LEGAL PROCEEDINGS................................................................... 109
 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION................................. 111
 HOW TO CONTACT US................................................................... 111

APPENDIX A - ACCUMULATION UNIT VALUES................................................ A-1

APPENDIX B - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES...... B-1

APPENDIX C - MVA FORMULAS............................................................ C-1

APPENDIX D - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF LIVING BENEFITS. D-1

                                     (ii)

                               GLOSSARY OF TERMS

 We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

 ACCOUNT VALUE: The total value of all allocations to the Sub-accounts and/or the MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each MVA Option will be calculated using any applicable MVA.

 ACCUMULATION PERIOD: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

 ANNUITANT: The natural person upon whose life annuity payments made to the Owner are based.

 ANNUITIZATION: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

 ANNUITY DATE: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

 ANNUITY YEAR: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

 BENEFICIARY(IES): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of this Annuity.

 BENEFICIARY ANNUITY: You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the requirements discussed in this prospectus. You may transfer the proceeds of the decedent's account into the Annuity described in this prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified Beneficiary Annuity.

 CODE: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

 DOLLAR COST AVERAGING ("DCA") MVA OPTION: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 month DCA Program.

 DUE PROOF OF DEATH: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 FREE LOOK: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

 GOOD ORDER: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or
 (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

 GUARANTEE PERIOD: The period of time during which we credit a fixed rate of interest to an MVA Option.

 INVESTMENT OPTION: A Sub-account or MVA Option available as of any given time to which Account Value may be allocated.

 ISSUE DATE: The effective date of your Annuity.

 KEY LIFE: Under the Beneficiary Continuation Option, or the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.

 MARKET VALUE ADJUSTMENT ("MVA"): A positive or negative adjustment used to determine the Account Value in an MVA Option.

 MARKET VALUE ADJUSTMENT OPTIONS ("MVA OPTIONS"): Investment Options to which a fixed rate of interest is credited for a specified Guarantee Period and to which an MVA may apply. The MVA Options consist of (a) the DCA MVA Option used with our 6 or 12 Month DCA Program and (b) the "Long-Term MVA Options", under which Guarantee Periods of different yearly lengths are offered.

 MATURITY DATE: With respect to an MVA Option, the last day in a Guarantee
 Period.

 OWNER: With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. In certain states, with an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity that has the rights and benefits designated to the "participant" in the certificate. Thus, an Owner who is a participant has rights that are comparable to those of the Owner of an individual annuity contract.

 PURCHASE PAYMENT: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

 SERVICE OFFICE: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How to Contact Us" for the Service Office address.

 SEPARATE ACCOUNT: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

 SUB-ACCOUNT: A division of the Separate Account.

 SURRENDER VALUE: The Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 UNADJUSTED ACCOUNT VALUE: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

 UNIT: A share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

 VALUATION DAY: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

 WE, US, OUR: Pruco Life Insurance Company.

 YOU, YOUR: The Owner(s) shown in the Annuity.

                     SUMMARY OF CONTRACT FEES AND CHARGES

 The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

                         -------------------------------------
                          ANNUITY OWNER TRANSACTION EXPENSES
                         -------------------------------------
                         FEE/CHARGE
                         SALES CHARGE             None
                         -------------------------------------
                         TRANSFER FEE /1/         $10
                         -------------------------------------
                         TAX CHARGE /2/        0% to 3.5%
                         -------------------------------------

 The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

-----------------------------------------------------------------------------------------
                               PERIODIC FEES AND CHARGES
-----------------------------------------------------------------------------------------
FEE/CHARGE
ANNUAL MAINTENANCE FEE /3,5/             Lesser of $50 or 2% of Unadjusted Account Value
-----------------------------------------------------------------------------------------
                                ANNUALIZED FEES/CHARGES
-----------------------------------------------------------------------------------------
MORTALITY & EXPENSE RISK CHARGE                               0.40%
-----------------------------------------------------------------------------------------
ADMINISTRATION CHARGE                                         0.15%
-----------------------------------------------------------------------------------------
TOTAL ANNUALIZED INSURANCE CHARGE /4,5/                       0.55%
-----------------------------------------------------------------------------------------

 1  Currently, we deduct the fee after the 20/th/ transfer each Annuity Year.
 2 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon Annuitization.
 3 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the sum of the Purchase Payments at the time the fee is due is less than $100,000.
 4 These charges are assessed as a percentage of the daily net assets of the Sub-accounts. The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge.
 5 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

 The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity (as shown in the prior table). Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

       -----------------------------------------------------------------
                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
       -----------------------------------------------------------------
                 OPTIONAL BENEFIT             ANNUALIZED      TOTAL
                                               OPTIONAL     CHARGE /7/
                                              BENEFIT FEE/
                                              CHARGE /6/
       -----------------------------------------------------------------
       HIGHEST DAILY LIFETIME INCOME
       V2.1 (ASSESSED AGAINST GREATER OF
       UNADJUSTED ACCOUNT VALUE AND
       PROTECTED WITHDRAWAL VALUE)

       MAXIMUM CHARGE /8/                        2.00%     0.55% +2.00%
       CURRENT CHARGE                            1.00%     0.55% +1.00%
       -----------------------------------------------------------------
       SPOUSAL HIGHEST DAILY LIFETIME INCOME
       V2.1 (ASSESSED AGAINST GREATER OF
       UNADJUSTED ACCOUNT VALUE AND
       PROTECTED WITHDRAWAL VALUE)

       MAXIMUM CHARGE /8/                        2.00%     0.55% +2.00%
       CURRENT CHARGE                            1.10%     0.55% +1.10%
       -----------------------------------------------------------------
       HIGHEST DAILY LIFETIME INCOME V2.1
       WITH HIGHEST DAILY DEATH
       BENEFIT (ASSESSED AGAINST GREATER OF
       UNADJUSTED ACCOUNT VALUE AND
       PROTECTED WITHDRAWAL VALUE)

       MAXIMUM CHARGE /8/                        2.00%     0.55% +2.00%
       CURRENT CHARGE                            1.50%     0.55% +1.50%
       -----------------------------------------------------------------
       SPOUSAL HIGHEST DAILY LIFETIME INCOME
       V2.1 WITH HIGHEST DAILY DEATH
       BENEFIT (ASSESSED AGAINST GREATER OF
       UNADJUSTED ACCOUNT VALUE AND
       PROTECTED WITHDRAWAL VALUE)

       MAXIMUM CHARGE /8/                        2.00%     0.55% +2.00%
       CURRENT CHARGE                            1.60%     0.55% +1.60%
       -----------------------------------------------------------------

 6 The charge for each of Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of this prospectus.
 7  HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    The charge is taken out of the Sub-accounts. The current optional benefit charge is in addition to the 0.55% annualized charge of amounts invested in the Sub-accounts.
    Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
    Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
    Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death
    Benefit: 1.60% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
 8 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              TOTAL PORTFOLIO OPERATING EXPENSE  0.58%    1.96%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation          0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced Strategies    0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity/ 1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth/ 2/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /3/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin Templeton
  Founding Funds
  Allocation /4/            0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%

--------------------------------------------------------------------------------------------------------------------------------

                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                            (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International Growth   0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /5,6/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison Large-Cap
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison Large-Cap
  Value                     0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic                  0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic Opportunities   0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed- Income /7/         0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%
 AST Marsico Capital
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity      0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth             0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap Value    0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value          0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation /8/            0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market           0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond /9/             0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth            0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger
  Berman/LSV Mid-Cap
  Value                     0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery Asset
  Allocation /10/           0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric Emerging
  Markets Equity            1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond             0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total Return
  Bond                      0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential Core
  Bond /9/                  0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity /11/       1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity Alpha    0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Quantitative
  Modeling                  0.25%     0.30%      0.00%        0.00%       0.00%       0.87%     1.42%       0.00%       1.42%
 AST Schroders Global
  Tactical                  0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies                1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Small-Cap Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value        0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price Asset
  Allocation                0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income             0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond               0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe
  Price Large-Cap Growth    0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%
 AST T. Rowe Price
  Natural Resources         0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                    0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%
 AST Western Asset Core
  Plus Bond                 0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets Debt
  /12/                      0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
PROFUND VP
 Consumer Goods             0.75%     0.82%      0.25%        0.00%       0.00%       0.00%     1.82%       0.14%       1.68%
 Consumer Services          0.75%     0.94%      0.25%        0.00%       0.00%       0.00%     1.94%       0.26%       1.68%
 Financials                 0.75%     0.80%      0.25%        0.00%       0.00%       0.00%     1.80%       0.12%       1.68%
 Health Care                0.75%     0.77%      0.25%        0.00%       0.00%       0.00%     1.77%       0.09%       1.68%
 Industrials                0.75%     0.90%      0.25%        0.00%       0.00%       0.00%     1.90%       0.22%       1.68%
 Large-Cap Growth           0.75%     0.84%      0.25%        0.00%       0.00%       0.00%     1.84%       0.16%       1.68%
 Large-Cap Value            0.75%     0.85%      0.25%        0.00%       0.00%       0.00%     1.85%       0.17%       1.68%
 Mid-Cap Growth             0.75%     0.81%      0.25%        0.00%       0.00%       0.00%     1.81%       0.13%       1.68%
 Mid-Cap Value              0.75%     0.84%      0.25%        0.00%       0.00%       0.03%     1.87%       0.16%       1.71%
 Real Estate                0.75%     0.77%      0.25%        0.00%       0.00%       0.00%     1.77%       0.09%       1.68%
 Small-Cap Growth           0.75%     0.86%      0.25%        0.00%       0.00%       0.00%     1.86%       0.18%       1.68%
 Small-Cap Value            0.75%     0.94%      0.25%        0.00%       0.00%       0.02%     1.96%       0.26%       1.70%
 Telecommunications         0.75%     0.82%      0.25%        0.00%       0.00%       0.00%     1.82%       0.14%       1.68%
 Utilities                  0.75%     0.80%      0.25%        0.00%       0.00%       0.00%     1.80%       0.12%       1.68%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 3  Pyramis is a registered service mark of FMR LLC. Used under license.
 4 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 5 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.

 6 The Portfolio's distributor, Prudential Annuities Distributors, Inc. (PAD), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to and including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired fund fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Annual Maintenance Fee
   .   Optional benefit fees, as described below

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and these expenses remain the same each year*
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

 If you surrender your Annuity, do not surrender, or annuitize at the end of the applicable time period:

                                   1 YR 3 YRS  5 YRS  10 YRS
                   -----------------------------------------
                   ADVISOR SERIES  $506 $1,551 $2,643 $5,589
                   -----------------------------------------

 PLEASE SEE APPENDIX A FOR A TABLE OF ACCUMULATION UNIT VALUES.

                                    SUMMARY

 PRUDENTIAL PREMIER ADVISOR VARIABLE ANNUITY SERIES ("ADVISOR SERIES")
 This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

 THE ANNUITY: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

 The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

 GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

 PURCHASE: Your eligibility to purchase is based on your age and the amount of your initial Purchase Payment. See your Financial Professional to complete an application. The maximum age for purchasing the Annuity is 85 and the minimum initial Purchase Payment is $10,000.

 The "Maximum Age for Initial Purchase" applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For Annuities purchased as a Beneficiary Annuity, the maximum issue age is 70 and applies to the Key Life.

 After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order.

 Please see "Purchasing the Annuity" for more detail.

 INVESTMENT OPTIONS: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. Certain optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

 You may also allocate money to an MVA Option that earns interest for a specific time period. In general, if you withdraw your money from this option more than 30 days prior to the end of the "Guarantee Period", you will be subject to a "Market Value Adjustment", which can either increase or decrease your Account Value. We also offer a 6 or 12 Month DCA Program under which your money is transferred monthly from a DCA MVA Option to the other Investment Options you have designated. Premature withdrawals from the DCA MVA Option may also be subject to a Market Value Adjustment.

 We also offer other programs to help discipline your investing, such as dollar cost averaging or automatic rebalancing.

 Please see "Investment Options," and "Managing Your Account Value" for information.

 ACCESS TO YOUR MONEY: You can receive income by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax.

 You may elect to receive income through annuity payments over your lifetime, also called "Annuitization". If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs.

 Please see "Access to Account Value" and "Annuity Options" for more information.

 OPTIONAL LIVING BENEFITS
 GUARANTEED LIFETIME WITHDRAWAL BENEFITS. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "Protected Withdrawal Value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. If you withdraw more than the allowable amount during any year (referred to "Excess Income"), your future level of guaranteed withdrawals decreases.

 We currently offer the following benefits:
   .   Highest Daily Lifetime Income v2.1
   .   Spousal Highest Daily Lifetime Income v2.1
   .   Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit
   .   Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death
       Benefit

 These benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as the Appendices to this prospectus for more information on the formulas.

 In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). Please be aware that if you withdraw more than that amount in a given year (i.e., excess income), that may permanently reduce the guaranteed amount you can withdraw in future years. Thus, you should think carefully before taking such excess income.

 Please see "Living Benefits" for more information.

 DEATH BENEFITS: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a minimum death benefit. Please see "Death Benefits" for more information.

 FEES AND CHARGES: The Annuity, and the optional living benefits and optional death benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

 WHAT DOES IT MEAN THAT MY ANNUITY IS "TAX-DEFERRED"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

 You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

 MARKET TIMING: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

 OTHER INFORMATION: Please see the section entitled "General Information" for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying funds.

                              INVESTMENT OPTIONS

 The Investment Options under the Annuity consist of the Sub-accounts and the MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the MVA Options.

 Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

 In contrast to the Sub-accounts, Account Value allocated to an MVA Option earns a fixed rate of interest during the Guarantee Period. We guarantee both the stated amount of interest and the principal amount of your Account Value in an MVA Option, so long as you remain invested in the MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to an MVA Option.

 As a condition of participating in the optional benefits, you may be prohibited from investing in certain Sub-accounts or MVA Options. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a pre-determined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Portfolio.

 You should be aware that the operation of the formula may result in large-scale asset flows into and out of your chosen Sub-accounts and the AST Investment Grade Bond Portfolio, which could subject those portfolios to certain risks and adversely impact their expenses and performance. Even if you do not elect an optional living benefit that employs a predetermined mathematical formula, the expenses, performance, and risk profile of your investment may be adversely impacted as described below to the extent you select Permitted Sub-accounts. The mathematical formula may adversely affect a portfolio's investment performance by requiring the sub-advisor to purchase and sell securities at inopportune times and by otherwise limiting the sub-advisor's ability to fully implement that portfolio's investment strategies. Because transfers to and from your chosen Sub-accounts and the AST Investment Grade Bond Portfolio can be frequent and the amount transferred can vary, any of these portfolios could experience the following additional effects, among others:

 (a)the sub-advisor may be required to hold a larger portion of assets in highly liquid securities than it otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
 (b)a portfolio may experience higher turnover, which could result in higher operating expense ratios and transaction costs for the portfolio compared to other similar funds; and,
 (c)if the sub-advisor must sell securities that are thinly-traded to satisfy redemption requests initiated pursuant to the formula, such sales could have a significant adverse impact on the price of such securities and the cash proceeds received by the portfolio.

 Please consult the prospectus for the applicable portfolio for additional information about these effects.

 VARIABLE INVESTMENT OPTIONS
 Each variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you.

 Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios.

 The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception. Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor of a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. The current prospectuses and statements of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888. Please read the prospectus carefully before investing.

 The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, is engaged to conduct day-to-day management. Allocations made to all AST Portfolios benefit us financially.

 Please see the Additional Information section, under the heading concerning "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates. You may select portfolios individually, create your own combination of portfolios (certain limitations apply - see "Limitations With Optional Benefits" later in this section), or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that uses a predetermined mathematical formula, under which your Account Value may be transferred between certain "Permitted Sub-accounts" and a bond portfolio sub-account, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

 If you are interested in a Portfolio Combination, you should work with your Financial Professional to select the Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. In providing these Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

       INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                            TYPE           ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
           ADVANCED SERIES TRUST
   -------------------------------------------------------------------------
    AST ACADEMIC STRATEGIES ASSET          ASSET         AlphaSimplex
    ALLOCATION PORTFOLIO: seeks long       ALLOCA      Group, LLC; AQR
    term capital appreciation. The          TION           Capital
    Portfolio is a multi-asset class                   Management, LLC
    fund that pursues both top-down                   and CNH Partners,
    asset allocation strategies and                          LLC;
    bottom-up selection of securities,                  CoreCommodity
    investment managers, and mutual                    Management, LLC;
    funds. Under normal circumstances,               First Quadrant, L.P.;
    approximately 60% of the assets will             Jennison Associates
    be allocated to traditional asset                  LLC; J.P. Morgan
    classes (including US and                             Investment
    international equities and bonds)                 Management, Inc.;
    and approximately 40% of the assets               Pacific Investment
    will be allocated to nontraditional                   Management
    asset classes and strategies                         Company LLC
    (including real estate, commodities,                   (PIMCO);
    and alternative strategies). Those                    Prudential
    percentages are subject to change at               Investments LLC;
    the discretion of the advisor.                       Quantitative
                                                          Management
                                                       Associates LLC;
                                                        Western Asset
                                                          Management
                                                       Company; Western
                                                       Asset Management
                                                       Company Limited
   -------------------------------------------------------------------------
    AST ADVANCED STRATEGIES PORTFOLIO:     ASSET          LSV Asset
    seeks a high level of absolute         ALLOCA        Management;
    return by using traditional and         TION       Marsico Capital
    non-traditional investment                         Management, LLC;
    strategies and by investing in                    Pacific Investment
    domestic and foreign equity and                       Management
    fixed-income securities, derivative                  Company LLC
    instruments and other investment                       (PIMCO);
    companies. The Portfolio uses                        Quantitative
    traditional and non-traditional                       Management
    investment strategies by investing                 Associates LLC;
    in domestic and foreign equity and                  T. Rowe Price
    fixed-income securities, derivative               Associates, Inc.;
    instruments and other investment                   William Blair &
    companies. The asset allocation                      Company, LLC
    generally provides for an allotment
    of 60% of the portfolio's assets to
    a combination of domestic and
    international equity strategies and
    the remaining 40% of assets in a
    combination of U.S. fixed income,
    hedged international bond, real
    return assets and other investment
    companies. Quantitative Management
    Associates LLC allocates the assets
    of the portfolio across different
    investment categories and
    subadvisors.
   -------------------------------------------------------------------------
    AST AQR EMERGING MARKETS EQUITY         INTER        AQR Capital
    PORTFOLIO: seeks long-term capital    NATIONAL      Management LLC
    appreciation. The Portfolio seeks to   EQUITY
    achieve its investment objective by
    both overweighting and
    underweighting securities,
    countries, and currencies relative
    to the MSCI Emerging Market Index,
    using proprietary quantitative
    return forecasting models and
    systematic risk-control methods
    developed by the subadvisor. Under
    normal circumstances, the Portfolio
    will invest at least 80% of its
    assets in equity securities of
    issuers: (i) located in emerging
    market countries or (ii) included as
    emerging market issuers in one or
    more broad-based market indices. The
    subadvisor intends to make use of
    certain derivative instruments in
    order to implement its investment
    strategy.
   -------------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                               TYPE         ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST BALANCED ASSET ALLOCATION            ASSET       Prudential
      PORTFOLIO: seeks to obtain the           ALLOCA    Investments LLC;
      highest potential total return           TION       Quantitative
      consistent with its specified level                  Management
      of risk. The Portfolio primarily                   Associates LLC
      invests its assets in a diversified
      portfolio of other mutual funds,
      within the Advanced Series Trust and
      certain affiliated money market
      funds. Under normal market
      conditions, the Portfolio will
      devote approximately 60% of its net
      assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 52.5% to
      67.5%), and 40% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 32.5% to 47.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST BLACKROCK GLOBAL STRATEGIES          ASSET        BlackRock
      PORTFOLIO: seeks a high total return     ALLOCA       Financial
      consistent with a moderate level of      TION      Management, Inc.
      risk. The Portfolio is a global,
      multi asset-class portfolio that
      invests directly in, among other
      things, equity and equity-related
      securities, investment grade debt
      securities (including, without
      limitation, U.S. Treasuries and U.S.
      government securities),
      non-investment grade bonds (also
      known as "high yield bonds" or "junk
      bonds"), real estate investment
      trusts (REITs), exchange traded
      funds (ETFs), and derivative
      instruments, including
      commodity-linked derivative
      instruments.
     ----------------------------------------------------------------------
      AST BLACKROCK VALUE PORTFOLIO: seeks   LARGE CAP      BlackRock
      maximum growth of capital by             VALUE       Investment
      investing primarily in the value                   Management, LLC
      stocks of larger companies. The
      Portfolio pursues its objective,
      under normal market conditions, by
      investing at least 80% of the value
      of its assets in the equity
      securities of large-sized companies
      included in the Russell 1000(R)
      Value Index. The subadvisor employs
      an investment strategy designed to
      maintain a portfolio of equity
      securities which approximates the
      market risk of those stocks included
      in the Russell 1000(R) Value Index,
      but which attempts to outperform the
      Russell 1000(R) Value Index through
      active stock selection.
     ----------------------------------------------------------------------
      AST CAPITAL GROWTH ASSET ALLOCATION      ASSET       Prudential
      PORTFOLIO: seeks to obtain a total       ALLOCA    Investments LLC;
      return consistent with its specified     TION       Quantitative
      level of risk. The Portfolio                         Management
      primarily invests its assets in a                  Associates LLC
      diversified portfolio of other
      mutual funds, within the Advanced
      Series Trust and certain affiliated
      money market funds. Under normal
      market conditions, the Portfolio
      will devote approximately 75% of its
      net assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 67.5% to
      80%), and 25% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 20.0% to 32.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST CLEARBRIDGE DIVIDEND GROWTH        LARGE CAP     ClearBridge
      PORTFOLIO: seeks income, capital                   Investments, LLC
      preservation, and capital
      appreciation. Under normal
      circumstances, at least 80% of the
      Portfolio's assets will be invested
      in equity or equity-related
      securities which the subadvisor
      believes have the ability to
      increase dividends over the longer
      term. The subadvisor will manage the
      Portfolio to provide exposure to
      companies that either pay an
      existing dividend or have the
      potential to pay and/or
      significantly grow their dividends.
      To do so, the subadvisor will
      conduct fundamental research to
      screen for companies that have
      attractive dividend yields, a
      history and potential for positive
      dividend growth, strong balance
      sheets, and reasonable valuations.
     ----------------------------------------------------------------------
      AST COHEN & STEERS REALTY PORTFOLIO:   SPECIALTY   Cohen & Steers
      seeks to maximize total return                         Capital
      through investment in real estate                  Management, Inc.
      securities. The Portfolio pursues
      its investment objective by
      investing, under normal
      circumstances, at least 80% of its
      net assets in securities issued by
      companies associated with the real
      estate industry, such as real estate
      investment trusts (REITs). Under
      normal circumstances, the Portfolio
      will invest substantially all of its
      assets in the equity securities of
      real estate related issuers, i.e., a
      company that derives at least 50% of
      its revenues from the ownership,
      construction, financing, management
      or sale of real estate or that has
      at least 50% of its assets in real
      estate.
     ----------------------------------------------------------------------

       INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                            TYPE           ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
    AST FEDERATED AGGRESSIVE GROWTH       SMALL CAP    Federated Equity
    PORTFOLIO: seeks capital growth. The   GROWTH         Management
    Portfolio pursues its investment                      Company of
    objective by investing primarily in                  Pennsylvania/
    the stocks of small companies that                 Federated Global
    are traded on national security                       Investment
    exchanges, NASDAQ stock exchange and               Management Corp.
    the over- the-counter-market. Small
    companies are defined as companies
    with market capitalizations similar
    to companies in the Russell 2000
    Index and S&P 600 Small Cap Index.
   -------------------------------------------------------------------------
    AST FI PYRAMIS(R) ASSET ALLOCATION      ASSET       Pyramis Global
    PORTFOLIO: seeks to maximize total     ALLOCA-      Advisors, LLC a
    return. In seeking to achieve the       TION      Fidelity Investments
    Portfolio's investment objective,                       Company
    the Portfolio's assets are allocated
    across eight uniquely specialized
    investment strategies. The Portfolio
    has five strategies that invest
    primarily in equity securities, two
    fixed-income strategies (the Broad
    Market Duration Strategy and the
    High Yield Bond Strategy), and one
    strategy designed to provide
    liquidity (the Liquidity Strategy).
   -------------------------------------------------------------------------
    AST FIRST TRUST BALANCED TARGET         ASSET     First Trust Advisors
    PORTFOLIO: seeks long-term capital     ALLOCA-           L.P.
    growth balanced by current income.      TION
    The Portfolio seeks to achieve its
    objective by investing approximately
    65% of its net assets in equity
    securities and approximately 35% of
    its net assets in fixed- income
    securities as of the annual security
    selection date. Depending on market
    conditions, the equity portion may
    range between 60-70% of the
    Portfolio's net assets and the
    fixed-income portion may range
    between 30-40% of the Portfolio's
    net assets. The revised allocations
    do not take into account the
    potential investment of up to 5% of
    the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST FIRST TRUST CAPITAL APPRECIATION    ASSET     First Trust Advisors
    TARGET PORTFOLIO: seeks long-term      ALLOCA-           L.P.
    capital growth. The Portfolio seeks     TION
    to achieve its objective by
    investing approximately 80% of its
    net assets in equity securities and
    approximately 20% of its net assets
    in fixed-income securities as of the
    annual security selection date.
    Depending on market conditions, the
    equity portion may range between
    75-85% of the Portfolio's net assets
    and the fixed- income portion may
    range between 15-25% of the
    Portfolio's net assets. The revised
    allocations do not take into account
    the potential investment of up to 5%
    of the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST FRANKLIN TEMPLETON FOUNDING         ASSET     Franklin Advisers,
    FUNDS ALLOCATION PORTFOLIO: seeks      ALLOCA-      Inc.; Franklin
    capital appreciation while its          TION       Mutual Advisers,
    secondary investment objective will                 LLC; Templeton
    be to seek income. Under normal                     Global Advisors
    market conditions the Portfolio will                    Limited
    seek to achieve its investment
    objectives by allocating 33 1/3% of
    its assets to each of the
    Portfolio's three subadvisors. The
    Portfolio will normally invest in a
    combination of domestic and foreign
    equity and fixed-income and money
    market securities. Depending upon
    the Portfolio's ability to achieve
    the necessary asset scale, the
    Trust's ability to implement certain
    legal agreements and custody
    arrangements, and market, economic,
    and financial conditions as of the
    Portfolio's commencement of
    operations, it may take several
    weeks for the Portfolio's assets to
    be fully invested in accordance with
    its investment objective and
    policies. During that time, it is
    anticipated that all or a portion of
    the Portfolio's assets will be
    invested in high grade, short term
    debt securities (both fixed and
    floating rate), money market funds,
    short-term bond funds,
    exchange-traded funds, and/or index
    futures contracts. A relatively long
    initial investment period may
    negatively affect the Portfolio's
    investment return and ability to
    achieve its investment objective.
   -------------------------------------------------------------------------

 Pyramis is a registered service mark of FMR LLC. Used under license.

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST GLOBAL REAL ESTATE PORTFOLIO:     SPECIALTY   Prudential Real
      seeks capital appreciation and                    Estate Investors
      income. The Portfolio will normally
      invest at least 80% of its
      investable assets (net assets plus
      any borrowing made for investment
      purposes) in equity-related
      securities of real estate companies.
      The Portfolio will invest in
      equity-related securities of real
      estate companies on a global basis
      and the Portfolio may invest up to
      15% of its net assets in ownership
      interests in commercial real estate
      through investments in private real
      estate.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS CONCENTRATED        LARGE CAP    Goldman Sachs
      GROWTH PORTFOLIO: seeks long-term      GROWTH     Asset Management,
      growth of capital. The Portfolio                        L.P.
      will pursue its objective by
      investing primarily in equity
      securities of companies that the
      subadvisor believes have the
      potential to achieve capital
      appreciation over the long-term. The
      Portfolio seeks to achieve its
      investment objective by investing,
      under normal circumstances, in
      approximately 30 - 45 companies that
      are considered by the subadvisor to
      be positioned for long-term growth.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS LARGE-CAP VALUE     LARGE CAP    Goldman Sachs
      PORTFOLIO: seeks long-term growth of    VALUE     Asset Management,
      capital. The Portfolio seeks to                         L.P.
      achieve its investment objective by
      investing in value opportunities
      that the subadvisor, defines as
      companies with identifiable
      competitive advantages whose
      intrinsic value is not reflected in
      the stock price. The Portfolio
      invests, under normal circumstances,
      at least 80% of its net assets in a
      diversified portfolio of equity
      investments in large-cap U.S.
      issuers with public stock market
      capitalizations within the range of
      the market capitalization of
      companies in the Russell 1000 Value
      Index at the time of investment.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS MID-CAP GROWTH       MID CAP     Goldman Sachs
      PORTFOLIO: seeks long-term growth of   GROWTH     Asset Management,
      capital. The Portfolio pursues its                      L.P.
      investment objective, by investing
      primarily in equity securities
      selected for their growth potential,
      and normally invests at least 80% of
      the value of its assets in
      medium-sized companies. Medium-sized
      companies are those whose market
      capitalizations (measured at the
      time of investment) fall within the
      range of companies in the Russell
      Mid Cap Growth Index. The subadvisor
      seeks to identify individual
      companies with earnings growth
      potential that may not be recognized
      by the market at large.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS SMALL-CAP VALUE     SMALL CAP    Goldman Sachs
      PORTFOLIO: seeks long-term capital      VALUE     Asset Management,
      appreciation. The Portfolio will                        L.P.
      seek its objective through
      investments primarily in equity
      securities that are believed to be
      undervalued in the marketplace. The
      Portfolio will invest, under normal
      circumstances, at least 80% of the
      value of its assets in small
      capitalization companies. The
      Portfolio generally defines small
      capitalization companies as
      companies with market
      capitalizations that are within the
      range of the Russell 2000 Value
      Index at the time of purchase.
     ----------------------------------------------------------------------
      AST HIGH YIELD PORTFOLIO: seeks         FIXED       J.P. Morgan
      maximum total return, consistent       INCOME        Investment
      with preservation of capital and                  Management, Inc.;
      prudent investment management. The                   Prudential
      Portfolio will invest, under normal                  Investment
      circumstances, at least 80% of its                Management, Inc.
      net assets plus any borrowings for
      investment purposes (measured at
      time of purchase) in non-investment
      grade high yield (also known as
      "junk bonds") fixed-income
      investments which may be represented
      by forwards or derivatives such as
      options, futures contracts, or swap
      agreements. Non-investment grade
      investments are securities rated Ba
      or lower by Moody's Investors
      Services, Inc. or equivalently rated
      by Standard & Poor's Corporation, or
      Fitch, or, if unrated, determined by
      the subadvisor to be of comparable
      quality.
     ----------------------------------------------------------------------
      AST HORIZON MODERATE ASSET              ASSET         Horizon
      ALLOCATION PORTFOLIO: seeks the         ALLOCA    Investments, LLC
      highest potential total return          TION
      consistent with its specified level
      of risk tolerance. Under normal
      circumstances, at least 90% of the
      Portfolio's assets will be invested
      in other portfolios of Advanced
      Series Trust (the underlying
      portfolios) while no more than 10%
      of the Portfolio's assets may be
      invested in exchange traded funds
      (ETFs). Under normal market
      conditions, the Portfolio will
      devote from 40% to 60% of its net
      assets to underlying portfolios and
      ETFs investing primarily in equity
      securities, and from 40% to 60% of
      its net assets to underlying
      portfolios and ETFs investing
      primarily in debt securities and
      money market instruments.
     ----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST INTERNATIONAL GROWTH PORTFOLIO:     INTER     Jennison Associates
     seeks long-term capital growth.       NATIONAL       LLC; Marsico
     Under normal circumstances, the        EQUITY          Capital
     Portfolio invests at least 80% of                  Management, LLC;
     the value of its assets in                         William Blair &
     securities of issuers that are                       Company, LLC
     economically tied to countries other
     than the United States. Although the
     Portfolio intends to invest at least
     80% of its assets in the securities
     of issuers located outside the
     United States, it may at times
     invest in U.S. issuers and it may
     invest all of its assets in fewer
     than five countries or even a single
     country. The Portfolio looks
     primarily for stocks of companies
     whose earnings are growing at a
     faster rate than other companies or
     which offer attractive growth.
    ------------------------------------------------------------------------
     AST INTERNATIONAL VALUE PORTFOLIO:      INTER         LSV Asset
     seeks capital growth. The Portfolio   NATIONAL       Management;
     normally invests at least 80% of the   EQUITY         Thornburg
     Portfolio's investable assets in                      Investment
     equity securities. The Portfolio                   Management, Inc.
     will invest at least 65% of its net
     assets in the equity securities of
     companies in at least three
     different countries, without limit
     as to the amount of assets that may
     be invested in a single country.
    ------------------------------------------------------------------------
     AST INVESTMENT GRADE BOND PORTFOLIO:    FIXED         Prudential
     seeks to maximize total return,        INCOME         Investment
     consistent with the preservation of                Management, Inc.
     capital and liquidity needs. Under
     normal market conditions the
     Portfolio invests at least 80% of
     its investable assets in bonds.
     Please note that you may not make
     purchase payments to this Portfolio,
     and that this Portfolio is available
     only with certain living benefits.
    ------------------------------------------------------------------------
     AST JENNISON LARGE-CAP GROWTH         LARGE CAP   Jennison Associates
     PORTFOLIO: seeks long-term growth of   GROWTH            LLC
     capital. Under normal market
     conditions, the Portfolio will
     invest at least 80% of its
     investable assets in the equity and
     equity-related securities of
     large-capitalization companies
     measured, at the time of purchase,
     to be within the market
     capitalization of the Russell
     1000(R) Index. In deciding which
     equity securities to buy, the
     subadvisor will use a growth
     investment style and will invest in
     stocks it believes could experience
     superior sales or earnings growth,
     or high returns on equity and
     assets. Stocks are selected on a
     company-by-company basis using
     fundamental analysis. The companies
     in which the subadvisor will invest
     generally tend to have a unique
     market niche, a strong new product
     profile or superior management.
    ------------------------------------------------------------------------
     AST JENNISON LARGE-CAP VALUE          LARGE CAP   Jennison Associates
     PORTFOLIO: seeks capital                VALUE            LLC
     appreciation. Under normal market
     conditions, the Portfolio will
     invest at least 80% of its
     investable assets in the equity and
     equity-related securities of
     large-capitalization companies
     measured, at the time of purchase,
     to be within the market
     capitalization of the Russell
     1000(R) Index. In deciding which
     equity securities to buy, the
     subadvisor will use a value
     investment style and will invest in
     common stocks that it believes are
     being valued at a discount to their
     intrinsic value, as defined by the
     value of their earnings, free cash
     flow, the value of their assets,
     their private market value, or some
     combination of these factors.
    ------------------------------------------------------------------------
     AST J.P. MORGAN GLOBAL THEMATIC         ASSET        J.P. Morgan
     PORTFOLIO (formerly AST Horizon        ALLOCA-        Investment
     Growth Asset Allocation Portfolio):     TION       Management, Inc./
     seeks capital appreciation                             Security
     consistent with its specified level                Capital Research
     of risk tolerance. The Portfolio                     & Management
     will provide exposure to a long-term                 Incorporated
     strategic asset allocation while
     having the flexibility to express
     shorter-term tactical views by
     capitalizing upon market
     opportunities globally. The
     Portfolio will invest across a broad
     range of asset classes, including,
     without limitation, domestic equity
     and debt, international and global
     developed equity, emerging markets
     equity and debt, high yield debt,
     convertible bonds, and real estate
     investment trusts. The Portfolio
     will invest primarily in individual
     securities in order to meet its
     investment objective and will also
     utilize derivative instruments for
     tactical positioning and risk
     management. Under normal
     circumstances, approximately 65% of
     the Portfolio's net assets (ranging
     between 55-75% depending on market
     conditions) will be invested to
     provide exposure to equity
     securities and approximately 35% of
     its net assets (ranging between
     25-45% depending on market
     conditions) will be invested to
     provide exposure to fixed-income
     securities. Such exposures may be
     obtained through: (i) the purchase
     of "physical" securities (e.g.,
     common stocks, bonds, etc.);
     (ii) the use of derivatives (e.g.,
     options and futures contracts on
     indices, securities, and
     commodities, currency forwards,
     etc.); and (iii) the purchase of
     certain exchange-traded funds.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST J.P. MORGAN INTERNATIONAL EQUITY    INTER        J.P. Morgan
     PORTFOLIO: seeks capital growth. The  NATIONAL       Investment
     Portfolio seeks to meet its            EQUITY     Management, Inc.
     objective by investing, under normal
     market conditions, at least 80% of
     its assets in equity securities. The
     Portfolio seeks to meet its
     investment objective by normally
     investing primarily in a diversified
     portfolio of equity securities of
     companies located or operating in
     developed non-U.S. countries and
     emerging markets of the world. The
     equity securities will ordinarily be
     traded on a recognized foreign
     securities exchange or traded in a
     foreign over-the-counter market in
     the country where the issuer is
     principally based, but may also be
     traded in other countries including
     the United States.
    -----------------------------------------------------------------------
     AST J.P. MORGAN STRATEGIC               ASSET        J.P. Morgan
     OPPORTUNITIES PORTFOLIO: seeks to      ALLOCA-       Investment
     maximize return compared to the         TION      Management, Inc.
     benchmark through security selection
     and tactical asset allocation. The
     Portfolio invests in securities and
     financial instruments (including
     derivatives) to gain exposure to
     global equity, global fixed income
     and cash equivalent markets,
     including global currencies. The
     Portfolio may invest in developed
     and emerging markets securities,
     domestic and foreign fixed income
     securities (including non-investment
     grade bonds or "junk bonds"), and
     real estate investment trusts
     (REITs) of issuers located within
     and outside the United States or in
     open-end investment companies
     advised by J.P. Morgan Investment
     Management, Inc., the Portfolio's
     subadvisor, to gain exposure to
     certain global equity and global
     fixed income markets.
    -----------------------------------------------------------------------
     AST LARGE-CAP VALUE PORTFOLIO: seeks  LARGE CAP   Hotchkis and Wiley
     current income and long-term growth     VALUE          Capital
     of income, as well as capital                      Management, LLC
     appreciation. The Portfolio invests,
     under normal circumstances, at least
     80% of its net assets in securities
     of large capitalization companies.
     Large capitalization companies are
     those companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Value Index.
    -----------------------------------------------------------------------
     AST LORD ABBETT CORE FIXED-INCOME       FIXED     Lord, Abbett & Co.
     PORTFOLIO: seeks income and capital    INCOME            LLC
     appreciation to produce a high total
     return. Under normal market
     conditions, the Portfolio pursues
     its investment objective by
     investing at least 80% of its net
     assets in fixed-income securities.
     The Portfolio primarily invests in
     securities issued or guaranteed by
     the U.S. government, its agencies or
     government-sponsored enterprises;
     investment grade debt securities of
     U.S. issuers; investment grade debt
     securities of non-U.S. issuers that
     are denominated in U.S. dollars;
     mortgage-backed and other
     asset-backed securities; senior
     loans, and loan participations and
     assignments; and derivative
     instruments, such as options,
     futures contracts, forward contracts
     and swap agreements.
    -----------------------------------------------------------------------
     AST MARSICO CAPITAL GROWTH            LARGE CAP    Marsico Capital
     PORTFOLIO: seeks capital growth.       GROWTH      Management, LLC
     Income realization is not an
     investment objective and any income
     realized on the Portfolio's
     investments, therefore, will be
     incidental to the Portfolio's
     objective. The Portfolio will pursue
     its objective by investing primarily
     in common stocks of large companies
     that are selected for their growth
     potential. Large capitalization
     companies are companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Growth Index. In selecting
     investments for the Portfolio, the
     subadvisor uses an approach that
     combines "top down" macroeconomic
     analysis with "bottom up" stock
     selection. The "top down" approach
     identifies sectors, industries and
     companies that may benefit from the
     trends the subadvisor has observed.
     The subadvisor then looks for
     individual companies that are
     expected to offer earnings growth
     potential that may not be recognized
     by the market at large, utilizing a
     "bottom up" stock selection process.
     The Portfolio will normally hold a
     core position of between 35 and 50
     common stocks. The Portfolio may
     hold a limited number of additional
     common stocks at times when the
     portfolio manager is accumulating
     new positions, phasing out and
     replacing existing positions or
     responding to exceptional market
     conditions.
    -----------------------------------------------------------------------
     AST MFS GLOBAL EQUITY PORTFOLIO:        INTER       Massachusetts
     seeks capital growth. Under normal    NATIONAL    Financial Services
     circumstances the Portfolio invests    EQUITY          Company
     at least 80% of its net assets in
     equity securities. The Portfolio may
     invest in the securities of U.S. and
     foreign issuers (including issuers
     in emerging market countries). While
     the Portfolio may invest its assets
     in companies of any size, the
     Portfolio generally focuses on
     companies with relatively large
     market capitalizations.
    -----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST MFS GROWTH PORTFOLIO: seeks        LARGE CAP     Massachusetts
     long-term capital growth and future,    GROWTH     Financial Services
     rather than current income. Under                       Company
     normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in common stocks and
     related securities, such as
     preferred stocks, convertible
     securities and depositary receipts.
     The subadvisor focuses on investing
     the Portfolio's assets in the stocks
     of companies it believes to have
     above-average earnings growth
     potential compared to other
     companies. The subadvisor uses a
     "bottom up" as opposed to a "top
     down" investment style in managing
     the Portfolio.
    ------------------------------------------------------------------------
     AST MFS LARGE-CAP VALUE PORTFOLIO:     LARGE CAP     Massachusetts
     seeks capital appreciation. The          VALUE     Financial Services
     Portfolio seeks to achieve its                          Company
     investment objective by investing at
     least 80% of its net assets in
     issuers with large market
     capitalizations of at least $5
     billion at the time of purchase. The
     Portfolio will invest primarily in
     equity securities and may invest in
     foreign securities. The subadviser
     focuses on investing the Portfolio's
     assets in the stocks of companies it
     believes are undervalued compared to
     their perceived worth (value
     companies). The subadviser uses a
     "bottom-up" investment approach to
     buying and selling investments for
     the Portfolio. Investments are
     selected primarily based on
     fundamental analysis of individual
     issuers. Quantitative models that
     systematically evaluate issuers may
     also be considered.
    ------------------------------------------------------------------------
     AST MID-CAP VALUE PORTFOLIO: seeks      MID CAP         EARNEST
     to provide capital growth by             VALUE      Partners, LLC;
     investing primarily in                               WEDGE Capital
     mid-capitalization stocks that                     Management L.L.P.
     appear to be undervalued. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its net assets in
     mid-capitalization companies.
     Mid-capitalization companies are
     generally those that have market
     capitalizations, at the time of
     purchase, within the market
     capitalization range of companies
     included in the Russell Midcap(R)
     Value Index during the previous 12
     months based on month-end data.
    ------------------------------------------------------------------------
     AST MODERATE ASSET ALLOCATION            ASSET        Prudential
     PORTFOLIO (formerly AST CLS Moderate    ALLOCA-    Investments, LLC
     Asset Allocation Portfolio): seeks       TION
     the highest potential total return
     consistent with its specified level
     of risk tolerance. Under normal
     circumstances, at least 90% of the
     Portfolio's assets will be invested
     in other portfolios of Advanced
     Series Trust (the underlying
     portfolios) while no more than 10%
     of the Portfolio's assets may be
     invested in exchange traded funds
     (ETFs). Under normal market
     conditions, the Portfolio will
     invest approximately 50% of its net
     assets in equity securities and
     approximately 50% of its net assets
     in debt securities and money market
     instruments. The equity portion may
     range from 40% to 60% of net assets
     in underlying portfolios and ETFs
     investing primarily in equity
     securities, and from 40% to 60% of
     net assets in underlying portfolios
     and ETFs investing primarily in
     money market instruments and debt
     securities, which may include
     non-investment grade bonds.
     "Non-investment grade bonds" are
     commonly referred to as "junk bonds".
    ------------------------------------------------------------------------
     AST MONEY MARKET PORTFOLIO: seeks        FIXED        Prudential
     high current income and maintain        INCOME        Investment
     high levels of liquidity. The                      Management, Inc.
     Portfolio invests in high-quality
     money market instruments and seeks
     to maintain a stable net asset value
     (NAV) of $1 per share.
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN CORE BOND           FIXED     Neuberger Berman
     PORTFOLIO: seeks to maximize total      INCOME     Fixed Income LLC
     return consistent with the
     preservation of capital. Under
     normal circumstances the Portfolio
     invests at least 80% of its
     investable assets in bonds and other
     debt securities. All of the debt
     securities in which the Portfolio
     invests will be investment grade
     under normal circumstances.
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN MID-CAP GROWTH     MID CAP    Neuberger Berman
     PORTFOLIO: seeks capital growth.        GROWTH      Management LLC
     Under normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in the common stocks
     of mid-capitalization companies.
     Mid-capitalization companies are
     those companies whose market
     capitalization is within the range
     of market capitalizations of
     companies in the Russell Midcap(R)
     Growth Index. Using fundamental
     research and quantitative analysis,
     the subadvisor looks for
     fast-growing companies with above-
     average sales and competitive
     returns on equity relative to their
     peers.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN/LSV MID-CAP      MID CAP         LSV Asset
     VALUE PORTFOLIO: seeks capital         VALUE         Management;
     growth. Under normal market                       Neuberger Berman
     conditions, the Portfolio invests at               Management LLC
     least 80% of its net assets in the
     common stocks of medium
     capitalization companies. Companies
     with market capitalizations that
     fall within the range of the Russell
     Midcap(R) Value Index at the time of
     investment are considered medium
     capitalization companies. Some of
     the Portfolio's assets may be
     invested in the securities of
     large-cap companies as well as in
     small-cap companies.
    ------------------------------------------------------------------------
     AST NEW DISCOVERY ASSET ALLOCATION     ASSET     Bradford & Marzec,
     PORTFOLIO (formerly AST American       ALLOCA-       LLC; Brown
     Century Income & Growth Portfolio):     TION       Advisory, LLC;
     seeks total return. Total return is                C.S. McKee, LP;
     comprised of capital appreciation                      EARNEST
     and income. Under normal                           Partners, LLC;
     circumstances, approximately 70% of               Epoch Investment
     the Portfolio's assets will be                     Partners, Inc.;
     allocated to a combination of                    Security Investors,
     domestic and international equity                  LLC; Thompson,
     strategies and approximately 30% of               Siegel & Walmsley
     Portfolio's assets will be allocated                     LLC
     to domestic and international
     fixed-income strategies and a
     liquidity strategy. Depending upon
     the Portfolio's ability to achieve
     the necessary asset scale, the
     Trust's ability to implement certain
     legal agreements and custody
     arrangements, and market, economic,
     and financial conditions as of the
     Portfolio's commencement of
     operations, it may take several
     weeks for the Portfolio's assets to
     be fully invested in accordance with
     its investment objective and
     policies. During that time, it is
     anticipated that all or a portion of
     the Portfolio's assets will be
     invested in high grade, short term
     debt securities (both fixed and
     floating rate), money market funds,
     short-term bond funds,
     exchange-traded funds, and/or index
     futures contracts. A relatively long
     initial investment period may
     negatively affect the Portfolio's
     investment return and ability to
     achieve its investment objective.
    ------------------------------------------------------------------------
     AST PARAMETRIC EMERGING MARKETS         INTER    Parametric Portfolio
     EQUITY PORTFOLIO: seeks long-term     NATIONAL     Associates LLC
     capital appreciation. The Portfolio    EQUITY
     normally invests at least 80% of its
     net assets in equity securities of
     issuers (i) located in emerging
     market countries, which are
     generally those not considered to be
     developed market countries, or (ii)
     included (or considered for
     inclusion) as emerging markets
     issuers in one or more broad-based
     market indices. Emerging market
     countries are generally countries
     not considered to be developed
     market countries, and therefore not
     included in the MSCI World Index.
     The Portfolio seeks to employ a
     top-down, disciplined and structured
     investment process that emphasizes
     broad exposure and diversification
     among emerging market countries,
     economic sectors and issuers.
    ------------------------------------------------------------------------
     AST PIMCO LIMITED MATURITY BOND        FIXED     Pacific Investment
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return consistent with preservation                  Company LLC
     of capital and prudent investment                      (PIMCO)
     management. The Portfolio will
     invest, under normal circumstances,
     at least 80% of the value of its net
     assets in fixed-income investments,
     which may be represented by forwards
     or derivatives such as options,
     futures contracts, or swap
     agreements. The average portfolio
     duration normally varies within a
     one-to-three year time-frame based
     on the subadvisor's forecast of
     interest rates. Portfolio holdings
     are concentrated in areas of the
     bond market (based on quality,
     sector, interest rate or maturity)
     that the subadvisor believes to be
     relatively undervalued. The
     Portfolio may invest up to 10% total
     assets in non-investment grade bonds
     which are commonly known as "junk
     bonds".
    ------------------------------------------------------------------------
     AST PIMCO TOTAL RETURN BOND            FIXED     Pacific Investment
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return consistent with preservation                  Company LLC
     of capital and prudent investment                      (PIMCO)
     management. The Portfolio will
     invest, under normal circumstances,
     at least 80% of the value of its net
     assets in fixed income investments,
     which may be represented by forwards
     or derivatives such as options,
     futures contracts, or swap
     agreements. The average portfolio
     duration normally varies within two
     years (+/-) of the duration of the
     Barclay's Capital U.S. Aggregate
     Bond Index. Portfolio holdings are
     concentrated in areas of the bond
     market (based on quality, sector,
     interest rate or maturity) that the
     subadvisor believes to be relatively
     undervalued. The Portfolio may
     invest up to 10% total assets in
     non-investment grade bonds which are
     commonly known as "junk bonds".
    ------------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                               TYPE         ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST PRESERVATION ASSET ALLOCATION        ASSET       Prudential
      PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
      return consistent with its specified     TION       Quantitative
      level of risk. The Portfolio                         Management
      primarily invests its assets in a                  Associates LLC
      diversified portfolio of other
      mutual funds, within the Advanced
      Series Trust and certain affiliated
      money market funds. Under normal
      market conditions, the Portfolio
      will devote approximately 35% of its
      net assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 27.5% to
      42.5%), and 65% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 57.5% to 72.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST PRUDENTIAL CORE BOND PORTFOLIO:      FIXED       Prudential
      seeks to maximize total return          INCOME       Investment
      consistent with the long-term                      Management, Inc.
      preservation of capital. The
      Portfolio will invest, under normal
      circumstances, at least 80% of its
      net assets in intermediate and
      long-term debt obligations and high
      quality money market instruments.
      The Portfolio will invest, under
      normal circumstances, at least 80%
      of its net assets in intermediate
      and long-term debt obligations that
      are rated investment grade by the
      major ratings services, or if
      unrated, considered to be of
      comparable quality by the
      subadvisor, and high quality money
      market instruments. Likewise, the
      Portfolio may invest up to 20% of
      its net assets in
      high-yield/high-risk debt securities
      (commonly known as "junk bonds").
      The Portfolio also may invest up to
      20% of its total assets in debt
      securities issued outside the U.S.
      by U.S. or foreign issuers, whether
      or not such securities are
      denominated in the U.S. dollar.
     ----------------------------------------------------------------------
      AST QMA EMERGING MARKETS EQUITY         INTER-      Quantitative
      PORTFOLIO: seeks long-term capital     NATIONAL      Management
      appreciation. The Portfolio seeks to    EQUITY     Associates, LLC
      achieve its investment objective
      through investment in equity and
      equity-related securities of
      emerging market companies. Under
      normal circumstances, the Portfolio
      will invest at least 80% of its
      assets in equity and equity-related
      securities of issuers: (i) located
      in emerging market countries or (ii)
      included as emerging market issuers
      in one or more broad-based market
      indices. The strategy used by the
      subadvisor is a quantitatively
      driven, bottom up investment process
      which utilizes an adaptive model
      that evaluates stocks differently
      based on their growth expectations.
     ----------------------------------------------------------------------
      AST QMA US EQUITY ALPHA PORTFOLIO:     LARGE CAP    Quantitative
      seeks long term capital                  BLEND       Management
      appreciation. The Portfolio utilizes               Associates LLC
      a long/short investment strategy and
      will normally invest at least 80% of
      its net assets plus borrowings in
      equity and equity related securities
      of US issuers. The Portfolio seeks
      to produce returns that exceed those
      of its benchmark index, the Russell
      1000(R), which is comprised of
      stocks representing more than 90% of
      the market cap of the US market and
      includes the largest 1000 securities
      in the Russell 3000(R) Index.
     ----------------------------------------------------------------------
      AST QUANTITATIVE MODELING PORTFOLIO:     ASSET      Quantitative
      seeks a high potential return while     ALLOCA-      Management
      attempting to mitigate downside risk     TION      Associates LLC
      during adverse market cycles. The
      Portfolio operates as a
      "fund-of-funds", meaning that the
      Portfolio invests substantially all
      of its assets in a combination of
      other mutual funds. The assets of
      the Portfolio are allocated to a
      capital growth segment and a
      fixed-income segment. Under normal
      circumstances, approximately 75% of
      the Portfolio's net assets
      attributable to the capital growth
      segment are invested in underlying
      portfolios that invest primarily in
      equity securities, while the
      remaining 25% of the Portfolio's net
      assets attributable to the capital
      growth segment are invested in
      underlying portfolios that invest
      primarily in debt securities and
      money market instruments. All of the
      assets attributable to the
      fixed-income segment are invested in
      the AST Investment Grade Bond
      Portfolio, which in turn invests at
      least 80% of its assets in bonds.
      Portfolio assets are normally
      transferred between the capital
      growth segment and the fixed-income
      segment based upon the application
      of a quantitative model to the
      Portfolio's overall net asset value
      (NAV) per share. In general terms,
      the model seeks to transfer
      Portfolio assets from the capital
      growth segment to the fixed-income
      segment when the Portfolio's NAV per
      share experiences certain declines
      and from the fixed- income segment
      to the capital growth segment when
      the Portfolio's NAV per share
      experiences certain increases or
      remains flat over certain periods of
      time.
     ----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST SCHRODERS GLOBAL TACTICAL           ASSET          Schroder
     PORTFOLIO (formerly AST CLS Growth      ALLOCA        Investment
     Asset Allocation Portfolio): seeks      TION       Management North
     to outperform its blended                           America Inc./
     performance benchmark. The blended                     Schroder
     benchmark is comprised of 45%                         Investment
     Russell 3000, 12.5% MSCI EAFE (USD                 Management North
     Hedged), 12.5% MSCI EAFE (Local),                    America Ltd.
     and 30% Barclays U.S. Aggregate Bond
     Index. The Portfolio is a multi
     asset-class fund that allocates its
     assets among various regions and
     countries throughout the world,
     including the United States (but in
     no less than three countries). The
     subadvisors use various investment
     strategies, currency hedging, and a
     global tactical asset allocation
     strategy in order to help the
     Portfolio achieve its investment
     objective. Under normal
     circumstances, approximately 70% of
     the Portfolio's net assets are
     invested to provide exposure to
     equity securities and approximately
     30% of its net assets are invested
     to provide exposure to fixed-income
     securities. Depending on market
     conditions, such equity exposure may
     range between 60-80% of the
     Portfolio's net assets and such
     fixed-income exposure may range
     between 20-40% of its net assets.
    ------------------------------------------------------------------------
     AST SCHRODERS MULTI-ASSET WORLD         ASSET          Schroder
     STRATEGIES PORTFOLIO: seeks            ALLOCA-        Investment
     long-term capital appreciation. The     TION       Management North
     Portfolio seeks to achieve its                      America Inc./
     objective through a flexible global                    Schroder
     asset allocation approach. This                       Investment
     approach entails investing in                      Management North
     traditional asset classes, such as                   America Ltd.
     equity and fixed-income investments,
     and alternative asset classes, such
     as investments in real estate,
     commodities, currencies, private
     equity, non-investment grade bonds,
     Emerging Market Debt and absolute
     return strategies. The subadvisors
     seek to emphasize the management of
     risk and volatility. Exposure to
     different asset classes and
     investment strategies will vary over
     time based upon the subadvisor's
     assessments of changing market,
     economic, financial and political
     factors and events.
    ------------------------------------------------------------------------
     AST SMALL-CAP GROWTH PORTFOLIO:       SMALL CAP      Eagle Asset
     seeks long-term capital growth. The    GROWTH     Management, Inc.;
     Portfolio pursues its objective by                  Emerald Mutual
     investing, under normal                           Fund Advisers Trust
     circumstances, at least 80% of the
     value of its assets in
     small-capitalization companies.
     Small-capitalization companies are
     those companies with a market
     capitalization, at the time of
     purchase, no larger than the largest
     capitalized company included in the
     Russell 2000(R) Growth Index at the
     time of the Portfolio's investment.
    ------------------------------------------------------------------------
     AST SMALL-CAP VALUE PORTFOLIO: seeks  SMALL CAP      ClearBridge
     to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
     by investing primarily in                         Morgan Investment
     small-capitalization stocks that                  Management, Inc.;
     appear to be undervalued. The                     Lee Munder Capital
     Portfolio invests, under normal                       Group, LLC
     circumstances, at least 80% of the
     value of its net assets in small
     capitalization stocks. Small
     capitalization stocks are the stocks
     of companies with market
     capitalization that are within the
     market capitalization range of the
     Russell 2000(R) Value Index at the
     time of purchase. Each subadvisor
     expects to utilize different
     investment strategies to achieve the
     Portfolio's objective.
    ------------------------------------------------------------------------
     AST T. ROWE PRICE ASSET ALLOCATION      ASSET       T. Rowe Price
     PORTFOLIO: seeks a high level of        ALLOCA     Associates, Inc.
     total return by investing primarily     TION
     in a diversified portfolio of equity
     and fixed income securities. The
     Portfolio normally invests
     approximately 60% of its total
     assets in equity securities and 40%
     in fixed income securities. This mix
     may vary over shorter time periods:
     the equity portion may range between
     50-70% and the fixed-income portion
     may range between 30-50%. The
     subadvisor concentrates common stock
     investments in larger, more
     established companies, but the
     Portfolio may include small and
     medium-sized companies with good
     growth prospects. The fixed income
     portion of the Portfolio will be
     allocated among investment grade
     securities, high yield or "junk"
     bonds, emerging market securities,
     foreign high quality debt securities
     and cash reserves.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST T. ROWE PRICE EQUITY INCOME       LARGE CAP     T. Rowe Price
     PORTFOLIO (formerly AST                 VALUE     Associates, Inc.
     AllianceBernstein Core Value
     Portfolio): seeks substantial
     dividend income as well as long-term
     growth of capital through
     investments in the common stocks of
     established companies. The Portfolio
     will normally invest at least 80% of
     its net assets (including any
     borrowings for investment purposes)
     in common stocks, with 65% of net
     assets (including any borrowings for
     investment purposes) in
     dividend-paying common stocks of
     well-established companies. The
     Portfolio will typically employ a
     "value" approach in selecting
     investments. T. Rowe Price's
     research team will seek companies
     that appear to be undervalued by
     various measures and may be
     temporarily out of favor but have
     good prospects for capital
     appreciation and dividend growth. In
     selecting investments, T. Rowe Price
     generally will look for companies in
     the aggregate with an established
     operating history, above-average
     dividend yield relative to the S&P
     500 Index, low price/earnings ratio
     relative to the S&P 500 Index, a
     sound balance sheet and other
     positive financial characteristics,
     and low stock price relative to a
     company's underlying value as
     measured by assets, cash flow, or
     business franchises.
    -----------------------------------------------------------------------
     AST T. ROWE PRICE GLOBAL BOND           FIXED       T. Rowe Price
     PORTFOLIO: seeks to provide high       INCOME     Associates, Inc. /
     current income and capital growth by                T. Rowe Price
     investing in high-quality foreign                 International Ltd
     and U.S. dollar-denominated bonds.                     (TRPIL)
     The Portfolio will normally invest
     at least 80% of its total assets in
     fixed income securities. The
     Portfolio invests in all types of
     bonds, including those issued or
     guaranteed by U.S. or foreign
     governments or their agencies and by
     foreign authorities, provinces and
     municipalities as well as investment
     grade corporate bonds,
     mortgage-related and asset- backed
     securities, and high-yield bonds of
     U.S. and foreign issuers. The
     Portfolio generally invests in
     countries where the combination of
     fixed-income returns and currency
     exchange rates appears attractive,
     or, if the currency trend is
     unfavorable, where the subadvisor
     believes that the currency risk can
     be minimized through hedging. The
     Portfolio may also invest in
     convertible securities, commercial
     paper and bank debt and loan
     participations. The Portfolio may
     invest up to 20% of its assets in
     the aggregate in below
     investment-grade, high-risk bonds
     ("junk bonds") and emerging market
     bonds. In addition, the Portfolio
     may invest up to 30% of its assets
     in mortgage-related (including
     mortgage dollar rolls and
     derivatives, such as collateralized
     mortgage obligations and stripped
     mortgage securities) and
     asset-backed securities. The
     Portfolio may invest in futures,
     swaps and other derivatives in
     keeping with its objective.
    -----------------------------------------------------------------------
     AST T. ROWE PRICE LARGE-CAP GROWTH    LARGE CAP     T. Rowe Price
     PORTFOLIO: seeks long-term growth of   GROWTH     Associates, Inc.
     capital by investing predominantly
     in the equity securities of a
     limited number of large, carefully
     selected, high-quality U.S.
     companies that are judged likely to
     achieve superior earnings growth.
     The Portfolio takes a growth
     approach to investment selection and
     normally invests at least 80% of its
     net assets in the common stocks of
     large companies. Large companies are
     defined as those whose market
     capitalization is larger than the
     median market capitalization of
     companies in the Russell 1000 Growth
     Index as of the time of purchase.
    -----------------------------------------------------------------------
     AST T. ROWE PRICE NATURAL RESOURCES   SPECIALTY     T. Rowe Price
     PORTFOLIO: seeks long-term capital                Associates, Inc.
     growth primarily through investing
     in the common stocks of companies
     that own or develop natural
     resources (such as energy products,
     precious metals and forest products)
     and other basic commodities. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its assets in natural
     resource companies. The Portfolio
     may also invest in non-resource
     companies with the potential for
     growth. The Portfolio looks for
     companies that have the ability to
     expand production, to maintain
     superior exploration programs and
     production facilities, and the
     potential to accumulate new
     resources. Although the Portfolio is
     primarily invested in U.S.
     securities, up to 50% of total
     assets also may be invested in
     foreign securities.
    -----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST WELLINGTON MANAGEMENT HEDGED        ASSET        Wellington
     EQUITY PORTFOLIO: seeks to              ALLOCA       Management
     outperform a mix of 50% Russell 3000    TION        Company, LLP
     Index, 20% MSCI EAFE Index, and 30%
     Treasury Bill Index over a full
     market cycle by preserving capital
     in adverse markets utilizing an
     options strategy while maintaining
     equity exposure to benefit from up
     markets through investments in
     Wellington Management's equity
     investment strategies. The Portfolio
     will use a broad spectrum of
     Wellington Management's equity
     investment strategies to invest in a
     broadly diversified portfolio of
     common stocks while also pursuing an
     equity index option overlay
     strategy. The equity index option
     overlay strategy is designed to help
     mitigate capital losses in adverse
     market environments and employs a
     put/spread collar to meet this goal.
     The Portfolio will normally invest
     at least 80% of its assets in common
     stocks of small, medium and large
     companies and may also invest up to
     30% of its assets in equity
     securities of foreign issuers and
     non-dollar denominated securities.
    -----------------------------------------------------------------------
     AST WESTERN ASSET CORE PLUS BOND        FIXED       Western Asset
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return, consistent with prudent                        Company
     investment management and liquidity
     needs, by investing to obtain the
     average duration specified for the
     Portfolio. The Portfolio invests,
     under normal circumstances, at least
     80% of the value of its assets in
     debt and fixed-income securities.
     The Portfolio's current target
     average duration is generally 2.5 to
     7 years. The Portfolio pursues this
     objective by investing in all major
     fixed income sectors with a bias
     towards non-Treasuries. The
     Portfolio has the ability to invest
     up to 20% in below investment grade
     securities. Securities rated below
     investment grade are commonly known
     as "junk bonds" or "high yield"
     securities.
    -----------------------------------------------------------------------
     AST WESTERN ASSET EMERGING MARKETS    LARGE CAP     Massachusetts
     DEBT PORTFOLIO: seeks to maximize       VALUE     Financial Services
     total return. The Portfolio pursues                    Company
     its objective, under normal market
     conditions, by investing at least
     80% of its assets in fixed-income
     securities issued by governments,
     government related entities and
     corporations located in emerging
     markets, and related instruments.
     The Portfolio may invest without
     limit in high yield debt securities
     and related investments rated below
     investment grade (that is,
     securities rated below Baa/BBB), or,
     if unrated, determined to be of
     comparable credit quality by one of
     the subadvisers. The Portfolio may
     invest in Below-investment grade
     securities that are commonly
     referred to as "junk bonds". The
     Western Asset Emerging Markets Debt
     Portfolio also may invest up to 50%
     of its assets in non-U.S. dollar
     denominated fixed income securities.
    -----------------------------------------------------------------------
                  PROFUND VP
    -----------------------------------------------------------------------
     EACH PROFUND VP PORTFOLIO DESCRIBED BELOW IS DESIGNED TO SEEK DAILY
     INVESTMENT RESULTS THAT, BEFORE FEES AND EXPENSES, CORRESPOND TO THE
     PERFORMANCE OF A DAILY BENCHMARK, SUCH AS THE DAILY PERFORMANCE OF AN
     INDEX OR SECURITY, OR THE INVERSE (-1X), A MULTIPLE (I.E., 1.25X OR
     2X), OR AN INVERSE MULTIPLE (I.E., -1.25X OR -2X) OF THE DAILY
     PERFORMANCE OF AN INDEX OR SECURITY. EACH CLASSIC PROFUND VP AND
     SECTOR PROFUND VP PORTFOLIO SEEKS TO PROVIDE DAILY INVESTMENT
     RESULTS, BEFORE FEES AND EXPENSES, THAT MATCH (1X) THE DAILY
     PERFORMANCE OF ITS BENCHMARK. EACH ULTRA PROFUND VP PORTFOLIO SEEKS
     TO PROVIDE DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT
     CORRESPOND TO A MULTIPLE (I.E., 1.25X OR 2X) OF THE DAILY PERFORMANCE
     OF ITS BENCHMARK. EACH INVERSE PROFUND VP PORTFOLIO SEEKS TO PROVIDE
     DAILY INVESTMENT RESULTS, BEFORE FEES AND EXPENSES, THAT CORRESPOND
     TO THE INVERSE (-1X) OR AN INVERSE MULTIPLE (I.E., -1.25X OR -2X) OF
     THE DAILY PERFORMANCE OF ITS BENCHMARK. THE INVESTMENT STRATEGY OF
     SOME OF THE PORTFOLIOS MAY MAGNIFY (BOTH POSITIVELY AND NEGATIVELY)
     THE DAILY INVESTMENT RESULTS OF THE APPLICABLE INDEX OR SECURITY. IT
     IS RECOMMENDED THAT ONLY THOSE ANNUITY OWNERS WHO ENGAGE A FINANCIAL
     ADVISOR TO ALLOCATE THEIR ACCOUNT VALUE USING A STRATEGIC OR TACTICAL
     ASSET ALLOCATION STRATEGY INVEST IN THESE PORTFOLIOS. THE PORTFOLIOS
     ARE ARRANGED BASED ON THE INDEX ON WHICH ITS INVESTMENT STRATEGY IS
     BASED.
    -----------------------------------------------------------------------
     PROFUND VP SMALL-CAP VALUE: seeks     SMALL CAP   ProFund Advisors
     daily investment results, before        VALUE            LLC
     fees and expenses, that correspond
     to the daily performance of the S&P
     SmallCap 600(R) Value Index (the
     "Index"). To meet its investment
     objective, the Fund invests in
     equity securities that ProFund
     Advisors believes, in combination,
     should have similar daily return
     characteristics as the daily return
     of the Index.
    -----------------------------------------------------------------------
     THE S&P SMALLCAP 600(R) VALUE INDEX IS DESIGNED TO PROVIDE A
     COMPREHENSIVE MEASURE OF SMALL-CAP U.S. EQUITY "VALUE" PERFORMANCE.
     IT IS AN UNMANAGED FLOAT-ADJUSTED, MARKET CAPITALIZATION WEIGHTED
     INDEX COMPRISING STOCKS REPRESENTING APPROXIMATELY HALF THE MARKET
     CAPITALIZATION OF THE S&P SMALLCAP 600 THAT HAVE BEEN IDENTIFIED AS
     BEING ON THE VALUE END OF THE GROWTH-VALUE SPECTRUM. IT IS A FLOAT
     ADJUSTED, MARKET CAPITALIZATION WEIGHTED INDEX OF 600 U.S. OPERATING
     COMPANIES. SECURITIES ARE SELECTED FOR INCLUSION IN THE INDEX BY AN
     S&P COMMITTEE THROUGH A NON-MECHANICAL PROCESS THAT FACTORS IN
     CRITERIA SUCH AS LIQUIDITY, PRICE, MARKET CAPITALIZATION, FINANCIAL
     VIABILITY, AND PUBLIC FLOAT.
    -----------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
      PROFUND VP SMALL-CAP GROWTH: seeks    SMALL CAP   ProFund Advisors
      daily investment results, before       GROWTH           LLC
      fees and expenses, that correspond
      to the daily performance of the S&P
      SmallCap 600(R) Growth Index(R) (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE S&P SMALLCAP 600(R) GROWTH INDEX IS DESIGNED TO PROVIDE A
      COMPREHENSIVE MEASURE OF SMALL-CAP U.S. EQUITY "GROWTH"
      PERFORMANCE. IT IS AN UNMANAGED FLOAT-ADJUSTED, MARKET
      CAPITALIZATION WEIGHTED INDEX COMPRISING STOCKS REPRESENTING
      APPROXIMATELY HALF THE MARKET CAPITALIZATION OF THE S&P SMALLCAP
      600 THAT HAVE BEEN IDENTIFIED AS BEING ON THE GROWTH END OF THE
      GROWTH-VALUE SPECTRUM. IT IS A FLOAT-ADJUSTED, MARKET
      CAPITALIZATION WEIGHTED INDEX OF 600 U.S. OPERATING COMPANIES.
      SECURITIES ARE SELECTED FOR INCLUSION IN THE INDEX BY AN S&P
      COMMITTEE THROUGH A NON-MECHANICAL PROCESS THAT FACTORS IN CRITERIA
      SUCH AS LIQUIDITY, PRICE, MARKET CAPITALIZATION, FINANCIAL
      VIABILITY, AND PUBLIC FLOAT.
     ---------------------------------------------------------------------
      PROFUND VP LARGE-CAP VALUE: seeks     LARGE CAP   ProFund Advisors
      daily investment results, before        VALUE           LLC
      fees and expenses, that correspond
      to the daily performance of the S&P
      500(R) Value Index (the "Index"). To
      meet its investment objective, the
      Fund invests in equity securities
      that ProFund Advisors believes, in
      combination, should have similar
      daily return characteristics as the
      daily return of the Index.
     ---------------------------------------------------------------------
      THE S&P 500(R) VALUE INDEX IS DESIGNED TO PROVIDE A COMPREHENSIVE
      MEASURE OF LARGE-CAP U.S. EQUITY "VALUE" PERFORMANCE. IT IS AN
      UNMANAGED FLOAT-ADJUSTED MARKET CAPITALIZATION WEIGHTED INDEX
      COMPRISING STOCKS REPRESENTING APPROXIMATELY HALF THE MARKET
      CAPITALIZATION OF THE S&P 500 THAT HAVE BEEN IDENTIFIED AS BEING ON
      THE VALUE END OF THE GROWTH-VALUE SPECTRUM.
     ---------------------------------------------------------------------
      PROFUND VP LARGE-CAP GROWTH: seeks    LARGE CAP   ProFund Advisors
      daily investment results, before       GROWTH           LLC
      fees and expenses, that correspond
      to the daily performance of the S&P
      500(R) Growth Index (the "Index").
      To meet its investment objective,
      the Fund invests in equity
      securities that ProFund Advisors
      believes, in combination, should
      have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE S&P 500(R) GROWTH INDEX IS DESIGNED TO PROVIDE A COMPREHENSIVE
      MEASURE OF LARGE-CAP U.S. EQUITY "GROWTH" PERFORMANCE. IT IS AN
      UNMANAGED FLOAT ADJUSTED MARKET CAPITALIZATION WEIGHTED INDEX
      COMPRISED OF STOCKS REPRESENTING APPROXIMATELY HALF THE MARKET
      CAPITALIZATION OF THE S&P 500 THAT HAVE BEEN IDENTIFIED AS BEING ON
      THE GROWTH END OF THE GROWTH-VALUE SPECTRUM.
     ---------------------------------------------------------------------
      PROFUND VP MID-CAP VALUE: seeks        MID CAP    ProFund Advisors
      daily investment results, before        VALUE           LLC
      fees and expenses, that correspond
      to the daily performance of the S&P
      MidCap 400(R) Value Index (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE S&P MIDCAP 400(R) VALUE INDEX IS DESIGNED TO PROVIDE A
      COMPREHENSIVE MEASURE OF MID-CAP U.S. EQUITY "VALUE" PERFORMANCE.
      IT IS AN UNMANAGED FLOAT ADJUSTED MARKET CAPITALIZATION WEIGHTED
      INDEX COMPRISED OF STOCKS REPRESENTING APPROXIMATELY HALF THE
      MARKET CAPITALIZATION OF THE S&P MIDCAP 400 THAT HAVE BEEN
      IDENTIFIED AS BEING ON THE VALUE END OF THE GROWTH-VALUE SPECTRUM.
     ---------------------------------------------------------------------
      PROFUND VP MID-CAP GROWTH: seeks       MID CAP    ProFund Advisors
      daily investment results, before       GROWTH           LLC
      fees and expenses, that correspond
      to the daily performance of the S&P
      MidCap 400(R) Growth Index(R) (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE S&P MIDCAP 400(R) GROWTH INDEX IS DESIGNED TO PROVIDE A
      COMPREHENSIVE MEASURE OF MID-CAP U.S. EQUITY "GROWTH" PERFORMANCE.
      IT IS AN UNMANAGED FLOAT ADJUSTED MARKET CAPITALIZATION WEIGHTED
      INDEX COMPRISED OF STOCKS REPRESENTING APPROXIMATELY HALF THE
      MARKET CAPITALIZATION OF THE S&P MIDCAP 400 THAT HAVE BEEN
      IDENTIFIED AS BEING ON THE GROWTH END OF THE GROWTH-VALUE SPECTRUM.
     ---------------------------------------------------------------------
      PROFUND VP CONSUMER GOODS: seeks      SPECIALTY   ProFund Advisors
      daily investment results, before                        LLC
      fees and expenses, that correspond
      to the daily performance of the Dow
      Jones U.S. Consumer Goods Index (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
      THE DOW JONES U.S. CONSUMER GOODS/SM/ INDEX MEASURES THE
      PERFORMANCE OF CONSUMER GOODS SECTOR OF THE U.S. EQUITY MARKET.
      COMPONENT COMPANIES INCLUDE, AMONG OTHERS, AUTOMOBILES AND AUTO
      PARTS AND TIRES, BREWERS AND DISTILLERS, FARMING AND FISHING,
      DURABLE AND NON-DURABLE HOUSEHOLD PRODUCT MANUFACTURERS, COSMETIC
      COMPANIES, FOOD AND TOBACCO PRODUCTS, CLOTHING, ACCESSORIES AND
      FOOTWEAR.
     ---------------------------------------------------------------------
      PROFUND VP CONSUMER SERVICES: seeks   SPECIALTY   ProFund Advisors
      daily investment results, before                        LLC
      fees and expenses, that correspond
      to the daily performance of the Dow
      Jones U.S. Consumer Services Index
      (the "Index"). To meet its
      investment objective, the Fund
      invests in equity securities that
      ProFund Advisors believes, in
      combination, should have similar
      daily return characteristics as the
      daily return of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. CONSUMER SERVICES INDEX MEASURES THE PERFORMANCE
      OF CONSUMER SERVICES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
      COMPANIES INCLUDE, AMONG OTHERS, AIRLINES, BROADCASTING AND
      ENTERTAINMENT, APPAREL AND BROADLINE RETAILERS, FOOD AND DRUG
      RETAILERS, MEDIA AGENCIES, PUBLISHING, GAMBLING, HOTELS,
      RESTAURANTS AND BARS, AND TRAVEL AND TOURISM.
     ---------------------------------------------------------------------
      PROFUND VP FINANCIALS: seeks daily    SPECIALTY   ProFund Advisors
      investment results, before fees and                     LLC
      expenses, that correspond to the
      daily performance of the Dow Jones
      U.S. Financials Index (the "Index").
      To meet its investment objective,
      the Fund invests in equity
      securities that ProFund Advisors
      believes, in combination, should
      have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. FINANCIALS INDEX MEASURES THE PERFORMANCE OF THE
      FINANCIAL SERVICES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
      COMPANIES INCLUDE, AMONG OTHERS, REGIONAL BANKS; MAJOR U.S.
      DOMICILED INTERNATIONAL BANKS; FULL LINE, LIFE, AND PROPERTY AND
      CASUALTY INSURANCE COMPANIES; COMPANIES THAT INVEST, DIRECTLY OR
      INDIRECTLY IN REAL ESTATE; DIVERSIFIED FINANCIAL COMPANIES SUCH AS
      FANNIE MAE, CREDIT CARD ISSUERS, CHECK CASHING COMPANIES, MORTGAGE
      LENDERS AND INVESTMENT ADVISERS; SECURITIES BROKERS AND DEALERS,
      INCLUDING INVESTMENT BANKS, MERCHANT BANKS AND ONLINE BROKERS; AND
      PUBLICLY TRADED STOCK EXCHANGES.
     ---------------------------------------------------------------------
      PROFUND VP HEALTH CARE: seeks daily   SPECIALTY   ProFund Advisors
      investment results, before fees and                     LLC
      expenses, that correspond to the
      daily performance of the Dow Jones
      U.S. Health Care/SM/ Index (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. HEALTH CARE/SM/ INDEX MEASURES THE PERFORMANCE
      OF THE HEALTHCARE INDUSTRY OF THE U.S. EQUITY MARKET. COMPONENT
      COMPANIES INCLUDE, AMONG OTHERS, HEALTH CARE PROVIDERS,
      BIOTECHNOLOGY COMPANIES, MEDICAL SUPPLIES, ADVANCED MEDICAL DEVICES
      AND PHARMACEUTICALS.
     ---------------------------------------------------------------------
      PROFUND VP INDUSTRIALS: seeks daily   SPECIALTY   ProFund Advisors
      investment results, before fees and                     LLC
      expenses, that correspond to the
      daily performance of the Dow Jones
      U.S. Industrials Index (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. INDUSTRIALS/SM/ INDEX MEASURES THE PERFORMANCE
      OF THE INDUSTRIAL INDUSTRY OF THE U.S. EQUITY MARKET. COMPONENT
      COMPANIES INCLUDE, AMONG OTHERS, BUILDING MATERIALS, HEAVY
      CONSTRUCTION, FACTORY EQUIPMENT, HEAVY MACHINERY, INDUSTRIAL
      SERVICES, POLLUTION CONTROL, CONTAINERS AND PACKAGING, INDUSTRIAL
      DIVERSIFIED, AIR FREIGHT, MARINE TRANSPORTATION, RAILROADS,
      TRUCKING, LAND-TRANSPORTATION EQUIPMENT, SHIPBUILDING,
      TRANSPORTATION SERVICES, ADVANCED INDUSTRIAL EQUIPMENT, ELECTRIC
      COMPONENTS AND EQUIPMENT, AND AEROSPACE.
     ---------------------------------------------------------------------
      PROFUND VP REAL ESTATE: seeks daily   SPECIALTY   ProFund Advisors
      investment results, before fees and                     LLC
      expenses, that correspond to the
      daily performance of the Dow Jones
      U.S. Real Estate Index (the
      "Index"). To meet its investment
      objective, the Fund invests in
      equity securities that ProFund
      Advisors believes, in combination,
      should have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. REAL ESTATE/SM/ INDEX MEASURES THE PERFORMANCE
      OF THE REAL ESTATE SECTOR OF THE U.S. EQUITY MARKET. COMPONENT
      COMPANIES INCLUDE REAL ESTATE HOLDING AND DEVELOPMENT AND REAL
      ESTATE SERVICE COMPANIES AND REAL ESTATE INVESTMENT TRUSTS
      ("REITS") THAT INVEST IN INDUSTRIAL, OFFICES AND RETAIL PROPERTIES.
      REITS ARE PASSIVE INVESTMENT VEHICLES THAT INVEST PRIMARILY IN
      INCOME-PRODUCING REAL ESTATE OR REAL ESTATE RELATED LOANS AND
      INTERESTS.
     ---------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
      PROFUND VP TELECOMMUNICATIONS: seeks  SPECIALTY   ProFund Advisors
      daily investment results, before                        LLC
      fees and expenses, that correspond
      to the daily performance of the Dow
      Jones U.S. Telecommunications Index
      (the "Index"). To meet its
      investment objective, the Fund
      invests in equity securities and
      derivatives that ProFund Advisors
      believes, in combination, should
      have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. TELECOMMUNICATIONS/SM/ INDEX MEASURES THE
      PERFORMANCE OF THE TELECOMMUNICATIONS INDUSTRY OF THE U.S. EQUITY
      MARKET. COMPONENT COMPANIES INCLUDE, AMONG OTHERS, FIXED-LINE
      COMMUNICATIONS AND WIRELESS COMMUNICATIONS COMPANIES.
     ---------------------------------------------------------------------
      PROFUND VP UTILITIES: seeks daily     SPECIALTY   ProFund Advisors
      investment results, before fees and                     LLC
      expenses, that correspond to the
      daily performance of the Dow Jones
      U.S. Utilities Index (the "Index").
      To meet its investment objective,
      the Fund invests in equity
      securities that ProFund Advisors
      believes, in combination, should
      have similar daily return
      characteristics as the daily return
      of the Index.
     ---------------------------------------------------------------------
      THE DOW JONES U.S. UTILITIES/SM/ INDEX MEASURES THE PERFORMANCE OF
      THE UTILITIES SECTOR OF THE U.S. EQUITY MARKET. COMPONENT COMPANIES
      INCLUDE, AMONG OTHERS, ELECTRIC UTILITIES, GAS UTILITIES AND WATER
      UTILITIES.
     ---------------------------------------------------------------------

 Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.

 ALLOWABLE BENEFIT ALLOCATIONS

 AST Academic Strategies Asset Allocation
 AST Advanced Strategies
 AST Balanced Asset Allocation
 AST BlackRock Global Strategies
 AST Capital Growth Asset Allocation
 AST FI Pyramis(R) Asset Allocation
 AST First Trust Balanced Target
 AST First Trust Capital Appreciation Target
 AST Franklin Templeton Founding Funds Allocation
 AST Horizon Moderate Asset Allocation
 AST J.P. Morgan Global Thematic
 AST J.P. Morgan Strategic Opportunities
 AST Moderate Asset Allocation
 AST New Discovery Asset Allocation
 AST Preservation Asset Allocation
 AST Schroders Global Tactical
 AST Schroders Multi-Asset World Strategies
 AST T. Rowe Price Asset Allocation
 AST Wellington Management Hedged Equity

 MARKET VALUE ADJUSTMENT OPTIONS
 When you allocate your Account Value to an MVA Option, you earn a fixed rate of interest over a set period of time called a Guarantee Period. There are two types of MVA Options available under each Annuity - the Long-Term MVA Options and the DCA MVA Options. We discuss each MVA Option below. In brief, under the Long-Term MVA Options, you earn interest over a multi-year time period that you have selected. Currently, the Guarantee Periods we offer are 3 years, 5 years, 7 years, and 10 years. We reserve the right to eliminate any or all of these Guarantee Periods or offer Guarantee Periods of different durations. Under the DCA MVA Options, you earn interest over a 6 month or 12 month period while your Account Value in that option is systematically transferred monthly to the Sub-accounts you have designated.

 For the Long-Term MVA Option, a Guarantee Period for an MVA Option begins:
   .   when all or part of a Purchase Payment is allocated to that MVA Option;
   . upon transfer of any of your Account Value to a Long-Term MVA Option for that particular Guarantee Period; or
   .   when you "renew" an MVA Option into a new Guarantee Period.

 RATES FOR MVA OPTIONS
 We do not have a single method for determining the fixed interest rates for the MVA Options. In general, the interest rates we offer for MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the MVA Option, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

 The interest rate credited to an MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the various Guarantee Periods. At the time that we confirm your MVA Option, we will advise you of the interest rate in effect and the date your MVA Option matures. We may change the rates we credit to new MVA Options at any time. To inquire as to the current rates for the MVA Options, please call 1-888-PRU-2888. MVA Options may not be available in all States and are subject to a minimum rate. Currently, the MVA Options are not available in the States of Illinois, Oregon and Washington.

 To the extent permitted by law, we may establish different interest rates for MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use DCA MVA Options.

 For any MVA Option, you will not be permitted to allocate or renew to the MVA Option if the Guarantee Period associated with that MVA Option would end after your Latest Annuity Date. Thus, for example, we would not allow you to start a new Guarantee Period of 5 years if the Owner/Annuitant were aged 94, because the 5 year period would end after the Latest Annuity Date.

 MARKET VALUE ADJUSTMENT
 With certain exceptions, if you transfer or withdraw Account Value from an MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:
   . any surrender, partial withdrawal (including a systematic withdrawal, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of an MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and
   . your exercise of the Free Look right under your Annuity, unless prohibited by law.

 We will NOT assess an MVA (whether positive or negative) in connection with any of the following:
   . partial withdrawals made to meet Required Minimum Distribution requirements under the Code in relation to your Annuity or a required distribution if your Annuity is held as a Beneficiary Annuity, but only if the Required Minimum Distribution or required distribution from Beneficiary Annuity is an amount that we calculate and is distributed through a program that we offer;
   . transfers or partial withdrawals from an MVA Option during the 30 days immediately prior to the end of the applicable Guarantee Period, including the Maturity Date of the MVA option;
   .   transfers made in accordance with our 6 or 12 Month DCA Program;
   .   when a Death Benefit is determined;
   .   deduction of a Annual Maintenance Fee for the Annuity;
   .   Annuitization under the Annuity; and
   . transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income).

 The amount of the MVA is determined according to the formulas set forth in Appendix C. We use one formula for the Long-Term MVA Option and another formula for the DCA MVA Option. In general, the amount of the MVA is dependent on the difference between interest rates at the time your MVA Option was established and current interest rates for the remaining Guarantee Period of your MVA Option. For the Long-Term MVA Option, as detailed in the formula, we essentially (i) divide the current interest rate you are receiving under the Guarantee Period by the interest rate we are crediting for a Guarantee Period equal in duration to the time remaining under the Guarantee Period (plus a Liquidity Factor as defined below) and (ii) raise that quotient by a mathematical power that represents the time remaining until the maturity of the Guarantee Period. That result produces the MVA factor. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 25 basis points. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the MVA Option. If we have no interest rate for a Guarantee Period equal in duration to the time remaining under the Guarantee Period, we may use certain US Treasury interest rates to calculate a proxy for that interest rate. All else being equal, the longer the time remaining until the maturity of the MVA Option from which you are making the withdrawal, the larger the mathematical power that is applied to the quotient in (i) above, and thus the larger the MVA itself. The formula for the DCA MVA Option works in a similar fashion, including the Liquidity Factor described above, except that both interest rates used in the MVA formula are derived directly from the Federal Reserve's "Constant Maturity (CMT) rate." Under either formula, the MVA may be positive or negative, and a negative MVA could result in a loss of interest previously earned as well as some portion of your Purchase Payments.

 LONG-TERM MVA OPTIONS
 We offer Long-Term MVA Options, offering a range of durations. When you select this option, your payment will earn interest at the established rate for the applicable Guarantee Period. A new Long-Term MVA Option is established every time you allocate or transfer money into a Long-Term MVA Option. You may have money allocated in more than one Guarantee Period at the same time. This could result in your money earning interest at different rates and each Guarantee Period maturing at a different time. While the interest rates we credit to the MVA Options may change from time to time, the minimum interest rate is what is set forth in your Annuity.

 We retain the right to limit the amount of Account Value that may be transferred into a new or out of an existing a Long-Term MVA Option and/or to require advance notice for transfers exceeding a specified amount. In addition, we reserve the right to limit or restrict the availability of certain Guarantee Periods from time to time.

 DCA MVA OPTIONS
 In addition to the Long-Term MVA Options, we offer DCA MVA Options that are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. Because the interest we credit is applied against a balance that declines as transfers are made periodically to the Subaccounts, you do not earn interest on the full amount you allocated initially to the DCA MVA Options. A dollar cost averaging program does not assure a profit, or protect against a loss. For a complete description of our 6 or 12 month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

 GUARANTEE PERIOD TERMINATION
 An MVA Option ends on the earliest of (a) the "Maturity Date" of the Guarantee Period (b) the date the entire amount in the MVA Option is withdrawn or transferred (c) the Annuity Date (d) the date the Annuity is surrendered and
 (e) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

 We will notify you before the end of the Guarantee Period. You may elect to have the value of the Long-Term MVA Option on its Maturity Date transferred to any Investment Option, including any Long-Term MVA Option, we then make available. If we do not receive instructions from you in Good Order at our Service Office before the Maturity Date of the Long-Term MVA Option, regarding how the Account Value in your maturing Long-Term MVA Option is to be allocated, we will allocate the Account Value in the maturing Long-Term MVA Option to the AST Money Market Sub-account, unless the Maturity Date is the Annuity Date. We will not assess an MVA if you choose to renew an MVA Option on its Maturity Date or transfer the Account Value to another Investment Option on the Maturity Date (or at any time during the 30 days immediately preceding the Maturity Date).

                         FEES, CHARGES AND DEDUCTIONS

 In this section, we provide detail about the charges you incur if you own the Annuity.

 The charges under the Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

 The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

 With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

 TRANSFER FEE: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Renewals or transfers of Account Value from an MVA Option within the 30 days immediately preceding the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Similarly, transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

 ANNUAL MAINTENANCE FEE: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $100,000. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The amount of the Annual Maintenance Fee may differ in certain states.

 TAX CHARGE: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the MVA Options equal to any taxes which may be imposed upon the Separate Accounts. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and we may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

 In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

 INSURANCE CHARGE: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity's basic Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

 OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

 SETTLEMENT SERVICE CHARGE: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

 FEES AND EXPENSES INCURRED BY THE PORTFOLIOS: Each portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are reflected daily by each portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the portfolios.

 MVA OPTION CHARGES
 No specific fees or expenses are deducted when determining the rates we credit to an MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to an MVA Option.

 ANNUITY PAYMENT OPTION CHARGES
 If you select a fixed payment option, the amount of each fixed payment will depend on the Unadjusted Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                            PURCHASING YOUR ANNUITY

 REQUIREMENTS FOR PURCHASING THE ANNUITY

 WE MAY APPLY CERTAIN LIMITATIONS, RESTRICTIONS, AND/OR UNDERWRITING STANDARDS AS A CONDITION OF OUR ISSUANCE OF AN ANNUITY AND/OR ACCEPTANCE OF PURCHASE PAYMENTS. ALL SUCH CONDITIONS ARE DESCRIBED BELOW.

 INITIAL PURCHASE PAYMENT: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered Additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make an initial Purchase Payment of at least $10,000 for the Advisor Series. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

 We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to this Annuity and any other annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

 SPECULATIVE INVESTING: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

 Currently, we will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership and/or permit assignments to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional death benefit or optional living benefit by certain ownership types. We may issue an Annuity in ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

 Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

 Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

 AGE RESTRICTIONS: Unless we agree otherwise and subject to our rules, each of the Owner(s) and Annuitant(s) must not be older than a maximum issue age as of the Issue Date of the Annuity, which is age 85. If you purchase a Beneficiary Annuity, the maximum issue age is 70 based on the Key Life. The availability and level of protection of certain optional benefits may vary based on the age of the oldest Owner (or Annuitant, if entity owned) on the Issue Date of the Annuity or the date of the Owner's death. In addition, the broker-dealer firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above - check with the broker-dealer firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

 ADDITIONAL PURCHASE PAYMENTS: If allowed by applicable state law, you may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this

 Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. You may make additional Purchase Payments, unless the Annuity is held as a Beneficiary Annuity, at any time before the earlier of the Annuity Date and (i) for Annuities that are not entity-owned, the oldest Owner's 86/th/ birthday or (ii) for entity-owned Annuities, the Annuitant's 86/th/ birthday. However, Purchase Payments are not permitted after the Account Value is reduced to zero.

 Additional Purchase Payments will be allocated to the Investment Options according to your instructions. If you have not provided any allocation instructions with the additional Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding any Sub-accounts to which you may not electively allocate Account Value.

 FOR ANNUITIES THAT HAVE ONE OF THE HIGHEST DAILY LIFETIME INCOME V2.1 BENEFITS, WE MAY LIMIT, SUSPEND OR REJECT ANY ADDITIONAL PURCHASE PAYMENT AT ANY TIME, BUT WOULD DO SO ONLY ON A NON-DISCRIMINATORY BASIS. CIRCUMSTANCES WHERE WE MAY LIMIT, RESTRICT, SUSPEND OR REJECT ADDITIONAL PURCHASE PAYMENTS INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING:
..   IF WE DETERMINE THAT, AS A RESULT OF THE TIMING AND AMOUNTS OF YOUR
    ADDITIONAL PURCHASE PAYMENTS AND WITHDRAWALS, THE ANNUAL INCOME AMOUNT IS BEING INCREASED IN AN UNINTENDED FASHION. AMONG THE FACTORS WE WILL USE IN MAKING A DETERMINATION AS TO WHETHER AN ACTION IS DESIGNED TO INCREASE THE ANNUAL INCOME AMOUNT IN AN UNINTENDED FASHION IS THE RELATIVE SIZE OF ADDITIONAL PURCHASE PAYMENT(S);
..   IF WE ARE NOT THEN OFFERING THIS BENEFIT FOR NEW ISSUES; OR
..   IF WE ARE OFFERING A MODIFIED VERSION OF THIS BENEFIT FOR NEW ISSUES.

 IF WE EXERCISE OUR RIGHT TO SUSPEND, REJECT AND/OR PLACE LIMITATIONS ON THE ACCEPTANCE OF ADDITIONAL PURCHASE PAYMENTS, YOU MAY NO LONGER BE ABLE TO FUND THE HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT THAT YOU SELECTED. THIS MEANS THAT YOU MAY NO LONGER BE ABLE TO INCREASE THE VALUES ASSOCIATED WITH YOUR HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT THROUGH ADDITIONAL PURCHASE PAYMENTS. Please see the "Living Benefits" section of this prospectus for further information on additional Purchase Payments.

 Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

 If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

 DESIGNATION OF OWNER, ANNUITANT AND BENEFICIARY
 OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

   . Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuance right that may be available to a surviving spouse).

   . Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus. For Beneficiary Annuities, instead of an Annuitant there is a "Key Life" which is used to determine the annual required distributions.

   . Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. For Beneficiary Annuities, instead of a Beneficiary, the term "Successor" is used. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

 Your right to make certain designations may be limited if your Annuity is to be used as an IRA, Beneficiary Annuity or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

 "BENEFICIARY" ANNUITY
 You may purchase an Annuity if you are a Beneficiary of an account that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's account into the Annuity described in this prospectus and receive distributions that are required by the tax laws. This transfer option is not available if the proceeds are being transferred from an annuity issued by us or one of our affiliates and the annuity offers a "Beneficiary Continuation Option".

 Upon purchase, the Annuity will be issued in the name of the decedent for your benefit. You must take required distributions at least annually, which we will calculate based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590.

 For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse Beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to Beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of this prospectus.

 For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to Beneficiaries of a non-qualified Annuity see "Required Distributions Upon Your Death for Nonqualified Annuity Contracts" in the Tax Considerations section of this prospectus.

 You may take withdrawals in excess of your required distributions. Any withdrawals you take count toward the required distribution for the year. All applicable charges will be assessed against your Annuity, such as the Insurance Charge and the Annual Maintenance Fee.

 The Annuity provides a basic Death Benefit upon death, and you may name "successors" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

 Please note the following additional limitations for a Beneficiary Annuity:
..   No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another annuity or eligible account. You may not make your Purchase Payment as an indirect rollover, or combine multiple assets or death benefits into a single contract as part of this Beneficiary Annuity.
..   You may not elect any optional living or death benefits.
..   You may not annuitize the Annuity; no annuity options are available.
..   You may participate only in the following programs: Auto-Rebalancing,
    Dollar Cost Averaging (but not the 6 or 12 Month DCA Program), or
    Systematic Withdrawals.
..   You may not assign or change ownership of the Annuity, and you may not change or designate another life upon which distributions are based. A Beneficiary Annuity may not be co-owned.
..   If the Annuity is funded by means of transfer from another Beneficiary
    Annuity with another company, we require that the sending company or the beneficial Owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Annuity. Please note we are unable to accept a transfer of another Beneficiary Annuity where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of an annuity that has annuitized.
..   The beneficial Owner of the Annuity can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA Owner; and
    (3) the Beneficiaries of the trust who are Beneficiaries with respect to the trust's interest in this Annuity must be identifiable from the trust instrument and must be individuals. A qualified trust may be required to provide us with a list of all Beneficiaries to the trust (including contingent and remainder Beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of
    September 30/th/ of the year following the year of death of the IRA or Roth IRA Owner, or date of Annuity application if later. The trustee may also be required to provide a copy of the trust document upon request. If the beneficial Owner of the Annuity is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial Owner of the Annuity is a qualified trust, distributions must be based on the life expectancy of the oldest Beneficiary under the trust.
..   If this Beneficiary Annuity is transferred to another company as a tax-free exchange with the intention of qualifying as a Beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.

..   If you are transferring proceeds as Beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first or next required distribution. If, for any reason, your transfer request impedes our ability to complete your required distribution by the required date, we will be unable to accept your transfer request.

 RIGHT TO CANCEL
 You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless otherwise required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments. If you had Account Value allocated to any MVA Option upon your exercise of the Free Look, we will calculate, to the extent allowed by applicable state law, any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment Options."

 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT
 You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity, unless the Annuity is held as a Beneficiary Annuity. Investment restrictions will apply if you elect optional benefits. No additional Purchase Payments are permitted if you have elected the Beneficiary Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or rejected our acceptance of additional Purchase Payments.

 SALARY REDUCTION PROGRAMS
 These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the MVA Options.

                             MANAGING YOUR ANNUITY

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS
 In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective when received at our Service Office. However, if the Annuity is held as a Beneficiary Annuity, the Owner may not be changed and you may not designate another Key Life upon which distributions are based. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office. Some of the changes we will not accept include, but are not limited to:
..   a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
..   a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
..   a new Annuitant prior to the Annuity Date if the Owner is an entity;
..   a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;
..   any permissible designation change if the change request is received at our
    Service Office after the Annuity Date;
..   a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors; and
..   a new Annuitant for a contract issued to a grantor trust where the new
    Annuitant is not the grantor of the trust.

 In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. WE WILL ALLOW CHANGES OF OWNERSHIP AND/OR ASSIGNMENTS ONLY IF THE ANNUITY IS HELD EXCLUSIVELY FOR THE BENEFIT OF THE ANNUITANT OR CONTINGENT ANNUITANT. WE ACCEPT ASSIGNMENTS OF NON-QUALIFIED ANNUITIES ONLY.

 WE RESERVE THE RIGHT TO REJECT ANY PROPOSED CHANGE OF OWNER, ANNUITANT, OR BENEFICIARY, AS WELL AS ANY PROPOSED ASSIGNMENT OF THE ANNUITY.

 We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:
..   a company(ies) that issues or manages viatical or structured settlements;
..   an institutional investment company;
..   an Owner with no insurable relationship to the Annuitant or Contingent
    Annuitant (a "Stranger-Owned Annuity" or "STOA"); or
..   a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

 WE WILL IMPLEMENT THIS RIGHT ON A NON-DISCRIMINATORY BASIS, AND TO THE EXTENT ALLOWED BY STATE LAW, BUT ARE NOT OBLIGATED TO PROCESS YOUR REQUEST WITHIN ANY PARTICULAR TIME FRAME. There are restrictions on designation changes when you have elected certain optional benefits.

 DEATH BENEFIT SUSPENSION UPON CHANGE OF OWNER OR ANNUITANT. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefits section of this prospectus for additional details.

 SPOUSAL DESIGNATIONS
 If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 CONTINGENT ANNUITANT
 Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

 Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in the spousal continuation section of the Death Benefits section of this prospectus.

 See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.

                          MANAGING YOUR ACCOUNT VALUE

 There are several programs we administer to help you manage your Account Value, as described in this section.

 DOLLAR COST AVERAGING PROGRAMS
 We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

 There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program may not be available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Iowa and Oregon.

 CRITERIA FOR PARTICIPATING IN THE PROGRAM
..   If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase
    Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange)
    then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.
..   You may only allocate Purchase Payments to the DCA MVA Options. You may not
    transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
..   As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program.
    We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.
..   We impose no fee for your participation in the 6 or 12 Month DCA Program.
..   You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.
..   We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.
..   The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

 DETAILS REGARDING PROGRAM TRANSFERS
..   Transfers made under this program are not subject to any MVA.
..   Any partial withdrawals, transfers, or fees deducted from the DCA MVA
    Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month DCA Program operating at the same time (so long as any such additional 6 or 12 Month
    DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.
..   6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.
..   We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
..   The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the Program.
..   If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) if you are participating in the Custom Portfolios Program, we will allocate to the Sub-accounts in accordance with the rules of that program (b) if you are not participating in the Custom Portfolios Program, we will make transfers under the 6 or 12 Month DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (c) whether or not you participate in the Custom Portfolios Program, no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a "Permitted
    Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).
..   If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the pre-determined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.
..   If you are participating in one of our automated withdrawal programs (e.g.,
    Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

 AUTOMATIC REBALANCING PROGRAMS
 During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

 If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a pre-determined mathematical formula, and you have elected automatic rebalancing, you should be aware that:
 (a) the AST bond portfolio used as part of the pre-determined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

 AUTHORIZATION OF A THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT
 This Annuity is intended to be used where you have engaged your own investment advisor to provide advice regarding the allocation of your Account Value. That investment advisor may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you is not acting on our behalf, but rather is acting on your behalf. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, restricting the amount of the advisor's fee that the advisor can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

 We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment advisor makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula, and may or may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond portfolio - even though your advisor's program might call for an increased investment in equity Sub-accounts in that scenario.

 WE ARE NOT A PARTY TO THE AGREEMENT YOU HAVE WITH YOUR INVESTMENT ADVISOR, AND DO NOT VERIFY THAT AMOUNTS WITHDRAWN FROM YOUR ANNUITY, INCLUDING AMOUNTS WITHDRAWN TO PAY FOR THE INVESTMENT ADVISOR'S FEE, ARE WITHIN THE TERMS OF YOUR AGREEMENT WITH YOUR INVESTMENT ADVISOR. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

 Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, as with any other withdrawal from your Annuity, you may incur adverse tax consequences upon the deduction of your advisor's fee from your Annuity. In addition, a withdrawal generally may also reduce the level of various living and death benefit guarantees provided.

 Please note that the investment restrictions for certain optional living and death benefits, and/or the investment in certain assets allocation sub-accounts, may limit or preclude the investment advisor's ability to deduct advisory fees from your Annuity. For example, if you elect any Highest Daily Lifetime Income v2.1 benefit, we will not allow your investment advisor to deduct fees from your Annuity (although you may pay your advisor in some other manner).

 SPECIAL RULES FOR DISTRIBUTIONS TO PAY ADVISORY FEES
 We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code). However, if your Annuity has an optional benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the "qualified" retirement plans enumerated above.

 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
 Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. IF YOUR FINANCIAL PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL SUCH TRANSACTIONS THAT ARE DIRECTED BY YOUR FINANCIAL PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

 PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "Restrictions On Transfers Between Investment Options". We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS
 During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

 Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

 Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and
 (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as automated withdrawals.

 Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., the Sub-accounts corresponding to the AST Money Market Portfolio or ProFunds VP portfolios), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or (b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each Sub-account (other than the AST Money Market
    Sub-account, or a Sub-account corresponding to a ProFund portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto rebalancing or under a pre-determined mathematical formula used with an optional living benefit; (ii) do not count any transfer that solely involves the AST Money Market Portfolio and/or a ProFund VP Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
..   We reserve the right to effect transfers on a delayed basis for all
    Annuities in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

 If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

 There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

 ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

 A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

                            ACCESS TO ACCOUNT VALUE

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU
 During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

 If you participate in any Lifetime Guaranteed Minimum Withdrawal Benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

 PRIOR TO ANNUITIZATION
 A distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your "cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

 DURING THE ANNUITIZATION PERIOD
 During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

 There may also be tax implications on distributions from qualified Annuities. See "Tax Considerations" for information about qualified Annuities and for additional information about non-qualified Annuities.

 SYSTEMATIC WITHDRAWALS FROM MY ANNUITY DURING THE ACCUMULATION PERIOD
 You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic Withdrawals may be subject to an MVA.

 Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or certain MVA Options. There is no minimum Surrender Value we require to allow you to begin a program of Systematic Withdrawals. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

 We will withdraw systematic withdrawals from the Investment Options you have designated (your "designated Investment Options"). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata, as just described, based on the Account Value across all your Investment Options. Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income), systematic withdrawals must be taken pro rata. Ownership changes to and assignment of your Annuity will terminate any systematic withdrawals that had been in effect on the date of the change.

 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

 Please note that if a withdrawal under 72(t) or 72(q) was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the withdrawal on December 28/th/ or on the last Valuation Day prior to December 28/th/ of that year.

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code.

 The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

 In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

 Please note that if a Required Minimum Distribution was scheduled to be effected between December 25/th/ and December 31/st/ of a given year, then we will implement the Required Minimum Distribution on December 28/th/ or on the last Valuation Day prior to December 28/th/ of that year.

 See "Tax Considerations" for a further discussion of Required Minimum Distributions.

                                  SURRENDERS

 SURRENDER VALUE
 During the Accumulation Period you can surrender your Annuity at any time, and you will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see "Living Benefits - Non-Lifetime Withdrawal Feature") that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See "Annuity Options" for information on the impact of the minimum Surrender Value at annuitization.

                                ANNUITY OPTIONS

 Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Account Value; partial annuitizations are not allowed.

 You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95/th/ birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant.

 If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

 If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

 Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefits described below.

 Certain of these annuity options may be available as "settlement options" to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

 Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

 For Beneficiary Annuities, no annuity payments are available and all references to Annuity Date are not applicable.

 OPTION 1
 ANNUITY PAYMENTS FOR A PERIOD CERTAIN: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.

 OPTION 2
 LIFE INCOME ANNUITY OPTION WITH A PERIOD CERTAIN: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 OTHER ANNUITY OPTIONS WE MAY MAKE AVAILABLE
 At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:
   . Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

   . Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.
   . Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

 We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

                                LIVING BENEFITS

 Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. No optional living benefit may be elected if your Annuity is held as a Beneficiary Annuity. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:
..   guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
..   providing spousal continuation of certain benefits.

 We currently offer the Highest Daily Lifetime v2.1 benefits suite.
..   Highest Daily Lifetime Income v2.1
..   Spousal Highest Daily Lifetime Income v2.1
..   Highest Daily Lifetime Income v2.1 With Highest Daily Death Benefit
..   Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit

 Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the "permitted Sub-accounts") and the AST Investment Grade Bond Sub-account. The optional living benefit investment requirements and the formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. Though the investment requirements and formula are designed to reduce risk, they do not guarantee any appreciation of your Account Value. In fact, they could mean that you miss appreciation opportunities in other investment options. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

 The Highest Daily Lifetime v2.1 benefits are "Lifetime Guaranteed Minimum Withdrawal Benefits". These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

 Under any of the Highest Daily Lifetime v2.1 Benefits (e.g., Highest Daily Lifetime Income v2.1, Spousal Highest Daily Lifetime Income v2.1, Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit), WITHDRAWALS IN EXCESS OF THE ANNUAL INCOME AMOUNT, CALLED "EXCESS INCOME," WILL RESULT IN A PERMANENT REDUCTION IN FUTURE GUARANTEED AMOUNTS.

 PLEASE REFER TO THE BENEFIT DESCRIPTION THAT FOLLOWS FOR A COMPLETE DESCRIPTION OF THE TERMS, CONDITIONS AND LIMITATIONS OF EACH OPTIONAL BENEFIT. SEE THE CHART IN THE "INVESTMENT OPTIONS" SECTION OF THE PROSPECTUS FOR A LIST OF INVESTMENT OPTIONS AVAILABLE AND PERMITTED WITH EACH BENEFIT. WE RESERVE THE RIGHT TO TERMINATE A BENEFIT IF YOU ALLOCATE FUNDS INTO NON-PERMITTED INVESTMENT OPTIONS. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

 TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS
 If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. NOTE THAT ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND WILL BEGIN THE NEW GUARANTEES UNDER THE NEW BENEFIT YOU ELECT BASED ON YOUR UNADJUSTED ACCOUNT VALUE AS OF THE DATE THE NEW BENEFIT BECOMES EFFECTIVE. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

 No Long-Term MVA Option is permitted if you elect any Optional Living Benefit.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a

 "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Highest Daily Lifetime(R) Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE FOLLOWING SECTIONS IN THIS PROSPECTUS: "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME V2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and
 (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject, any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $   1500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                              HIGHEST DAILY VALUE        ADJUSTED ANNUAL
               UNADJUSTED   (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (5% OF THE
  DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**   HIGHEST DAILY VALUE)
  -----       ------------- ------------------------ ------------------------
  October 28   $119,000.00        $119,000.00               $5,950.00
  October 29   $113,000.00        $113,986.95               $5,699.35
  October 30   $113,000.00        $113,986.95               $5,699.35
  October 31   $119,000.00        $119,000.00               $5,950.00
  November 1   $118,473.00        $119,000.00               $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113.986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

      Withdrawal amount                                          $ 15,000
      Divided by Account Value before withdrawal                 $120,000
      Equals ratio                                                   12.5%
      All guarantees will be reduced by the above ratio (12.5%)
      Protected Withdrawal Value                                 $109,375

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example

 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:
 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the
    Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS ARE PERMITTED. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the permitted elected Sub-accounts, the DCA MVA
    Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I)YOUR TERMINATION OF THE BENEFIT;
(II)YOUR SURRENDER OF THE ANNUITY;
(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES);
 (V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VI)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 HOW HIGHEST DAILY LIFETIME INCOME V2.1 TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

 OVERVIEW OF THE PREDETERMINED MATHEMATICAL FORMULA
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix D (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 TRANSFER ACTIVITY UNDER THE FORMULA
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, as none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 HOW THE FORMULA OPERATES
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".
 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:
 R = (L - B) / (V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1)We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix D. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

    Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

    Target Value (L) = $200,000 x 5% x 14.95 = $149,500

 (2)Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

    Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

    Target Ratio (R) = ($149,500 - 0)/$179,500 = 83.3%

 (3)If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

    Example: Assuming the Target Ratio is above 83% for a 3/rd/ consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4)In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 THE 90% CAP
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 MONTHLY TRANSFERS
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 OTHER IMPORTANT INFORMATION
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.
..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   .   If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 ADDITIONAL TAX CONSIDERATIONS
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Spousal Highest Daily Lifetime(R) Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE FOLLOWING SECTIONS IN THIS PROSPECTUS: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 - reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income (i.e., Excess Income) to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                             HIGHEST DAILY VALUE         ADJUSTED ANNUAL
                           (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (4.5% OF THE
 DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**    HIGHEST DAILY VALUE)
 -----       ------------- ------------------------ --------------------------
 October 28   $119,000.00        $119,000.00                $5,355.00
 October 29   $113,000.00        $113,986.98                $5,129.41
 October 30   $113,000.00        $113,986.98                $5,129.41
 October 31   $119,000.00        $119,000.00                $5,355.00
 November 1   $118,473.00        $119,000.00                $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is higher than the current year's Annual Income Amount of $5,301.72 (adjusted for excess withdrawals), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. When $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

         Withdrawal amount                                  $ 15,000
         Divided by Account Value before withdrawal         $120,000
         Equals ratio                                           12.5%
         All guarantees will be reduced by the above ratio     (12.5%)
         Protected Withdrawal Value                         $109,375

 REQUIRED MINIMUM DISTRIBUTIONS
 See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED
    YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE PERMITTED. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION
    (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

    (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

    (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
    (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while
    Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.

..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Investment Options and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in a cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;
 (II)UPON THE DEATH OF THE SECOND DESIGNATED LIFE;
(III)YOUR TERMINATION OF THE BENEFIT;
 (IV)YOUR SURRENDER OF THE ANNUITY;
 (V) YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
 (VI)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VII)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VIII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT
 Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component, however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

 The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single "designated life" who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB (INCLUDING NO PAYMENT OF THE HIGHEST DAILY DEATH BENEFIT AMOUNT). AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT, PLEASE SEE THE FOLLOWING SECTIONS IN THIS PROSPECTUS: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240).

 THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE
 TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 591/2; 4% for ages 591/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                              HIGHEST DAILY VALUE        ADJUSTED ANNUAL
               UNADJUSTED   (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (5% OF THE
  DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**   HIGHEST DAILY VALUE)
  -----       ------------- ------------------------ ------------------------
  October 28   $119,000.00        $119,000.00               $5,950.00
  October 29   $113,000.00        $113,986.95               $5,699.35
  October 30   $113,000.00        $113,986.95               $5,699.35
  October 31   $119,000.00        $119,000.00               $5,950.00
  November 1   $118,473.00        $119,000.00               $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year

..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

        Withdrawal amount                                  $ 15,000.00
        Divided by Account Value before withdrawal         $120,000.00
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $109,375.00
        Highest Daily Death Benefit Amount                 $100,992.50

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 EXAMPLE
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:
 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 HIGHEST DAILY DEATH BENEFIT
 A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the "Single Designated Life", when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:
   .   increased by the amount of any additional Adjusted Purchase Payments, and
   . reduced by the effect of any withdrawals (as described in the preceding paragraph), made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 PLEASE NOTE THAT THE HIGHEST DAILY DEATH BENEFIT AMOUNT IS AVAILABLE ONLY UNTIL WE MAKE GUARANTEE PAYMENTS UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB OR ANNUITY PAYMENTS BEGIN. THIS MEANS THAT ANY WITHDRAWALS THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO WILL ALSO REDUCE THE HIGHEST DAILY DEATH BENEFIT AMOUNT TO ZERO.

 ALL OTHER PROVISIONS APPLICABLE TO DEATH BENEFITS UNDER YOUR ANNUITY WILL CONTINUE TO APPLY. SEE THE "DEATH BENEFITS" SECTION OF THIS PROSPECTUS FOR MORE INFORMATION PERTAINING TO DEATH BENEFITS.

 BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income

    Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the
    Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TERMINATES, AND NO ADDITIONAL PAYMENTS ARE PERMITTED.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while
    Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and

    (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 with HD DB is
    1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership requirements.

 Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I)YOUR TERMINATION OF THE BENEFIT;
(II)YOUR SURRENDER OF THE ANNUITY;
(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER (OR ANNUITANT FOR IF ENTITY-OWNED ANNUITIES);
 (V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VI)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 HOW HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TRANSFERS ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated
 Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

 As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT, PLEASE SEE THE FOLLOWING SECTIONS IN THIS PROSPECTUS: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT" AND "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of this prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 and older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 591/2; 3.5% for ages 591/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and if is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

 HERE IS THE CALCULATION:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                             HIGHEST DAILY VALUE         ADJUSTED ANNUAL
                           (ADJUSTED FOR WITHDRAWAL INCOME AMOUNT (4.5% OF THE
 DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**    HIGHEST DAILY VALUE)
 -----       ------------- ------------------------ --------------------------
 October 28   $119,000.00        $119,000.00                $5,355.00
 October 29   $113,000.00        $113,986.98                $5,129.41
 October 30   $113,000.00        $113,986.98                $5,129.41
 October 31   $119,000.00        $119,000.00                $5,355.00
 November 1   $118,473.00        $119,000.00                $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the time of the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1 with HD DB

 On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

        Withdrawal amount                                  $ 15,000.00
        Divided by Account Value before withdrawal         $120,000.00
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $109,375.00
        Highest Daily Death Benefit Amount                 $100,992.50

 REQUIRED MINIMUM DISTRIBUTIONS
 See the sub-section entitled "Required Minimum Distributions" in the prospectus section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 HIGHEST DAILY DEATH BENEFIT
 A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described later in this prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:
   .   increased by the amount of any additional Adjusted Purchase Payments, and
   . reduced by the effect of any withdrawals (as described in the preceding paragraph), made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 PLEASE NOTE THAT HIGHEST DAILY DEATH BENEFIT AMOUNT IS AVAILABLE ONLY UNTIL WE MAKE GUARANTEE PAYMENTS UNDER SPOUSAL HIGHEST LIFETIME INCOME V2.1 WITH HD DB OR ANNUITY PAYMENTS BEGIN. THIS MEANS THAT ANY WITHDRAWALS THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO WILL ALSO REDUCE THE HIGHEST DAILY DEATH BENEFIT AMOUNT TO ZERO.

 ALL OTHER PROVISIONS APPLICABLE TO DEATH BENEFITS UNDER YOUR ANNUITY CONTINUE TO APPLY. SEE THE "DEATH BENEFITS" SECTION OF THIS PROSPECTUS FOR MORE INFORMATION PERTAINING TO DEATH BENEFITS.

 BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED
    YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE PERMITTED.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

    (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

    (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
    (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" for more information.)
..   Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:

..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be between 50-79 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

 Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other's spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE WHO IS AN OWNER (OR WHO IS THE ANNUITANT IF ENTITY OWNED), IF THE REMAINING DESIGNATED LIFE ELECTS NOT TO CONTINUE THE ANNUITY;
 (II)UPON OUR RECEIPT OF DUE PROOF OF DEATH OF AN OWNER (OR ANNUITANT IF ENTITY OWNED) IF THE SURVIVING SPOUSE IS NOT ELIGIBLE TO CONTINUE THE BENEFIT BECAUSE SUCH SPOUSE IS NOT A SPOUSAL DESIGNATED LIFE AND THERE IS ANY UNADJUSTED ACCOUNT VALUE ON THE DATE OF DEATH;
(III)UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE REMAINING DESIGNATED LIFE IF A DEATH BENEFIT IS PAYABLE UNDER THIS BENEFIT;
 (IV)YOUR TERMINATION OF THE BENEFIT;
 (V) YOUR SURRENDER OF THE ANNUITY;
 (VI)WHEN ANNUITY PAYMENTS BEGIN (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
(VII)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VIII)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
 (IX)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

                                DEATH BENEFITS

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT
 The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If an Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent." Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under
 Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

 We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death". Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of the entire universe of eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

 Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary - see "Payment of Death Benefits" below).

 After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, the amount of the Death Benefit is subject to market fluctuations.

 No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

 EXCEPTIONS TO AMOUNT OF DEATH BENEFIT
 There are certain exceptions to the amount of the Death Benefit:

 SUBMISSION OF DUE PROOF OF DEATH WITHIN ONE YEAR. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the basic Death Benefit or any Optional Death Benefit).

 DEATH BENEFIT SUSPENSION PERIOD. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), any Death Benefit (including the Minimum Death Benefit, any optional Death Benefit and Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB) that applies will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. Thus, if you had elected Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB, and the suspension were in effect, you would be paying the fee for the Optional Death Benefit, Highest Daily Lifetime Income v2.1 with HD DB or Spousal Highest Daily Lifetime Income v2.1 with HD DB even though during the suspension period your Death Benefit would be limited to the Unadjusted Account Value. After the two-year suspension period is completed the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

 With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.

 MINIMUM DEATH BENEFIT
 The Annuity provides a minimum Death Benefit at no additional charge. The amount of the minimum Death Benefit is equal to the greater of:
   . The sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND
   .   Your Unadjusted Account Value on the date we receive Due Proof of Death.

 SPOUSAL CONTINUATION OF ANNUITY
 Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the pre-determined mathematical formula on the same day).

 Subsequent to spousal continuation, the minimum Death Benefit will be equal to the greater of:
   . The Unadjusted Account Value on the effective date of the spousal continuance, plus all Purchase Payments you have made since the spousal continuance until the date of Due Proof of Death, reduced proportionally by the ratio of the amount of any withdrawal to the Account Value immediately prior to the withdrawal; AND
   . The Unadjusted Account Value on Due Proof of Death of the assuming spouse.

 With respect to Highest Daily Lifetime Income v2.1 with HD DB and Spousal Highest Daily Lifetime Income v2.1 with HD DB:
   . If the Highest Daily Death Benefit is not payable upon the death of a Spousal Designated Life, and the Remaining Designated Life chooses to continue the Annuity, the benefit will remain in force unless we are instructed otherwise.
   . If a Death Benefit is not payable upon the death of a Spousal Designated Life (e.g., if the first of the Spousal Designated Lives to die is the Beneficiary but not an Owner), the benefit will remain in force unless we are instructed otherwise.

 Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal advisor.

 Any Optional Death Benefit in effect at the time the first of the spouses dies will continue only if spousal assumption occurs prior to the Death Benefit Target Date and prior to the assuming spouse's 80/th/ birthday. If spousal assumption occurs after the Death Benefit Target Date (or the 80/th/ birthday of the assuming spouse), then any Optional Death Benefit will terminate as of the date of spousal assumption. In that event, the assuming spouse's Death Benefit will equal the basic Death Benefit.

 We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately.

 A surviving spouse's ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see "Managing Your Annuity - Spousal Designations"). Please consult your tax or legal advisor for more information about such impact in your state.

 PAYMENT OF DEATH BENEFITS

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)
 Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:
   .   within five (5) years of the date of death (the "5 Year Deadline"); or
   . as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

 If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed:
   .   as a lump sum payment; or
   . as a series of required distributions under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," unless you have made an election prior to Death Benefit proceeds becoming due

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse.

   . If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death (the "Qualified 5 Year Deadline"), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is solely payable to (or for the benefit of) your surviving spouse, then the Annuity may be continued with your spouse as the Owner. If your Beneficiary elects to receive full distribution by the Qualified 5 Year Deadline, 2009 shall not be included in the five year requirement period. This effectively extends this period to December 31/st/ of the year including the six year anniversary date of death.
   . If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31/st/ of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. For this distribution requirement also, 2009 shall not be included in the five year requirement period.
   . If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.

 A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 BENEFICIARY CONTINUATION OPTION
 Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. This option is different from the "Beneficiary Annuity because the Beneficiary Continuation Option is a death benefit payout option used explicitly for annuities issued by a Prudential affiliate. Under the Beneficiary Continuation Option:
   . The Beneficiary must apply at least $15,000 to the Beneficiary Continuation Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
   . The Annuity will be continued in the Owner's name, for the benefit of the Beneficiary.
   . Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
   . Beginning on the date we receive an election by the Beneficiary to take the Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.

   . The initial Account Value will be equal to any Death Benefit (including any optional Death Benefit) that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.
   . The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
   . The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
   .   No MVA Options will be offered for Beneficiary Continuation Options.
   . No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation Option.
   . The basic Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
   . The Beneficiary can request a withdrawal of all or a portion of the Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.
   . Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor. However, the distributions will continue to be based on the Key Life of the Beneficiary Continuation Option the successor received the death benefit proceeds from.
   . If the Beneficiary elects to receive the death benefit proceeds under the Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

 We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

                            VALUING YOUR INVESTMENT

 VALUING THE SUB-ACCOUNTS
 When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

 Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

 EXAMPLE
 Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

 PROCESSING AND VALUING TRANSACTIONS
 Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

 The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
..   trading on the NYSE is restricted;
..   an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
..   the SEC, by order, permits the suspension or postponement for the protection of security holders.

 If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

 We have arrangements with certain selling firms, under which receipt by the firm in Good Order prior to our cut-off time on a given Valuation Day is treated as receipt by us on that Valuation Day for pricing purposes. Currently, we have such an arrangement with Citigroup Global Markets Inc. ("CGM"). We extend this pricing treatment to orders that you submit directly through CGM and to certain orders submitted through Morgan Stanley Smith Barney LLC ("MSSB") where CGM serves as clearing firm for MSSB. Your MSSB registered representative can tell you whether your order will be cleared through CGM. In addition, we currently have an arrangement with Merrill, Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") under which transfer orders between Sub-accounts that are received in Good Order by Merrill Lynch prior to the NYSE close on a given Valuation Day will be priced by us as of that Valuation Day. The arrangements with CGM, MSSB, and Merrill Lynch may be terminated at any time or modified in certain circumstances.

 INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the

 Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days. With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

 As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

 ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payment at any time, on a non-discriminatory basis.

 SCHEDULED TRANSACTIONS: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

 UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and
 (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions"

 DEATH BENEFITS: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

 We are generally required by law to pay any death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

 TRANSACTIONS IN PROFUNDS VP SUB-ACCOUNTS: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any purchase order or transfer request involving the ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities' Internet website (www.prudentialannuities.com). You cannot request a transaction (other than a redemption order) involving the transfer of units in one of the ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Owners attempting to process a purchase order or transfer request between the applicable "cut-off" time and 4:00 p.m., are informed that their transactions cannot be processed as requested. We will not process the trade until we receive further instructions from you. However, Owners receiving the "cut off" message may process a purchase order or transfer request up until 4:00 p.m. on that same day with respect to any other available investment option under their Annuity, other than ProFunds. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

 TERMINATION OF OPTIONAL BENEFITS: In general, if an optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. However, for the Highest Daily Lifetime Income v2.1 suite of benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different charge.

                              TAX CONSIDERATIONS

 The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

 NONQUALIFIED ANNUITY CONTRACTS
 IN GENERAL, AS USED IN THIS PROSPECTUS, A NONQUALIFIED ANNUITY IS OWNED BY AN INDIVIDUAL OR NON-NATURAL PERSON AND IS NOT ASSOCIATED WITH A TAX-FAVORED RETIREMENT PLAN.

 TAXES PAYABLE BY YOU
 We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

 It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

 You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

 TAXES ON WITHDRAWALS AND SURRENDER
 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

 TAXES ON ANNUITY PAYMENTS
 A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

 Please refer to your Annuity contract for the maximum Annuity Date, also described above.

 PARTIAL ANNUITIZATION
 Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

 MEDICARE TAX ON NET INVESTMENT INCOME
 The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

 TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT
 You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty);
    or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035
 Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

 TAXES PAYABLE BY BENEFICIARIES
 The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit
..   As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
..   Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
..   Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

 CONSIDERATIONS FOR CONTINGENT ANNUITANTS: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

 REPORTING AND WITHHOLDING ON DISTRIBUTIONS Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 ENTITY OWNERS
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

 At this time, we will not issue an Annuity to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under
 Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

 ANNUITY QUALIFICATION
 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

 Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

 Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

 QUALIFIED ANNUITY CONTRACTS
 In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

 The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

 A Qualified annuity may typically be purchased for use in connection with:
..   Individual retirement accounts and annuities (IRAs), including inherited
    IRAs (which we refer to as a Beneficiary IRA), which are subject to
    Sections 408(a) and 408(b) of the Code;
..   Roth IRAs, including inherited Roth IRAs (which we refer to as a
    Beneficiary Roth IRA) under Section 408A of the Code;
..   A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
..   H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);
..   Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax
    Deferred Annuities or TDAs);
..   Section 457 plans (subject to 457 of the Code).

 A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

 You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

 TYPES OF TAX-FAVORED PLANS
 IRA. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2013 the contribution limit is $5,500 ($5,000 for 2012). The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

 The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

 In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as Owner of the contract, must be the "Annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as Owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1/st/ of the calendar year after the calendar year you turn age 70 1/2; and
..   Death and annuity payments must meet "required minimum distribution" rules described below.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% early withdrawal penalty described below;
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a required minimum distribution, also described below.

 SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
..   If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $51,000 in 2013 ($50,000 in 2012) or (b) 25% of your taxable compensation paid by the contributing
    employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2013, this limit is $255,000 ($250,000 for 2012);
..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
..   SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $17,500 in 2013 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

 ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA employer sponsored retirement plan (under Sections 401(a) or 403(b) of the Code) or Roth IRA; or if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

 TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2013. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:
..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or
..   Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

 In any event, you must begin receiving distributions from your TDA by April 1/st/ of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund

 "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

 CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

 REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

 You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

 CHARITABLE IRA DISTRIBUTIONS.
 The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The American Taxpayer Relief Act extended this provision until the end of 2013.

 For distributions in tax years beginning after 2005 and before 2014, provide an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Special transition rules related to retroactive extension of this tax law provision permitted different distribution treatment for charitable IRA distributions made by January 31, 2013. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

 The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

 REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED ANNUITY CONTRACTS
 Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.
..   If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.
..   If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple
    Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement. For this distribution requirement also, 2009 shall not be included in the five year requirement period.
..   If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

 A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually.
    (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 WITHHOLDING
 We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
..   If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

 ERISA REQUIREMENTS
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

 SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS
 If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

 Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

 Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

 IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

 GIFTS AND GENERATION-SKIPPING TRANSFERS
 If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

 ADDITIONAL INFORMATION
 For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

                               OTHER INFORMATION

 PRUCO LIFE AND THE SEPARATE ACCOUNT

 PRUCO LIFE. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

 Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

 Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2011, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator), State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Aplifi (order entry systems provider) located at 555 SW 12th Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10th Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12th Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615, Right Now Technologies (business information repository), 136 Enterprise Blvd, Bozeman, MT 59718, The Harty Press (print vendor for client communications) 25 James Street, New Haven, CT 06513.

 THE SEPARATE ACCOUNT. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

 If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

 With the MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

 SERVICE FEES PAYABLE TO PRUCO LIFE
 Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for shareholder services and distribution expenses. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

 We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

 The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity. Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" earlier in this prospectus for a listing of the Portfolios that pay a 12b-1 fee.

 With respect to administrative services fees, the maximum fee (as of December 31, 2011) that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

 In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

 During 2011, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $125 to approximately $789,756. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

 LEGAL STRUCTURE OF THE UNDERLYING FUNDS
 Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

 Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

 MATERIAL CONFLICTS
 It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

 CONFIRMATIONS, STATEMENTS, AND REPORTS
 We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, Systematic Withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and the Custom Portfolios Program in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

 DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE
 Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration (firms). Applications for each Annuity are solicited by registered representatives of those firms. In addition, PAD may offer the Annuity directly to potential purchasers.

 Under the selling agreements, commissions may be paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 2.0% for the Advisor Series. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by Annuity product, and such differing compensation could be a factor in which Annuity a Financial Professional recommends to you.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of training and due diligence events). These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

 This Annuity will be offered on a fee-based variable annuity platform offered by LPL Financial LLC ("LPL") through LPL's Strategic Asset Management advisory program. In connection with that platform, LPL entered into agreements with several variable annuity issuers, including Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey, under which such insurers agreed to make upfront and ongoing contributions to defray the technology and systems costs associated with the operation and maintenance of LPL's platform. LPL in turn agreed, through January 2013, to limit the variable annuities offered through its platform to those issued by such insurers. Because LPL benefited from the contributions from such annuity insurers, there may be a conflict between LPL's financial interest and its ability to use strictly objective factors to select and/or retain variable annuities available on the platform. However, LPL does not guarantee that such insurers' variable annuities actually will be used in any client account.

 The list below identifies three general types of payments that PAD pays which are broadly defined as follows:
..   Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.

..   Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.
..   Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

 Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

 The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2011) received payment with respect to our annuity business generally during 2011 (or as to which a payment amount was accrued during 2011). The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your registered representative can provide you with more information about the compensation arrangements that apply upon request. During 2011, the least amount paid, and greatest amount paid, were $19.35 and $6,443,077.91, respectively. Each of these Annuities also is distributed by other selling firms that previously were appointed only with our affiliate Prudential Annuities Life Assurance Corporation ("PALAC"). Such other selling firms may have received compensation similar to the types discussed above with respect to their sale of PALAC annuities. In addition, such other selling firms may, on a going forward basis, receive substantial compensation that is not reflected in this 2011 retrospective depiction.


 NAME OF FIRM:


  1/st/ Global Capital Corp.
  1934 Group
  Aaron Industries
  Advantage Fire Sprinkler Co.
  Aegon Transamerica
  A.G. Edwards & Sons, Inc.
  Afore ING
  AIG Financial Advisors Inc
  Allen & Company of Florida, Inc.
  Alliance Bernstein L.P.
  Allstate Financial Srvcs, LLC
  American Century
  American Independent Marketing
  AMERICAN PORTFOLIO FIN SVCS INC
  Ameriprise Financial, Inc. Total
  Ameritas Investment Corp.
  ANCHOR BAY SECURITIES, LLC
  ARETE WEALTH MANAGEMENT
  Arlington Securities, Inc.
  Arque Capital, Ltd.
  ARVEST ASSET MANAGEMENT
  ASKAR CORPORATION
  AUSDAL FINANCIAL PARTNERS, INC.
  AXA Advisors, LLC
  BancorpSouth Investment Services, Inc.
  Banc of America Invest.Svs(SO)
  BBVA Compass Investment Solutions, Inc.
  Ballew Investments
  Bank of the West
  Battery Ventures
  BB&T Investment Services, Inc.
  BCG Companies
  BCG Securities, Inc.
  Beaconsfield Financial Services
  Berthel Fisher & Company
  BlackRock Financial Management Inc.
  Broker Dealer Financial Services
  Brookstone Financial Services
  Brown Builders
  Cadaret, Grant & Co., Inc.
  Calton & Associates, Inc.
  Cambridge Investment Research, Inc.
  Cambridge Legacy Securities, LLC
  Cantella & Co., Inc.
  CAPE SECURITIES, INC.
  Capital Advisors
  Capital Analysts
  Capital Financial Services, Inc.
  CAPITAL GROWTH RESOURCES
  Capital Guardian
  Capital Investment Group, Inc.
  Capital One Investment Services, LLC
  Capital Securities Management
  Castner Josephs Retirement Group
  CBIZ
  CCF Investments, Inc.
  Centaurus Financial, Inc.
  CFD Investments, Inc.
  Charter One Bank (Cleveland)
  Chase Investment Services
  Citigroup Global Markets Inc.
  Citizens Bank and Trust Company
  Clairmont Oaks
  CLS Investments
  COMERICA SECURITIES, INC.
  Commonwealth Financial Network
  Compak Securities
  Compass Bank Wealth Management Group
  Crescent Securities Group
  Crown Capital Securities, L.P.
  CUNA Brokerage Svcs, Inc.
  CUSO Financial Services, L.P.
  D.A. Davidson
  David A. Noyes & Company
  Delta Equity
  Dempsey Lord Smith, LLC
  Deutsche Bank
  DeWaay Financial Network, LLC
  Eaton Vance
  EDI Financial
  Edward Jones & Co.
  ELLIOTT DAVIS BROKERAGE SERVICES, LLC
  Equitrust
  Equity Services, Inc.
  ESSEX FINANCIAL SERVICES, INC.
  Evergreen Consulting
  Federated Investors
  Fidelity Investments
  Fifth Third Securities, Inc.
  FINANCIAL ADVISERS OF AMERICA LLC
  Financial Network Investment
  Financial Planning Consultants
  Financial Security Management, Inc.
  Financial Telesis Inc.
  Financial West Group
  Fintegra, LLC
  First Allied Securities Inc
  First American Insurance Underwriters (FAIU)
  First Brokerage America, LLC
  FIRST CITIZENS INVESTOR SERVICES INC
  First Financial Equity Corp.
  First Heartland Capital, Inc.
  First Merit Investments
  First Southeast Investor Services
  First State Financial Management

  First Tennessee Brokerage, Inc
  First Trust Portfolios L.P.
  First Western Advisors
  Florida Investment Advisers
  Foothill Securities, Inc.
  Forrester Research
  Fortune Financial Services, Inc.
  Franklin Templeton
  FROST BROKERAGE SERVICES
  FSC Securities Corp.
  G.A. Repple & Company
  GATX Southern Star Agency
  Garden State Securities, Inc.
  Gary Goldberg & Co., Inc.
  Geneos Wealth Management, Inc.
  Genworth Financial Securities Corporation
  Girard Securities, Inc.
  Golden Years Advisors
  Goldman Sachs & Co.
  Great American Advisors, Inc.
  Great American Investors, Inc.
  GWN Securities, Inc.
  H. Beck, Inc.
  HBW SECURITIES LLC
  HD Associates
  H.D. Vest Investment
  Hantz Financial Services,Inc.
  HARBOR FINANCIAL SERVICES LLC
  Harbour Investments, Inc.
  Harmon Dennis Bradshaw
  Hartford Life Insurance Company
  Harvest Capital, LLC
  Hazard & Siegel, Inc.
  Heim, Young & Associates, Inc.
  Horizon Investments
  Hornor, Townsend & Kent, Inc.
  HSBC
  Huntleigh Securities
  ICC
  IMS Securities
  Independent Financial Grp, LLC
  IFS (Industry Fund Services)
  Impact Speakers
  Infinex Investments, Inc.
  ING Financial Partners, LLC
  Institutional Securities Corp.
  INTERCAROLINA FINANCIAL SERVICES, INC.
  Intersecurities, Inc
  Intervest International Equities Corp.
  Invest Financial Corporation
  Investacorp
  Investment Centers of America
  Investment Professionals
  Investors Capital Corporation
  Investors Security Co, Inc.
  ISG Equity Sales
  JHS Capital
  J.J.B. Hilliard Lyons, Inc.
  J.P. Morgan
  J.P. Turner & Company, LLC
  J.W. Cole Financial, Inc.
  Jack Cramer & Associates
  Janney Montgomery Scott, LLC.
  Jennison Associates, LLC
  John Hancock
  Key Bank
  KEY INVESTMENT SERVICES LLC
  Klosterman Baking
  KMS Financial Services, Inc.
  Kovack Securities, Inc.
  LaSalle St. Securities, LLC
  Leaders Group Inc.
  Legend Equities Corporation
  Legg Mason
  Leigh Baldwin & Company, LLC
  Lincoln Financial Advisors
  Lincoln Financial Securities Corporation
  Lincoln Investment Planning
  Lord Abbett
  LPL Financial Corporation
  LSG Financial Services
  M3 Insurance Solutions, Inc.
  M Holdings Securities, Inc
  Main Street Securities, LLC
  Mason Wells
  Merrill Lynch, P,F,S
  Merritt Wealth Strategies
  MetLife
  MFS
  Michigan Securities, Inc.
  Mid-Atlantic Capital Corp.
  Milkie Ferguson Investments
  MML Investors Services, Inc.
  Money Concepts Capital Corp.
  Montgomery Agency
  Morgan Keegan & Company
  Morgan Stanley Smith Barney
  MTL Equity Products, Inc.
  Multi Financial Securities Crp
  National Planning Corporation
  National Securities Corp.
  Nationwide Securities, LLC
  Navigator Financial
  Neuberger Berman
  New Alliance Bank
  New England Securities Corp.
  New York Life
  Newbridge Securities Corp.
  Newport Coast Securities
  Next Financial Group, Inc.
  NFP Securities, Inc.
  North Ridge Securities Corp.
  NPB Financial Group, LLC
  OneAmerica Securities, Inc.
  One Resource Group
  OPPENHEIMER & CO, INC.
  Pacific West Securities, Inc.
  Packerland Brokerage Services, Inc.
  Park Avenue Securities, LLC
  Paulson Investment Co., Inc.
  PIMCO
  PlanMember Securities Corp.
  PNC Investments, LLC
  Presidential Brokerage, Inc.
  Prime Capital Services, Inc.
  PRIMEVEST FINANCIAL SERVICES
  Principal Financial Group
  Princor Financial Services Corp.
  Private Client Services, LLC
  ProEquities
  Prospera Financial Services, Inc.
  Pruco Securities, LLC
  Purshe Kaplan Sterling Investments
  QA3 Financial Corp.
  Quest Financial Services
  Questar Capital Corporation
  Raymond James & Associates
  Raymond James Financial Svcs
  RBC CAPITAL MARKETS CORPORATION
  Resource Horizons Group
  Ridgeway & Conger, Inc.
  RNR Securities, LLC
  Robert W. Baird & Co., Inc.
  Royal Alliance Associates
  Royal Bank of Scotland
  Sagemark Consulting
  SAGEPOINT FINANCIAL, INC.
  Sage Rutty & Co., Inc.
  Sammons Securities Co., LLC
  Sanders Morris Harris Inc.
  SAUNDERS RETIREMENT ADVISORS INC
  SCF Securities, Inc.
  Schroders Investment Management
  Scott & Stringfellow, Inc.
  Seacoast Capital
  Securian Financial Svcs, Inc.
  Securities America, Inc.
  Securities Service Network
  Sigma Financial Corporation
  Signator Investors, Inc.
  SII Investments, Inc.
  Silver Oaks Securities
  SMH Capital, Inc.
  Southwest Securities, Inc.
  SPIRE SECURITIES LLC
  STERLING MONROE SECURITIES LLC
  Sterne Agee Financial Services, Inc.
  Stifel Nicolaus & Co.
  STRATEGIC FIN ALLIANCE INC
  Summit Brokerage Services, Inc
  Summit Equities, Inc.
  Summit Financial
  Sunset Financial Services, Inc
  SunTrust Investment Services, Inc.
  SWBC Investment Services

  SWS Financial Services, Inc
  SYMETRA INVESTMENT SERVICES INC
  Syndicated
  T. Rowe Price Group, Inc.
  TFS Securities, Inc.
  The Capital Group Securities, Inc.
  The Investment Center
  The O.N. Equity Sales Co.
  The Prudential Insurance Company of America
  The Wharton School
  Tower Square Securities, Inc.
  TransAmerica Financial Advisors, Inc.
  Triad Advisors, Inc.
  Trustmont Financial Group, Inc.
  UBS Financial Services, Inc.
  UNIONBANC INVESTMENT SERV, LLC
  United Planners Fin. Serv.
  USA Financial Securities Corp.
  US Bank
  UVEST Fin'l Srvcs Group, Inc.
  VALIC Financial Advisors, Inc
  Valmark Securities, Inc.
  Veritrust Financial LLC
  VFinance Investments
  VSR Financial Services, Inc.
  WADDELL & REED INC.
  Wall Street Financial Group
  Walnut Street Securities, Inc.
  WAYNE HUMMER INVESTMENTS LLC
  Wedbush Morgan Securities
  Wells Fargo Advisors LLC
  WELLS FARGO ADVISORS LLC - WEALTH
  WFG Investments, Inc.
  Wilbanks Securities, Inc.
  Williams Financial Group
  Woodbury Financial Services
  Woodstock Financial
  Workman Securities Corporation
  World Equity Group, Inc.
  World Group Securities, Inc.
  WRP Investments, Inc
 You should note that firms and individual registered representatives and branch managers with some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuities than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon request.

 This Annuity is sold through firms that are unaffiliated with us, and also is sold through an affiliated firm called Pruco Securities, LLC. Pruco Securities, LLC is an indirect wholly-owned subsidiary of Prudential Financial that sells variable annuities and variable life insurance (among other products) through its registered representatives. Pruco Securities, LLC also serves as principal underwriter of certain variable life insurance contracts issued by subsidiary insurers of Prudential Financial.

 FINANCIAL STATEMENTS
 The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

 INDEMNIFICATION
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL PROCEEDINGS
 We are subject to legal and regulatory actions in the ordinary course of our business. Our pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We are subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. We are also subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

 Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of September 30, 2012, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

 In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in the Circuit Court of the First Judicial Circuit, Williamson County, Illinois. The complaint makes claims of breach of contract, breaches of fiduciary duty, and violation of Illinois law on behalf of a class of Illinois residents whose death benefits were settled by retained assets accounts and seeks damages and disgorgement of profits. In January 2011, the case was removed to the United States District Court for the Southern District of Illinois. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In April 2011, a motion to dismiss the amended complaint was filed. In November 2011, the complaint was dismissed and the dismissal appealed in December 2011.

 In July 2010, Pruco Life, along with other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to the use of retained asset accounts. In August 2010, Pruco Life received a similar request for information from the State of Connecticut Attorney General's Office. Pruco Life is cooperating with these investigations. Pruco Life has also been contacted by state insurance regulators and other governmental entities, including the U.S. Department of Veterans Affairs and Congressional committees regarding retained asset accounts. These matters may result in additional investigations, information requests, claims, hearings, litigation, adverse publicity and potential changes to business practices.

 In January 2012, a qui tam action on behalf of the State of Illinois, Total Asset Recovery Services v. Met Life Inc, et al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Holdings, LLC, filed in the Circuit Court of Cook County, Illinois, was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Illinois in violation of the Illinois False Claims Whistleblower Reward and Protection Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In April, 2012, Pruco Life filed a motion to dismiss the complaint. In September 2012, the complaint was withdrawn without prejudice. In March 2012, a qui tam action on behalf of the State of Minnesota, Total Asset Recovery v. MetLife Inc., et al., Prudential Financial Inc., The Prudential Insurance Company of America and Prudential Holdings, Inc., filed in the Fourth Judicial District, Hennepin County, in the State of Minnesota was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Minnesota in violation of the Minnesota False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In June 2012, the company filed a motion to dismiss the complaint.

 In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File ("SSMDF") to identify deceased insureds and contract holders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Other jurisdictions that are not signatories to the Regulatory Settlement Agreement are considering proposals that would apply prospectively and require life insurance companies to take additional steps to identify unreported deceased policy and contract holders. These prospective changes and any escheatable property identified as a result of the audits and inquiries could result in: (1) additional payments of previously unclaimed death benefits; (2) the payment of abandoned funds to U.S. jurisdictions; and (3) changes in Pruco Life's practices and procedures for the identification of escheatable funds and beneficiaries, which would impact claim payments and reserves, among other consequences.

 Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York Department of Financial Services ("NYDFS") has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds recently notified Pruco Life that it intends to conduct an audit of Pruco Life's compliance with New York's unclaimed property laws. The Minnesota Attorney General has also requested information regarding Pruco Life's use of the SSMDF and its claim handling procedures and Pruco Life is one of several companies subpoenaed by the Minnesota Department of Commerce, Insurance Division. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life's unclaimed property procedures.

 In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Prudential Insurance to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
 The following are the contents of the Statement of Additional Information:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Determination of Accumulation Unit Values
..   Financial Statements

 HOW TO CONTACT US
 You can contact us by:
..   calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours,
..   writing to us via regular mail at Prudential Annuity Service Center, P.O.
    Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
..   writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.
..   accessing information about your Annuity through our Internet Website at
    www.prudentialannuities.com.

 You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

 Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

 Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

                     APPENDIX A - ACCUMULATION UNIT VALUES

 As we have indicated throughout this prospectus, the Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique Unit value corresponding to each combination of such contract features.

 Here, we set forth the historical Unit values corresponding to the lowest charge level and the highest charge level. In the Statement of Additional Information, which is available free of charge, we set forth Unit values corresponding to the remaining charge levels.

                       PREMIER RETIREMENT ADVISOR SERIES
                          PRUCO LIFE INSURANCE COMPANY
                                   PROSPECTUS

           ACCUMULATION UNIT VALUES: Basic Death Benefit Only (0.55%)

                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                        Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96884        $10.91855          74,477
    01/01/2011 to 12/31/2011                             $10.91855        $10.56970         337,702
----------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97953        $11.02556         104,954
    01/01/2011 to 12/31/2011                             $11.02556        $10.97730         228,928
----------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                             $10.00806        $10.91933           5,941
    01/01/2011 to 12/31/2011                             $10.91933        $11.24716          38,732
----------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98980        $10.87633          25,699
    01/01/2011 to 12/31/2011                             $10.87633        $10.68503         183,634
----------------------------------------------------------------------------------------------------------
AST BLACKROCK GLOBAL STRATEGIES PORTFOLIO
    05/02/2011* to 12/31/2011                             $9.99955         $9.23573          77,994
----------------------------------------------------------------------------------------------------------
AST BLACKROCK VALUE PORTFOLIO
 FORMERLY, AST VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98716        $10.79198             951
    01/01/2011 to 12/31/2011                             $10.79198        $10.67985          17,615
----------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97871        $10.95793         140,271
    01/01/2011 to 12/31/2011                             $10.95793        $10.63313         229,672
----------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97880        $11.10021          23,419
    01/01/2011 to 12/31/2011                             $11.10021        $10.77548         130,736
----------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.98861        $10.91062          80,329
    01/01/2011 to 12/31/2011                             $10.91062        $10.65343         184,877
----------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.96094        $11.92152          12,982
    01/01/2011 to 12/31/2011                             $11.92152        $12.63728          19,811
----------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.97288        $12.29839           7,148
    01/01/2011 to 12/31/2011                             $12.29839        $10.62720          22,041
----------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                              $9.99955        $11.00678          24,493
    01/01/2011 to 12/31/2011                             $11.00678        $10.67564          67,929

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97702        $11.14198          101,174
    01/01/2011 to 12/31/2011                                $11.14198        $10.91397          264,894
-------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96454        $11.64166          248,574
    01/01/2011 to 12/31/2011                                $11.64166        $10.85814          409,315
-------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97122        $11.67844            3,313
    01/01/2011 to 12/31/2011                                $11.67844        $11.02904           23,431
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.01955        $10.90526            4,144
    01/01/2011 to 12/31/2011                                $10.90526        $10.41616           13,718
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS LARGE-CAP VALUE PORTFOLIO
 FORMERLY, AST ALLIANCEBERNSTEIN GROWTH & INCOME
 PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99279        $10.88945            3,132
    01/01/2011 to 12/31/2011                                $10.88945        $10.23189           13,948
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.02087        $11.54780            8,034
    01/01/2011 to 12/31/2011                                $11.54780        $11.14234           32,146
-------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96618        $11.62367            8,201
    01/01/2011 to 12/31/2011                                $11.62367        $11.71028           27,971
-------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98552        $10.88751           59,828
    01/01/2011 to 12/31/2011                                $10.88751        $11.17117          459,988
-------------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97778        $10.99818           40,991
    01/01/2011 to 12/31/2011                                $10.99818        $10.87544          133,855
-------------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98929        $10.82536           16,972
    01/01/2011 to 12/31/2011                                $10.82536        $10.71118          124,993
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93038        $11.38764           16,066
    01/01/2011 to 12/31/2011                                $11.38764         $9.86148           40,033
-------------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.93025        $10.92098              445
    01/01/2011 to 12/31/2011                                $10.92098         $9.49800           40,297
-------------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.00778        $10.72322                0
    01/01/2011 to 12/31/2011                                $10.72322        $11.99120        1,030,976
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97240        $10.90162                0
    01/01/2011 to 12/31/2011                                $10.90162        $10.91346           19,041
-------------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97271        $10.68397            1,529
    01/01/2011 to 12/31/2011                                $10.68397        $10.00126           43,948
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.92290        $10.68034           11,169
    01/01/2011 to 12/31/2011                                $10.68034         $9.64981           58,908
-------------------------------------------------------------------------------------------------------------
AST JPMORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99955        $10.71072           22,671
    01/01/2011 to 12/31/2011                                $10.71072        $10.67659           85,671

                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99153        $10.74205               0
    01/01/2011 to 12/31/2011                              $10.74205        $10.23602           4,395
-----------------------------------------------------------------------------------------------------------
AST LORD ABBETT CORE-FIXED INCOME PORTFOLIO
 FORMERLY, AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.98972        $10.94726         114,993
    01/01/2011 to 12/31/2011                              $10.94726        $11.99422         179,262
-----------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99365        $11.43693           7,736
    01/01/2011 to 12/31/2011                              $11.43693        $11.27014          58,971
-----------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.98868        $11.02151           8,958
    01/01/2011 to 12/31/2011                              $11.02151        $10.61758          35,143
-----------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99955        $10.99680           2,140
    01/01/2011 to 12/31/2011                              $10.99680        $10.87129          15,411
-----------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.98981        $11.63494           1,095
    01/01/2011 to 12/31/2011                              $11.63494        $11.17156           9,619
-----------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99955         $9.95679         113,884
    01/01/2011 to 12/31/2011                               $9.95679         $9.90502         163,013
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN CORE BOND PORTFOLIO
    10/31/2011* to 12/31/2011                             $10.02946        $10.09008               0
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.95984        $12.06211           4,338
    01/01/2011 to 12/31/2011                              $12.06211        $12.19805          41,905
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.97397        $11.55980             631
    01/01/2011 to 04/29/2011                              $11.55980        $13.01323               0
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99210        $11.36456           9,746
    01/01/2011 to 12/31/2011                              $11.36456        $11.02136          23,854
-----------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.94002        $11.81030          15,683
    01/01/2011 to 12/31/2011                              $11.81030         $9.36446          36,765
-----------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    03/15/2010 to 12/31/2010                              $10.00897        $10.19767          16,423
    01/01/2011 to 12/31/2011                              $10.19767        $10.36935         322,974
-----------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    03/15/2010 to 12/31/2010                              $10.00789        $10.47335          67,052
    01/01/2011 to 12/31/2011                              $10.47335        $10.74672         449,590
-----------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99051        $10.71977           9,906
    01/01/2011 to 12/31/2011                              $10.71977        $10.76697          84,520
-----------------------------------------------------------------------------------------------------------
AST PRUDENTIAL CORE BOND PORTFOLIO
    10/31/2011* to 12/31/2011                             $10.01947        $10.09000               0
-----------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    03/15/2010 to 12/31/2010                               $9.99955        $11.01723           3,698
    01/01/2011 to 12/31/2011                              $11.01723        $11.33550           8,088

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST QUANTITATIVE MODELING PORTFOLIO
    05/02/2011* to 12/31/2011                                $9.99955         $8.96673           3,080
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98343        $10.88936         111,633
    01/01/2011 to 12/31/2011                                $10.88936        $10.46334         297,995
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96193        $12.76367           2,152
    01/01/2011 to 12/31/2011                                $12.76367        $12.56912          18,588
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.96536        $11.59998           7,178
    01/01/2011 to 12/31/2011                                $11.59998        $10.84682          23,589
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99324        $10.81684         106,925
    01/01/2011 to 12/31/2011                                $10.81684        $10.97070         246,552
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE EQUITY INCOME PORTFOLIO
 FORMERLY, AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98689        $10.66037               0
    01/01/2011 to 12/31/2011                                $10.66037        $10.42801           6,243
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.98123        $10.43110           8,662
    01/01/2011 to 12/31/2011                                $10.43110        $10.80147          71,668
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.97212        $11.26616          16,088
    01/01/2011 to 12/31/2011                                $11.26616        $11.01429          50,798
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.86080        $11.60989           9,135
    01/01/2011 to 12/31/2011                                $11.60989         $9.82364          40,366
-------------------------------------------------------------------------------------------------------------
AST WELLINGTON MANAGEMENT HEDGED EQUITY PORTFOLIO
 FORMERLY, AST AGGRESSIVE ASSET ALLOCATION PORTFOLIO
    05/02/2011* to 12/31/2011                                $9.99955         $8.90375           9,882
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    03/15/2010 to 12/31/2010                                 $9.99955        $10.52123          19,353
    01/01/2011 to 12/31/2011                                $10.52123        $11.09359         127,608
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    03/15/2010 to 12/31/2010                                 $9.97207        $10.76399          66,615
    01/01/2011 to 12/31/2011                                $10.76399        $10.52593         145,160
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER GOODS PORTFOLIO
    03/15/2010 to 12/31/2010                                $10.03945        $11.12815             214
    01/01/2011 to 12/31/2011                                $11.12815        $11.83570           9,868
-------------------------------------------------------------------------------------------------------------
PROFUND VP CONSUMER SERVICES
    03/15/2010 to 12/31/2010                                $10.02799        $11.32891             656
    01/01/2011 to 12/31/2011                                $11.32891        $11.88626           7,646
-------------------------------------------------------------------------------------------------------------
PROFUND VP FINANCIALS
    03/15/2010 to 12/31/2010                                 $9.98678        $10.29102             248
    01/01/2011 to 12/31/2011                                $10.29102         $8.81882             235
-------------------------------------------------------------------------------------------------------------
PROFUND VP HEALTH CARE
    03/15/2010 to 12/31/2010                                $10.04848         $9.94250              65
    01/01/2011 to 12/31/2011                                 $9.94250        $10.88771           6,524
-------------------------------------------------------------------------------------------------------------
PROFUND VP INDUSTRIALS
    03/15/2010 to 12/31/2010                                $10.00913        $11.50573               0
    01/01/2011 to 12/31/2011                                $11.50573        $11.23828             475

                                                                        Number of
                                    Accumulation     Accumulation      Accumulation
                                    Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                     Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP GROWTH
    03/15/2010 to 12/31/2010           $9.98938        $11.03756             682
    01/01/2011 to 12/31/2011          $11.03756        $11.32042          10,467
---------------------------------------------------------------------------------------
PROFUND VP LARGE-CAP VALUE
    03/15/2010 to 12/31/2010          $10.01531        $10.76394           1,064
    01/01/2011 to 12/31/2011          $10.76394        $10.56792          29,270
---------------------------------------------------------------------------------------
PROFUND VP MID-CAP GROWTH
    03/15/2010 to 12/31/2010           $9.97527        $11.80941          12,937
    01/01/2011 to 12/31/2011          $11.80941        $11.40463           2,266
---------------------------------------------------------------------------------------
PROFUND VP MID-CAP VALUE
    03/15/2010 to 12/31/2010           $9.98259        $11.17632               0
    01/01/2011 to 12/31/2011          $11.17632        $10.67879          24,469
---------------------------------------------------------------------------------------
PROFUND VP REAL ESTATE
    03/15/2010 to 12/31/2010           $9.96864        $11.64323               0
    01/01/2011 to 12/31/2011          $11.64323        $12.12925           3,651
---------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP GROWTH
    03/15/2010 to 12/31/2010           $9.97481        $11.77367           7,298
    01/01/2011 to 12/31/2011          $11.77367        $11.85894          10,778
---------------------------------------------------------------------------------------
PROFUND VP SMALL-CAP VALUE
    03/15/2010 to 12/31/2010           $9.98046        $11.13592               0
    01/01/2011 to 12/31/2011          $11.13592        $10.62040          23,357
---------------------------------------------------------------------------------------
PROFUND VP TELECOMMUNICATIONS
    03/15/2010 to 12/31/2010          $10.04702        $12.26438           2,320
    01/01/2011 to 12/31/2011          $12.26438        $12.42479           1,419
---------------------------------------------------------------------------------------
PROFUND VP UTILITIES
    03/15/2010 to 12/31/2010          $10.03515        $10.86454               0
    01/01/2011 to 12/31/2011          $10.86454        $12.69674          22,095

 *  Denotes the start date of these sub-accounts

APPENDIX B - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

 Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction                                      Special Provisions
---------------------------------------------------------------------------------------------------------
California     For the California annuity forms, "deferred sales charges" are referred to as "surrender charges."
---------------------------------------------------------------------------------------------------------
Florida        One year waiting period for annuitization.
---------------------------------------------------------------------------------------------------------
Illinois       6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
---------------------------------------------------------------------------------------------------------
Iowa           6 and 12 Month DCA Options are not available. Market Value Adjustment Options are not available.
---------------------------------------------------------------------------------------------------------
Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
Montana        The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
Oregon         6 and 12 Month DCA Options are not available. The DCA MVA Option is not available.
---------------------------------------------------------------------------------------------------------
Texas          The Beneficiary Annuity is not available.
---------------------------------------------------------------------------------------------------------

                           APPENDIX C - MVA FORMULAS

                     MVA FORMULA FOR LONG TERM MVA OPTIONS

 The MVA formula is applied separately to each MVA Option to determine the Account Value of the MVA Option on a particular date.

 The MVA factor is equal to:

                             [(1+I)/(1+J+K)]/n/12/

                                     where:

        I = the Crediting Rate for the MVA Option;

        J = the Rate for the remaining Guarantee Period, determined as described below;

        K = the Liquidity Factor, currently equal to 0.0025; and

        N = the number of months remaining in the Guarantee Period duration, rounded up to the nearest whole month

 For the purposes of determining "J",

                                   Y = n /12

 GP\\1\\ = the smallest whole number of years greater than or equal to Y.

 r\\1\\ = the rate for Guarantee Periods of duration GP\\1\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

 GP\\2\\ = the greatest whole number of years less than or equal to Y, but not less than 1.

 r\\2\\ = the rate for Guarantee Periods of duration GP\\2\\, which will equal the crediting rate if such Guarantee Period duration is currently available.

 If we do not currently offer a Guarantee Period of duration GP\\1\\ or duration GP\\2\\, we will determine r\\1\\ and / or r\\2\\ by linearly interpolating between the current rates of Guarantee Periods closest in duration. If we cannot interpolate because a Guarantee Period of lesser duration is not available, then r\\1\\ and / or r\\2\\ will be equal to [(1) +
 (2) - (3)], where (1), (2), and (3) are defined as:

 (1)= the current Treasury spot rate for GP\\1\\ or GP\\2\\, respectively, and
 (2)= the current crediting rate for the next longer Guaranteed Period duration currently available, and
 (3)= the current Treasury spot rate for the next longer Guaranteed Period duration currently available.

 The term "current Treasury spot rate" refers to the rates that existed at the time the crediting rates were last determined.

 To determine "J":

 If Y is an integer, and if Y is equal to a Guarantee Period duration that we currently offer, "J" is equal to the crediting rate associated with a Guarantee Period duration of Y years.

 If Y is less than 1, then "J" = r\\2\\.

 Otherwise, we determine "J" by linearly interpolating between r\\1\\ and r\\2\\, using the following formula:

  J = (R\\1\\ * (Y - GP\\2\\) + r\\2\\ * (GP\\1\\ - Y)) / (GP\\1\\ - GP\\2\\)

 The current rate ("J") in the MVA formula is subject to the same Guaranteed Minimum Interest Rate as the Crediting Rate.

 We reserve the right to waive the liquidity factor set forth above.

 MVA EXAMPLES FOR LONG TERM MVA OPTION
 The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
..   You allocate $50,000 into an MVA Option (we refer to this as the
    "Allocation Date" in these examples) with a Guarantee Period of 5 years (we refer to this as the "Maturity Date" in these examples).
..   The crediting rate associated with the MVA Option beginning on Allocation
    Date and maturing on Maturity Date is 5.50% (I = 5.50%).
..   You make no withdrawals or transfers until you decide to withdraw the entire MVA Option after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

 EXAMPLE OF POSITIVE MVA
 Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 4.00% (J = 4.00%). Based on these assumptions, the MVA would be calculated as follows:

     MVA Factor = [(1+I)/(1+J+0.0025)]/N/12/ = [1.055/1.0425]/2/ = 1.024125
                         Unadjusted Value = $58,712.07
 Adjusted Account Value after MVA = Unadjusted Value X MVA Factor = $60,128.47

 EXAMPLE OF NEGATIVE MVA
 Assume that at the time you request the withdrawal, the crediting rate associated with the fixed allocation maturing on the Maturity Date is 7.00% (J = 7.00%). Based on these assumptions, the MVA would be calculated as follows:

     MVA Factor = [(1+I)/(1+J+0.0025)]/N/12/ = [1.055/1.0725]/2/ = 0.967632
                         Unadjusted Value = $58,712.07
 Adjusted Account Value after MVA = Unadjusted Value x MVA Factor = $56,811.69

                 MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS

 The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

 The MVA factor is equal to:

                             [(1+I)/(1+J+K)]/n/12/

                                     where:

        I = the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

        J = the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month. This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published CMT indices;

        K = the Liquidity Factor, currently equal to 0.0025; and

        N = the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

 If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

 We reserve the right to waive the Liquidity Factor.

          APPENDIX D - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1
                           SUITE OF LIVING BENEFITS

   TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST
                       INVESTMENT GRADE BOND SUB-ACCOUNT

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\us\\ - The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

   .   L - the target value as of the current Valuation Day.

   .   r - the target ratio.

   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

   .   V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

   . V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.

   . P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

   . T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

 * Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

 DAILY TARGET VALUE CALCULATION:
 On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

                            L    =    0.05 * P * a

 DAILY TRANSFER CALCULATION:
 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

              Target Ratio r    =    (L - B) / (V\\V\\ + V\\F\\).

   . If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

   . If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

 90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),       Money is transferred from the Permitted
           [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))    Sub-accounts and the DCA MVA Options to the
                                                                   AST Investment Grade Bond Sub-account
 T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] /       Money is transferred from the AST Investment
           (1 - C\\t\\))}                                          Grade Bond Sub-account to the Permitted Sub-
                                                                   accounts

 MONTHLY TRANSFER CALCULATION
 On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

 If, after the daily Transfer Calculation is performed,

 {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)
 - L + B) / (1 - C\\u\\), then

 T\\M\\    =    {Min (B, .05 * (V\\V\\ + V\\F\\ + B))}    Money is transferred from the AST Investment
                                                          Grade Bond Sub-account to the Permitted
                                                          Sub-accounts.

                     "A" FACTORS FOR LIABILITY CALCULATIONS
              (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

 *  The values set forth in this table are applied to all ages.
 ** In all subsequent years and months thereafter, the annuity factor is 4.06

                         PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
                         FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) ADVISOR
                         VARIABLE ANNUITY SERIES DESCRIBED IN PROSPECTUS (2/14/2013)
                                          --------------------------------------
                                            (print your name)
                                          --------------------------------------
                                                (address)
                                          --------------------------------------
                                           (city/state/zip code)

                   Please see the section of this prospectus
                        entitled "How To Contact Us" for
                         where to send your request for
                     a Statement of Additional Information

               [LOGO] Prudential
                     Bring Your Challenges


               The Prudential Insurance Company of America
               751 Broad Street
               Newark, NJ 07102-3777

                                                   PRUCO LIFE INSURANCE COMPANY
                                                 A Prudential Financial Company
                                        751 Broad Street, Newark, NJ 07102-3777

 PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY
 (FOR CONTRACTS ISSUED ON OR AFTER FEBRUARY 25, 2013)

 FLEXIBLE PREMIUM DEFERRED ANNUITY
 PROSPECTUS: FEBRUARY 14, 2013

 This prospectus describes a flexible premium deferred annuity contract ("Annuity") offered by Pruco Life Insurance Company ("Pruco Life", "we", "our", or "us"). The Annuity has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Financial Professionals may be compensated for the sale of the Annuity. Selling broker-dealer firms through which the Annuity is sold may decline to recommend to their customers certain of the optional features and Investment Options offered generally under the Annuity or may impose restrictions (e.g., a lower maximum issue age and/or optional benefits). Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contract and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life. THE ANNUITY OR CERTAIN OF ITS INVESTMENT OPTIONS AND/OR FEATURES MAY NOT BE AVAILABLE IN ALL STATES. Certain terms are capitalized in this prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

 THE SUB-ACCOUNTS
 The Pruco Life Flexible Premium Variable Annuity Account is a Separate Account of Pruco Life, and is the investment vehicle in which your Purchase Payments invested in the Sub-accounts are held. Each Sub-account of the Pruco Life Flexible Premium Variable Annuity Account invests in an underlying mutual fund
 - see the following page for a complete list of the Sub-accounts. Currently, portfolios of Advanced Series Trust are being offered.

 PLEASE READ THIS PROSPECTUS
 THIS PROSPECTUS SETS FORTH INFORMATION ABOUT THE ANNUITY THAT YOU OUGHT TO KNOW BEFORE INVESTING. PLEASE READ THIS PROSPECTUS AND THE CURRENT PROSPECTUS FOR THE UNDERLYING MUTUAL FUNDS. KEEP THEM FOR FUTURE REFERENCE. If you are purchasing the Annuity as a replacement for an existing variable annuity or variable life coverage, or a fixed insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that this Annuity is subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity's Account Value and whether the Annuity's liquidity features will satisfy that need. Please note that if you are investing in this Annuity through a tax-advantaged retirement plan (such as an Individual Retirement Account or 401(k) plan), you will get no additional tax advantage through the Annuity itself.

 OTHER CONTRACTS
 We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the annuity contracts offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your financial professional can show you information regarding other Pruco Life annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your financial professional to decide whether this annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.

 AVAILABLE INFORMATION
 We have also filed a Statement of Additional Information dated the same date as this prospectus that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described at the end of this prospectus - see Table of Contents. The Statement of Additional Information is incorporated by reference into this prospectus. This prospectus is part of the registration statement we filed with the U.S. Securities and Exchange Commission (SEC) regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see the section of this prospectus entitled "How To Contact Us" for details regarding our addresses.

 THIS ANNUITY IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN AN ANNUITY INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF VALUE, EVEN WITH RESPECT TO AMOUNTS ALLOCATED TO THE AST MONEY MARKET SUB-ACCOUNT.

--------------------------------------------------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUDENTIAL ANNUITIES AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS
 AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE/ SM/ OR (R) SYMBOLS.
--------------------------------------------------------------------------------
      FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR GO TO OUR WEBSITE AT
                       http://www.prudentialannuities.com

               Prospectus Dated:         Statement of Additional
               February 14, 2013              Information Dated:
                                               February 14, 2013

  PLEASE SEE OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE STATEMENTS ATTACHED TO
                       THE BACK COVER OF THIS PROSPECTUS.

                          VARIABLE INVESTMENT OPTIONS

 ADVANCED SERIES TRUST
   AST Academic Strategies Asset Allocation Portfolio /1/
   AST Advanced Strategies Portfolio /1/
   AST AQR Emerging Markets Equity Portfolio
   AST Balanced Asset Allocation Portfolio /1/
   AST BlackRock Global Strategies Portfolio /1/
   AST BlackRock Value Portfolio
   AST Capital Growth Asset Allocation Portfolio /1/
   AST Clearbridge Dividend Growth Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Federated Aggressive Growth Portfolio
   AST FI Pyramis(R) Asset Allocation Portfolio /1/
   AST First Trust Balanced Target Portfolio /1/
   AST First Trust Capital Appreciation Target Portfolio /1/
   AST Franklin Templeton Founding Funds Allocation Portfolio /1/
   AST Global Real Estate Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Large-Cap Value Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST Goldman Sachs Small-Cap Value Portfolio
   AST High Yield Portfolio
   AST Horizon Moderate Asset Allocation Portfolio /1/
   AST International Growth Portfolio
   AST International Value Portfolio
   AST Investment Grade Bond Portfolio /2/
   AST Jennison Large-Cap Growth Portfolio
   AST Jennison Large-Cap Value Portfolio
   AST J.P. Morgan Global Thematic Portfolio /1/
   AST J.P. Morgan International Equity Portfolio
   AST J.P. Morgan Strategic Opportunities Portfolio /1/
   AST Large-Cap Value Portfolio
   AST Lord Abbett Core Fixed-Income Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST MFS Large-Cap Value Portfolio
   AST Mid-Cap Value Portfolio
   AST Moderate Asset Allocation Portfolio /1/
   AST Money Market Portfolio
   AST Neuberger Berman Core Bond Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman/LSV Mid-Cap Value Portfolio
   AST New Discovery Asset Allocation Portfolio /1/
   AST Parametric Emerging Markets Equity Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST PIMCO Total Return Bond Portfolio
   AST Preservation Asset Allocation Portfolio /1/
   AST Prudential Core Bond Portfolio
   AST QMA Emerging Markets Equity Portfolio
   AST QMA US Equity Alpha Portfolio
   AST Schroders Global Tactical Portfolio /1/
   AST Schroders Multi-Asset World Strategies Portfolio /1/
   AST Small-Cap Growth Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio /1/
   AST T. Rowe Price Equity Income Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Large-Cap Growth Portfolio
   AST T. Rowe Price Natural Resources Portfolio
   AST Wellington Management Hedged Equity Portfolio /1/
   AST Western Asset Core Plus Bond Portfolio
   AST Western Asset Emerging Markets Debt Portfolio

   -----
   (1) These are the only variable investment options available to you if you select one of the optional benefits.
   (2) The AST Investment Grade Bond Portfolio is not available for allocation of Purchase Payments or contract owner transfers.

                                   CONTENTS

GLOSSARY OF TERMS...............................................................  1

SUMMARY OF CONTRACT FEES AND CHARGES............................................  3

EXPENSE EXAMPLES................................................................  9

SUMMARY......................................................................... 10

INVESTMENT OPTIONS.............................................................. 12

 VARIABLE INVESTMENT OPTIONS.................................................... 12
 MARKET VALUE ADJUSTMENT OPTION................................................. 25
 GUARANTEE PERIOD TERMINATION................................................... 25
 RATES FOR DCA MVA OPTIONS...................................................... 25
 MARKET VALUE ADJUSTMENT........................................................ 26

FEES, CHARGES AND DEDUCTIONS.................................................... 27

 ANNUITY PAYMENT OPTION CHARGES................................................. 30
 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES...................................... 30

PURCHASING YOUR ANNUITY......................................................... 31

 REQUIREMENTS FOR PURCHASING THE ANNUITY........................................ 31
 DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY............................... 32
 RIGHT TO CANCEL................................................................ 33
 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT................................ 33
 SALARY REDUCTION PROGRAMS...................................................... 33

MANAGING YOUR ANNUITY........................................................... 34

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS........................ 34

MANAGING YOUR ACCOUNT VALUE..................................................... 35

 DOLLAR COST AVERAGING PROGRAMS................................................. 35
 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM.................................... 35
 AUTOMATIC REBALANCING PROGRAMS................................................. 36
 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS.......... 37
 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS........................... 37

ACCESS TO ACCOUNT VALUE......................................................... 39

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU........................................ 39
 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES................ 39
 FREE WITHDRAWAL AMOUNTS........................................................ 39
 SYSTEMATIC WITHDRAWALS DURING THE ACCUMULATION PERIOD.......................... 40
 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE. 40
 REQUIRED MINIMUM DISTRIBUTIONS................................................. 41

SURRENDERS...................................................................... 42

 SURRENDER VALUE................................................................ 42
 MEDICALLY-RELATED SURRENDERS................................................... 42

ANNUITY OPTIONS................................................................. 43

LIVING BENEFITS................................................................. 45

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.................................. 46
 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.......................... 57

DEATH BENEFIT................................................................... 67

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT...................................... 67
 EXCEPTIONS TO AMOUNT OF DEATH BENEFIT.......................................... 67
 DEATH BENEFIT AMOUNT........................................................... 67
 SPOUSAL CONTINUATION OF ANNUITY................................................ 68
 PAYMENT OF DEATH BENEFIT....................................................... 69
 BENEFICIARY CONTINUATION OPTION................................................ 69

                                      (i)


VALUING YOUR INVESTMENT..............................................................  71

  VALUING THE SUB-ACCOUNTS...........................................................  71
  PROCESSING AND VALUING TRANSACTIONS................................................  71

TAX CONSIDERATIONS...................................................................  73

OTHER INFORMATION....................................................................  82

  PRUCO LIFE AND THE SEPARATE ACCOUNT................................................  82
  LEGAL STRUCTURE OF THE UNDERLYING FUNDS............................................  84
  DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE....................................  85
  FINANCIAL STATEMENTS...............................................................  88
  INDEMNIFICATION....................................................................  88
  LEGAL PROCEEDINGS..................................................................  88
  CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION................................  89

HOW TO CONTACT US....................................................................  90

APPENDIX A - ACCUMULATION UNIT VALUES................................................ A-1

APPENDIX B - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF BENEFITS........ B-1

APPENDIX C - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES...... C-1

APPENDIX D - MVA FORMULA............................................................. D-1

APPENDIX E - HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND
  CONTINGENT DEFERRED SALES CHARGE................................................... E-1

                                     (ii)

                               GLOSSARY OF TERMS

 We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.

 ACCOUNT VALUE: The total value of all allocations to the Sub-accounts and the DCA MVA Options on any Valuation Day. The Account Value is determined separately for each Sub-account and for each DCA MVA Option, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each DCA MVA Option will be calculated using any applicable MVA.

 ACCUMULATION PERIOD: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.

 ANNUITANT: The natural person upon whose life annuity payments payable to the Owner are based.

 ANNUITIZATION: Annuitization is the process by which you "annuitize" your Unadjusted Account Value. When you annuitize, we apply the Unadjusted Account Value to one of the available annuity options to begin making periodic payments to the Owner.

 ANNUITY DATE: The date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date."

 ANNUITY YEAR: The first Annuity Year begins on the Issue Date and continues through and includes the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.

 BENEFICIARY(IES): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the annuity payout options section of the Annuity.

 CODE: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

 CONTINGENT DEFERRED SALES CHARGE (CDSC): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a "contingent" charge because it is imposed only if you surrender or take a withdrawal from your Annuity. The charge is a percentage of each applicable Purchase Payment that is being surrendered or withdrawn.

 DOLLAR COST AVERAGING ("DCA") MVA OPTION: An Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

 DUE PROOF OF DEATH: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 FREE LOOK: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary. In addition, there is a different Free Look period that applies if your Annuity is held within an IRA. In your Annuity contract, your Free Look right is referred to as your "Right to Cancel."

 GOOD ORDER: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or
 (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

 GUARANTEE PERIOD: The period of time during which we credit a fixed rate of interest to a DCA MVA Option.

 INVESTMENT OPTION: A Sub-account or DCA MVA Option available as of any given time to which Account Value may be allocated.

 ISSUE DATE: The effective date of your Annuity.

 KEY LIFE: Under the Beneficiary Continuation Option, the person whose life expectancy is used to determine the required distributions.

 MARKET VALUE ADJUSTMENT ("MVA"): A positive or negative adjustment used to determine the Account Value of a DCA MVA Option.

 OWNER: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.

 PAYOUT PERIOD: The period starting on the Annuity Date and during which annuity payments are made.

 PREMIUM BASED CHARGE: A charge that is deducted on each Quarterly Annuity Anniversary from your Account Value, during the first seven years after each Purchase Payment is made.

 PURCHASE PAYMENT: A cash consideration (a "premium") in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.

 QUARTERLY ANNUITY ANNIVERSARY: Each successive three-month anniversary of the Issue Date of the Annuity.

 SERVICE OFFICE: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the cover page of the Annuity contract for the Service Office address.

 SEPARATE ACCOUNT: Referred to as the "Variable Separate Account" in your Annuity, this is the variable Separate Account(s) shown in the Annuity.

 SUB-ACCOUNT: A division of the Separate Account.

 SURRENDER VALUE: The Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 UNADJUSTED ACCOUNT VALUE: The Unadjusted Account Value is equal to the Account Value prior to the application of any MVA.

 UNIT: A share of participation in a Sub-account used to calculate your Account Value prior to the Annuity Date.

 VALUATION DAY: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

 WE, US, OUR: Pruco Life Insurance Company.

 YOU, YOUR: The Owner(s) shown in the Annuity.

                     SUMMARY OF CONTRACT FEES AND CHARGES

 The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Annuity. The first table describes the fees and expenses that you will pay at the time you surrender the Annuity, take a partial withdrawal, or transfer Account Value between the Investment Options. State premium taxes also may be deducted.

                                      -------------------------------------
                                       ANNUITY OWNER TRANSACTION EXPENSES
                                      -------------------------------------

 CONTINGENT DEFERRED SALES CHARGE/ 1/
 The Contingent Deferred Sales Charge ("CDSC") for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. Thus, the appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn to determine the amount of the CDSC. See "Contingent Deferred Sales Charge ("CDSC")" under "Fees, Charges and Deductions" for more information about how the CDSC is calculated.

                                                                 AGE OF PURCHASE PAYMENT BEING WITHDRAWN
                                           -----------------------------------------------------------------------------------
      TOTAL PURCHASE PAYMENT AMOUNT                   1 Year or 2 Years or 3 Years or 4 Years or 5 Years or 6 Years or
                                                      more but   more but   more but   more but   more but   more but
                                           Less than  less than less than  less than  less than  less than  less than  7 Years
                                            1 Year     2 Years   3 Years    4 Years    5 Years    6 Years    7 Years   or more
------------------------------------------------------------------------------------------------------------------------------
Less than $50,000                             5.0%       5.0%      4.0%       4.0%       3.0%       3.0%       2.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$50,000 or more but less than $100,000        5.0%       4.0%      4.0%       3.0%       3.0%       2.0%       2.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$100,000 or more but less than $250,000       4.0%       3.0%      3.0%       2.0%       2.0%       2.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$250,000 or more but less than $500,000       3.0%       2.0%      2.0%       2.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$500,000 or more but less than $1,000,000     2.0%       2.0%      2.0%       1.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------
$1,000,000 or more                            2.0%       2.0%      1.0%       1.0%       1.0%       1.0%       1.0%       0%
------------------------------------------------------------------------------------------------------------------------------

TRANSFER FEE /2/                              $10
------------------------------------------------------------------------------------------------------------------------------
TAX CHARGE (CURRENT) /3/                   0% to 3.5%
------------------------------------------------------------------------------------------------------------------------------

 1 The different tiers of Contingent Deferred Sales Charges, separated by "breakpoints", are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the ENTIRE Purchase Payment will be subject to the Contingent Deferred Sales Charge applicable to that tier. Once a Purchase Payment is assigned to a particular tier for purposes of the CDSC, the CDSC schedule for that specific Purchase Payment will not change for the remainder of that CDSC period. Please see Appendix E for examples of the operation of the Contingent Deferred Sales Charge.
 2  Currently, we deduct the fee after the 20/th/ transfer each Annuity Year.
 3 Currently, we deduct the tax charge only upon annuitization and only in certain states - we will give you further details in the "maturity package" that we will send to you prior to annuitization. We reserve the right to deduct the tax charge upon any of the following events: the time the Purchase Payment is allocated to the Annuity, upon a full surrender of the Annuity, or upon Annuitization.

 The following table provides a summary of the periodic fees and charges you will pay while you own your Annuity, excluding the underlying portfolio annual expenses. These fees and charges are described in more detail within this prospectus.

                                      ----------------------------
                                       PERIODIC FEES AND CHARGES
                                      ----------------------------
 ANNUAL MAINTENANCE FEE/ 4,5/: Lesser of $50 or 2% of the Unadjusted Account Value.

 PREMIUM BASED CHARGE/ 6,7/.

                                               PREMIUM BASED     ANNUAL EQUIVALENT
                                             CHARGE PERCENTAGE   OF PREMIUM BASED
TOTAL PURCHASE PAYMENT AMOUNT               (DEDUCTED QUARTERLY) CHARGE PERCENTAGE
----------------------------------------------------------------------------------
Less than $50,000                                  0.1750%             0.70%
----------------------------------------------------------------------------------
$50,000 or more, but less than $100,000            0.1500%             0.60%
----------------------------------------------------------------------------------
$100,000 or more, but less than $250,000           0.1250%             0.50%
----------------------------------------------------------------------------------
$250,000 or more, but less than $500,000           0.0875%             0.35%
----------------------------------------------------------------------------------
$500,000 or more, but less than $1,000,000         0.0625%             0.25%
----------------------------------------------------------------------------------
$1,000,000 or more                                 0.0375%             0.15%
----------------------------------------------------------------------------------

              -----------------------------------------------------------------------
                      ANNUALIZED INSURANCE FEES/CHARGES

              (assessed daily as a percentage of the net assets of the Sub-accounts)
              -----------------------------------------------------------------------
                FEE/CHARGE
              MORTALITY & EXPENSE RISK CHARGE                        0.70%
              -----------------------------------------------------------------------
              ADMINISTRATION CHARGE                                  0.15%
              -----------------------------------------------------------------------
              TOTAL ANNUALIZED INSURANCE FEES/CHARGES/ 8/            0.85%
              -----------------------------------------------------------------------

 4 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if the total of all Purchase Payments at the time the fee is due is less than $50,000.
 5 For Beneficiaries who elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only applicable if Unadjusted Account Value is less than $25,000 at the time the fee is assessed.
 6 The Premium Based Charge applicable to a Purchase Payment is determined by multiplying (1) the amount of that Purchase Payment by (2) its associated Premium Based Charge percentage, as shown in the table above. Each Purchase Payment is subject to a Premium Based Charge for a 7 year period following the date the Purchase Payment is allocated to the Annuity. The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. For Purchase Payments allocated to the Annuity before the first Quarterly Annuity Anniversary, the Premium Based Charge for each Purchase Payment is based on the total of all such Purchase Payments received up to and including the Valuation Day before the first Quarterly Annuity Anniversary. Please see the Fees and Charges section for details and Appendix E for examples of the operation of the Premium Based Charge. "Quarterly Annuity Anniversary" refers to each successive three-month anniversary of the Issue Date of the Annuity.
 7 The different tiers of Premium Based Charges separated by "breakpoints", are shown in the table above. If a portion of a Purchase Payment results in total Purchase Payments crossing into a new Purchase Payment tier (as set forth in the table above), then the ENTIRE Purchase Payment will be subject to the Premium Based Charge applicable to that tier. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the Premium Based Charge percentage applicable to each of those Purchase Payments is based on the total of all such Purchase Payments (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. Once a Premium Based Charge percentage is established for any Purchase Payment, such percentage is fixed and will not be reduced even if additional Purchase Payments are made or partial withdrawals are taken. Please see Appendix E for examples of the operation of the Premium Based Charge.
 8 The Insurance Charge is the combination of Mortality & Expense Risk Charge and the Administration Charge. For Beneficiaries who elect the Beneficiary Continuation Option, the Mortality and Expense and Administration Charges do not apply. However, a Settlement Service Charge equal to 1.00% is assessed as a percentage of the daily net assets of the Sub-accounts as an annual charge.

                                      -----------------------------------------
                                       YOUR OPTIONAL BENEFIT FEES AND CHARGES
                                      -----------------------------------------
 The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above. The first column shows the charge for each optional benefit on a maximum and current basis. The next column shows the total expenses you would pay for the Annuity if you purchased the relevant optional benefit. More specifically, this column shows the total charge for the optional benefit plus the Total Annualized Insurance Fees/Charges applicable to the Annuity. Where the charges cannot actually be totaled (because they are assessed against different base values), we show both individual charges.

                 OPTIONAL BENEFIT             ANNUALIZED
                                              OPTIONAL        TOTAL
                                               BENEFIT     ANNUALIZED
                                              CHARGE /9/   CHARGE /10/
       -----------------------------------------------------------------
       HIGHEST DAILY LIFETIME INCOME V2.1

       MAXIMUM CHARGE /11/ (ASSESSED AGAINST    2.00%     0.85% + 2.00%
       GREATER OF UNADJUSTED ACCOUNT VALUE
       AND PROTECTED WITHDRAWAL VALUE)
       CURRENT CHARGE (ASSESSED AGAINST         1.00%     0.85% + 1.00%
       GREATER OF UNADJUSTED ACCOUNT VALUE
       AND PROTECTED WITHDRAWAL VALUE)
       -----------------------------------------------------------------
       SPOUSAL HIGHEST DAILY LIFETIME INCOME
       V2.1

       MAXIMUM CHARGE /11/ (ASSESSED AGAINST    2.00%     0.85% + 2.00%
       GREATER OF UNADJUSTED ACCOUNT VALUE
       AND PROTECTED WITHDRAWAL VALUE)
       CURRENT CHARGE (ASSESSED AGAINST         1.10%     0.85% + 1.10%
       GREATER OF UNADJUSTED ACCOUNT VALUE
       AND PROTECTED WITHDRAWAL VALUE)
       -----------------------------------------------------------------

 9 The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). Please see the Living Benefits section of this prospectus for an explanation of PWV.
 10 HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    The charge is taken out of the Sub-accounts as described below:
    Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
 11 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              TOTAL PORTFOLIO OPERATING EXPENSE  0.58%    1.69%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation          0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced Strategies    0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity/ 1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth/ 2/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /3/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin Templeton
  Founding Funds
  Allocation /4/            0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International Growth   0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /5,6/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison Large-Cap
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison Large-Cap
  Value                     0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic                  0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic Opportunities   0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed- Income/ 7/         0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                        Distribution                                      Total
                                                 and/or                Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                Service     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other       Fees     Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Marsico Capital
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity      0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth             0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap Value    0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value          0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation/ 8/            0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market           0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond/ 9/             0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth            0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger
  Berman/LSV Mid-Cap
  Value                     0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery Asset
  Allocation/10/            0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric Emerging
  Markets Equity            1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond             0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total Return
  Bond                      0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential Core
  Bond/ 9/                  0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity/ 11/       1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity Alpha    0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Schroders Global
  Tactical                  0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies                1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value        0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price Asset
  Allocation                0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income             0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond               0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe
  Price Large-Cap Growth    0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%
 AST T. Rowe Price
  Natural Resources         0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                    0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%
 AST Western Asset Core
  Plus Bond                 0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets Debt/
  12/                       0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.

 2 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 3  Pyramis is a registered service mark of FMR LLC. Used under license.
 4 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 5 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 6 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to and including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired fund fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Premium Based Charge
   .   Contingent Deferred Sales Charge (when and if applicable)
   .   Annual Maintenance Fee
   .   Optional benefit fees

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and the expenses remain the same each year*
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no withdrawals of Account Value
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit election.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE MORE OR LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

 If you surrender your Annuity at the end of the applicable time period:

                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
                      -----------------------------------
                      $989    $1,907   $2,880   $5,206
                      -----------------------------------

 If you do not surrender your Annuity, or if you annuitize your Annuity:

                      1 YEAR  3 YEARS  5 YEARS  10 YEARS
                      -----------------------------------
                      $489    $1,507   $2,580   $5,206
                      -----------------------------------

 PLEASE SEE APPENDIX A FOR A TABLE OF ACCUMULATION UNIT VALUES.

                                    SUMMARY

 This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Your Financial Professional can also help you if you have questions.

 THE ANNUITY: The variable annuity contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement. Although this prospectus describes key features of the variable annuity contract, the prospectus is a distinct document, and is not part of the contract.

 The Annuity offers various investment portfolios. With the help of your Financial Professional, you choose how to invest your money within your Annuity. Investing in a variable annuity involves risk and you can lose your money. On the other hand, investing in a variable annuity can provide you with the opportunity to grow your money through participation in "underlying" mutual funds.

 GENERALLY SPEAKING, VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A VARIABLE ANNUITY IS APPROPRIATE FOR YOU, GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.

 PURCHASE: Your eligibility to purchase the Annuity is based on your age and the amount of your initial Purchase Payment. The "Maximum Age for Initial Purchase" applies to the oldest Owner and Annuitant as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the Annuitant as of the day we would issue the Annuity. For this Annuity the maximum age is 80. The minimum initial Purchase Payment is $10,000. See your Financial Professional to complete an application.

 After you purchase your Annuity, you will have a limited period of time during which you may cancel (or "Free Look") the purchase of your Annuity. Your request for a Free Look must be received in Good Order. "Good Order" is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Office: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order. The "Service Office" is the place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Office at any time, and will notify you in advance of any such change of address. Please see the section of this prospectus entitled "How To Contact Us" for the Service Office address.

 Please see "Requirements for Purchasing the Annuity" for more detail.

 INVESTMENT OPTIONS: You may choose from a variety of variable Investment Options ranging from conservative to aggressive. The optional benefits may limit your ability to invest in the variable Investment Options otherwise available to you under the Annuity. Each of the underlying mutual funds is described in its own prospectus, which you should read before investing. There is no assurance that any variable Investment Option will meet its investment objective.

 You may also allocate Purchase Payments to the DCA MVA Option, an Investment Option that offers a fixed rate of interest for a specified period. The DCA MVA Option is used only with our 6 or 12 Month Dollar Cost Averaging Program, under which the Purchase Payments that you have allocated to that DCA MVA Option are transferred to the designated Sub-accounts over a 6 month or 12 month period. Withdrawals or transfers from the DCA MVA Option generally will be subject to a Market Value Adjustment if made other than pursuant to the 6 or 12 Month DCA Program.

 Please see "Investment Options," and "Managing Your Account Value" for information.

 ACCESS TO YOUR MONEY: You can receive income by taking partial withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax, and may be subject to a Contingent Deferred Sales Charge (discussed below). You may withdraw up to 10% of your Purchase Payments each Annuity Year without being subject to a Contingent Deferred Sales Charge.

 You may elect to receive income through annuity payments, also called "Annuitization". If you elect to receive annuity payments, you convert your Unadjusted Account Value into a stream of future payments. This means you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. The "Unadjusted Account Value" refers to the Account Value prior to the application of any market value adjustment (i.e., "MVA").

 Please see "Access to Account Value" and "Annuity Options" for more information.

 OPTIONAL LIVING BENEFITS
 GUARANTEED LIFETIME WITHDRAWAL BENEFITS. We offer optional living benefits, for an additional charge, that guarantee your ability to take withdrawals for life as a percentage of "Protected Withdrawal Value", even if your Account Value falls to zero. The Protected Withdrawal Value is not the same as your Account Value, and it is not available for a lump sum withdrawal. The Account Value has no guarantees, may fluctuate, and can lose value. If you withdraw more than the allowable amount during any year (referred to as "Excess Income"), your future level of guaranteed withdrawals decreases.

 We currently offer the following benefits:
..   Highest Daily Lifetime Income v2.1
..   Spousal Highest Daily Lifetime Income v2.1

 These benefits utilize a predetermined mathematical formula to help us manage your guarantee through all market cycles. Under the predetermined mathematical formula, your Account Value may be transferred between certain "permitted Sub-accounts" on the one hand and the AST Investment Grade Bond Sub-account on the other hand. Please see the applicable optional benefits section as well as Appendix B to this prospectus for more information on the formula.

 In the Living Benefits section, we describe guaranteed minimum withdrawal benefits that allow you to withdraw a specified amount each year for life (or joint lives, for the spousal version of the benefit). PLEASE BE AWARE THAT IF YOU WITHDRAW MORE THAN THAT AMOUNT IN A GIVEN YEAR (I.E., "EXCESS INCOME"), THAT MAY PERMANENTLY REDUCE THE GUARANTEED AMOUNT YOU CAN WITHDRAW IN FUTURE YEARS. THUS, YOU SHOULD THINK CAREFULLY BEFORE TAKING SUCH EXCESS INCOME.

 DEATH BENEFITS: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Annuity offers a death benefit generally equal to the greater of Unadjusted Account Value and Purchase Payments (adjusted for partial withdrawals). The calculation of the death benefit may be different if you elect Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1.

 Please see "Death Benefit" for more information.

 FEES AND CHARGES: Each Annuity, and the optional living benefits, are subject to certain fees and charges, as discussed in the "Summary of Contract Fees and Charges" table in the prospectus. In addition, there are fees and expenses of the underlying Portfolios.

 WHAT DOES IT MEAN THAT MY ANNUITY IS "TAX-DEFERRED"? Variable annuities are "tax deferred", meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among your Investment Options without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% federal tax penalty.

 You may also purchase the Annuity as a tax-qualified retirement investment such as an IRA, SEP-IRA, Roth IRA, 401(a) plan, or non-ERISA 403(b) plan. Although there is no additional tax advantage to a variable annuity purchased through one of these plans, the Annuity has features and benefits other than tax deferral that may make it an important investment for a qualified plan. You should consult your tax advisor regarding these features and benefits prior to purchasing a contract for use with a tax-qualified plan.

 MARKET TIMING: We have market timing policies and procedures that attempt to detect transfer activity that may adversely affect other Owners or portfolio shareholders in situations where there is potential for pricing inefficiencies or that involve certain other types of disruptive trading activity (i.e., market timing). Our market timing policies and procedures are discussed in more detail in the section entitled "Restrictions on Transfers Between Investment Options."

 OTHER INFORMATION: Please see the section entitled "General Information" for more information about the Annuity, including legal information about Pruco Life, the Separate Account, and underlying funds. The "Separate Account" is referred to as the "Variable Separate Account" in your Annuity.

                              INVESTMENT OPTIONS

 The Investment Options under each Annuity consist of the Sub-accounts and the DCA MVA Options. In this section, we describe the portfolios. We then discuss the investment restrictions that apply if you elect certain optional benefits. Finally, we discuss the DCA MVA Options.

 Each Sub-account invests in an underlying portfolio whose share price generally fluctuates each Valuation Day. The portfolios that you select, among those that are available, are your choice - we do not provide investment advice, nor do we recommend any particular portfolio. You bear the investment risk for amounts allocated to the portfolios.

 In contrast to the Sub-accounts, Account Value allocated to a DCA MVA Option earns a fixed rate of interest. We guarantee both the stated amount of interest and the principal amount of your Account Value in a DCA MVA Option, so long as you remain invested in the DCA MVA Option for the duration of the Guarantee Period. In general, if you withdraw Account Value prior to the end of the DCA MVA Option's Guarantee Period, you will be subject to a Market Value Adjustment or "MVA", which can be positive or negative. A "Guarantee Period" is the period of time during which we credit a fixed rate of interest to a DCA MVA Option.

 As a condition of participating in the optional living benefits, you may be restricted from investing in certain Sub-accounts. We describe those restrictions below. In addition, the optional living benefits (e.g., Highest Daily Lifetime Income v2.1) employ a predetermined mathematical formula, under which money is transferred between your chosen Sub-accounts and the AST Investment Grade Bond Portfolio.

 You should be aware that the operation of the formula may result in large-scale asset flows into and out of your chosen Sub-accounts and the AST Investment Grade Bond Portfolio, which could subject those portfolios to certain risks and adversely impact their expenses and performance. Even if you do not elect an optional living benefit that employs a predetermined mathematical formula, the expenses, performance, and risk profile of your investment may be adversely impacted as described below to the extent you select Permitted Sub-accounts. The mathematical formula may adversely affect a portfolio's investment performance by requiring the sub-advisor to purchase and sell securities at inopportune times and by otherwise limiting the sub-advisor's ability to fully implement that portfolio's investment strategies. Because transfers to and from your chosen Sub-accounts and the AST Investment Grade Bond Portfolio can be frequent and the amount transferred can vary, any of these portfolios could experience the following additional effects, among others:

 (a)the sub-advisor may be required to hold a larger portion of assets in highly liquid securities than it otherwise would, which could diminish performance if the highly liquid securities underperform other securities (e.g., equities) that otherwise would have been held;
 (b)a portfolio may experience higher turnover, which could result in higher operating expense ratios and transaction costs for the portfolio compared to other similar funds; and,
 (c)if the sub-advisor must sell securities that are thinly-traded to satisfy redemption requests initiated pursuant to the formula, such sales could have a significant adverse impact on the price of such securities and the cash proceeds received by the portfolio.

 Please consult the prospectus for the applicable portfolio for additional information about these effects.

 VARIABLE INVESTMENT OPTIONS
 Each Variable Investment Option is a Sub-account of the Pruco Life Flexible Premium Variable Annuity Account (see "Pruco Life and the Separate Account" for more detailed information). Each Sub-account invests exclusively in one portfolio. You should carefully read the prospectus for any portfolio in which you are interested. The Investment Objectives/Policies Chart below classifies each of the portfolios based on our assessment of their investment style. The chart also provides a description of each portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. PLEASE NOTE: THE AST INVESTMENT GRADE BOND PORTFOLIO IS NOT AVAILABLE FOR ALLOCATION OF PURCHASE PAYMENTS.

 Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection. Thus, if you selected particular optional benefits, you would be precluded from investing in certain portfolios and therefore would not receive investment appreciation (or depreciation) affecting those portfolios.

 The portfolios are not publicly traded mutual funds. They are only available as Investment Options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the portfolios available as Sub-accounts under the Annuities are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the portfolio may have been modeled after at its inception.

 Conversely, certain retail mutual funds may be managed by the same portfolio advisor or sub-advisor as a Portfolio available as a Sub-account or have a similar name. While the investment objective and policies of the retail mutual funds and the portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the portfolios are found in the prospectuses for the portfolios. THE CURRENT PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION FOR THE UNDERLYING PORTFOLIOS CAN BE OBTAINED BY CALLING 1-888-PRU-2888. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

 The name of the advisor/sub-advisor for each portfolio appears next to the description. Those portfolios whose name includes the prefix "AST" are portfolios of the Advanced Series Trust. The portfolios of the Advanced Series Trust are co-managed by AST Investment Services, Inc. and Prudential Investments LLC, both of which are affiliated companies of Pruco Life. However, one or more sub-advisors, as noted below, are engaged to conduct day-to-day management. Allocations made to all AST Portfolios benefit us financially.

 Please see the Other Information section, under the heading "Service Fees Payable to Pruco Life" for a discussion of fees that we may receive from underlying mutual funds and/or their affiliates. You may select portfolios individually, create your own combination of portfolios (certain limitations apply--see "Limitations with Optional Benefits" later in this section), or select from among combinations of portfolios that we have created called "Prudential Portfolio Combinations." Under Prudential Portfolio Combinations, each Prudential Portfolio Combination consists of several asset allocation portfolios, each of which represents a specified percentage of your allocations. If you elect to invest according to one of these Prudential Portfolio Combinations, we will allocate your initial Purchase Payment among the Sub-accounts within the Prudential Portfolio Combination according to the percentage allocations. You may elect to allocate additional Purchase Payments according to the composition of the Prudential Portfolio Combination, although if you do not make such an explicit election, we will allocate additional Purchase Payments as discussed below under "Additional Purchase Payments." Once you have selected a Prudential Portfolio Combination, we will not rebalance your Account Value to take into account differences in performance among the Sub-accounts. This is a static, point of sale model allocation. Over time, the percentages in each asset allocation portfolio may vary from the Prudential Portfolio Combination you selected when you purchased your Annuity based on the performance of each of the portfolios within the Prudential Portfolio Combination. However, you may elect to participate in an automatic rebalancing program, under which we would transfer Account Value periodically so that your Account Value allocated to the Sub-accounts is brought back to the exact percentage allocations stipulated by the Prudential Portfolio Combination you elected. Please see "Automatic Rebalancing Programs" below for details about how such a program operates. If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected automatic rebalancing in addition to Prudential Portfolio Combinations, you should be aware that: (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that existed originally as part of Prudential Portfolio Combinations.

 If you are interested in a Prudential Portfolio Combination, you should work with your Financial Professional to select the Prudential Portfolio Combination that is appropriate for you, in light of your investment time horizon, investment goals and expectations and market risk tolerance, and other relevant factors. Some selling firms may not offer Prudential Portfolio Combinations. In providing these Prudential Portfolio Combinations, we are not providing investment advice. You are responsible for determining which Prudential Portfolio Combination or Sub-account(s) is best for you. Asset allocation does not ensure a profit or protect against a loss.

       INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                            TYPE           ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
           ADVANCED SERIES TRUST
   -------------------------------------------------------------------------
    AST ACADEMIC STRATEGIES ASSET          ASSET         AlphaSimplex
    ALLOCATION PORTFOLIO: seeks long       ALLOCA      Group, LLC; AQR
    term capital appreciation. The          TION           Capital
    Portfolio is a multi-asset class                   Management, LLC
    fund that pursues both top-down                   and CNH Partners,
    asset allocation strategies and                          LLC;
    bottom-up selection of securities,                  CoreCommodity
    investment managers, and mutual                    Management, LLC;
    funds. Under normal circumstances,               First Quadrant, L.P.;
    approximately 60% of the assets will             Jennison Associates
    be allocated to traditional asset                  LLC; J.P. Morgan
    classes (including US and                             Investment
    international equities and bonds)                 Management, Inc.;
    and approximately 40% of the assets               Pacific Investment
    will be allocated to nontraditional                   Management
    asset classes and strategies                         Company LLC
    (including real estate, commodities,                   (PIMCO);
    and alternative strategies). Those                    Prudential
    percentages are subject to change at               Investments LLC;
    the discretion of the advisor.                       Quantitative
                                                          Management
                                                       Associates LLC;
                                                        Western Asset
                                                          Management
                                                       Company; Western
                                                       Asset Management
                                                       Company Limited
   -------------------------------------------------------------------------
    AST ADVANCED STRATEGIES PORTFOLIO:     ASSET          LSV Asset
    seeks a high level of absolute         ALLOCA        Management;
    return by using traditional and         TION       Marsico Capital
    non-traditional investment                         Management, LLC;
    strategies and by investing in                    Pacific Investment
    domestic and foreign equity and                       Management
    fixed-income securities, derivative                  Company LLC
    instruments and other investment                       (PIMCO);
    companies. The Portfolio uses                        Quantitative
    traditional and non-traditional                       Management
    investment strategies by investing                 Associates LLC;
    in domestic and foreign equity and                  T. Rowe Price
    fixed-income securities, derivative               Associates, Inc.;
    instruments and other investment                   William Blair &
    companies. The asset allocation                      Company, LLC
    generally provides for an allotment
    of 60% of the portfolio's assets to
    a combination of domestic and
    international equity strategies and
    the remaining 40% of assets in a
    combination of U.S. fixed income,
    hedged international bond, real
    return assets and other investment
    companies. Quantitative Management
    Associates LLC allocates the assets
    of the portfolio across different
    investment categories and
    subadvisors.
   -------------------------------------------------------------------------
    AST AQR EMERGING MARKETS EQUITY         INTER        AQR Capital
    PORTFOLIO: seeks long-term capital    NATIONAL      Management LLC
    appreciation. The Portfolio seeks to   EQUITY
    achieve its investment objective by
    both overweighting and
    underweighting securities,
    countries, and currencies relative
    to the MSCI Emerging Market Index,
    using proprietary quantitative
    return forecasting models and
    systematic risk-control methods
    developed by the subadvisor. Under
    normal circumstances, the Portfolio
    will invest at least 80% of its
    assets in equity securities of
    issuers: (i) located in emerging
    market countries or (ii) included as
    emerging market issuers in one or
    more broad-based market indices. The
    subadvisor intends to make use of
    certain derivative instruments in
    order to implement its investment
    strategy.
   -------------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                               TYPE         ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST BALANCED ASSET ALLOCATION            ASSET       Prudential
      PORTFOLIO: seeks to obtain the           ALLOCA    Investments LLC;
      highest potential total return           TION       Quantitative
      consistent with its specified level                  Management
      of risk. The Portfolio primarily                   Associates LLC
      invests its assets in a diversified
      portfolio of other mutual funds,
      within the Advanced Series Trust and
      certain affiliated money market
      funds. Under normal market
      conditions, the Portfolio will
      devote approximately 60% of its net
      assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 52.5% to
      67.5%), and 40% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 32.5% to 47.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST BLACKROCK GLOBAL STRATEGIES          ASSET        BlackRock
      PORTFOLIO: seeks a high total return     ALLOCA       Financial
      consistent with a moderate level of      TION      Management, Inc.
      risk. The Portfolio is a global,
      multi asset-class portfolio that
      invests directly in, among other
      things, equity and equity-related
      securities, investment grade debt
      securities (including, without
      limitation, U.S. Treasuries and U.S.
      government securities),
      non-investment grade bonds (also
      known as "high yield bonds" or "junk
      bonds"), real estate investment
      trusts (REITs), exchange traded
      funds (ETFs), and derivative
      instruments, including
      commodity-linked derivative
      instruments.
     ----------------------------------------------------------------------
      AST BLACKROCK VALUE PORTFOLIO: seeks   LARGE CAP      BlackRock
      maximum growth of capital by             VALUE       Investment
      investing primarily in the value                   Management, LLC
      stocks of larger companies. The
      Portfolio pursues its objective,
      under normal market conditions, by
      investing at least 80% of the value
      of its assets in the equity
      securities of large-sized companies
      included in the Russell 1000(R)
      Value Index. The subadvisor employs
      an investment strategy designed to
      maintain a portfolio of equity
      securities which approximates the
      market risk of those stocks included
      in the Russell 1000(R) Value Index,
      but which attempts to outperform the
      Russell 1000(R) Value Index through
      active stock selection.
     ----------------------------------------------------------------------
      AST CAPITAL GROWTH ASSET ALLOCATION      ASSET       Prudential
      PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
      return consistent with its specified     TION       Quantitative
      level of risk. The Portfolio                         Management
      primarily invests its assets in a                  Associates LLC
      diversified portfolio of other
      mutual funds, within the Advanced
      Series Trust and certain affiliated
      money market funds. Under normal
      market conditions, the Portfolio
      will devote approximately 75% of its
      net assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 67.5% to
      80%), and 25% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 20.0% to 32.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST CLEARBRIDGE DIVIDEND GROWTH        LARGE CAP     ClearBridge
      PORTFOLIO: seeks income, capital                   Investments, LLC
      preservation, and capital
      appreciation. Under normal
      circumstances, at least 80% of the
      Portfolio's assets will be invested
      in equity or equity-related
      securities which the subadvisor
      believes have the ability to
      increase dividends over the longer
      term. The subadvisor will manage the
      Portfolio to provide exposure to
      companies that either pay an
      existing dividend or have the
      potential to pay and/or
      significantly grow their dividends.
      To do so, the subadvisor will
      conduct fundamental research to
      screen for companies that have
      attractive dividend yields, a
      history and potential for positive
      dividend growth, strong balance
      sheets, and reasonable valuations.
     ----------------------------------------------------------------------
      AST COHEN & STEERS REALTY PORTFOLIO:   SPECIALTY   Cohen & Steers
      seeks to maximize total return                         Capital
      through investment in real estate                  Management, Inc.
      securities. The Portfolio pursues
      its investment objective by
      investing, under normal
      circumstances, at least 80% of its
      net assets in securities issued by
      companies associated with the real
      estate industry, such as real estate
      investment trusts (REITs). Under
      normal circumstances, the Portfolio
      will invest substantially all of its
      assets in the equity securities of
      real estate related issuers, i.e., a
      company that derives at least 50% of
      its revenues from the ownership,
      construction, financing, management
      or sale of real estate or that has
      at least 50% of its assets in real
      estate.
     ----------------------------------------------------------------------

       INVESTMENT OBJECTIVES/POLICIES      STYLE/          PORTFOLIO
                                            TYPE           ADVISOR/
                                                          SUBADVISOR
   -------------------------------------------------------------------------
    AST FEDERATED AGGRESSIVE GROWTH       SMALL CAP    Federated Equity
    PORTFOLIO: seeks capital growth. The   GROWTH         Management
    Portfolio pursues its investment                      Company of
    objective by investing primarily in                  Pennsylvania/
    the stocks of small companies that                 Federated Global
    are traded on national security                       Investment
    exchanges, NASDAQ stock exchange and               Management Corp.
    the over-the-counter- market. Small
    companies are defined as companies
    with market capitalizations similar
    to companies in the Russell 2000
    Index and S&P 600 Small Cap Index.
   -------------------------------------------------------------------------
    AST FI PYRAMIS(R) ASSET ALLOCATION      ASSET       Pyramis Global
    PORTFOLIO: seeks to maximize total     ALLOCA-      Advisors, LLC a
    return. In seeking to achieve the       TION           Fidelity
    Portfolio's investment objective,                     Investments
    the Portfolio's assets are allocated                    Company
    across eight uniquely specialized
    investment strategies. The Portfolio
    has five strategies that invest
    primarily in equity securities, two
    fixed-income strategies (the Broad
    Market Duration Strategy and the
    High Yield Bond Strategy), and one
    strategy designed to provide
    liquidity (the Liquidity Strategy).
   -------------------------------------------------------------------------
    AST FIRST TRUST BALANCED TARGET         ASSET     First Trust Advisors
    PORTFOLIO: seeks long-term capital     ALLOCA-           L.P.
    growth balanced by current income.      TION
    The Portfolio seeks to achieve its
    objective by investing approximately
    65% of its net assets in equity
    securities and approximately 35% of
    its net assets in fixed- income
    securities as of the annual security
    selection date. Depending on market
    conditions, the equity portion may
    range between 60-70% of the
    Portfolio's net assets and the
    fixed-income portion may range
    between 30-40% of the Portfolio's
    net assets. The revised allocations
    do not take into account the
    potential investment of up to 5% of
    the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST FIRST TRUST CAPITAL APPRECIATION    ASSET     First Trust Advisors
    TARGET PORTFOLIO: seeks long-term      ALLOCA-           L.P.
    capital growth. The Portfolio seeks     TION
    to achieve its objective by
    investing approximately 80% of its
    net assets in equity securities and
    approximately 20% of its net assets
    in fixed-income securities as of the
    annual security selection date.
    Depending on market conditions, the
    equity portion may range between
    75-85% of the Portfolio's net assets
    and the fixed- income portion may
    range between 15-25% of the
    Portfolio's net assets. The revised
    allocations do not take into account
    the potential investment of up to 5%
    of the Portfolio's assets in the
    "liquidity" investment sleeve. In
    seeking to achieve its investment
    objective, the Portfolio allocates
    its assets across multiple uniquely
    specialized investment strategies.
    On or about the annual selection
    date (currently March 1 under normal
    circumstances), the Portfolio
    establishes both the percentage
    allocations among the various
    investment strategies under normal
    circumstances and the percentage
    allocation of each security's
    position within each of the
    investment strategies that invest
    primarily in equity securities.
   -------------------------------------------------------------------------
    AST FRANKLIN TEMPLETON FOUNDING         ASSET     Franklin Advisers,
    FUNDS ALLOCATION PORTFOLIO: seeks      ALLOCA-      Inc.; Franklin
    capital appreciation while its          TION       Mutual Advisers,
    secondary investment objective will                 LLC; Templeton
    be to seek income. Under normal                     Global Advisors
    market conditions the Portfolio will                    Limited
    seek to achieve its investment
    objectives by allocating 33 1/3% of
    its assets to each of the
    Portfolio's three subadvisors. The
    Portfolio will normally invest in a
    combination of domestic and foreign
    equity and fixed-income and money
    market securities. Depending upon
    the Portfolio's ability to achieve
    the necessary asset scale, the
    Trust's ability to implement certain
    legal agreements and custody
    arrangements, and market, economic,
    and financial conditions as of the
    Portfolio's commencement of
    operations, it may take several
    weeks for the Portfolio's assets to
    be fully invested in accordance with
    its investment objective and
    policies. During that time, it is
    anticipated that all or a portion of
    the Portfolio's assets will be
    invested in high grade, short term
    debt securities (both fixed and
    floating rate), money market funds,
    short-term bond funds,
    exchange-traded funds, and/or index
    futures contracts. A relatively long
    initial investment period may
    negatively affect the Portfolio's
    investment return and ability to
    achieve its investment objective.
   -------------------------------------------------------------------------

 Pyramis is a registered service mark of FMR LLC. Used under license.

         INVESTMENT OBJECTIVES/POLICIES      STYLE/        PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST GLOBAL REAL ESTATE PORTFOLIO:     SPECIALTY   Prudential Real
      seeks capital appreciation and                    Estate Investors
      income. The Portfolio will normally
      invest at least 80% of its
      investable assets (net assets plus
      any borrowing made for investment
      purposes) in equity-related
      securities of real estate companies.
      The Portfolio will invest in
      equity-related securities of real
      estate companies on a global basis
      and the Portfolio may invest up to
      15% of its net assets in ownership
      interests in commercial real estate
      through investments in private real
      estate.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS CONCENTRATED        LARGE CAP    Goldman Sachs
      GROWTH PORTFOLIO: seeks long-term      GROWTH     Asset Management,
      growth of capital. The Portfolio                        L.P.
      will pursue its objective by
      investing primarily in equity
      securities of companies that the
      subadvisor believes have the
      potential to achieve capital
      appreciation over the long-term. The
      Portfolio seeks to achieve its
      investment objective by investing,
      under normal circumstances, in
      approximately 30 - 45 companies that
      are considered by the subadvisor to
      be positioned for long-term growth.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS LARGE-CAP VALUE     LARGE CAP    Goldman Sachs
      PORTFOLIO: seeks long-term growth of    VALUE     Asset Management,
      capital. The Portfolio seeks to                         L.P.
      achieve its investment objective by
      investing in value opportunities
      that the subadvisor, defines as
      companies with identifiable
      competitive advantages whose
      intrinsic value is not reflected in
      the stock price. The Portfolio
      invests, under normal circumstances,
      at least 80% of its net assets in a
      diversified portfolio of equity
      investments in large-cap U.S.
      issuers with public stock market
      capitalizations within the range of
      the market capitalization of
      companies in the Russell 1000 Value
      Index at the time of investment.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS MID-CAP GROWTH       MID CAP     Goldman Sachs
      PORTFOLIO: seeks long-term growth of   GROWTH     Asset Management,
      capital. The Portfolio pursues its                      L.P.
      investment objective, by investing
      primarily in equity securities
      selected for their growth potential,
      and normally invests at least 80% of
      the value of its assets in
      medium-sized companies. Medium-sized
      companies are those whose market
      capitalizations (measured at the
      time of investment) fall within the
      range of companies in the Russell
      Mid Cap Growth Index. The subadvisor
      seeks to identify individual
      companies with earnings growth
      potential that may not be recognized
      by the market at large.
     ----------------------------------------------------------------------
      AST GOLDMAN SACHS SMALL-CAP VALUE     SMALL CAP    Goldman Sachs
      PORTFOLIO: seeks long-term capital      VALUE     Asset Management,
      appreciation. The Portfolio will                        L.P.
      seek its objective through
      investments primarily in equity
      securities that are believed to be
      undervalued in the marketplace. The
      Portfolio will invest, under normal
      circumstances, at least 80% of the
      value of its assets in small
      capitalization companies. The
      Portfolio generally defines small
      capitalization companies as
      companies with market
      capitalizations that are within the
      range of the Russell 2000 Value
      Index at the time of purchase.
     ----------------------------------------------------------------------
      AST HIGH YIELD PORTFOLIO: seeks         FIXED       J.P. Morgan
      maximum total return, consistent       INCOME        Investment
      with preservation of capital and                  Management, Inc.;
      prudent investment management. The                   Prudential
      Portfolio will invest, under normal                  Investment
      circumstances, at least 80% of its                Management, Inc.
      net assets plus any borrowings for
      investment purposes (measured at
      time of purchase) in non-investment
      grade high yield (also known as
      "junk bonds") fixed-income
      investments which may be represented
      by forwards or derivatives such as
      options, futures contracts, or swap
      agreements. Non-investment grade
      investments are securities rated Ba
      or lower by Moody's Investors
      Services, Inc. or equivalently rated
      by Standard & Poor's Corporation, or
      Fitch, or, if unrated, determined by
      the subadvisor to be of comparable
      quality.
     ----------------------------------------------------------------------
      AST HORIZON MODERATE ASSET              ASSET         Horizon
      ALLOCATION PORTFOLIO: seeks the         ALLOCA    Investments, LLC
      highest potential total return          TION
      consistent with its specified level
      of risk tolerance. Under normal
      circumstances, at least 90% of the
      Portfolio's assets will be invested
      in other portfolios of Advanced
      Series Trust (the underlying
      portfolios) while no more than 10%
      of the Portfolio's assets may be
      invested in exchange traded funds
      (ETFs). Under normal market
      conditions, the Portfolio will
      devote from 40% to 60% of its net
      assets to underlying portfolios and
      ETFs investing primarily in equity
      securities, and from 40% to 60% of
      its net assets to underlying
      portfolios and ETFs investing
      primarily in debt securities and
      money market instruments.
     ----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST INTERNATIONAL GROWTH PORTFOLIO:     INTER     Jennison Associates
     seeks long-term capital growth.       NATIONAL       LLC; Marsico
     Under normal circumstances, the        EQUITY          Capital
     Portfolio invests at least 80% of                  Management, LLC;
     the value of its assets in                         William Blair &
     securities of issuers that are                       Company, LLC
     economically tied to countries other
     than the United States. Although the
     Portfolio intends to invest at least
     80% of its assets in the securities
     of issuers located outside the
     United States, it may at times
     invest in U.S. issuers and it may
     invest all of its assets in fewer
     than five countries or even a single
     country. The Portfolio looks
     primarily for stocks of companies
     whose earnings are growing at a
     faster rate than other companies or
     which offer attractive growth.
    ------------------------------------------------------------------------
     AST INTERNATIONAL VALUE PORTFOLIO:      INTER         LSV Asset
     seeks capital growth. The Portfolio   NATIONAL       Management;
     normally invests at least 80% of the   EQUITY         Thornburg
     Portfolio's investable assets in                      Investment
     equity securities. The Portfolio                   Management, Inc.
     will invest at least 65% of its net
     assets in the equity securities of
     companies in at least three
     different countries, without limit
     as to the amount of assets that may
     be invested in a single country.
    ------------------------------------------------------------------------
     AST INVESTMENT GRADE BOND PORTFOLIO:    FIXED         Prudential
     seeks to maximize total return,        INCOME         Investment
     consistent with the preservation of                Management, Inc.
     capital and liquidity needs. Under
     normal market conditions the
     Portfolio invests at least 80% of
     its investable assets in bonds.
     Please note that you may not make
     purchase payments to this Portfolio,
     and that this Portfolio is available
     only with certain living benefits.
    ------------------------------------------------------------------------
     AST JENNISON LARGE-CAP GROWTH         LARGE CAP   Jennison Associates
     PORTFOLIO: seeks long-term growth of   GROWTH            LLC
     capital. Under normal market
     conditions, the Portfolio will
     invest at least 80% of its
     investable assets in the equity and
     equity-related securities of
     large-capitalization companies
     measured, at the time of purchase,
     to be within the market
     capitalization of the Russell
     1000(R) Index. In deciding which
     equity securities to buy, the
     subadvisor will use a growth
     investment style and will invest in
     stocks it believes could experience
     superior sales or earnings growth,
     or high returns on equity and
     assets. Stocks are selected on a
     company-by-company basis using
     fundamental analysis. The companies
     in which the subadvisor will invest
     generally tend to have a unique
     market niche, a strong new product
     profile or superior management.
    ------------------------------------------------------------------------
     AST JENNISON LARGE-CAP VALUE          LARGE CAP   Jennison Associates
     PORTFOLIO: seeks capital                VALUE            LLC
     appreciation. Under normal market
     conditions, the Portfolio will
     invest at least 80% of its
     investable assets in the equity and
     equity-related securities of
     large-capitalization companies
     measured, at the time of purchase,
     to be within the market
     capitalization of the Russell
     1000(R) Index. In deciding which
     equity securities to buy, the
     subadvisor will use a value
     investment style and will invest in
     common stocks that it believes are
     being valued at a discount to their
     intrinsic value, as defined by the
     value of their earnings, free cash
     flow, the value of their assets,
     their private market value, or some
     combination of these factors.
    ------------------------------------------------------------------------
     AST J.P. MORGAN GLOBAL THEMATIC         ASSET        J.P. Morgan
     PORTFOLIO (formerly AST Horizon        ALLOCA-        Investment
     Growth Asset Allocation Portfolio):     TION      Management, Inc.;
     seeks capital appreciation                         Security Capital
     consistent with its specified level                   Research &
     of risk tolerance. The Portfolio                      Management
     will provide exposure to a long-term                 Incorporated
     strategic asset allocation while
     having the flexibility to express
     shorter-term tactical views by
     capitalizing upon market
     opportunities globally. The
     Portfolio will invest across a broad
     range of asset classes, including,
     without limitation, domestic equity
     and debt, international and global
     developed equity, emerging markets
     equity and debt, high yield debt,
     convertible bonds, and real estate
     investment trusts. The Portfolio
     will invest primarily in individual
     securities in order to meet its
     investment objective and will also
     utilize derivative instruments for
     tactical positioning and risk
     management. Under normal
     circumstances, approximately 65% of
     the Portfolio's net assets (ranging
     between 55-75% depending on market
     conditions) will be invested to
     provide exposure to equity
     securities and approximately 35% of
     its net assets (ranging between
     25-45% depending on market
     conditions) will be invested to
     provide exposure to fixed-income
     securities. Such exposures may be
     obtained through: (i) the purchase
     of "physical" securities (e.g.,
     common stocks, bonds, etc.); (ii)
     the use of derivatives (e.g.,
     options and futures contracts on
     indices, securities, and
     commodities, currency forwards,
     etc.); and (iii) the purchase of
     certain exchange-traded funds.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST J.P. MORGAN INTERNATIONAL EQUITY    INTER        J.P. Morgan
     PORTFOLIO: seeks capital growth. The  NATIONAL       Investment
     Portfolio seeks to meet its            EQUITY     Management, Inc.
     objective by investing, under normal
     market conditions, at least 80% of
     its assets in equity securities. The
     Portfolio seeks to meet its
     investment objective by normally
     investing primarily in a diversified
     portfolio of equity securities of
     companies located or operating in
     developed non-U.S. countries and
     emerging markets of the world. The
     equity securities will ordinarily be
     traded on a recognized foreign
     securities exchange or traded in a
     foreign over-the-counter market in
     the country where the issuer is
     principally based, but may also be
     traded in other countries including
     the United States.
    -----------------------------------------------------------------------
     AST J.P. MORGAN STRATEGIC               ASSET        J.P. Morgan
     OPPORTUNITIES PORTFOLIO: seeks to      ALLOCA-       Investment
     maximize return compared to the         TION      Management, Inc.
     benchmark through security selection
     and tactical asset allocation. The
     Portfolio invests in securities and
     financial instruments (including
     derivatives) to gain exposure to
     global equity, global fixed income
     and cash equivalent markets,
     including global currencies. The
     Portfolio may invest in developed
     and emerging markets securities,
     domestic and foreign fixed income
     securities (including non-investment
     grade bonds or "junk bonds"), and
     real estate investment trusts
     (REITs) of issuers located within
     and outside the United States or in
     open-end investment companies
     advised by J.P. Morgan Investment
     Management, Inc., the Portfolio's
     subadvisor, to gain exposure to
     certain global equity and global
     fixed income markets.
    -----------------------------------------------------------------------
     AST LARGE-CAP VALUE PORTFOLIO: seeks  LARGE CAP   Hotchkis and Wiley
     current income and long-term growth     VALUE          Capital
     of income, as well as capital                      Management, LLC
     appreciation. The Portfolio invests,
     under normal circumstances, at least
     80% of its net assets in securities
     of large capitalization companies.
     Large capitalization companies are
     those companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Value Index.
    -----------------------------------------------------------------------
     AST LORD ABBETT CORE FIXED-INCOME       FIXED     Lord, Abbett & Co.
     PORTFOLIO: seeks income and capital    INCOME            LLC
     appreciation to produce a high total
     return. Under normal market
     conditions, the Portfolio pursues
     its investment objective by
     investing at least 80% of its net
     assets in fixed-income securities.
     The Portfolio primarily invests in
     securities issued or guaranteed by
     the U.S. government, its agencies or
     government-sponsored enterprises;
     investment grade debt securities of
     U.S. issuers; investment grade debt
     securities of non-U.S. issuers that
     are denominated in U.S. dollars;
     mortgage-backed and other
     asset-backed securities; senior
     loans, and loan participations and
     assignments; and derivative
     instruments, such as options,
     futures contracts, forward contracts
     and swap agreements.
    -----------------------------------------------------------------------
     AST MARSICO CAPITAL GROWTH            LARGE CAP    Marsico Capital
     PORTFOLIO: seeks capital growth.       GROWTH      Management, LLC
     Income realization is not an
     investment objective and any income
     realized on the Portfolio's
     investments, therefore, will be
     incidental to the Portfolio's
     objective. The Portfolio will pursue
     its objective by investing primarily
     in common stocks of large companies
     that are selected for their growth
     potential. Large capitalization
     companies are companies with market
     capitalizations within the market
     capitalization range of the Russell
     1000 Growth Index. In selecting
     investments for the Portfolio, the
     subadvisor uses an approach that
     combines "top down" macroeconomic
     analysis with "bottom up" stock
     selection. The "top down" approach
     identifies sectors, industries and
     companies that may benefit from the
     trends the subadvisor has observed.
     The subadvisor then looks for
     individual companies that are
     expected to offer earnings growth
     potential that may not be recognized
     by the market at large, utilizing a
     "bottom up" stock selection process.
     The Portfolio will normally hold a
     core position of between 35 and 50
     common stocks. The Portfolio may
     hold a limited number of additional
     common stocks at times when the
     portfolio manager is accumulating
     new positions, phasing out and
     replacing existing positions or
     responding to exceptional market
     conditions.
    -----------------------------------------------------------------------
     AST MFS GLOBAL EQUITY PORTFOLIO:        INTER       Massachusetts
     seeks capital growth. Under normal    NATIONAL    Financial Services
     circumstances the Portfolio invests    EQUITY          Company
     at least 80% of its net assets in
     equity securities. The Portfolio may
     invest in the securities of U.S. and
     foreign issuers (including issuers
     in emerging market countries). While
     the Portfolio may invest its assets
     in companies of any size, the
     Portfolio generally focuses on
     companies with relatively large
     market capitalizations.
    -----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES       STYLE/         PORTFOLIO
                                              TYPE          ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST MFS GROWTH PORTFOLIO: seeks        LARGE CAP     Massachusetts
     long-term capital growth and future,    GROWTH     Financial Services
     rather than current income. Under                       Company
     normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in common stocks and
     related securities, such as
     preferred stocks, convertible
     securities and depositary receipts.
     The subadvisor focuses on investing
     the Portfolio's assets in the stocks
     of companies it believes to have
     above-average earnings growth
     potential compared to other
     companies. The subadvisor uses a
     "bottom up" as opposed to a "top
     down" investment style in managing
     the Portfolio.
    ------------------------------------------------------------------------
     AST MFS LARGE-CAP VALUE PORTFOLIO:     LARGE CAP     Massachusetts
     seeks capital appreciation. The          VALUE     Financial Services
     Portfolio seeks to achieve its                          Company
     investment objective by investing at
     least 80% of its net assets in
     issuers with large market
     capitalizations of at least $5
     billion at the time of purchase. The
     Portfolio will invest primarily in
     equity securities and may invest in
     foreign securities. The subadviser
     focuses on investing the Portfolio's
     assets in the stocks of companies it
     believes are undervalued compared to
     their perceived worth (value
     companies). The subadviser uses a
     "bottom-up" investment approach to
     buying and selling investments for
     the Portfolio. Investments are
     selected primarily based on
     fundamental analysis of individual
     issuers. Quantitative models that
     systematically evaluate issuers may
     also be considered
    ------------------------------------------------------------------------
     AST MID-CAP VALUE PORTFOLIO: seeks      MID CAP         EARNEST
     to provide capital growth by             VALUE      Partners, LLC;
     investing primarily in                               WEDGE Capital
     mid-capitalization stocks that                     Management L.L.P.
     appear to be undervalued. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its net assets in
     mid-capitalization companies.
     Mid-capitalization companies are
     generally those that have market
     capitalizations, at the time of
     purchase, within the market
     capitalization range of companies
     included in the Russell Midcap(R)
     Value Index during the previous 12
     months based on month-end data.
    ------------------------------------------------------------------------
     AST MODERATE ASSET ALLOCATION            ASSET        Prudential
     PORTFOLIO (formerly AST CLS Moderate    ALLOCA-    Investments, LLC
     Asset Allocation Portfolio): seeks       TION
     the highest potential total return
     consistent with its specified level
     of risk tolerance. Under normal
     circumstances, at least 90% of the
     Portfolio's assets will be invested
     in other portfolios of Advanced
     Series Trust (the underlying
     portfolios) while no more than 10%
     of the Portfolio's assets may be
     invested in exchange traded funds
     (ETFs). Under normal market
     conditions, the Portfolio will
     invest approximately 50% of its net
     assets in equity securities and
     approximately 50% of its net assets
     in debt securities and money market
     instruments. The equity portion may
     range from 40% to 60% of net assets
     in underlying portfolios and ETFs
     investing primarily in equity
     securities, and from 40% to 60% of
     net assets in underlying portfolios
     and ETFs investing primarily in
     money market instruments and debt
     securities, which may include
     non-investment grade bonds.
     "Non-investment grade bonds" are
     commonly referred to as "junk bonds".
    ------------------------------------------------------------------------
     AST MONEY MARKET PORTFOLIO: seeks        FIXED        Prudential
     high current income and maintain        INCOME        Investment
     high levels of liquidity. The                      Management, Inc.
     Portfolio invests in high-quality
     money market instruments and seeks
     to maintain a stable net asset value
     (NAV) of $1 per share.
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN CORE BOND           FIXED     Neuberger Berman
     PORTFOLIO: seeks to maximize total      INCOME     Fixed Income LLC
     return consistent with the
     preservation of capital. Under
     normal circumstances the Portfolio
     invests at least 80% of its
     investable assets in bonds and other
     debt securities. All of the debt
     securities in which the Portfolio
     invests will be investment grade
     under normal circumstances.
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN MID-CAP GROWTH     MID CAP    Neuberger Berman
     PORTFOLIO: seeks capital growth.        GROWTH      Management LLC
     Under normal market conditions, the
     Portfolio invests at least 80% of
     its net assets in the common stocks
     of mid-capitalization companies.
     Mid-capitalization companies are
     those companies whose market
     capitalization is within the range
     of market capitalizations of
     companies in the Russell Midcap(R)
     Growth Index. Using fundamental
     research and quantitative analysis,
     the subadvisor looks for
     fast-growing companies with
     above-average sales and competitive
     returns on equity relative to their
     peers.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    ------------------------------------------------------------------------
     AST NEUBERGER BERMAN/LSV MID-CAP      MID CAP         LSV Asset
     VALUE PORTFOLIO: seeks capital         VALUE         Management;
     growth. Under normal market                       Neuberger Berman
     conditions, the Portfolio invests at               Management LLC
     least 80% of its net assets in the
     common stocks of medium
     capitalization companies. Companies
     with market capitalizations that
     fall within the range of the Russell
     Midcap(R) Value Index at the time of
     investment are considered medium
     capitalization companies. Some of
     the Portfolio's assets may be
     invested in the securities of
     large-cap companies as well as in
     small-cap companies.
    ------------------------------------------------------------------------
     AST NEW DISCOVERY ASSET ALLOCATION     ASSET     Bradford & Marzec,
     PORTFOLIO (formerly AST American       ALLOCA-       LLC; Brown
     Century Income & Growth Portfolio):     TION       Advisory, LLC;
     seeks total return. Total return is                C.S. McKee, LP;
     comprised of capital appreciation                      EARNEST
     and income. Under normal                           Partners, LLC;
     circumstances, approximately 70% of               Epoch Investment
     the Portfolio's assets will be                     Partners, Inc.;
     allocated to a combination of                    Security Investors,
     domestic and international equity                  LLC; Thompson,
     strategies and approximately 30% of               Siegel & Walmsley
     Portfolio's assets will be allocated                     LLC
     to domestic and international
     fixed-income strategies and a
     liquidity strategy. Depending upon
     the Portfolio's ability to achieve
     the necessary asset scale, the
     Trust's ability to implement certain
     legal agreements and custody
     arrangements, and market, economic,
     and financial conditions as of the
     Portfolio's commencement of
     operations, it may take several
     weeks for the Portfolio's assets to
     be fully invested in accordance with
     its investment objective and
     policies. During that time, it is
     anticipated that all or a portion of
     the Portfolio's assets will be
     invested in high grade, short term
     debt securities (both fixed and
     floating rate), money market funds,
     short-term bond funds,
     exchange-traded funds, and/or index
     futures contracts. A relatively long
     initial investment period may
     negatively affect the Portfolio's
     investment return and ability to
     achieve its investment objective.
    ------------------------------------------------------------------------
     AST PARAMETRIC EMERGING MARKETS         INTER    Parametric Portfolio
     EQUITY PORTFOLIO: seeks long-term     NATIONAL     Associates LLC
     capital appreciation. The Portfolio    EQUITY
     normally invests at least 80% of its
     net assets in equity securities of
     issuers (i) located in emerging
     market countries, which are
     generally those not considered to be
     developed market countries, or (ii)
     included (or considered for
     inclusion) as emerging markets
     issuers in one or more broad-based
     market indices. Emerging market
     countries are generally countries
     not considered to be developed
     market countries, and therefore not
     included in the MSCI World Index.
     The Portfolio seeks to employ a
     top-down, disciplined and structured
     investment process that emphasizes
     broad exposure and diversification
     among emerging market countries,
     economic sectors and issuers.
    ------------------------------------------------------------------------
     AST PIMCO LIMITED MATURITY BOND        FIXED     Pacific Investment
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return consistent with preservation                  Company LLC
     of capital and prudent investment                      (PIMCO)
     management. The Portfolio will
     invest, under normal circumstances,
     at least 80% of the value of its net
     assets in fixed- income investments,
     which may be represented by forwards
     or derivatives such as options,
     futures contracts, or swap
     agreements. The average portfolio
     duration normally varies within a
     one-to-three year time-frame based
     on the subadvisor's forecast of
     interest rates. Portfolio holdings
     are concentrated in areas of the
     bond market (based on quality,
     sector, interest rate or maturity)
     that the subadvisor believes to be
     relatively undervalued. The
     Portfolio may invest up to 10% total
     assets in non-investment grade bonds
     which are commonly known as "junk
     bonds".
    ------------------------------------------------------------------------
     AST PIMCO TOTAL RETURN BOND            FIXED     Pacific Investment
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return consistent with preservation                  Company LLC
     of capital and prudent investment                      (PIMCO)
     management. The Portfolio will
     invest, under normal circumstances,
     at least 80% of the value of its net
     assets in fixed income investments,
     which may be represented by forwards
     or derivatives such as options,
     futures contracts, or swap
     agreements. The average portfolio
     duration normally varies within two
     years (+/-) of the duration of the
     Barclay's Capital U.S. Aggregate
     Bond Index. Portfolio holdings are
     concentrated in areas of the bond
     market (based on quality, sector,
     interest rate or maturity) that the
     subadvisor believes to be relatively
     undervalued. The Portfolio may
     invest up to 10% total assets in
     non-investment grade bonds which are
     commonly known as "junk bonds".
    ------------------------------------------------------------------------

         INVESTMENT OBJECTIVES/POLICIES       STYLE/        PORTFOLIO
                                               TYPE         ADVISOR/
                                                           SUBADVISOR
     ----------------------------------------------------------------------
      AST PRESERVATION ASSET ALLOCATION        ASSET       Prudential
      PORTFOLIO: seeks to obtain a total      ALLOCA-    Investments LLC;
      return consistent with its specified     TION       Quantitative
      level of risk. The Portfolio                         Management
      primarily invests its assets in a                  Associates LLC
      diversified portfolio of other
      mutual funds, within the Advanced
      Series Trust and certain affiliated
      money market funds. Under normal
      market conditions, the Portfolio
      will devote approximately 35% of its
      net assets to underlying portfolios
      investing primarily in equity
      securities (with a range of 27.5% to
      42.5%), and 65% of its net assets to
      underlying portfolios investing
      primarily in debt securities and
      money market instruments (with a
      range of 57.5% to 72.5%). The
      Portfolio is not limited to
      investing exclusively in shares of
      the underlying portfolios and may
      invest in securities, exchange
      traded funds (ETFs), and futures
      contracts, swap agreements and other
      financial and derivative instruments.
     ----------------------------------------------------------------------
      AST PRUDENTIAL CORE BOND PORTFOLIO:      FIXED       Prudential
      seeks to maximize total return          INCOME       Investment
      consistent with the long-term                      Management, Inc.
      preservation of capital. The
      Portfolio will invest, under normal
      circumstances, at least 80% of its
      net assets in intermediate and
      long-term debt obligations and high
      quality money market instruments.
      The Portfolio will invest, under
      normal circumstances, at least 80%
      of its net assets in intermediate
      and long-term debt obligations that
      are rated investment grade by the
      major ratings services, or if
      unrated, considered to be of
      comparable quality by the
      subadvisor, and high quality money
      market instruments. Likewise, the
      Portfolio may invest up to 20% of
      its net assets in
      high-yield/high-risk debt securities
      (commonly known as "junk bonds").
      The Portfolio also may invest up to
      20% of its total assets in debt
      securities issued outside the U.S.
      by U.S. or foreign issuers, whether
      or not such securities are
      denominated in the U.S. dollar.
     ----------------------------------------------------------------------
      AST QMA EMERGING MARKETS EQUITY         INTER-      Quantitative
      PORTFOLIO: seeks long-term capital     NATIONAL      Management
      appreciation. The Portfolio seeks to    EQUITY     Associates, LLC
      achieve its investment objective
      through investment in equity and
      equity-related securities of
      emerging market companies. Under
      normal circumstances, the Portfolio
      will invest at least 80% of its
      assets in equity and equity-related
      securities of issuers: (i) located
      in emerging market countries or (ii)
      included as emerging market issuers
      in one or more broad-based market
      indices. The strategy used by the
      subadvisor is a quantitatively
      driven, bottom up investment process
      which utilizes an adaptive model
      that evaluates stocks differently
      based on their growth expectations.
     ----------------------------------------------------------------------
      AST QMA US EQUITY ALPHA PORTFOLIO:     LARGE CAP    Quantitative
      seeks long term capital                  BLEND       Management
      appreciation. The Portfolio utilizes               Associates LLC
      a long/short investment strategy and
      will normally invest at least 80% of
      its net assets plus borrowings in
      equity and equity related securities
      of US issuers. The Portfolio seeks
      to produce returns that exceed those
      of its benchmark index, the Russell
      1000(R), which is comprised of
      stocks representing more than 90% of
      the market cap of the US market and
      includes the largest 1000 securities
      in the Russell 3000(R) Index.
     ----------------------------------------------------------------------
      AST SCHRODERS GLOBAL TACTICAL            ASSET        Schroder
      PORTFOLIO (formerly AST CLS Growth       ALLOCA      Investment
      Asset Allocation Portfolio): seeks       TION      Management North
      to outperform its blended                           America Inc./
      performance benchmark. The blended                    Schroder
      benchmark is comprised of 45%                        Investment
      Russell 3000, 12.5% MSCI EAFE (USD                 Management North
      Hedged), 12.5% MSCI EAFE (Local),                   America Ltd.
      and 30% Barclays U.S. Aggregate Bond
      Index. The Portfolio is a multi
      asset-class fund that allocates its
      assets among various regions and
      countries throughout the world,
      including the United States (but in
      no less than three countries). The
      subadvisors use various investment
      strategies, currency hedging, and a
      global tactical asset allocation
      strategy in order to help the
      Portfolio achieve its investment
      objective. Under normal
      circumstances, approximately 70% of
      the Portfolio's net assets are
      invested to provide exposure to
      equity securities and approximately
      30% of its net assets are invested
      to provide exposure to fixed-income
      securities. Depending on market
      conditions, such equity exposure may
      range between 60-80% of the
      Portfolio's net assets and such
      fixed- income exposure may range
      between 20-40% of its net assets.
     ----------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE           ADVISOR/
                                                           SUBADVISOR
    ------------------------------------------------------------------------
     AST SCHRODERS MULTI-ASSET WORLD         ASSET          Schroder
     STRATEGIES PORTFOLIO: seeks            ALLOCA-        Investment
     long-term capital appreciation. The     TION       Management North
     Portfolio seeks to achieve its                      America Inc./
     objective through a flexible global                    Schroder
     asset allocation approach. This                       Investment
     approach entails investing in                      Management North
     traditional asset classes, such as                   America Ltd.
     equity and fixed-income investments,
     and alternative asset classes, such
     as investments in real estate,
     commodities, currencies, private
     equity, non-investment grade bonds,
     Emerging Market Debt and absolute
     return strategies. The subadvisors
     seek to emphasize the management of
     risk and volatility. Exposure to
     different asset classes and
     investment strategies will vary over
     time based upon the subadvisor's
     assessments of changing market,
     economic, financial and political
     factors and events.
    ------------------------------------------------------------------------
     AST SMALL-CAP GROWTH PORTFOLIO:       SMALL CAP      Eagle Asset
     seeks long-term capital growth. The    GROWTH     Management, Inc.;
     Portfolio pursues its objective by                  Emerald Mutual
     investing, under normal                             Fund Advisers
     circumstances, at least 80% of the                      Trust
     value of its assets in
     small-capitalization companies.
     Small-capitalization companies are
     those companies with a market
     capitalization, at the time of
     purchase, no larger than the largest
     capitalized company included in the
     Russell 2000(R) Growth Index at the
     time of the Portfolio's investment.
    ------------------------------------------------------------------------
     AST SMALL-CAP VALUE PORTFOLIO: seeks  SMALL CAP      ClearBridge
     to provide long-term capital growth     VALUE     Advisors, LLC; J.P.
     by investing primarily in                         Morgan Investment
     small-capitalization stocks that                  Management, Inc.;
     appear to be undervalued. The                     Lee Munder Capital
     Portfolio invests, under normal                       Group, LLC
     circumstances, at least 80% of the
     value of its net assets in small
     capitalization stocks. Small
     capitalization stocks are the stocks
     of companies with market
     capitalization that are within the
     market capitalization range of the
     Russell 2000(R) Value Index at the
     time of purchase. Each subadvisor
     expects to utilize different
     investment strategies to achieve the
     Portfolio's objective.
    ------------------------------------------------------------------------
     AST T. ROWE PRICE ASSET ALLOCATION      ASSET       T. Rowe Price
     PORTFOLIO: seeks a high level of        ALLOCA     Associates, Inc.
     total return by investing primarily     TION
     in a diversified portfolio of equity
     and fixed income securities. The
     Portfolio normally invests
     approximately 60% of its total
     assets in equity securities and 40%
     in fixed income securities. This mix
     may vary over shorter time periods:
     the equity portion may range between
     50-70% and the fixed-income portion
     may range between 30-50%. The
     subadvisor concentrates common stock
     investments in larger, more
     established companies, but the
     Portfolio may include small and
     medium-sized companies with good
     growth prospects. The fixed income
     portion of the Portfolio will be
     allocated among investment grade
     securities, high yield or "junk"
     bonds, emerging market securities,
     foreign high quality debt securities
     and cash reserves.
    ------------------------------------------------------------------------
     AST T. ROWE PRICE EQUITY INCOME       LARGE CAP     T. Rowe Price
     PORTFOLIO (formerly AST                 VALUE      Associates, Inc.
     AllianceBernstein Core Value
     Portfolio): seeks substantial
     dividend income as well as long-term
     growth of capital through
     investments in the common stocks of
     established companies. The Portfolio
     will normally invest at least 80% of
     its net assets (including any
     borrowings for investment purposes)
     in common stocks, with 65% of net
     assets (including any borrowings for
     investment purposes) in
     dividend-paying common stocks of
     well-established companies. The
     Portfolio will typically employ a
     "value" approach in selecting
     investments. T. Rowe Price's
     research team will seek companies
     that appear to be undervalued by
     various measures and may be
     temporarily out of favor but have
     good prospects for capital
     appreciation and dividend growth. In
     selecting investments, T. Rowe Price
     generally will look for companies in
     the aggregate with an established
     operating history, above-average
     dividend yield relative to the S&P
     500 Index, low price/earnings ratio
     relative to the S&P 500 Index, a
     sound balance sheet and other
     positive financial characteristics,
     and low stock price relative to a
     company's underlying value as
     measured by assets, cash flow, or
     business franchises.
    ------------------------------------------------------------------------

        INVESTMENT OBJECTIVES/POLICIES      STYLE/         PORTFOLIO
                                             TYPE          ADVISOR/
                                                          SUBADVISOR
    -----------------------------------------------------------------------
     AST T. ROWE PRICE GLOBAL BOND           FIXED       T. Rowe Price
     PORTFOLIO: seeks to provide high       INCOME     Associates, Inc. /
     current income and capital growth by                T. Rowe Price
     investing in high-quality foreign                 International Ltd
     and U.S. dollar-denominated bonds.                     (TRPIL)
     The Portfolio will normally invest
     at least 80% of its total assets in
     fixed income securities. The
     Portfolio invests in all types of
     bonds, including those issued or
     guaranteed by U.S. or foreign
     governments or their agencies and by
     foreign authorities, provinces and
     municipalities as well as investment
     grade corporate bonds,
     mortgage-related and asset- backed
     securities, and high-yield bonds of
     U.S. and foreign issuers. The
     Portfolio generally invests in
     countries where the combination of
     fixed-income returns and currency
     exchange rates appears attractive,
     or, if the currency trend is
     unfavorable, where the subadvisor
     believes that the currency risk can
     be minimized through hedging. The
     Portfolio may also invest in
     convertible securities, commercial
     paper and bank debt and loan
     participations. The Portfolio may
     invest up to 20% of its assets in
     the aggregate in below
     investment-grade, high-risk bonds
     ("junk bonds") and emerging market
     bonds. In addition, the Portfolio
     may invest up to 30% of its assets
     in mortgage-related (including
     mortgage dollar rolls and
     derivatives, such as collateralized
     mortgage obligations and stripped
     mortgage securities) and
     asset-backed securities. The
     Portfolio may invest in futures,
     swaps and other derivatives in
     keeping with its objective.
    -----------------------------------------------------------------------
     AST T. ROWE PRICE LARGE-CAP GROWTH    LARGE CAP     T. Rowe Price
     PORTFOLIO: seeks long-term growth of   GROWTH     Associates, Inc.
     capital by investing predominantly
     in the equity securities of a
     limited number of large, carefully
     selected, high-quality U.S.
     companies that are judged likely to
     achieve superior earnings growth.
     The Portfolio takes a growth
     approach to investment selection and
     normally invests at least 80% of its
     net assets in the common stocks of
     large companies. Large companies are
     defined as those whose market
     capitalization is larger than the
     median market capitalization of
     companies in the Russell 1000 Growth
     Index as of the time of purchase.
    -----------------------------------------------------------------------
     AST T. ROWE PRICE NATURAL RESOURCES   SPECIALTY     T. Rowe Price
     PORTFOLIO: seeks long-term capital                Associates, Inc.
     growth primarily through investing
     in the common stocks of companies
     that own or develop natural
     resources (such as energy products,
     precious metals and forest products)
     and other basic commodities. The
     Portfolio invests, under normal
     circumstances, at least 80% of the
     value of its assets in natural
     resource companies. The Portfolio
     may also invest in non-resource
     companies with the potential for
     growth. The Portfolio looks for
     companies that have the ability to
     expand production, to maintain
     superior exploration programs and
     production facilities, and the
     potential to accumulate new
     resources. Although the Portfolio is
     primarily invested in U.S.
     securities, up to 50% of total
     assets also may be invested in
     foreign securities.
    -----------------------------------------------------------------------
     AST WELLINGTON MANAGEMENT HEDGED        ASSET        Wellington
     EQUITY PORTFOLIO: seeks to              ALLOCA       Management
     outperform a mix of 50% Russell 3000    TION        Company, LLP
     Index, 20% MSCI EAFE Index, and 30%
     Treasury Bill Index over a full
     market cycle by preserving capital
     in adverse markets utilizing an
     options strategy while maintaining
     equity exposure to benefit from up
     markets through investments in
     Wellington Management's equity
     investment strategies. The Portfolio
     will use a broad spectrum of
     Wellington Management's equity
     investment strategies to invest in a
     broadly diversified portfolio of
     common stocks while also pursuing an
     equity index option overlay
     strategy. The equity index option
     overlay strategy is designed to help
     mitigate capital losses in adverse
     market environments and employs a
     put/spread collar to meet this goal.
     The Portfolio will normally invest
     at least 80% of its assets in common
     stocks of small, medium and large
     companies and may also invest up to
     30% of its assets in equity
     securities of foreign issuers and
     non-dollar denominated securities.
    -----------------------------------------------------------------------
     AST WESTERN ASSET CORE PLUS BOND        FIXED       Western Asset
     PORTFOLIO: seeks to maximize total     INCOME        Management
     return, consistent with prudent                        Company
     investment management and liquidity
     needs, by investing to obtain the
     average duration specified for the
     Portfolio. The Portfolio invests,
     under normal circumstances, at least
     80% of the value of its assets in
     debt and fixed-income securities.
     The Portfolio's current target
     average duration is generally 2.5 to
     7 years. The Portfolio pursues this
     objective by investing in all major
     fixed income sectors with a bias
     towards non-Treasuries. The
     Portfolio has the ability to invest
     up to 20% in below investment grade
     securities. Securities rated below
     investment grade are commonly known
     as "junk bonds" or "high yield"
     securities.
    -----------------------------------------------------------------------

          INVESTMENT OBJECTIVES/POLICIES      STYLE/       PORTFOLIO
                                              TYPE         ADVISOR/
                                                          SUBADVISOR
      --------------------------------------------------------------------
       AST WESTERN ASSET EMERGING MARKETS    FIXED       Western Asset
       DEBT PORTFOLIO: seeks to maximize     INCOME       Management
       total return. The Portfolio pursues              Company; Western
       its objective, under normal market               Asset Management
       conditions, by investing at least                Company Limited
       80% of its assets in fixed-income
       securities issued by governments,
       government related entities and
       corporations located in emerging
       markets, and related instruments.
       The Portfolio may invest without
       limit in high yield debt securities
       and related investments rated below
       investment grade (that is,
       securities rated below Baa/BBB), or,
       if unrated, determined to be of
       comparable credit quality by one of
       the subadvisers. The Portfolio may
       invest in Below-investment grade
       securities that are commonly
       referred to as "junk bonds". The
       Western Asset Emerging Markets Debt
       Portfolio also may invest up to 50%
       of its assets in non-U.S. dollar
       denominated fixed income securities.
      --------------------------------------------------------------------

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition of your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.

 ALLOWABLE BENEFIT ALLOCATIONS

 AST Academic Strategies Asset Allocation            AST J.P. Morgan Global Thematic
 AST Advanced Strategies                             AST J.P. Morgan Strategic Opportunities
 AST Balanced Asset Allocation                       AST Moderate Asset Allocation
 AST BlackRock Global Strategies                     AST New Discovery Asset Allocation
 AST Capital Growth Asset Allocation                 AST Preservation Asset Allocation
 AST FI Pyramis(R) Asset Allocation                  AST Schroders Global Tactical
 AST First Trust Balanced Target                     AST Schroders Multi-Asset World Strategies
 AST First Trust Capital Appreciation Target         AST T. Rowe Price Asset Allocation
 AST Franklin Templeton Founding Funds Allocation    AST Wellington Management Hedged Equity
 AST Horizon Moderate Asset Allocation

 MARKET VALUE ADJUSTMENT OPTION
 We currently offer DCA MVA Options. The DCA MVA Options are used with our 6 or 12 Month DCA Program. Amounts allocated to the DCA MVA Options earn the declared rate of interest while the amount is transferred over a 6 or 12 month period into the Sub-accounts that you have designated. A dollar cost averaging program does not assure a profit, or protect against a loss.

 For a complete description of our 6 or 12 Month DCA Program, see the applicable section of this prospectus within the section entitled "Managing Your Account Value."

 We do not currently offer any long term MVA options.

 GUARANTEE PERIOD TERMINATION
 A DCA MVA Option ends on the earliest of (a) the date the entire amount in the DCA MVA Option is withdrawn or transferred (b) the Annuity Date (c) the date the Annuity is surrendered or (d) the date as of which a Death Benefit is determined, unless the Annuity is continued by a spousal Beneficiary. "Annuity Date" means the date on which we apply your Unadjusted Account Value to the applicable annuity option and begin the payout period. As discussed in the Annuity Options section, there is an age by which you must begin receiving annuity payments, which we call the "Latest Annuity Date." The "Payout Period" is the period starting on the Annuity Date and during which annuity payments are made.

 RATES FOR DCA MVA OPTIONS
 We do not have a single method for determining the fixed interest rates for the DCA MVA Options. In general, the interest rates we offer for the DCA MVA Options will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the DCA MVA Options, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the DCA MVA Options, general economic trends and competition. We also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to DCA MVA Options, and therefore, we credit lower interest rates due to the existence of these factors than we otherwise would.

 The interest rate credited to a DCA MVA Option is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine, in our sole discretion, the interest rates for the DCA MVA Options. At the time that we confirm your DCA MVA Option, we will advise you of the interest rate in effect and the date your DCA MVA Option matures. We may change the rates we credit to new DCA MVA Options at any time. To inquire as to the current rates for the DCA MVA Options, please call 1-888-PRU-2888. DCA MVA Options are not available in all States and are subject to a minimum rate. Currently, the DCA MVA
 Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

 The interest under a DCA MVA Option is credited daily on a balance that declines as amounts are transferred, and therefore you do not earn interest on the full amount deposited to the DCA MVA Option.

 To the extent permitted by law, we may establish different interest rates for DCA MVA Options offered to a class of Owners who choose to participate in various optional investment programs we make available. For any DCA MVA Option, you will not be permitted to allocate to the DCA MVA Option if the Guarantee Period associated with that DCA MVA Option would end after your Annuity Date.

 MARKET VALUE ADJUSTMENT
 With certain exceptions, if you transfer or partially withdraw Account Value from a DCA MVA Option prior to the end of the applicable Guarantee Period, you will be subject to a Market Value Adjustment or "MVA". We assess an MVA (whether positive or negative) upon:
   . any surrender, partial withdrawal (including a systematic withdrawal, Medically-Related Surrender, or a withdrawal program under Sections 72(t) or 72(q) of the Code), or transfer out of a DCA MVA Option made outside the 30 days immediately preceding the maturity of the Guarantee Period; and
   . your exercise of the Free Look right under your Annuity, unless prohibited by law.

 We will NOT assess an MVA (whether positive or negative) in connection with any of the following:
   . partial withdrawals made to meet Required Minimum Distribution rules under the Code in relation to your Annuity, but only if the Required Minimum Distribution is an amount that we calculate and is distributed through a program that we offer;
   . transfers or partial withdrawals from a DCA MVA Option during the 30 days immediately prior to the maturity of the applicable Guarantee Period;
   .   transfers made in accordance with the 6 or 12 Month DCA Program;
   .   when a Death Benefit is determined;
   . deduction of an Annual Maintenance Fee or the Premium Based Charge from the Annuity;
   .   Annuitization under the Annuity; and
   . transfers made pursuant to a mathematical formula used with an optional benefit (e.g., Highest Daily Lifetime Income v2.1).

 The amount of the MVA is determined according to the formula set forth in Appendix D. In general, the amount of the MVA is dependent on the difference between interest rates at the time your DCA MVA Option was established and current interest rates for the remaining Guarantee Period of your DCA MVA Option. For purposes of determining the amount of an MVA, we make reference to an index interest rate that in turn is based on a Constant Maturity Treasury
 (CMT) rate for a maturity (in months) equal to the applicable duration of the DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT index will be based on certain U.S. Treasury interest rates, as published in a Federal Reserve Statistical Release. The Liquidity Factor is an element of the MVA formula currently equal to 0.0025 or 25 basis points. It is an adjustment that is applied when an MVA is assessed (regardless of whether the MVA is positive or negative) and, relative to when no Liquidity Factor is applied, will reduce the amount being surrendered or transferred from the DCA MVA Option. Please consult the DCA MVA formula in the appendices to this prospectus for additional detail.

                         FEES, CHARGES AND DEDUCTIONS

 In this section, we provide detail about the charges you may incur if you own the Annuity.

 The charges under each Annuity are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceed our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Pruco Life may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations and other expenses under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose.

 The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In general, a given charge under the Annuity compensates us for our costs and risks related to that charge and may provide for a profit. However, it is possible that with respect to a particular obligation we have under this Annuity, we may be compensated not only by the charge specifically tied to that obligation, but also from one or more other charges we impose.

 With regard to charges that are assessed as a percentage of the value of the Sub-accounts, please note that such charges are assessed through a reduction to the Unit value of your investment in each Sub-account, and in that way reduce your Account Value. A "Unit" refers to a share of participation in a Sub-account used to calculate your Unadjusted Account Value prior to the Annuity Date.

 CONTINGENT DEFERRED SALES CHARGE ("CDSC"): The CDSC reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. We may deduct a CDSC if you surrender your Annuity or when you make a partial withdrawal. The CDSC for each Purchase Payment is a percentage of the Purchase Payment being withdrawn. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is allocated to your Annuity. If you make a partial withdrawal of a Purchase Payment on the day before an anniversary of the date that Purchase Payment was allocated to the Annuity, we will use the CDSC percentage that would apply if the withdrawal was made on the following day. The charge is deducted from the Investment Options in the same proportion as the partial withdrawal upon which it is assessed. The imposition of a CDSC on a withdrawal will not result in any additional CDSC being incurred as a result of the amount withdrawn from the Annuity being greater than the amount of the withdrawal request (i.e., no CDSC will be imposed on the withdrawal of a CDSC).

 Each Purchase Payment has its own schedule of CDSCs associated with it. The schedule of CDSCs associated with a Purchase Payment is determined when the Purchase Payment is allocated to the Annuity. The schedule of CDSCs applicable to a Purchase Payment is based on the total of all Purchase Payments allocated to the Annuity, including the full amount of the "new" Purchase Payment, when the Purchase Payment is allocated. Purchase Payments are not reduced by partial withdrawals for purposes of determining the applicable schedule of CDSCs. Thus, to determine which CDSC tier a given Purchase Payment being made currently is assigned, we consider only the sum of Purchase Payments and do not reduce that sum by the amount of any withdrawal. The combination of CDSC assessed and Premium Based Charge (see below) deducted with respect to any Purchase Payment will never be greater than 9%, as stipulated by Rule 6c-8 under the Investment Company Act of 1940. Purchase Payments are withdrawn on a "first-in, first-out" basis. All Purchase Payments allocated to the Annuity on the same day will be treated as one Purchase Payment for purposes of determining the applicable schedule of CDSCs. The table of CDSCs is as follows:

                                                                AGE OF PURCHASE PAYMENT BEING WITHDRAWN
                                           ----------------------------------------------------------------------------------
      TOTAL PURCHASE PAYMENT AMOUNT                  1 Year or 2 Years or 3 Years or 4 Years or 5 Years or 6 Years or
                                                     more but   more but   more but   more but   more but   more but
                                           Less than less than less than  less than  less than  less than  less than  7 Years
                                            1 Year    2 Years   3 Years    4 Years    5 Years    6 Years    7 Years   or more
-----------------------------------------------------------------------------------------------------------------------------
Less than $50,000                            5.0%      5.0%       4.0%       4.0%       3.0%       3.0%       2.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$50,000 or more but less than $100,000       5.0%      4.0%       4.0%       3.0%       3.0%       2.0%       2.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$100,000 or more but less than $250,000      4.0%      3.0%       3.0%       2.0%       2.0%       2.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$250,000 or more but less than $500,000      3.0%      2.0%       2.0%       2.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$500,000 or more but less than $1,000,000    2.0%      2.0%       2.0%       1.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------
$1,000,000 or more                           2.0%      2.0%       1.0%       1.0%       1.0%       1.0%       1.0%      0%
-----------------------------------------------------------------------------------------------------------------------------

 With respect to a partial withdrawal, we calculate the CDSC by assuming that any available free withdrawal amount is taken out first (see "Free Withdrawal Amounts" later in this prospectus). If the free withdrawal amount is not sufficient, we then assume that partial withdrawals are taken from Purchase Payments that have not been previously withdrawn, on a first-in, first-out basis, and subsequently from any other Account Value in the Annuity (such as gains). You can request a partial withdrawal as either a "gross" or "net" withdrawal. In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. See "Free Withdrawal Amounts" below for discussion as to how this might affect an optional living benefit you may have. Please be aware that under the Highest Daily Lifetime Income v2.1 suite of benefits: (a) for a gross withdrawal, if the amount requested exceeds the Annual Income Amount, the excess portion will be treated as Excess Income and (b) for a net withdrawal, if the amount you receive plus the amount of the CDSC deducted from your Unadjusted Account Value exceeds the Annual Income Amount, the excess portion will be treated as Excess Income (which has negative consequences under those benefits).

 Upon surrender, we calculate a CDSC based on any Purchase Payments that have not been withdrawn. The Purchase Payments being withdrawn may be greater than your remaining Account Value. This is most likely to occur if you have made prior partial withdrawals or if your Account Value has declined in value due to negative market performance. Thus, for example, the CDSC could be greater than if it were calculated as percentage of remaining Account Value.

 We may waive any applicable CDSC as described herein.

 PREMIUM BASED CHARGE. The Premium Based Charge reimburses us for expenses related to sales and distribution of the Annuity, including commissions, marketing materials, and other promotional expenses. The Premium Based Charge applicable to the Annuity is the sum of such charges applicable to each Purchase Payment. The Premium Based Charge is calculated on each Quarterly Annuity Anniversary for those Purchase Payments subject to the charge as of the prior Valuation Day. Each Purchase Payment is subject to a Premium Based Charge on each of the 28 Quarterly Annuity Anniversaries (i.e., for seven years) that occurs after the Purchase Payment is allocated to the Annuity. Once that time period has expired, the Purchase Payment is no longer subject to the Premium Based Charge. For purposes of calculating the Premium Based
 Charge: (a) a Purchase Payment is the amount of the Purchase Payment before we deduct any applicable fees, charges or taxes; and (b) Purchase Payments are not reduced by partial withdrawals taken from the Annuity.

 The Premium Based Charge for each Purchase Payment is determined when it is allocated to the Annuity (except for those Purchase Payments that are allocated to the Annuity prior to the first Quarterly Annuity Anniversary) based on the total of all Purchase Payments received to date. With respect to those Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage for each of those Purchase Payments is determined using the total of all Purchase Payments allocated to the Annuity prior to the first Quarterly Annuity Anniversary (that is, we total all the Purchase Payments received before the first Quarterly Annuity Anniversary to determine the Premium Based Charge that applies to each). For each Purchase Payment allocated to the Annuity on or after the first Quarterly Annuity Anniversary, the associated Premium Based Charge percentage during the seven year charge period is determined using the total of all Purchase Payments allocated to the Annuity through the date of the "new" Purchase Payment, including the full amount of that "new" Purchase Payment. That is, to determine which Premium Based Charge tier a given Purchase Payment being made currently (i.e., a "new" Purchase Payment) is assigned, we add that Purchase Payment amount to the sum of all prior Purchase Payments. A Purchase Payment received on a Quarterly Annuity Anniversary will be subject to its first Premium Based Charge on the next Quarterly Annuity Anniversary.

 Each tier of Premium Based Charge is separated by a "breakpoint" dollar amount, as shown in the table below. If a portion of a Purchase Payment results in total Purchase Payments crossing a new Purchase Payment breakpoint (as set forth in the table below), then the ENTIRE "new" Purchase Payment will be subject to the Premium Based Charge applicable to that tier. Purchase Payments received on or after the first Quarterly Annuity Anniversary that result in breakpoints being reached will result in lower charge percentages for only such Purchase Payments and those that follow. ONCE A PREMIUM BASED CHARGE PERCENTAGE IS ESTABLISHED FOR ANY PURCHASE PAYMENT, SUCH PERCENTAGE IS FIXED AND WILL NOT BE REDUCED EVEN IF ADDITIONAL PURCHASE PAYMENTS ARE MADE OR PARTIAL WITHDRAWALS ARE TAKEN. PLEASE SEE APPENDIX E FOR EXAMPLES OF THE OPERATION OF THE PREMIUM BASED CHARGE. The Premium Based Charge is deducted pro rata from the Sub-accounts in which you maintain Account Value on the date the Premium Based Charge is due. To the extent that the Unadjusted Account Value in the Sub-accounts at the time the Premium Based Charge is to be deducted is insufficient to pay the charge, we will deduct the remaining charge from the DCA MVA Options. If a Quarterly Annuity Anniversary falls on a day other than a Valuation Day, we will deduct the Premium Based Charge on the next following Valuation Day. If both a Premium Based Charge and a fee for an optional benefit are to be deducted on the same day, then the Premium Based Charge will be deducted first.

 A Premium Based Charge is not deducted: (a) when there are no Purchase Payments subject to the Premium Based Charge; (b) on or after the Annuity Date; (c) if a Death Benefit has been determined under the Annuity (unless Spousal Continuation occurs); or (d) in the event of a full surrender of the Annuity (unless the full surrender occurs on a Quarterly Annuity Anniversary, in which case we will deduct the charge prior to terminating the Annuity).

 As mentioned above, we will take the Premium Based Charge pro rata from each of the Sub-accounts (including an AST Investment Grade Bond Portfolio used as part of an optional living benefit). If the value of those Sub-accounts is not sufficient to cover the charge, we will take any remaining portion of the charge from the DCA MVA Options. For purposes of deducting the charge from the DCA MVA Options (a) with respect to DCA MVA Options with different amounts of time remaining until maturity, we will take the withdrawal from the DCA MVA Option with the shortest remaining duration, followed by the DCA MVA Option with the next-shortest remaining duration (if needed to pay the charge) and so forth (b) with respect to multiple DCA MVA Options that have the same duration remaining until maturity, we take the charge first from the DCA MVA Option with the shortest overall Guarantee Period and (c) with respect to multiple DCA MVA Options that have the same Guarantee Period length and duration remaining until the end of the Guarantee Period, we take the charge pro rata from each such DCA MVA Option. In this prospectus, we refer to the preceding hierarchy as the "DCA MVA Option Hierarchy." We will only deduct that portion of the Premium Based Charge that does not reduce the Unadjusted Account Value below the lesser of $500 or 5% of the sum of the Purchase Payments allocated to the Annuity (which we refer to here as the "floor"). However, if a Premium Based Charge is deducted on the same day that a withdrawal is taken, it is possible that the deduction of the charge will cause the Unadjusted Account Value to fall below the immediately-referenced Account Value "floor." The Premium Based Charge is not considered a withdrawal for any purpose, including determination of free withdrawals, CDSC, or calculation of values associated with the optional living benefits.

 The table of Premium Based Charges is as follows:

TOTAL PURCHASE PAYMENT AMOUNT                  PREMIUM BASED     ANNUAL EQUIVALENT
                                             CHARGE PERCENTAGE   OF PREMIUM BASED
                                            (DEDUCTED QUARTERLY) CHARGE PERCENTAGE
----------------------------------------------------------------------------------
Less than $50,000                                 0.1750%              0.70%
----------------------------------------------------------------------------------
$50,000 or more, but less than $100,000           0.1500%              0.60%
----------------------------------------------------------------------------------
$100,000 or more, but less than $250,000          0.1250%              0.50%
----------------------------------------------------------------------------------
$250,000 or more, but less than $500,000          0.0875%              0.35%
----------------------------------------------------------------------------------
$500,000 or more, but less than $1,000,000        0.0625%              0.25%
----------------------------------------------------------------------------------
$1,000,000 or more                                0.0375%              0.15%
----------------------------------------------------------------------------------

 TRANSFER FEE: Currently, you may make twenty free transfers between Investment Options each Annuity Year. We may charge $10 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or Custom Portfolio Program when we count the twenty free transfers. All transfers made on the same day will be treated as one transfer. Transfers made under our 6 or 12 Month DCA Program and transfers made pursuant to a formula used with an optional benefit are not subject to the Transfer Fee and are not counted toward the twenty free transfers. Transfers made through any electronic method or program we specify are not counted toward the twenty free transfers. The transfer fee is deducted pro rata from all Sub-accounts in which you maintain Account Value immediately subsequent to the transfer.

 ANNUAL MAINTENANCE FEE: Prior to Annuitization, we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is equal to $50 or 2% of your Unadjusted Account Value, whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender unless the surrender is taken within 30 days of most recently assessed Annual Maintenance Fee. The fee is taken out first from the Sub-accounts pro rata, and then from the DCA MVA Options (if the amount in the Sub-accounts is insufficient to pay the fee). The Annual Maintenance Fee is only deducted if the sum of the Purchase Payments at the time the fee is deducted is less than $50,000. For purposes of determining the sum of the Purchase Payments at the time the fee is deducted, we do not reduce Purchase Payments by the amount of withdrawals. We do not impose the Annual Maintenance Fee upon Annuitization (unless Annuitization occurs on an Annuity anniversary), or the payment of a Death Benefit. For Beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Unadjusted Account Value and is only assessed if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed.

 TAX CHARGE: Some states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. We reserve the right to deduct the tax either when Purchase Payments are received, upon surrender or upon Annuitization. If deducted upon Annuitization, we would deduct the tax from your Unadjusted Account Value. The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. We may assess a charge against the Sub-accounts and the DCA MVA Options equal to any taxes which may be imposed upon the Separate Accounts. "Surrender Value" refers to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 We will pay company income taxes on the taxable corporate earnings created by this Annuity. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes, and may charge for these taxes in the future. We reserve the right to impose a charge for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account.

 In calculating our corporate income tax liability, we may derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract Owners are not the Owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the Annuity.

 INSURANCE CHARGE: We deduct an Insurance Charge daily based on the annualized rate shown in the "Summary of Contract Fees and Charges." The charge, which is equal to 0.85% annually, is assessed against the assets allocated to the Sub-accounts. The Insurance Charge is the combination of the MORTALITY & EXPENSE RISK CHARGE AND THE ADMINISTRATION CHARGE. The Insurance Charge is intended to compensate Pruco Life for providing the insurance benefits under the Annuity, including the Annuity's Death Benefit that provides guaranteed benefits to your Beneficiaries even if your Account Value declines, and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under the Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs.

 OPTIONAL BENEFITS FOR WHICH WE ASSESS A CHARGE: If you elect to purchase an optional benefit, we will deduct an additional charge. The charge is assessed against the greater of the Unadjusted Account Value and the Protected Withdrawal Value and is taken out of the Sub-accounts quarterly. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each optional benefit.

 SETTLEMENT SERVICE CHARGE: If your Beneficiary takes the death benefit under a Beneficiary Continuation Option, the Insurance Charge no longer applies. However, we then begin to deduct a Settlement Service Charge which is assessed daily against the assets allocated to the Sub-accounts and is equal to an annualized charge of 1.00%.

 FEES AND EXPENSES INCURRED BY THE PORTFOLIOS: Each Portfolio incurs total annualized operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees or short sale expenses that may apply. These fees and expenses are reflected daily by each Portfolio before it provides Pruco Life with the net asset value as of the close of business each Valuation Day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

 DCA MVA OPTION CHARGES
 No specific fees or expenses are deducted when determining the rates we credit to a DCA MVA Option. However, for some of the same reasons that we deduct the Insurance Charge against the Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to a DCA MVA Option.

 ANNUITY PAYMENT OPTION CHARGES
 There is no specific charge deducted from annuity payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. Also, a tax charge may apply.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce the amount of any CDSC or the length of time it applies, reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                            PURCHASING YOUR ANNUITY

 REQUIREMENTS FOR PURCHASING THE ANNUITY

 WE MAY APPLY CERTAIN LIMITATIONS, RESTRICTIONS, AND/OR UNDERWRITING STANDARDS AS A CONDITION OF OUR ISSUANCE OF THE ANNUITY AND/OR ACCEPTANCE OF PURCHASE PAYMENTS. ALL SUCH CONDITIONS ARE DESCRIBED BELOW.

 INITIAL PURCHASE PAYMENT: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered additional Purchase Payments. Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $10,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchased.

 We must approve any initial and additional Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the aggregate of all annuities you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments would equal or exceed that $1 million threshold. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Annuity Owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total surrenders, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

 Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life via wiring funds through your Financial Professional's broker-dealer firm.

 Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

 Once we accept your application, we invest your Purchase Payment in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Investment Options. Investment restrictions will apply if you elect optional benefits.

 SPECULATIVE INVESTING: Do not purchase this Annuity if you, anyone acting on your behalf, and/or anyone providing advice to you plan to use it, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to termination of the Annuity. Your Annuity may not be traded on any stock exchange or secondary market. By purchasing this Annuity, you represent and warrant that you are not using this Annuity, or any of its riders, for speculation, arbitrage, viatication or any other type of collective investment scheme.

 We will not issue an Annuity, permit changes in ownership or allow assignments to certain ownership types, including but not limited to: corporations, partnerships, endowments, and grantor trusts with multiple grantors. Further, we will only issue an Annuity, allow changes of ownership of the Annuity and/or permit assignments of the Annuity to certain ownership types if the Annuity is held exclusively for the benefit of the designated annuitant. These rules are subject to state law. Additionally, we will not permit election or re-election of any optional living benefit by certain ownership types. We may issue an Annuity to ownership structures where the annuitant is also the participant in a Qualified or Non-Qualified employer sponsored plan and the Annuity represents his or her segregated interest in such plan. We reserve the right to further limit, restrict and/or change to whom we will issue an Annuity in the future, to the extent permitted by state law. Further, please be aware that we do not provide administration for employer-sponsored plans and may also limit the number of plan participants that elect to use our Annuity as a funding vehicle.

 AGE RESTRICTIONS: Unless we agree otherwise and subject to our rules, the oldest of the Owner(s) and Annuitant must not be older than 80 in order for us to issue the Annuity. The availability of certain optional living benefits may vary based on the age of the Owners and Annuitant. In addition, the selling firm through which you are purchasing the Annuity may impose a younger maximum issue age than what is described above - check with your selling firm for details. The "Annuitant" refers to the natural person upon whose life annuity payments payable to the Owner are based.

 ADDITIONAL PURCHASE PAYMENTS: You may make additional Purchase Payments, provided that the payment is at least $100 (we impose a $50 minimum for electronic funds transfer ("EFT") purchases). We may amend this Purchase Payment minimum, and/or limit the Investment Options to which you may direct Purchase Payments. Purchase Payments are not permitted after the Account Value is reduced to zero.

 Each additional Purchase Payment will be allocated to the Investment Options according to the instructions you provide with such Purchase Payment. You may not provide allocation instructions that apply to more than one additional Purchase Payment. Thus, if you have not provided allocation instructions with a particular Purchase Payment, we will allocate the Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. We will accept additional Purchase Payments up to and including the day prior to the later of (a) the oldest Owner's 81st birthday (the Annuitant's 81/st/ birthday, if the Annuity is owned by an entity), or (b) the first anniversary of the Issue Date, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity.

 FOR ANNUITIES THAT HAVE ONE OF THE HIGHEST DAILY LIFETIME INCOME V2.1 BENEFITS, WE MAY LIMIT, SUSPEND OR REJECT ANY ADDITIONAL PURCHASE PAYMENT AT ANY TIME, BUT WOULD DO SO ONLY ON A NON-DISCRIMINATORY BASIS. CIRCUMSTANCES WHERE WE MAY LIMIT, RESTRICT, SUSPEND OR REJECT ADDITIONAL PURCHASE PAYMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:
..   IF WE DETERMINE THAT, AS A RESULT OF THE TIMING AND AMOUNTS OF YOUR
    ADDITIONAL PURCHASE PAYMENTS AND WITHDRAWALS, THE ANNUAL INCOME AMOUNT IS BEING INCREASED IN AN UNINTENDED FASHION. AMONG THE FACTORS WE WILL USE IN MAKING A DETERMINATION AS TO WHETHER AN ACTION IS DESIGNED TO INCREASE THE ANNUAL INCOME AMOUNT IN AN UNINTENDED FASHION IS THE RELATIVE SIZE OF ADDITIONAL PURCHASE PAYMENT(S);
..   IF WE ARE NOT THEN OFFERING THIS BENEFIT FOR NEW ISSUES; OR
..   IF WE ARE OFFERING A MODIFIED VERSION OF THIS BENEFIT FOR NEW ISSUES.

 IF WE EXERCISE OUR RIGHT TO SUSPEND, REJECT AND/OR PLACE LIMITATIONS ON THE ACCEPTANCE OF ADDITIONAL PURCHASE PAYMENTS, YOU MAY NO LONGER BE ABLE TO FUND THE HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT THAT YOU SELECTED. THIS MEANS THAT YOU MAY NO LONGER BE ABLE TO INCREASE THE VALUES ASSOCIATED WITH YOUR HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT THROUGH ADDITIONAL PURCHASE PAYMENTS. PLEASE SEE THE "LIVING BENEFITS" SECTION OF THIS PROSPECTUS FOR FURTHER INFORMATION ON ADDITIONAL PURCHASE PAYMENTS.

 Depending on the tax status of your Annuity (e.g, if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see the Tax Considerations section for additional information on these contribution limits.

 If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange) then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.

 DESIGNATION OF OWNER, ANNUITANT, AND BENEFICIARY: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

   . Owner: Each Owner holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally, joint Owners are required to act jointly; however, if each Owner provides us with an instruction that we find acceptable, we will permit each Owner to act independently on behalf of both Owners. All information and documents that we are required to send you will be sent to the first named Owner. Co-ownership by entity Owners or an entity Owner and an individual is not permitted. Refer to the Glossary of Terms for a complete description of the term "Owner." Prior to Annuitization, there is no right of survivorship (other than any spousal continuation right that may be available to a surviving spouse).
   . Annuitant: The Annuitant is the person upon whose life we make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the Accumulation Period. In limited circumstances and where allowed by law, we may allow you to name one or more "Contingent Annuitants" with our prior approval. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the prospectus.
   . Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary designation should be the exact name of your Beneficiary, not only a reference to the Beneficiary's relationship to you. If you use a class designation in lieu of designating individuals (e.g. "surviving children"), we will pay the class of Beneficiaries as determined at the time of your death and not the class of Beneficiaries that existed at the time the designation was made. If no Beneficiary is named, the Death Benefit will be paid to you or your estate. For Annuities that designate a custodian or a plan as Owner, the custodian or plan must also be designated as the Beneficiary. If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner, unless you elect an alternative Beneficiary designation.

 Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

 RIGHT TO CANCEL
 You may cancel (or "Free Look") your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Office or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Office, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. Unless required by applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Service Office or the cancellation request in Good Order, plus any fees or tax charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity. However, where we are required by applicable law to return Purchase Payments, we will return the greater of Account Value and Purchase Payments.
 If you had Account Value allocated to any DCA MVA Option upon your exercise of the Free Look, we will calculate any applicable MVA with a zero "liquidity factor". See the section of this prospectus entitled "Market Value Adjustment."

 SCHEDULED PAYMENTS DIRECTLY FROM A BANK ACCOUNT
 You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur. We may also suspend or cancel electronic funds transfer privileges if we have limited, restricted, suspended or rejected our acceptance of additional Purchase Payments.

 SALARY REDUCTION PROGRAMS
 These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are not directed to the DCA MVA Options.

                             MANAGING YOUR ANNUITY

 CHANGE OF OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS
 In general, you may change the Owner, Annuitant and Beneficiary designations by sending us a request in Good Order, which will be effective upon receipt at our Service Office. As of the Valuation Day we receive an ownership change, including an assignment, any automated investment or withdrawal programs will be canceled. The new Owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Any change we accept is subject to any transactions processed by us before we receive the notice of change at our Service Office.

 Some of the changes we will not accept include, but are not limited to:
..   a new Owner subsequent to the death of the Owner or the first of any co-Owners to die, except where a spouse-Beneficiary has become the Owner as a result of an Owner's death;
..   a new Annuitant subsequent to the Annuity Date if the annuity option includes a life contingency;
..   a new Annuitant prior to the Annuity Date if the Owner is an entity;
..   a new Owner such that the new Owner is older than the age for which we would then issue the Annuity as of the effective date of such change, unless the change of Owner is the result of spousal continuation;
..   any permissible designation change if the change request is received at our
    Service Office after the Annuity Date;
..   a new Owner or Annuitant that is a certain ownership type, including but not limited to corporations, partnerships, endowments, and grantor trusts with multiple grantors; and
..   a new Annuitant for a contract issued to a grantor trust where the new
    Annuitant is not the grantor of the trust.

 In general, you may change the Owner, Annuitant, and Beneficiary designations as indicated above, and also may assign the Annuity. WE WILL ALLOW CHANGES OF OWNERSHIP AND/OR ASSIGNMENTS ONLY IF THE ANNUITY IS HELD EXCLUSIVELY FOR THE BENEFIT OF THE DESIGNATED ANNUITANT. WE ACCEPT ASSIGNMENTS OF NON-QUALIFIED ANNUITIES ONLY.

 WE RESERVE THE RIGHT TO REJECT ANY PROPOSED CHANGE OF OWNER, ANNUITANT, OR BENEFICIARY, AS WELL AS ANY PROPOSED ASSIGNMENT OF THE ANNUITY.

 We will reject a proposed change where the proposed Owner, Annuitant, Beneficiary or assignee is any of the following:
..   a company(ies) that issues or manages viatical or structured settlements;
..   an institutional investment company;
..   an Owner with no insurable relationship to the Annuitant or Contingent
    Annuitant (a "Stranger-Owned Annuity" or "STOA"); or
..   a change in designation(s) that does not comply with or that we cannot administer in compliance with Federal and/or state law.

 WE WILL IMPLEMENT THIS RIGHT ON A NON-DISCRIMINATORY BASIS, AND TO THE EXTENT ALLOWED BY STATE LAW. WE ARE NOT OBLIGATED TO PROCESS YOUR REQUEST WITHIN ANY PARTICULAR TIME FRAME. There are restrictions on designation changes when you have elected certain optional benefits.

 DEATH BENEFIT SUSPENSION UPON CHANGE OF OWNER OR ANNUITANT. If there is a change of Owner or Annuitant, the change may affect the amount of the Death Benefit. See the Death Benefit section of this prospectus for additional details.

 SPOUSAL DESIGNATIONS
 If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-Owner unless you elect an alternative Beneficiary designation.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 CONTINGENT ANNUITANT
 Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account").

 Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to continue the Annuity, the Death Benefit payable will equal the Death Benefit described in the spousal continuation section of the Death Benefit section of this prospectus.

                          MANAGING YOUR ACCOUNT VALUE

 There are several programs we administer to help you manage your Account Value, as described in this section.

 DOLLAR COST AVERAGING PROGRAMS
 We offer Dollar Cost Averaging Programs during the Accumulation Period. In general, Dollar Cost Averaging allows you to systematically transfer an amount periodically from one Sub-account to one or more other Sub-accounts. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts (if you make no selection, we will effect transfers on a monthly basis). In addition, you may elect the 6 or 12 Month DCA Program described below.

 There is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market.

 6 OR 12 MONTH DOLLAR COST AVERAGING PROGRAM (THE "6 OR 12 MONTH DCA PROGRAM") The 6 or 12 Month DCA Program is subject to our rules at the time of election and may not be available in conjunction with other programs and benefits we make available. We may discontinue, modify or amend this program from time to time. The 6 or 12 Month DCA Program is not available in all states or with certain benefits or programs. Currently, the DCA MVA Options are not available in the States of Illinois, Oregon and Washington and are available in Iowa only for Annuities purchased on or after August 20, 2012.

 CRITERIA FOR PARTICIPATING IN THE PROGRAM
..   If you have elected to participate in the 6 or 12 Month DCA Program, your initial Purchase Payment will be applied to your chosen program. Each time you make an additional Purchase Payment, you will need to elect a new 6 or 12 Month DCA Program for that additional Purchase Payment. If you do not provide such instructions, we will allocate that additional Purchase
    Payment on a pro rata basis to the Sub-accounts in which your Account Value is then allocated, excluding Sub-accounts to which you may not electively allocate Account Value. Additionally, if your initial Purchase Payment is funded from multiple sources (e.g., a transfer of assets/1035 exchange)
    then the total amount that you have designated to fund your annuity will be treated as the initial Purchase Payment for purposes of your participation in the 6 or 12 Month DCA Program.
..   You may only allocate Purchase Payments to the DCA MVA Options. You may not
    transfer Account Value into this program. To institute a program, you must allocate at least $2,000 to the DCA MVA Options.
..   As part of your election to participate in the 6 or 12 Month DCA Program, you specify whether you want 6 or 12 monthly transfers under the program.
    We then set the monthly transfer amount, by dividing the Purchase Payment you have allocated to the DCA MVA Options by the number of months. For example, if you allocated $6,000, and selected a 6 month DCA Program, we would transfer $1,000 each month (with the interest earned added to the last payment). We will adjust the monthly transfer amount if, during the transfer period, the amount allocated to the DCA MVA Options is reduced. In that event, we will re-calculate the amount of each remaining transfer by dividing the amount in the DCA MVA Option (including any interest) by the number of remaining transfers. If the recalculated transfer amount is below the minimum transfer required by the program, we will transfer the remaining amount from the DCA MVA Option on the next scheduled transfer and terminate the program.
..   We impose no fee for your participation in the 6 or 12 Month DCA Program.
..   You may cancel the DCA Program at any time. If you do, we will transfer any remaining amount held within the DCA MVA Options according to your instructions, subject to any applicable MVA. If you do not provide any such instructions, we will transfer any remaining amount held in the DCA MVA Options on a pro rata basis to the Sub-accounts in which you are invested currently, excluding any Sub-accounts to which you are not permitted to electively allocate or transfer Account Value. If any such Sub-account is no longer available, we may allocate the amount that would have been applied to that Sub-account to the AST Money Market Sub-account.
..   We credit interest to amounts held within the DCA MVA Options at the applicable declared rates. We credit such interest until the earliest of the following (a) the date the entire amount in the DCA MVA Option has been transferred out; (b) the date the entire amount in the DCA MVA Option is withdrawn; (c) the date as of which any Death Benefit payable is determined, unless the Annuity is continued by a spouse Beneficiary (in which case we continue to credit interest under the program); or (d) the Annuity Date.
..   The interest rate earned in a DCA MVA Option will be no less than the minimum guaranteed interest rate. We may, from time to time, declare new interest rates for new Purchase Payments that are higher than the minimum guaranteed interest rate. Please note that the interest rate that we apply under the 6 or 12 Month DCA Program is applied to a declining balance. Therefore, the dollar amount of interest you receive will decrease as amounts are systematically transferred from the DCA MVA Option to the Sub-accounts, and the effective interest rate earned will therefore be less than the declared interest rate.

 DETAILS REGARDING PROGRAM TRANSFERS
..   Transfers made under the Program are not subject to any MVA.
..   Any partial withdrawals, transfers, or fees deducted from the DCA MVA
    Options will reduce the amount in the DCA MVA Options. If you have only one 6 or 12 Month DCA Program in operation, partial withdrawals, transfers, or fees may be deducted from the DCA MVA Options associated with that program. You may, however, have more than one 6 or 12 Month

    DCA Program operating at the same time (so long as any such additional 6 or 12 Month DCA Program is of the same duration). For example, you may have more than one 6 month DCA Program running, but may not have a 6 month Program running simultaneously with a 12 month Program.
..   We will recalculate the monthly transfer amount to reflect the reduction of
    Account Value in the DCA MVA Option caused by a partial withdrawal, fees (including Annual Maintenance fee, Premium Based charge, or any other charges for optional benefits), or transfers of Account Value from the DCA MVA Option made by us pursuant to a transfer calculation formula under any optional benefits made a part of your Annuity ("Optional Benefit
    Transfer"). This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. Any interest that is not included in the recalculated transfer amount will be paid with the final transfer amount, unless there is another subsequent withdrawal or Optional Benefit Transfer. If a partial withdrawal or Optional Benefit Transfer reduces the monthly transfer amount below the Minimum Monthly Transfer Amount shown in the DCA Program Schedule Supplement, the remaining balance in the DCA MVA Option will be transferred on the next monthly transfer date to the most-recently selected Investment Options applicable to the DCA MVA Option. If there is no Account Value remaining in the DCA
    MVA Option following a partial withdrawal or Optional Benefit Transfer, the DCA MVA Option will terminate.
..   6 or 12 Month DCA transfers will begin on the date the DCA MVA Option is established (unless modified to comply with state law) and on each month following until the entire principal amount plus earnings is transferred.
..   We do not count transfers under the 6 or 12 Month DCA Program against the number of free transfers allowed under your Annuity.
..   The minimum transfer amount is $100, although we will not impose that requirement with respect to the final amount to be transferred under the program.
..   If you are not participating in an optional benefit, we will make transfers under the 6 or 12 month DCA Program to the Sub-accounts that you specified upon your election of the Program. If you are participating in any optional benefit, we will allocate amounts transferred out of the DCA MVA Options in the following manner: (a) we will make transfers under the 6 or 12 Month
    DCA Program to the Sub-accounts that you specified upon your election of the 6 or 12 Month DCA Program, provided those instructions comply with the allocation requirements for the optional benefit and (b) no portion of our monthly transfer under the 6 or 12 Month DCA Program will be directed initially to the AST Investment Grade Bond Portfolio Sub-account used with the optional benefit (although the DCA MVA Option is treated as a
    "Permitted Sub-account" for purposes of transfers made by any predetermined mathematical formula associated with the optional benefit).
..   If you are participating in an optional benefit and also are participating in the 6 or 12 Month DCA Program, and the predetermined mathematical formula under the benefit dictates a transfer from the Permitted Sub-accounts to the applicable AST Investment Grade Bond Portfolio Sub-account, then the amount to be transferred will be taken entirely from the Sub-accounts, provided there is sufficient Account Value in those Sub-accounts to meet the required transfer amount. Only if there is insufficient Account Value in those Sub-accounts will an amount be transferred from the DCA MVA Options associated with the 6 or 12 Month DCA Program. Amounts transferred from the DCA MVA Options under the formula will be taken on a last-in, first-out basis, without the imposition of a market value adjustment.
..   If you are participating in one of our automated withdrawal programs (e.g.,
    Systematic Withdrawals), we may include within that withdrawal program amounts held within the DCA MVA Options. If you have elected any optional living benefit, any withdrawals will be taken on a pro rata basis from your Sub-accounts and the DCA MVA Options. Such withdrawals will be assessed any applicable MVA.

 AUTOMATIC REBALANCING PROGRAMS
 During the Accumulation Period, we offer Automatic Rebalancing among the Sub-accounts you choose. The "Accumulation Period" refers to the period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you choose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. You may make additional transfers; however, the Automatic Rebalancing program will not reflect such transfers unless we receive instructions from you indicating that you would like to adjust the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an Automatic Rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

 If you are participating in an optional living benefit (such as Highest Daily Lifetime Income v2.1) that makes transfers under a predetermined mathematical formula, and you have elected automatic rebalancing, you should be aware that:
 (a) the AST bond portfolio used as part of the predetermined mathematical formula will not be included as part of automatic rebalancing and (b) the operation of the formula may result in the rebalancing not conforming to the percentage allocations that you specified originally as part of your Automatic Rebalancing Program.

 FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
 Unless you direct otherwise, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Investment Options. IF YOUR FINANCIAL PROFESSIONAL HAS THIS AUTHORITY, WE DEEM THAT ALL SUCH TRANSACTIONS THAT ARE DIRECTED BY YOUR FINANCIAL PROFESSIONAL WITH RESPECT TO YOUR ANNUITY HAVE BEEN AUTHORIZED BY YOU. You will receive a confirmation of any financial transaction involving the purchase or sale of Units of your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Investment Options available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions. PLEASE NOTE: Contracts managed by your Financial Professional also are subject to the restrictions on transfers between Investment Options that are discussed in the section below entitled "Restrictions on Transfers Between Investment Options." We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on their own behalf, except as otherwise described in this prospectus.

 RESTRICTIONS ON TRANSFERS BETWEEN INVESTMENT OPTIONS
 During the Accumulation Period you may transfer Account Value between Investment Options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We do not currently require a minimum amount in each Sub-account you allocate Account Value to at the time of any allocation or transfer. Although we do not currently impose a minimum transfer amount, we reserve the right to require that any transfer be at least $50.

 Transfers under this Annuity consist of those you initiate or those made under a systematic program, such as the 6 or 12 Month DCA Program, another dollar cost averaging program, an asset rebalancing program, or pursuant to a mathematical formula required as part of an optional benefit (e.g., Highest Daily Lifetime Income v2.1). The transfer restrictions discussed in this section apply only to the former type of transfer (i.e., a transfer that you initiate).

 Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in Good Order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", and (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and
 (iii) do not count any transfer that involves one of our systematic programs, such as automated withdrawals.

 Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage a portfolio's investments. Frequent transfers may cause the portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the portfolios; or (b) we are informed by a portfolio (e.g., by the portfolio's portfolio manager) that the purchase or redemption of shares in the portfolio must be restricted because the portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
   . With respect to each Sub-account (other than the AST Money Market Sub-account), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as auto-rebalancing or under a predetermined mathematical formula used with an optional living benefit; and (ii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
   . We reserve the right to effect transfers on a delayed basis in accordance with our rules regarding frequent transfers. That is, we may price a transfer involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the transfer request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

 If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

 There are contract Owners of different variable annuity contracts that are funded through the same Separate Account that may not be subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract Owners who are subject to such limitations. Finally, there are contract Owners of other variable annuity contracts or variable life contracts that are issued by Pruco Life as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract Owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract Owners. Similarly, while contracts managed by a Financial Professional are subject to the restrictions on transfers between Investment Options that are discussed above, if the Financial Professional manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract Owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional) and will not waive a transfer restriction for any Owner.

 ALTHOUGH OUR TRANSFER RESTRICTIONS ARE DESIGNED TO PREVENT EXCESSIVE TRANSFERS, THEY ARE NOT CAPABLE OF PREVENTING EVERY POTENTIAL OCCURRENCE OF EXCESSIVE TRANSFER ACTIVITY. The portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter or its transfer agent that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract Owners (including an Annuity Owner's TIN number), and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract Owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual Owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

 A portfolio also may assess a short-term trading fee (redemption fee) in connection with a transfer out of the Sub-account investing in that portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each portfolio determines the amount of the short-term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no portfolio has adopted a short-term trading fee.

                            ACCESS TO ACCOUNT VALUE

 TYPES OF DISTRIBUTIONS AVAILABLE TO YOU
 During the Accumulation Period you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct the Annual Maintenance Fee, the Premium Based Charge if the surrender occurs on the Quarterly Anniversary that the charge is due, any Tax Charge that applies and the charge for any optional benefits and may impose an MVA. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called "Free Withdrawals." Unless you notify us differently as permitted, partial withdrawals are taken pro rata (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). Each of these types of distributions is described more fully below.

 If you participate in any optional living benefit, and you take a withdrawal deemed to be Excess Income that brings your Unadjusted Account Value to zero, both the benefit and the Annuity itself will terminate.

 TAX IMPLICATIONS FOR DISTRIBUTIONS FROM NON-QUALIFIED ANNUITIES

 PRIOR TO ANNUITIZATION
 A distribution prior to Annuitization is deemed to come first from any "gain" in your Annuity and second as a return of your "cost basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

 DURING THE ANNUITIZATION PERIOD
 During the Annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any cost basis you have in your Annuity. Once the cost basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The cost basis in your Annuity may be based on the cost basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

 There may also be tax implications on distributions from qualified Annuities. See "Tax Considerations" for information about qualified Annuities and for additional information about non-qualified Annuities.

 FREE WITHDRAWAL AMOUNTS
 You can make a full or partial withdrawal from the Annuity during the Accumulation Period, although a CDSC, MVA, and tax consequences may apply. The Annuity offers a "Free Withdrawal" amount that applies only to partial withdrawals. The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. The Free Withdrawal amount during each Annuity Year is equal to 10% of all Purchase Payments that are currently subject to a CDSC. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.
   . The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent partial withdrawal or surrender of your Annuity.
   . You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.

 EXAMPLE. This example assumes that no withdrawals have previously been taken.

 On January 3, to purchase your Annuity, you make an initial Purchase Payment of $20,000.
 On January 3 of the following calendar year, you make a subsequent Purchase Payment to your Annuity of $10,000.

   . Because in Annuity Year 1 your initial Purchase Payment of $20,000 is still within the CDSC schedule (see "Annuity Owner Transaction Expenses"), your Free Withdrawal amount in Annuity Year 1 equals $20,000 X 10%, or $2,000.
   . Because in Annuity Year 2 both your initial Purchase Payment of $20,000 and your subsequent Purchase Payment of $10,000 are still within the CDSC schedule (see "Annuity Owner Transaction Expenses"), your Free Withdrawal amount in Annuity Year 2 equals $20,000 X 10%, plus $10,000 X 10%, or $2,000 + $1,000 for a total of $3,000.

 To determine if a CDSC applies to partial withdrawals, we:

 1. First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the CDSC.
 2. Next determine what, if any, remaining amounts are withdrawals of Purchase Payments. Amounts in excess of the Free Withdrawal amount will be treated as withdrawals of Purchase Payments unless all Purchase Payments have been previously withdrawn. These amounts may be subject to the CDSC. Purchase Payments are withdrawn on a first-in, first-out basis.
 3. Withdraw any remaining amounts from any other Account Value. These amounts are not subject to the CDSC.

 You can request a partial withdrawal as either a "gross" or "net" withdrawal. In a "gross" withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a "net" withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Unadjusted Account Value. Therefore, a larger amount may be deducted from your Unadjusted Account Value than the amount you specify. No matter how you specify the withdrawal, any MVA will not be applied to the amount you receive, but instead will be applied to your Unadjusted Account Value. We will deduct the partial withdrawal from your Unadjusted Account Value in accordance with your instructions, although if you are participating in an optional living benefit, your withdrawal must be taken pro rata from each of your Investment Options. For purposes of calculating the applicable portion to deduct from the DCA MVA Options, the Unadjusted Account Value in all your DCA MVA Options is deemed to be in one Investment Option. If you provide no instructions, then we will take the withdrawal according to the DCA MVA Option Hierarchy defined above.

 Please be aware that although a given partial withdrawal may qualify as a free withdrawal for purposes of not incurring a CDSC, the amount of the withdrawal could exceed the Annual Income Amount under one of the Highest Daily Lifetime Income v2.1 benefits. In that scenario, the partial withdrawal would be deemed "Excess Income" - thereby reducing your Annual Income Amount for future years. For example, if the Annual Income Amount under Highest Daily Lifetime Income v2.1 were $2000 and a $2500 withdrawal that qualified as a free withdrawal were made, the withdrawal would be deemed Excess Income, in the amount of $500.

 SYSTEMATIC WITHDRAWALS DURING THE ACCUMULATION PERIOD
 You can receive systematic withdrawals of earnings only, or a flat dollar amount. Systematic withdrawals may be subject to any applicable CDSC and/or an MVA. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal.

 Systematic withdrawals can be made from Account Value allocated to the Sub-accounts or DCA MVA Options. The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.

 We will withdraw systematic withdrawals from the Investment Options you have designated (your "designated Investment Options"). If you do not designate Investment Options for systematic withdrawals, we will withdraw systematic withdrawals pro rata based on the Account Value in the Investment Options at the time we pay out your withdrawal (i.e. "pro rata" meaning that the percentage of each Investment Option withdrawn is the same percentage that the Investment Option bears to the total Account Value). For any scheduled systematic withdrawal for which you have elected a specific dollar amount and have specified percentages to be withdrawn from your designated Investment Options, if the amounts in your designated Investment Options cannot satisfy such instructions, we will withdraw systematic withdrawals pro rata, as just described, based on the Account Value across all your Investment Options. Please note that if you are participating in certain optional living benefits (e.g., Highest Daily Lifetime Income v2.1), systematic withdrawals must be taken pro rata. Ownership changes to and assignment of your Annuity will terminate any systematic withdrawals that had been in effect on the date of the change.

 SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(T)/72(Q) OF THE INTERNAL REVENUE CODE If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments." For Annuities issued as non-qualified annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and/or an MVA. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

 Please note that if a withdrawal under Sections 72(t) or 72(q) was scheduled to be effected between December 25th and December 31st of a given year, then we will implement the withdrawal on December 28 or on the last Valuation Day prior to December 28th of that year.

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) or an MVA on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) or an MVA may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans.

 The amount of the Required Minimum Distribution may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three
 (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

 You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code. Please see "Living Benefits" for further information relating to Required Minimum Distributions if you own a living benefit.

 In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.

 Please note that if a Required Minimum Distribution was scheduled to be effected between December 25th and December 31st of a given year, then we will implement the Required Minimum Distribution on December 28 or on the last Valuation Day prior to December 28th of that year.

 See "Tax Considerations" for a further discussion of Required Minimum Distributions.

                                  SURRENDERS

 SURRENDER VALUE
 During the Accumulation Period you can surrender your Annuity at any time, and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value (which includes the effect of any MVA) less any applicable CDSC, any applicable tax charges, any charges assessable as a deduction from the Account Value for any optional benefits provided by rider or endorsement, and any Annual Maintenance Fee.

 Please Note: Although the Premium Based Charge is not included in the surrender value calculation, if you surrender your Annuity on a Quarterly Annuity Anniversary, any applicable Premium Based Charges will apply.

 We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. If you purchase an Annuity without a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take any withdrawals that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. Likewise, if you purchase an Annuity with a lifetime guaranteed minimum withdrawal benefit, we will not allow you to take a Non-Lifetime Withdrawal (see "Living Benefits - Non-Lifetime Withdrawal Feature") that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See "Annuity Options" for information on the impact of the minimum Surrender Value at annuitization.

 MEDICALLY-RELATED SURRENDERS
 Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related "Contingency Event" as described below (a "Medically-Related Surrender"). The requirements of such surrender and waiver may vary by state. Although a CDSC will not apply to a qualifying Medically-Related Surrender, please be aware that a withdrawal from the Annuity before you have reached age 59 1/2 may be subject to a 10% tax penalty and other tax consequences - see the Tax Considerations section of this prospectus.

 If you request a full surrender, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. Any applicable MVA will apply to a medically-related surrender.

 This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:
..   If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingency
    Event" described below in order to qualify for a Medically-Related
    Surrender;
..   If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
..   If the Owner is one or more natural persons, all such Owners must also be alive at such time;
..   We must receive satisfactory proof of the Owner's (or the Annuitant's if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us; and
..   no additional Purchase Payments can be made to the Annuity.

 We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under this Annuity and any other annuities we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A "Contingency Event" occurs if the Owner (or Annuitant if entity-owned) is:
..   first confined in a "Medical Care Facility" after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Service Office; or
..   first diagnosed as having a "Fatal Illness" after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.

 "Fatal Illness" means a condition (a) diagnosed by a licensed physician; and
 (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. "Medical Care Facility" means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is
 (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and
 (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This benefit is not currently available in California and Massachusetts.

                                ANNUITY OPTIONS

 Annuitization involves converting your Unadjusted Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit). We currently make annuity options available that provide fixed annuity payments. Fixed annuity payments provide the same amount with each payment. Please refer to the "Living Benefits" section in this prospectus for a description of annuity options that are available when you elect one of the living benefits. You must annuitize your entire Unadjusted Account Value; partial annuitizations are not allowed.

 You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first ("Latest Annuity Date") and no earlier than the earliest permissible Annuity Date. You may choose one of the Annuity Options described below, and the frequency of annuity payments. You may change your choices before the Annuity Date. If you have not provided us with your Annuity Date or annuity payment option in writing, then your Annuity Date will be the Latest Annuity Date. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years).

 If needed, we will require proof in Good Order of the Annuitant's age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.

 If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Unadjusted Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Unadjusted Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2000 on the Annuity Date.

 Once annuity payments begin, you no longer receive benefits under any optional living benefit (unless you have annuitized under that benefit) or the Death Benefit described below.

 Certain of these annuity options may be available as "settlement options" to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

 Please note that you may not annuitize within the first three Annuity Years (except as otherwise specified by applicable law).

 OPTION 1
 ANNUITY PAYMENTS FOR A PERIOD CERTAIN: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies during the income phase, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named for the remainder of the period certain.

 OPTION 2
 LIFE INCOME ANNUITY OPTION WITH A PERIOD CERTAIN: Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our then current rules, and thereafter until the death of the Annuitant. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant's life expectancy at the time the Annuity Option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 OTHER ANNUITY OPTIONS WE MAY MAKE AVAILABLE
 At the Annuity Date, we may make available other annuity options not described above. The additional options we currently offer are:
   . Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

   . Joint Life Annuity Option. Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.
   . Joint Life Annuity Option With a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the "period certain"), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants' joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.

 We reserve the right to cease offering any of these Other Annuity Options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity or settlement options.

                                LIVING BENEFITS

 Pruco Life offers different optional living benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional living benefits, the additional cost has the impact of reducing net performance of the Investment Options. Each optional benefit offers a type of guarantee, regardless of the performance of the Sub-accounts, that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. We reserve the right to cease offering any of these optional living benefits for new elections at any time. Depending on which optional living benefit you choose, you can have substantial flexibility to invest in the Sub-accounts while:
..   guaranteeing a minimum amount of growth to be used as the basis for lifetime withdrawals; or
..   guaranteeing a minimum amount of growth to be used as the basis for withdrawals over the life of two spouses

 We currently offer the following "living benefits":
..   Highest Daily Lifetime Income v2.1
..   Spousal Highest Daily Lifetime Income v2.1

 Each living benefit requires your participation in a predetermined mathematical formula that may transfer your account value between the Sub-accounts you have chosen from among those we permit with the benefit (i.e., the "permitted Sub-accounts") and the AST Investment Grade Bond Sub-account. The optional living benefit investment requirements and the applicable formula are designed to reduce the difference between your Account Value and our liability under the benefit. Minimizing such difference generally benefits us by decreasing the risk that we will use our own assets to make benefit payments to you. Though the investment requirements and formula are designed to reduce risk, they do not guarantee any appreciation of your Account Value. In fact, they could mean that you miss appreciation opportunities in other investment options. We are not providing you with investment advice through the use of the formula. In addition, the formula does not constitute an investment strategy that we are recommending to you.

 The Highest Daily Lifetime v2.1 benefits are "Lifetime Guaranteed Minimum Withdrawal Benefits." These benefits are designed for someone who wants a guaranteed lifetime income stream through withdrawals over time, rather than by annuitizing. Please note that there is a Latest Annuity Date under your Annuity, by which date annuity payments must commence.

 Under any of the Guaranteed Lifetime Withdrawal Benefits, WITHDRAWALS IN EXCESS OF THE ANNUAL INCOME AMOUNT, CALLED "EXCESS INCOME," WILL RESULT IN A PERMANENT REDUCTION IN FUTURE GUARANTEED AMOUNTS.

 PLEASE REFER TO THE BENEFIT DESCRIPTION THAT FOLLOWS FOR A COMPLETE DESCRIPTION OF THE TERMS, CONDITIONS AND LIMITATIONS OF EACH OPTIONAL BENEFIT. SEE THE CHART IN THE "INVESTMENT OPTIONS" SECTION OF THE PROSPECTUS FOR A LIST OF INVESTMENT OPTIONS AVAILABLE AND PERMITTED WITH EACH BENEFIT. WE RESERVE THE RIGHT TO TERMINATE A BENEFIT IF YOU ALLOCATE FUNDS INTO NON-PERMITTED INVESTMENT OPTIONS. Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted Investment Options applicable to your benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. As is the case with optional living benefits in general, the fulfillment of our guarantee under these benefits is dependent on our claims-paying ability.

 TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS
 If you elect an optional living benefit, you may subsequently terminate the benefit and elect one of the then currently available benefits, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period for such an election (you may elect a new benefit beginning on the next Valuation Day), provided that upon such an election, your Account Value must be allocated to the Investment Options permitted for the optional benefit. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your Financial Professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. NOTE THAT ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND WILL BEGIN THE NEW GUARANTEES UNDER THE NEW BENEFIT YOU ELECT BASED ON YOUR UNADJUSTED ACCOUNT VALUE AS OF THE DATE THE NEW BENEFIT BECOMES EFFECTIVE. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

 Certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT
 Highest Daily Lifetime(R) Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT."

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date:
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date:
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME V2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5%
 for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and
 (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                UNADJUSTED   (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.98              $5,699.35
   October 30   $113,000.00        $113,986.98              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

        Withdrawal amount                                  $    15,000
        Divided by Account Value before withdrawal         $   120,000
        Equals ratio                                             12.50%
        All guarantees will be reduced by the above ratio       (12.50)%
        Protected Withdrawal Value                         $109,375.00

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31st for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 EXAMPLE
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:
 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000

 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)

 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the

    Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS ARE PERMITTED. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any partial withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefit" for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for the Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) YOUR TERMINATION OF THE BENEFIT;
 (II)YOUR SURRENDER OF THE ANNUITY;
(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
 (IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES);
 (V) BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
 (VI)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 HOW HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

 OVERVIEW OF THE PREDETERMINED MATHEMATICAL FORMULA
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix B (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 TRANSFER ACTIVITY UNDER THE FORMULA
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if(and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 HOW THE FORMULA OPERATES
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".
 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:
 R = (L - B)/ (V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1)We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix B. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

    Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

    Target Value (L) = $200,000 x 5% x 14.95 = $149,500

 (2)Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

    Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

    Target Ratio (R) = ($149,500 - 0)/$179,500 = 83.3%

 (3)If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

    Example: Assuming the Target Ratio is above 83% for a 3/rd/ consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4)In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 THE 90% CAP
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 MONTHLY TRANSFERS
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 OTHER IMPORTANT INFORMATION
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.
..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   .   If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 ADDITIONAL TAX CONSIDERATIONS
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT
 Spousal Highest Daily Lifetime(R) Income v2.1 Benefit is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouse at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals treated as Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Unadjusted Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 Benefit and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active.

 Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT."

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date:
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date:
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4%
 for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 Benefit upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative (partial) Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                UNADJUSTED   (ADJUSTED FOR WITHDRAWAL  AMOUNT (4.5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,355.00
   October 29   $113,000.00        $113,986.98              $5,129.41
   October 30   $113,000.00        $113,986.98              $5,129.41
   October 31   $119,000.00        $119,000.00              $5,355.00
   November 1   $118,473.00        $119,000.00              $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value"). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the same year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

         Withdrawal amount                                  $ 15,000
         Divided by Account Value before withdrawal         $120,000
         Equals ratio                                          12.50%
         All guarantees will be reduced by the above ratio    (12.50)%
         Protected Withdrawal Value                         $109,375

 REQUIRED MINIMUM DISTRIBUTIONS
 See Required Minimum Distributions sub-section, within the discussion above concerning Highest Daily Lifetime Income v2.1.

 BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED
    YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE PERMITTED. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION
    (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Spousal Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic
    Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal
    Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts.")

..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefit" for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or

..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;
 (II)UPON THE DEATH OF THE SECOND DESIGNATED LIFE;
(III)YOUR TERMINATION OF THE BENEFIT;
 (IV)YOUR SURRENDER OF THE ANNUITY;
 (V) YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
 (VI)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VII)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VIII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

                                 DEATH BENEFIT

 TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT
 The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death if there is no Contingent Annuitant. If the Annuity is owned by a natural person Owner who is not also the Annuitant and the Annuitant dies, then no Death Benefit is payable because of the Annuitant's death. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid upon the Annuitant's death. The person upon whose death the Death Benefit is paid is referred to below as the "decedent." Where an Annuity is structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the Annuity is required to terminate upon the death of the grantor if the grantor pre-deceases the Annuitant under Section 72(s) of the Code. Under this circumstance, the Surrender Value will be paid out to the trust and there is no Death Benefit provided under the Annuity.

 We determine the amount of the Death Benefit as of the date we receive "Due Proof of Death." Due Proof of Death can be met only if each of the following is submitted to us in Good Order: (a) a death certificate or similar documentation acceptable to us (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds and (c) any applicable election of the method of payment of the death benefit by at least one Beneficiary (if not previously elected by the Owner). We must be made aware of all eligible Beneficiaries in order for us to have received Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.

 Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus (e.g., distribution of the entire interest in the Annuity within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the Beneficiary - see "Payment of Death Benefit" below).

 After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the AST Money Market Sub-account. However, between the date of death and the date that we transfer any remaining Death Benefit to the AST Money Market Sub-account, THE AMOUNT OF THE DEATH BENEFIT IS SUBJECT TO MARKET FLUCTUATIONS.

 No Death Benefit will be payable if the Annuity terminates because your Unadjusted Account Value reaches zero (which can happen if, for example, you are taking withdrawals under an optional living benefit).

 EXCEPTIONS TO AMOUNT OF DEATH BENEFIT
 There are certain exceptions to the amount of the Death Benefit:

 SUBMISSION OF DUE PROOF OF DEATH WITHIN ONE YEAR. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Unadjusted Account Value on the date we receive Due Proof of Death (i.e., we would not pay the "Return of Adjusted Purchase Payment" amount defined below).

 DEATH BENEFIT SUSPENSION PERIOD. You also should be aware that there is a Death Benefit suspension period. If the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter), the Death Benefit will be suspended for a two year period starting from the date that person first became Owner or Annuitant. This suspension would not apply if the ownership or annuitant change was the result of Spousal Continuation or death of the prior Owner or Annuitant. While the two year suspension is in effect, the Death Benefit amount will equal the Unadjusted Account Value. After the two-year suspension period is completed, the Death Benefit is the same as if the suspension period had not been in force. See the section of the prospectus above generally with regard to changes of Owner or Annuitant that are allowable.

 DEATH BENEFIT AMOUNT
 The Annuity provides a Death Benefit at no additional charge. The amount of the Death Benefit is equal to the greater of:
   . The Return of Adjusted Purchase Payment amount, defined as the sum of all Purchase Payments you have made since the Issue Date of the Annuity until the date of Due Proof of Death, reduced by withdrawals as described below (currently, there are no charges that reduce Purchase Payments, for purposes of the Return of Adjusted Purchase Payment amount); AND
   .   Your Unadjusted Account Value on the date we receive Due Proof of Death.

 IMPACT OF WITHDRAWALS ON DEATH BENEFIT AMOUNT
 Partial withdrawals reduce the Return of Adjusted Purchase Payment amount. The calculation utilized to reduce the Return of Adjusted Purchase Payment amount is dependent upon whether or not either Highest Daily Lifetime Income v2.1 or Spousal

 Highest Daily Lifetime Income v2.1 is in effect on the date of the withdrawal. Initially, the Return of Adjusted Purchase Payment amount is equal to the sum of all "adjusted" Purchase Payments (i.e., the amount of Purchase Payments we receive, less any fees or tax charges deducted from Purchase Payments upon allocation to the Annuity) allocated to the Annuity on its Issue Date. Thereafter, the Return of Adjusted Purchase Payments Amount is:

 (1)Increased by any additional adjusted Purchase Payments allocated to the Annuity, and

 (2)Reduced for any partial withdrawals. The method of reduction depends on whether or not any Highest Daily Lifetime Income v2.1 Benefit is in effect on the date the withdrawal is made and the amount of the withdrawal, as described below.

      (i)If either Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 is in effect on the date the partial withdrawal is made, a Non-Lifetime Withdrawal, as defined under the benefit, will proportionally reduce the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal). Any Lifetime Withdrawal that is not deemed Excess Income, as those terms are described in the benefit, will cause a dollar-for-dollar basis reduction to the Return of Adjusted Purchase Payments amount. All or any portion of a Lifetime Withdrawal in an Annuity Year that is deemed Excess Income, as defined in the benefit, will cause a proportional basis reduction to the Return of Adjusted Purchase Payments amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).
     (ii)If neither Highest Daily Lifetime Income v2.1 nor Spousal Highest Daily Lifetime Income v2.1 is in effect on the date the partial withdrawal is made, the withdrawal will cause a proportional basis reduction to the Return of Adjusted Purchase Payments Amount (i.e., by the ratio of the amount of the withdrawal to the Unadjusted Account Value immediately prior to the withdrawal).

 Please be advised that a partial withdrawal that occurs on the same date as the effective date of Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1 will be treated as if such benefit were in effect at the time of the withdrawal, for purposes of calculating the Return of Adjusted Purchase Payments amount. Further, if you terminate Highest Daily Lifetime Income v2.1 or Spousal Highest Daily Lifetime Income v2.1, and also take a withdrawal on that date, then the withdrawal will be treated as if such benefit were NOT in effect at the time of the withdrawal.

 SPOUSAL CONTINUATION OF ANNUITY
 Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment. The Unadjusted Account Value as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Unadjusted Account Value will be allocated to the Sub-accounts (if you participate in an optional living benefit, such amount will not be directly added to any bond portfolio Sub-account used by the benefit, but may be reallocated by the predetermined mathematical formula on the same day). No CDSC will apply to Purchase Payments made prior to the effective date of a spousal continuation. However, any additional Purchase Payments made after the date the spousal continuation is effective will be subject to all provisions of the Annuity, including the CDSC when applicable. For purposes of calculating the CDSC to which Purchase Payments made after spousal continuation may be subject, we employ the same CDSC schedule in the same manner as for Purchase Payments made prior to spousal continuation. Moreover, to calculate the CDSC applicable to the withdrawal of a Purchase Payment made by the surviving spouse, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation. We will impose the Premium Based Charge on all Purchase Payments (whether received before, on or after the date of spousal continuation) according to the same schedule used prior to spousal continuation. To calculate the Premium Based Charge applicable to Purchase Payments after the date of spousal continuation, we would consider cumulative Purchase Payments made both before, on and after the date of spousal continuation.

 Subsequent to spousal continuation, the Death Benefit will be equal to the greater of:
..   The Unadjusted Account Value on Due Proof of Death of the surviving spouse;
    and
..   The Return of Adjusted Purchase Payments amount (as described above).
    However, upon spousal continuation, we reset the Return of Adjusted
    Purchase Payments amount to equal the Unadjusted Account Value. Any subsequent additional Purchase Payments or partial withdrawals would affect the Return of Adjusted Purchase Payments amount as described above.

 Spousal continuation is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Code ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the Beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal advisor.

 We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuation, annuity payments would begin immediately.

 A surviving spouse's ability to continue ownership of the Annuity may be impacted by the Defense of Marriage Act (see "Managing Your Annuity - Spousal Designations"). Please consult your tax or legal advisor for more information about such impact in your state.

 PAYMENT OF DEATH BENEFIT

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)
 Except in the case of a spousal continuation as described above, upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent's death before the Annuity Date, the Death Benefit must be distributed:
   .   within five (5) years of the date of death (the "5 Year Deadline"); or
   . as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum within the 5 Year Deadline.

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - ANNUITIES HELD BY TAX-FAVORED PLANS The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the Death Benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated Beneficiary and whether the Beneficiary is your surviving spouse as defined for federal tax law purposes.

   . If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death (the "Qualified 5 Year Deadline"), or as periodic payments not extending beyond the life expectancy of the designated Beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). If the Beneficiary does not begin installments by such time, then we require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the Death Benefit is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the Annuity may be continued with your spouse as the Owner.
   . If you die before a designated Beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out by the Qualified 5 Year Deadline. If the Beneficiary does not begin installments by December 31/st/ of the year following the year of death, we will require that the Beneficiary take the Death Benefit as a lump sum by the Qualified 5 Year Deadline. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary.
   . If you die before a designated Beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the Death Benefit must be paid out at least as rapidly as under the method then in effect. For Annuities where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into Separate Accounts by December 31/st/ of the year following the year of death, such Annuity is deemed to have no designated Beneficiary. A Beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the Death Benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code. The tax consequences to the Beneficiary may vary among the different Death Benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 BENEFICIARY CONTINUATION OPTION
 Instead of receiving the Death Benefit in a single payment, or under an Annuity Option, a Beneficiary may take the Death Benefit under an alternative Death Benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This

 "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)), Beneficiary Annuities and non-qualified Annuities. Under the Beneficiary Continuation Option:
..   The Beneficiary must apply at least $15,000 to the Beneficiary Continuation
    Option (thus, the Death Benefit amount payable to each Beneficiary must be at least $15,000).
..   The Annuity will be continued in the Owner's name, for the benefit of the
    Beneficiary.
..   Beginning on the date we receive an election by the Beneficiary to take the
    Death Benefit in a form other than a lump sum, the Beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
..   Beginning on the date we receive an election by the Beneficiary to take the
    Death Benefit in a form other than a lump sum, the Beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Unadjusted Account Value. The fee will only apply if the Unadjusted Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial Unadjusted Account Value will be equal to any Death Benefit that would have been payable to the Beneficiary if the Beneficiary had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-accounts may not be available.
..   The Beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No DCA MVA Options will be offered for Beneficiary Continuation Options.
..   No additional Purchase Payments can be applied to the Annuity. Multiple death benefits cannot be combined in a single Beneficiary Continuation
    Option.
..   Premium Based Charges will no longer apply.
..   The Death Benefit and any optional benefits elected by the Owner will no longer apply to the Beneficiary.
..   The Beneficiary can request a withdrawal of all or a portion of the
    Unadjusted Account Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the Beneficiary's withdrawal rights.
..   Withdrawals are not subject to CDSC.
..   Upon the death of the Beneficiary, any remaining Unadjusted Account Value will be paid in a lump sum to the person(s) named by the Beneficiary (successor), unless the successor chooses to continue receiving payments through a Beneficiary Continuation Option established for the successor.
..   If the Beneficiary elects to receive the death benefit proceeds under the
    Beneficiary Continuation Option, we must receive the election in Good Order at least 14 days prior to the first required distribution. If, for any reason, the election impedes our ability to complete the first distribution by the required date, we will be unable to accept the election.

 We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a Beneficiary under the Beneficiary Continuation Option.

                            VALUING YOUR INVESTMENT

 VALUING THE SUB-ACCOUNTS
 When you allocate Account Value to a Sub-account, you are purchasing Units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge, and if you elected one or more optional benefits whose annualized charge is deducted daily, the additional charge for such benefits.

 Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section below entitled "Termination of Optional Benefits" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity.

 EXAMPLE
 Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we redeem 178.677 Units at the current Unit Price, leaving you 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

 PROCESSING AND VALUING TRANSACTIONS
 Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. EST). Generally, financial transactions requested in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions requested on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of regular trading on the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of regular trading on the NYSE will be used when valuing and processing transactions.

 The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
..   trading on the NYSE is restricted;
..   an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
..   the SEC, by order, permits the suspension or postponement for the protection of security holders.

 If, pursuant to SEC rules, the AST Money Market Portfolio suspends payment of redemption proceeds in connection with a liquidation of the Portfolio, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AST Money Market Sub-account until the Portfolio is liquidated.

 INITIAL PURCHASE PAYMENTS: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Office. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue an Annuity within two (2) Valuation Days. With respect to your initial Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in a suspense account and may earn interest on such amount. You will not be credited with interest during that period.

 As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. These arrangements are subject to a number of regulatory requirements, including that until such time that the insurer is notified of the firm's principal approval and is provided with the application, or is notified of the firm principal's rejection, customer funds will be held by the insurer in a segregated bank account. In addition, the insurer must promptly return the customer's funds at the customer's request prior to the firm's principal approval or upon the firm's rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Contract owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to our general creditors. Moreover, because the FINRA rule authorizing the use of such accounts is new, there may be uncertainty as to the segregation and treatment of such insurance company general account assets under applicable Federal and State laws.

 ADDITIONAL PURCHASE PAYMENTS: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our Service Office in Good Order. We may limit, restrict, suspend or reject any additional Purchase Payments at any time on a non-discriminatory basis.

 SCHEDULED TRANSACTIONS: Scheduled transactions include transfers under Dollar Cost Averaging, the Asset Allocation Program, Auto-Rebalancing, Systematic Withdrawals, Systematic Investments, Required Minimum Distributions, substantially equal periodic payments under section 72(t)/72(q) of the Code, and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to Required Minimum Distributions, substantially equal periodic payments under Section 72(t)/72(q) of the Code, and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

 UNSCHEDULED TRANSACTIONS: "Unscheduled" transactions include any other non-scheduled transfers and requests for partial withdrawals or Free Withdrawals or Surrenders. With respect to certain written requests to withdraw Account Value, we may seek to verify the requesting Owner's signature. Specifically, we reserve the right to perform a signature verification for (a) any withdrawal exceeding a certain dollar amount and
 (b) a withdrawal exceeding a certain dollar amount if the payee is someone other than the Owner. In addition, we will not honor a withdrawal request in which the requested payee is the Financial Professional or agent of record. We reserve the right to request a signature guarantee with respect to a written withdrawal request. If we do perform a signature verification, we will pay the withdrawal proceeds within 7 days after the withdrawal request was received by us in Good Order, and will process the transaction in accordance with the discussion in "Processing And Valuing Transactions".

 MEDICALLY-RELATED SURRENDERS & DEATH BENEFITS: Medically-Related Surrender requests and Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Service Office in Good Order all supporting documentation we require for such transactions.

 We are generally required by law to pay any surrender request or death benefit claims from the Separate Account within 7 days of our receipt of your request in Good Order at our Service Office.

 TERMINATION OF OPTIONAL BENEFITS: For the Highest Daily Lifetime Income v2.1 benefits, if the benefit terminates for any reason other than death or annuitization, we will deduct a final charge upon termination, based on the number of days since the charge for the benefit was most recently deducted.

                              TAX CONSIDERATIONS

 The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to Purchase Payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax- favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting comport with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples, domestic partners or same-sex marriages. You should be aware, however, that federal tax law does not recognize civil union couples, domestic partners or marriage spouses of the same sex. Therefore, we cannot permit a same-sex civil union partner, domestic partner or spouse to continue the annuity within the meaning of the tax law upon the death of the first partner under the annuity's "spousal continuance" provision. Please note there may be federal tax consequences at the death of the first same-sex civil union partner, domestic partner or spouse. Civil union couples, domestic partners and spouses of the same sex should consider that limitation before selecting a spousal benefit under the annuity.

 The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for Nonqualified Annuity Contracts and Required Distributions Upon Your Death for Qualified Annuity Contracts in this Tax Considerations section.

 NONQUALIFIED ANNUITY CONTRACTS

 IN GENERAL, AS USED IN THIS PROSPECTUS, A NONQUALIFIED ANNUITY IS OWNED BY AN INDIVIDUAL OR NON-NATURAL PERSON AND IS NOT ASSOCIATED WITH A TAX-FAVORED RETIREMENT PLAN.

 TAXES PAYABLE BY YOU
 We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract Owner.

 It is possible that the Internal Revenue Service (IRS) could assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for Owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.

 You must commence annuity payments or surrender your Annuity no later than the first day of the calendar month next following the maximum Annuity date for your Annuity. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Annuity. However, the IRS may not then consider your contract to be an annuity under the tax law.

 TAXES ON WITHDRAWALS AND SURRENDER
 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of Purchase Payments until all Purchase Payments have been returned. After all Purchase Payments are returned, all subsequent amounts will be taxed as ordinary income.

 You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

 TAXES ON ANNUITY PAYMENTS
 A portion of each annuity payment you receive will be treated as a partial return of your Purchase Payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your Purchase Payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your Purchase Payments has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your Purchase Payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed purchase payments in the Annuity and the total value of the anticipated future payments until such time as all Purchase Payments have been recovered.

 Please refer to your Annuity contract for the maximum Annuity Date, also described above.

 PARTIAL ANNUITIZATION
 Effective January 1, 2011, an individual may partially annuitize their non-qualified annuity if the contract so permits. The Small Business Jobs Act of 2010 included a provision which allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under IRC section 72. We do not currently permit partial annuitization.

 MEDICARE TAX ON NET INVESTMENT INCOME
 The Patient Protection and Affordable Care Act, also known as the 2010 Health Care Act, included a new Medicare tax on investment income. This new tax, which is effective in 2013, assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of "modified adjusted gross income" over a threshold amount. The "threshold amount" is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,000 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

 TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT
 You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die; the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty);
    or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035
 Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% tax penalty on pre-age 591/2 withdrawals. In Revenue Procedure 2011-38, the IRS has indicated that, for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

 TAXES PAYABLE BY BENEFICIARIES
 The Death Benefit options are subject to ordinary income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the Owner's estate for federal estate tax purposes. Generally, the same tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit
..   As a lump sum payment: the Beneficiary is taxed in the year of payment on gain in the contract.
..   Within 5 years of death of Owner: the Beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
..   Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the Owner: the Beneficiary is taxed on each payment (part will be treated as gain and part as return of Purchase Payments).

 CONSIDERATIONS FOR CONTINGENT ANNUITANTS: We may allow the naming of a contingent Annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan, or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by an entity owner when such contracts do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.

 REPORTING AND WITHHOLDING ON DISTRIBUTIONS
 Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (including resident alien), and your address of record is a non-U.S. address, we are required to withhold income tax unless you provide us with a U.S. residential address.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 ENTITY OWNERS
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a Charitable Remainder Trust (CRT), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually. As there are charges for the living benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such living benefits violates their fiduciary duty to the remainder beneficiary.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity. At this time, we will not issue an Annuity to grantor trusts with multiple grantors.

 At this time, we will not issue an Annuity, to a grantor trust where the Grantor is not also the Annuitant. Where a previously issued contract was structured so that it is owned by a grantor trust but the Annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor of the trust if the grantor pre-deceases the Annuitant under
 Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the trust and it is not eligible for the death benefit provided under the contract.

 ANNUITY QUALIFICATION
 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.

 REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR NONQUALIFIED ANNUITY CONTRACTS. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). Your designated Beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the Owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the Annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

 CHANGES IN YOUR ANNUITY. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract Owners and you will be given notice to the extent feasible under the circumstances.

 QUALIFIED ANNUITY CONTRACTS
 IN GENERAL, AS USED IN THIS PROSPECTUS, A QUALIFIED ANNUITY IS AN ANNUITY CONTRACT WITH APPLICABLE ENDORSEMENTS FOR A TAX-FAVORED PLAN OR A NONQUALIFIED ANNUITY CONTRACT HELD BY A TAX-FAVORED RETIREMENT PLAN.

 The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

 A Qualified annuity may typically be purchased for use in connection with:
..   Individual retirement accounts and annuities (IRAs), including inherited
    IRAs (which we refer to as a Beneficiary IRA), which are subject to
    Sections 408(a) and 408(b) of the Code;
..   Roth IRAs, including inherited Roth IRAs (which we refer to as a
    Beneficiary Roth IRA) under Section 408A of the Code;
..   A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
..   H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code)
..   Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax
    Deferred Annuities or TDAs);
..   Section 457 plans (subject to 457 of the Code).

 A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

 You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

 TYPES OF TAX-FAVORED PLANS
 IRA. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "Free Look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the Purchase Payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. In 2013 the contribution limit is $5,500 ($5,000 for 2012). The contribution amount is indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

 The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA.

 In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover, and if permitted by the plan. Under the Worker, Retiree and Employer Recovery Act of 2008, employer retirement plans are required to permit non-spouse Beneficiaries to roll over funds to an inherited IRA for plan years beginning after December 31, 2009. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as Owner of the contract, must be the "Annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as Owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "required minimum distribution" rules described below.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% early withdrawal penalty described below;
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a required minimum distribution, also described below.

 SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
..   If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $51,000 in 2013 ($50,000 in 2012) or (b) 25% of your taxable compensation paid by the contributing
    employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2013, this limit is $255,000 ($250,000 for 2012);
..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
..   SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $17,500 in 2013 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. These amounts are indexed for inflation. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same "Free Look" period, as you would have if you purchased the contract for a standard IRA.

 ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59 1/2; (b) after the Owner's death; (c) due to the Owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, SEP, SIMPLE-IRA, employer sponsored retirement plan (under sections 401(a) or 403(b) of the Code) or Roth IRA; or, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot "rollover" benefits from a traditional IRA to a Roth IRA.

 TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $17,500 in 2013. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,500 in 2013. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:
..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or
..   Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

 In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another employer's TDA plan or mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

 CAUTION: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

 REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS
 If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner. Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional living and death benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.

 You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.

 CHARITABLE IRA DISTRIBUTIONS.
 The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes. The American Taxpayer Relief Act extended this provision until the end of 2013.

 For distributions in tax years beginning after 2005 and before 2014, provide an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Special transition rules related to retroactive extension of this tax law provision permitted different distribution treatment for charitable IRA distributions made by January 31, 2013. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deductions, if any, for charitable contributions.

 The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

 REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED ANNUITY CONTRACTS
 Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated Beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated Beneficiary and whether that Beneficiary is your surviving spouse.

..   If you die after a designated Beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated Beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the Beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, whichever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse as sole primary beneficiary, the contract may be continued with your spouse as the Owner.

..   If you die before a designated Beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.
..   If you die before a designated Beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple Beneficiaries have been named and at least one of the Beneficiaries does not qualify as a designated Beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated Beneficiary. A designated Beneficiary may elect to apply the rules for no designated Beneficiary if those would provide a smaller payment requirement.

 A Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   generally the amount paid or received is in the form of substantially equal payments (as defined in the Code) not less frequently than annually.
    (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments or additional contributions to the contract during that time period will result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 WITHHOLDING
 We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned contracts or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions
..   If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

 ERISA REQUIREMENTS
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

 SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS
 If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

 Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

 Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

 IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

 GIFTS AND GENERATION-SKIPPING TRANSFERS
 If you transfer your contract to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

 ADDITIONAL INFORMATION
 For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

                               OTHER INFORMATION

 PRUCO LIFE AND THE SEPARATE ACCOUNT
 PRUCO LIFE. Pruco Life Insurance Company (Pruco Life) is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that it owes under its annuity contracts. This means that where you participate in an optional living benefit and the value of that benefit (e.g., the Protected Withdrawal Value for Highest Daily Lifetime Income v2.1) exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.

 Pruco Life incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (Exchange Act) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by Pruco Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Pruco Life will provide to each person, including any beneficial Owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. Pruco Life files periodic reports as required under the Exchange Act. The public may read and copy any materials that Pruco Life files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

 Pruco Life conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" or "administrators" under the Investment Company Act of 1940. The entities engaged by Pruco Life may change over time. As of December 31, 2011, non-affiliated entities that could be deemed service providers to Pruco Life and/or another insurer within the Prudential Annuities business unit consisted of the following: Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street, East Hartford, CT 06108, Ascensus (qualified plan administrator) located at 200 Dryden Road, Dresher, PA 19025, Alerus Retirement Solutions (qualified plan administrator), State Street Financial Center One, Lincoln Street, Boston, MA 02111, Aprimo (fulfillment of marketing materials), 510 East 96/th/ Street, Suite 300, Indianapolis, IN 46240, Aplifi (order entry systems provider) located at 555 SW 12/th/ Ave, Suite 202, Pompano Beach, FL 33069, Broadridge Investor Communication Solutions, Inc. (proxy tabulation services), 51 Mercedes Way, Edgewood, NY 11717, Consona (maintenance and storage of administrative documents), 333 Allegheny Avenue, Suite 301 North, Oakmont, PA 15139-2066, Depository Trust & Clearing Corporation (clearing and settlement services), 55 Water Street, 26/th/ Floor, New York, NY 10041, DG3 North America, Inc. (proxy and prospectus printing and mailing services), 100 Burma Road, Jersey City, NJ 07305, DST Systems, Inc. (clearing and settlement services), 4900 Main, 7/th/ Floor, Kansas City, MO 64112, EBIX, Inc. (order-entry system), 5 Concourse Parkway, Suite 3200, Atlanta, GA 30328, ExlService Holdings, Inc., (administration of annuity contracts), 350 Park Avenue, 10/th/ Floor, New York, NY 10022, Diversified Information Technologies Inc. (records management), 123 Wyoming Avenue, Scranton, PA 18503, Fiserv (composition, printing and mailing of confirmation and quarterly statements), 881 Main Street, Manchester, CT 06040, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials), 26 Barnes Industrial Park Road, North Wallingford, CT 06492, Insurance Technologies (annuity illustrations), 38120 Amrhein Ave., Livonia, MI 48150, Morningstar Associates LLC (asset allocation recommendations) , 225 West Wacker Drive Chicago, IL 60606, National Financial Services (clearing and settlement services), NEPS, LLC (composition, printing, and mailing of contracts and benefit documents), 12 Manor Parkway, Salem, NJ 03079, Pershing LLC (order-entry systems provider), One Pershing Plaza, Jersey City, NJ 07399, RR Donnelley Receivables, Inc. (printing annual reports and prospectuses), 111 South Wacker Drive, Chicago, IL 60606-4301, Skywire Software (composition, printing, and mailing of contracts and benefit documents), 150 Post Street, Suite 500, San Francisco, CA 94108, VG Reed & Sons, Inc. (printing and fulfillment of annual reports), 1002 South 12/th/ Street, Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials), 255 Long Beach Boulevard, Stratford, CT 06615, Right Now Technologies (business information repository), 136 Enterprise Blvd, Bozeman, MT 59718, The Harty Press (print vendor for client communications) 25 James Street, New Haven, CT 06513.

 THE SEPARATE ACCOUNT. We have established a Separate Account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the variable annuity contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, for assets allocated to the Separate Account are, in accordance with the Annuities, credited to or charged against the Separate Account without regard to other income, gains, or losses of Pruco Life. The obligations under the Annuities are those of Pruco Life, which is the issuer of the Annuities and the depositor of the Separate Account. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We will first notify you and receive any necessary SEC and/or state approval before making such a change. If an underlying mutual fund is liquidated, we will ask you to reallocate any amount in the liquidated fund. If you do not reallocate these amounts, we will reallocate such amounts only in accordance with guidance provided by the SEC or its staff (or after obtaining an order from the SEC, if required). We reserve the right to substitute underlying portfolios, as allowed by applicable law. If we make a fund substitution or change, we may change the Annuity contract to reflect the substitution or change. We do not control the underlying mutual funds, so we cannot guarantee that any of those funds will always be available.

 If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing, or comparable programs while an underlying fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Account Value invested in such underlying fund will be transferred automatically to the designated surviving fund in the case of mergers, the replacement fund in the case of substitutions, and an available Money Market Fund in the case of fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving fund, the replacement fund or a Money Market Fund for any continued and future investments.

 With the DCA MVA Options, we use a separate account of Pruco Life different from the Pruco Life Flexible Premium Variable Annuity Account discussed above. This separate account is not registered under the Investment Company Act of 1940. Moreover, you do not participate in the appreciation or depreciation of the assets held by that separate account.

 SERVICE FEES PAYABLE TO PRUCO LIFE
 Pruco Life and/or our affiliates receive substantial and varying administrative service payments, Rule 12b-1 fees, and "revenue sharing" payments from certain underlying Portfolios or related parties. Rule 12b-1 fees compensate our affiliated principal underwriter for shareholder services and distribution expenses. Administrative services payments compensate us for providing administrative services with respect to Annuity Owners invested indirectly in the Portfolio, which include duties such as recordkeeping shareholder services, and the mailing of periodic reports. We receive administrative services fees with respect to both affiliated underlying Portfolios and unaffiliated underlying Portfolios. The administrative services fees we receive from affiliates originate from the assets of the affiliated Portfolio itself and/or the assets of the Portfolio's investment advisor. In recognition of the administrative services provided by the relevant affiliated insurance companies, the investment advisors to certain affiliated Portfolios also make "revenue sharing" payments to such affiliated insurance companies. In any case, the existence of these payments tends to increase the overall cost of investing in the Portfolio. In addition, because these payments are made to us, allocations you make to these affiliated underlying Portfolios benefit us financially.

 We collect these payments and fees under agreements between us and a Portfolio's principal underwriter, transfer agent, investment advisor and/or other entities related to the Portfolio.

 The 12b-1 fees and administrative services fees that we receive may vary among the different fund complexes that are part of our investment platform. Thus, the fees we collect may be greater or smaller, based on the Portfolios that you select. In addition, we may consider these payments and fees, among a number of factors, when deciding to add or keep a Portfolio on the "menu" of Portfolios that we offer through the Annuity. Please see the table entitled "Underlying Mutual Fund Portfolio Annual Expenses" earlier in this prospectus for a listing of the Portfolios that pay a 12b-1 fee.

 With respect to administrative services fees, the maximum fee (as of December 31, 2011) that we receive is equal to 0.40% of the average assets allocated to the Portfolio(s) under the Annuity. We expect to make a profit on these fees.

 In addition, an investment advisor, sub-advisor or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the advisor, sub-advisor, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the advisor's, sub-advisor's or distributor's participation. These payments or reimbursements may not be offered by all advisors, sub-advisors, or distributors, and the amounts of such payments may vary between and among each advisor, sub-advisor, and distributor depending on their respective participation.

 During 2011, with regard to amounts that were paid under these kinds of arrangements described immediately above, the amounts ranged from approximately $125 to approximately $789,756. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

 LEGAL STRUCTURE OF THE UNDERLYING FUNDS
 Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act of 1940. Shares of the underlying mutual fund Portfolios are sold to Separate Accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

 VOTING RIGHTS
 We are the legal Owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under current SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. We will also "mirror vote" shares that are owned directly by us or an affiliate (excluding shares held in the separate account of an affiliated insurer). In addition, because all the shares of a given mutual fund held within our Separate Account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders. We reserve the right to change the voting procedures described above if applicable SEC rules change.

 Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The exemption does not apply to the AST Franklin Templeton Founding Funds Allocation Portfolio; shareholder approval of new subadvisory agreements for this Portfolio only is required. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

 MATERIAL CONFLICTS
 It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective Separate Accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between Owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between Owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

 CONFIRMATIONS, STATEMENTS, AND REPORTS
 We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at www.prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter, if there have been transactions during the quarter. We may confirm certain regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, systematic withdrawals (including 72(t)/72(q) payments and Required Minimum Distributions), electronic funds transfer, Dollar Cost Averaging, auto rebalancing, and Premium Based Charges in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge $50 for each such additional or previously sent report, but may waive that charge in the future. We will also send an annual report and a semi-annual report containing applicable financial statements for the portfolios to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

 DISTRIBUTION OF ANNUITIES OFFERED BY PRUCO LIFE
 Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuity offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA). The Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the Annuities but are exempt from registration (firms). Applications for each Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the Annuity directly to potential purchasers.

 Under the selling agreements, commissions are paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive all or a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made, up to a maximum of 5%. In addition, we may pay trail commissions, equal to a percentage of the average account value or based on other criteria. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account. Compensation varies by annuity product, and such differing compensation could be a factor in which annuity a Financial Professional recommends to you.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or our annuities generally on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PAD may enter into compensation arrangements with certain broker/dealers firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on an annuity's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about our annuities; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. We, or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. In addition, we or our affiliates may provide such compensation, payments and/or incentives to firms arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.

 The list below identifies three general types of payments that PAD pays which are broadly defined as follows:

   . Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total assets, subject to certain criteria in certain Pruco Life products.
   . Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the firm.
   . Fixed Payments: These types of payments are made directly to or in sponsorship of the firm.

 Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their registered representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments periodically during the relationship for systems, operational and other support.

 The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2011) received payment with respect to our annuity business generally during 2011 (or as to which a payment amount was accrued during 2011). Because this Annuity is new, the list below does not reflect amounts paid with respect to the sale of this Annuity. The firms listed below include those receiving payments in connection with marketing of products issued by Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request. During 2011, the least amount paid, and greatest amount paid, were $19.35 and $6,443,077.91, respectively.

 NAME OF FIRM:


  1st Global Capital Corp.
  1934 Group
  Aaron Industries
  Advantage Fire Sprinkler Co.
  Aegon Transamerica
  A.G. Edwards & Sons, Inc.
  Afore ING
  AIG Financial Advisors Inc
  Allen & Company of Florida, Inc.
  Alliance Bernstein L.P.
  Allstate Financial Srvcs, LLC
  American Century
  American Independent Marketing
  AMERICAN PORTFOLIO FIN SVCS INC
  Ameriprise Financial, Inc. Total
  Ameritas Investment Corp.
  ANCHOR BAY SECURITIES, LLC
  ARETE WEALTH MANAGEMENT
  Arlington Securities, Inc.
  Arque Capital, Ltd.
  ARVEST ASSET MANAGEMENT
  ASKAR CORPORATION
  AUSDAL FINANCIAL PARTNERS, INC.
  AXA Advisors, LLC
  BancorpSouth Investment Services, Inc.
  Banc of America Invest.Svs(SO)
  BBVA Compass Investment Solutions, Inc.
  Ballew Investments
  Bank of the West
  Battery Ventures
  BB&T Investment Services, Inc.
  BCG Companies
  BCG Securities, Inc.
  Beaconsfield Financial Services
  Berthel Fisher & Company
  BlackRock Financial Management Inc.
  Broker Dealer Financial Services
  Brookstone Financial Services
  Brown Builders
  Cadaret, Grant & Co., Inc.
  Calton & Associates, Inc.
  Cambridge Investment Research, Inc.
  Cambridge Legacy Securities, LLC
  Cantella & Co., Inc.
  CAPE SECURITIES, INC.
  Capital Advisors
  Capital Analysts
  Capital Financial Services, Inc.
  CAPITAL GROWTH RESOURCES
  Capital Guardian
  Capital Investment Group, Inc.
  Capital One Investment Services, LLC
  Capital Securities Management
  Castner Josephs Retirement Group
  CBIZ
  CCF Investments, Inc.
  Centaurus Financial, Inc.
  CFD Investments, Inc.
  Charter One Bank (Cleveland)
  Chase Investment Services
  Citigroup Global Markets Inc.
  Citizens Bank and Trust Company
  Clairmont Oaks
  CLS Investments
  COMERICA SECURITIES, INC.
  Commonwealth Financial Network
  Compak Securities
  Compass Bank Wealth Management Group
  Crescent Securities Group
  Crown Capital Securities, L.P.
  CUNA Brokerage Svcs, Inc.
  CUSO Financial Services, L.P.
  D.A. Davidson
  David A. Noyes & Company
  Delta Equity
  Dempsey Lord Smith, LLC
  Deutsche Bank
  DeWaay Financial Network, LLC
  Eaton Vance
  EDI Financial
  Edward Jones & Co.
  ELLIOTT DAVIS BROKERAGE SERVICES, LLC
  Equitrust
  Equity Services, Inc.
  ESSEX FINANCIAL SERVICES, INC.
  Evergreen Consulting
  Federated Investors
  Fidelity Investments
  Fifth Third Securities, Inc.
  FINANCIAL ADVISERS OF AMERICA LLC
  Financial Network Investment
  Financial Planning Consultants
  Financial Security Management, Inc.
  Financial Telesis Inc.
  Financial West Group
  Fintegra, LLC
  First Allied Securities Inc
  First American Insurance Underwriters (FAIU)
  First Brokerage America, LLC
  FIRST CITIZENS INVESTOR SERVICES INC
  First Financial Equity Corp.
  First Heartland Capital, Inc.
  First Merit Investments
  First Southeast Investor Services
  First State Financial Management
  First Tennessee Brokerage, Inc
  First Trust Portfolios L.P.
  First Western Advisors
  Florida Investment Advisers
  Foothill Securities, Inc.
  Forrester Research
  Fortune Financial Services, Inc.
  Franklin Templeton
  FROST BROKERAGE SERVICES
  FSC Securities Corp.
  G.A. Repple & Company
  GATX Southern Star Agency
  Garden State Securities, Inc.
  Gary Goldberg & Co., Inc.
  Geneos Wealth Management, Inc.
  Genworth Financial Securities Corporation
  Girard Securities, Inc.
  Golden Years Advisors
  Goldman Sachs & Co.
  Great American Advisors, Inc.
  Great American Investors, Inc.
  GWN Securities, Inc.
  H. Beck, Inc.
  HBW SECURITIES LLC
  HD Associates
  H.D. Vest Investment
  Hantz Financial Services,Inc.
  HARBOR FINANCIAL SERVICES LLC
  Harbour Investments, Inc.
  Harmon Dennis Bradshaw
  Hartford Life Insurance Company
  Harvest Capital, LLC
  Hazard & Siegel, Inc.
  Heim, Young & Associates, Inc.
  Horizon Investments
  Hornor, Townsend & Kent, Inc.
  HSBC
  Huntleigh Securities
  ICC
  IMS Securities
  Independent Financial Grp, LLC
  IFS (Industry Fund Services)
  Impact Speakers
  Infinex Investments, Inc.
  ING Financial Partners, LLC
  Institutional Securities Corp.
  INTERCAROLINA FINANCIAL SERVICES, INC.
  Intersecurities, Inc
  Intervest International Equities Corp.
  Invest Financial Corporation
  Investacorp
  Investment Centers of America
  Investment Professionals
  Investors Capital Corporation
  Investors Security Co, Inc.
  ISG Equity Sales
  JHS Capital
  J.J.B. Hilliard Lyons, Inc.
  J.P. Morgan
  J.P. Turner & Company, LLC

  J.W. Cole Financial, Inc.
  Jack Cramer & Associates
  Janney Montgomery Scott, LLC.
  Jennison Associates, LLC
  John Hancock
  Key Bank
  KEY INVESTMENT SERVICES LLC
  Klosterman Baking
  KMS Financial Services, Inc.
  Kovack Securities, Inc.
  LaSalle St. Securities, LLC
  Leaders Group Inc.
  Legend Equities Corporation
  Legg Mason
  Leigh Baldwin & Company, LLC
  Lincoln Financial Advisors
  Lincoln Financial Securities Corporation
  Lincoln Investment Planning
  Lord Abbett
  LPL Financial Corporation
  LSG Financial Services
  M3 Insurance Solutions, Inc.
  M Holdings Securities, Inc
  Main Street Securities, LLC
  Mason Wells
  Merrill Lynch, P,F,S
  Merritt Wealth Strategies
  MetLife
  MFS
  Michigan Securities, Inc.
  Mid-Atlantic Capital Corp.
  Milkie Ferguson Investments
  MML Investors Services, Inc.
  Money Concepts Capital Corp.
  Montgomery Agency
  Morgan Keegan & Company
  Morgan Stanley Smith Barney
  MTL Equity Products, Inc.
  Multi Financial Securities Crp
  National Planning Corporation
  National Securities Corp.
  Nationwide Securities, LLC
  Navigator Financial
  Neuberger Berman
  New Alliance Bank
  New England Securities Corp.
  New York Life
  Newbridge Securities Corp.
  Newport Coast Securities
  Next Financial Group, Inc.
  NFP Securities, Inc.
  North Ridge Securities Corp.
  NPB Financial Group, LLC
  OneAmerica Securities, Inc.
  One Resource Group
  OPPENHEIMER & CO, INC.
  Pacific West Securities, Inc.
  Packerland Brokerage Services, Inc.
  Park Avenue Securities, LLC
  Paulson Investment Co., Inc.
  PIMCO
  PlanMember Securities Corp.
  PNC Investments, LLC
  Presidential Brokerage, Inc.
  Prime Capital Services, Inc.
  PRIMEVEST FINANCIAL SERVICES
  Principal Financial Group
  Princor Financial Services Corp.
  Private Client Services, LLC
  ProEquities
  Prospera Financial Services, Inc.
  Pruco Securities, LLC
  Purshe Kaplan Sterling Investments
  QA3 Financial Corp.
  Quest Financial Services
  Questar Capital Corporation
  Raymond James & Associates
  Raymond James Financial Svcs
  RBC CAPITAL MARKETS CORPORATION
  Resource Horizons Group
  Ridgeway & Conger, Inc.
  RNR Securities, LLC
  Robert W. Baird & Co., Inc.
  Royal Alliance Associates
  Royal Bank of Scotland
  Sagemark Consulting
  SAGEPOINT FINANCIAL, INC.
  Sage Rutty & Co., Inc.
  Sammons Securities Co., LLC
  Sanders Morris Harris Inc.
  SAUNDERS RETIREMENT ADVISORS INC
  SCF Securities, Inc.
  Schroders Investment Management
  Scott & Stringfellow, Inc.
  Seacoast Capital
  Securian Financial Svcs, Inc.
  Securities America, Inc.
  Securities Service Network
  Sigma Financial Corporation
  Signator Investors, Inc.
  SII Investments, Inc.
  Silver Oaks Securities
  SMH Capital, Inc.
  Southwest Securities, Inc.
  SPIRE SECURITIES LLC
  STERLING MONROE SECURITIES LLC
  Sterne Agee Financial Services, Inc.
  Stifel Nicolaus & Co.
  STRATEGIC FIN ALLIANCE INC
  Summit Brokerage Services, Inc
  Summit Equities, Inc.
  Summit Financial
  Sunset Financial Services, Inc
  SunTrust Investment Services, Inc.
  SWBC Investment Services
  SWS Financial Services, Inc
  SYMETRA INVESTMENT SERVICES INC
  Syndicated
  T. Rowe Price Group, Inc.
  TFS Securities, Inc.
  The Capital Group Securities, Inc.
  The Investment Center
  The O.N. Equity Sales Co.
  The Prudential Insurance Company of America
  The Wharton School
  Tower Square Securities, Inc.
  TransAmerica Financial Advisors, Inc.
  Triad Advisors, Inc.
  Trustmont Financial Group, Inc.
  UBS Financial Services, Inc.
  UNIONBANC INVESTMENT SERV, LLC
  United Planners Fin. Serv.
  USA Financial Securities Corp.
  US Bank
  UVEST Fin'l Srvcs Group, Inc.
  VALIC Financial Advisors, Inc
  Valmark Securities, Inc.
  Veritrust Financial LLC
  VFinance Investments
  VSR Financial Services, Inc.
  WADDELL & REED INC.
  Wall Street Financial Group
  Walnut Street Securities, Inc.
  WAYNE HUMMER INVESTMENTS LLC
  Wedbush Morgan Securities
  Wells Fargo Advisors LLC
  WELLS FARGO ADVISORS LLC - WEALTH
  WFG Investments, Inc.
  Wilbanks Securities, Inc.
  Williams Financial Group
  Woodbury Financial Services
  Woodstock Financial
  Workman Securities Corporation
  World Equity Group, Inc.
  World Group Securities, Inc.
  WRP Investments, Inc

 While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Your Financial Professional can provide you with more information about the compensation arrangements that apply upon request.

 FINANCIAL STATEMENTS
 The financial statements of the Separate Account and Pruco Life are included in the Statement of Additional Information.

 INDEMNIFICATION
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL PROCEEDINGS
 We are subject to legal and regulatory actions in the ordinary course of our business. Our pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We are subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. We are also subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In some of the pending legal and regulatory actions, plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or a regulatory matter, and the amount or range of potential loss at any particular time, is often inherently uncertain.

 Pruco Life establishes accruals for litigation and regulatory matters when it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but the matter, if material, is disclosed, including matters discussed below. As of September 30, 2012, the aggregate range of reasonably possible losses in excess of accruals established is not currently estimable. Pruco Life reviews relevant information with respect to its litigation and regulatory matters on a quarterly and annual basis and updates its accruals, disclosures and estimates of reasonably possible loss based on such reviews.

 In December 2010, a purported state-wide class action complaint, Phillips v. Prudential Financial, Inc., was filed in the Circuit Court of the First Judicial Circuit, Williamson County, Illinois. The complaint makes claims of breach of contract, breaches of fiduciary duty, and violation of Illinois law on behalf of a class of Illinois residents whose death benefits were settled by retained assets accounts and seeks damages and disgorgement of profits. In January 2011, the case was removed to the United States District Court for the Southern District of Illinois. In March 2011, the complaint was amended to drop Prudential Financial as a defendant and add Pruco Life as a defendant. The matter is now captioned Phillips v. Prudential Insurance and Pruco Life Insurance Company. In April 2011, a motion to dismiss the amended complaint was filed. In November 2011, the complaint was dismissed and the dismissal appealed in December 2011.

 In July 2010, Pruco Life, along with other life insurance industry participants, received a formal request for information from the State of New York Attorney General's Office in connection with its investigation into industry practices relating to the use of retained asset accounts. In August 2010, Pruco Life received a similar request for information from the State of Connecticut Attorney General's Office. Pruco Life is cooperating with these investigations. Pruco Life has also been contacted by state insurance regulators and other governmental entities, including the U.S. Department of Veterans Affairs and Congressional committees regarding retained asset accounts. These matters may result in additional investigations, information requests, claims, hearings, litigation, adverse publicity and potential changes to business practices.

 In January 2012, a qui tam action on behalf of the State of Illinois, Total Asset Recovery Services v. Met Life Inc, et al., Prudential Financial, Inc., The Prudential Insurance Company of America, and Prudential Holdings, LLC, filed in the Circuit Court of Cook County, Illinois, was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Illinois in violation of the Illinois False Claims Whistleblower Reward and Protection Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In April, 2012, Pruco Life filed a motion to dismiss the complaint. In September 2012, the complaint was withdrawn without prejudice. In March 2012, a qui tam action on behalf of the State of Minnesota, Total Asset Recovery v. MetLife Inc., et al., Prudential Financial Inc., The Prudential Insurance Company of America and Prudential Holdings, Inc., filed in the Fourth Judicial District, Hennepin County, in the State of Minnesota was served on Pruco Life. The complaint alleges that Pruco Life failed to escheat life insurance proceeds to the State of Minnesota in violation of the Minnesota False Claims Act and seeks injunctive relief, compensatory damages, civil penalties, treble damages, prejudgment interest, attorneys' fees and costs. In June 2012, the company filed a motion to dismiss the complaint.

 In January 2012, a Global Resolution Agreement entered into by Pruco Life and a third party auditor became effective upon its acceptance by the unclaimed property departments of 20 states and jurisdictions. Under the terms of the Global Resolution Agreement, the third party auditor acting on behalf of the signatory states will compare expanded matching criteria to the Social Security Master Death File ("SSMDF") to identify deceased insureds and contract holders where a valid claim has not been made. In February 2012, a Regulatory Settlement Agreement entered into by Pruco Life to resolve a multi-state market conduct examination regarding its adherence to state claim settlement practices became effective upon its acceptance by the insurance departments of 20 states and jurisdictions. The Regulatory Settlement Agreement applies prospectively and requires Pruco Life to adopt and implement additional procedures comparing its records to the SSMDF to identify unclaimed death benefits and prescribes procedures for identifying and locating beneficiaries once deaths are identified. Other jurisdictions that are not signatories to the Regulatory Settlement Agreement are considering proposals that would apply prospectively and require life insurance companies to take additional steps to identify unreported deceased policy and contract holders. These prospective changes and any escheatable property identified as a result of the audits and inquiries could result in: (1) additional payments of previously unclaimed death benefits; (2) the payment of abandoned funds to U.S. jurisdictions; and (3) changes in Pruco Life's practices and procedures for the identification of escheatable funds and beneficiaries, which would impact claim payments and reserves, among other consequences.

 Pruco Life is one of several companies subpoenaed by the New York Attorney General regarding its unclaimed property procedures. Additionally, the New York Department of Financial Services ("NYDFS") has requested that 172 life insurers (including Pruco Life) provide data to the NYDFS regarding use of the SSMDF. The New York Office of Unclaimed Funds recently notified Pruco Life that it intends to conduct an audit of Pruco Life's compliance with New York's unclaimed property laws. The Minnesota Attorney General has also requested information regarding Pruco Life's use of the SSMDF and its claim handling procedures and Pruco Life is one of several companies subpoenaed by the Minnesota Department of Commerce, Insurance Division. In February 2012, the Massachusetts Office of the Attorney General requested information regarding Pruco Life's unclaimed property procedures.

 In October 2012, the State of West Virginia, through its State Treasurer, filed a lawsuit, State of West Virginia ex. Rel. John D. Perdue v. PRUCO Life Insurance Company, in the Circuit Court of Putnam County, West Virginia. The complaint alleges violations of the West Virginia Uniform Unclaimed Property Fund Act by failing to properly identify and report all unclaimed insurance policy proceeds which should either be paid to beneficiaries or escheated to West Virginia. The complaint seeks to examine the records of Prudential Insurance to determine compliance with the West Virginia Uniform Unclaimed Property Fund Act, and to assess penalties and costs in an undetermined amount.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life's litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life's financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on Pruco Life's financial position.

              CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

 The following are the contents of the Statement of Additional Information:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Determination of Accumulation Unit Values
..   Financial Statements

                               HOW TO CONTACT US

 You can contact us by:
..   calling our Customer Service Team at 1-888-PRU-2888 during our normal business hours,
..   writing to us via regular mail at Prudential Annuity Service Center, P.O.
    Box 7960, Philadelphia, PA 19176. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
..   writing to us via overnight mail, certified, or registered mail delivery at the Prudential Annuity Service Center, 2101 Welsh Road, Dresher, PA 19025.
..   accessing information about your Annuity through our Internet Website at
    www.prudentialannuities.com.

 You can obtain account information by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system and at www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

 Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

 Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Nor, due to circumstances beyond our control, can we provide any assurances as to the delivery of transaction instructions submitted to us by regular and/or express mail. Regular and/or express mail (if operational) will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

                     APPENDIX A - ACCUMULATION UNIT VALUES

 Here, we set forth historical Unit values.

                      PREMIER RETIREMENT VARIABLE ANNUITY
                          PRUCO LIFE INSURANCE COMPANY
                                   PROSPECTUS

           ACCUMULATION UNIT VALUES: BASIC DEATH BENEFIT ONLY (0.85%)

                                                                                                   Number of
                                                               Accumulation     Accumulation      Accumulation
                                                               Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------------
AST ACADEMIC STRATEGIES ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $9.10349                 0
------------------------------------------------------------------------------------------------------------------
AST ADVANCED STRATEGIES PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $9.30664         1,908,148
------------------------------------------------------------------------------------------------------------------
AST AMERICAN CENTURY INCOME & GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.98493        $9.40252            18,683
------------------------------------------------------------------------------------------------------------------
AST BALANCED ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $9.27105         3,645,085
------------------------------------------------------------------------------------------------------------------
AST BLACKROCK GLOBAL STRATEGIES PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $9.21697         2,098,915
------------------------------------------------------------------------------------------------------------------
AST BLACKROCK VALUE PORTFOLIO
 FORMERLY, AST VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.98883        $8.91990            17,300
------------------------------------------------------------------------------------------------------------------
AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99034        $9.07555         2,246,833
------------------------------------------------------------------------------------------------------------------
AST CLS GROWTH ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99050        $9.14181         1,412,109
------------------------------------------------------------------------------------------------------------------
AST CLS MODERATE ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.98973        $9.30434         2,043,138
------------------------------------------------------------------------------------------------------------------
AST COHEN & STEERS REALTY PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $9.38275             3,122
------------------------------------------------------------------------------------------------------------------
AST FEDERATED AGGRESSIVE GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.93936        $7.99180             8,759
------------------------------------------------------------------------------------------------------------------
AST FI PYRAMIS(R) ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.98045        $9.07535                 0
------------------------------------------------------------------------------------------------------------------
AST FIRST TRUST BALANCED TARGET PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.97981        $9.31586         1,815,394
------------------------------------------------------------------------------------------------------------------
AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.96128        $8.78412         1,593,907
------------------------------------------------------------------------------------------------------------------
AST GLOBAL REAL ESTATE PORTFOLIO
    05/02/2011 to 12/31/2011                                     $10.02223        $8.80286               543
------------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS CONCENTRATED GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99587        $8.95362            22,411
------------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS LARGE-CAP VALUE PORTFOLIO
 FORMERLY, AST ALLIANCEBERNSTEIN GROWTH & INCOME PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.99930        $8.44977         2,423,665
------------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS MID-CAP GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.94888        $8.81982             3,326
------------------------------------------------------------------------------------------------------------------
AST GOLDMAN SACHS SMALL-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                                      $9.90331        $9.17568           541,745
------------------------------------------------------------------------------------------------------------------
AST HIGH YIELD PORTFOLIO
    05/02/2011 to 12/31/2011                                     $10.01210        $9.75907             6,410

                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
AST HORIZON GROWTH ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.98068         $9.31537        1,161,869
-----------------------------------------------------------------------------------------------------------
AST HORIZON MODERATE ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99027         $9.41906        1,238,495
-----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.03206         $8.17550        2,921,234
-----------------------------------------------------------------------------------------------------------
AST INTERNATIONAL VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.02815         $7.86710            9,719
-----------------------------------------------------------------------------------------------------------
AST INVESTMENT GRADE BOND PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.00754        $10.87605        1,263,036
-----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99167         $9.23751           12,918
-----------------------------------------------------------------------------------------------------------
AST JENNISON LARGE-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.97650         $8.50545            2,988
-----------------------------------------------------------------------------------------------------------
AST JPMORGAN INTERNATIONAL EQUITY PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.03001         $8.21650            1,531
-----------------------------------------------------------------------------------------------------------
AST JPMORGAN STRATEGIC OPPORTUNITIES PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.00668         $9.54661                0
-----------------------------------------------------------------------------------------------------------
AST LARGE-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.98518         $8.95527        3,835,996
-----------------------------------------------------------------------------------------------------------
AST LORD ABBETT CORE-FIXED INCOME PORTFOLIO
 FORMERLY, AST LORD ABBETT BOND-DEBENTURE PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99930        $10.42419        4,140,875
-----------------------------------------------------------------------------------------------------------
AST MARSICO CAPITAL GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.97547         $9.08180          750,809
-----------------------------------------------------------------------------------------------------------
AST MFS GLOBAL EQUITY PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.03521         $8.75800           11,193
-----------------------------------------------------------------------------------------------------------
AST MFS GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.97990         $9.23171          318,455
-----------------------------------------------------------------------------------------------------------
AST MID-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.96139         $8.68256            5,200
-----------------------------------------------------------------------------------------------------------
AST MONEY MARKET PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99930         $9.94394           16,158
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN CORE BOND PORTFOLIO
    10/31/2011* to 12/31/2011                             $10.02921        $10.08481            1,105
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN MID-CAP GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.92257         $9.20532        1,040,859
-----------------------------------------------------------------------------------------------------------
AST NEUBERGER BERMAN / LSV MID-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.97557         $8.70651            4,266
-----------------------------------------------------------------------------------------------------------
AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO
    05/02/2011 to 12/31/2011                              $10.00899         $7.61998            9,709
-----------------------------------------------------------------------------------------------------------
AST PIMCO LIMITED MATURITY BOND PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99930        $10.04283           24,355
-----------------------------------------------------------------------------------------------------------
AST PIMCO TOTAL RETURN BOND PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99930         $9.99564        2,898,834
-----------------------------------------------------------------------------------------------------------
AST PRESERVATION ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.99930         $9.60825        1,157,305
-----------------------------------------------------------------------------------------------------------
AST PRUDENTIAL CORE BOND PORTFOLIO
    10/31/2011* to 12/31/2011                             $10.01922        $10.08473              730
-----------------------------------------------------------------------------------------------------------
AST QMA US EQUITY ALPHA PORTFOLIO
    05/02/2011 to 12/31/2011                               $9.98322         $9.29418                0

                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
Sub-Accounts                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST SCHRODERS MULTI-ASSET WORLD STRATEGIES PORTFOLIO
    05/02/2011 to 12/31/2011                                $10.00626         $9.00483                0
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.90385         $8.71343            4,322
-------------------------------------------------------------------------------------------------------------
AST SMALL-CAP VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.91152         $8.56576              848
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.99380         $9.50439        2,427,442
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE EQUITY INCOME PORTFOLIO
 FORMERLY, AST ALLIANCEBERNSTEIN CORE VALUE PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.97732         $8.96293        1,001,381
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE GLOBAL BOND PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.99930         $9.89515          977,516
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE LARGE-CAP GROWTH PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.97681         $9.07073            5,637
-------------------------------------------------------------------------------------------------------------
AST T. ROWE PRICE NATURAL RESOURCES PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.89078         $7.67745           13,683
-------------------------------------------------------------------------------------------------------------
AST WELLINGTON MANAGEMENT HEDGED EQUITY PORTFOLIO
 FORMERLY, AST AGGRESSIVE ASSET ALLOCATION PORTFOLIO
    05/02/2011 to 12/31/2011                                 $9.99930         $8.88560                0
-------------------------------------------------------------------------------------------------------------
AST WESTERN ASSET CORE PLUS BOND PORTFOLIO
    05/02/2011 to 12/31/2011                                $10.00861        $10.31578            2,717
-------------------------------------------------------------------------------------------------------------
FRANKLIN TEMPLETON VIP FOUNDING FUNDS ALLOCATION FUND
    05/02/2011 to 12/31/2011                                $10.01119         $8.96287        2,015,150

 *  Denotes the start date of these sub-accounts

 APPENDIX B - FORMULA FOR HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF BENEFITS

   TRANSFERS OF ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST
                       INVESTMENT GRADE BOND SUB-ACCOUNT

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Income v2.1 Suite of benefits (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\us\\ - The secondary upper target is established on the Effective Date and is not changed for the life of the guarantee. Currently it is 84.5%

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

   .   L - the target value as of the current Valuation Day.

   .   r - the target ratio.

   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. (See below for the table of "a" factors)

   .   V\\v\\ - the total value of all Permitted Sub-accounts in the Annuity.

   . V\\F\\ - the Unadjusted Account Value of all elected DCA MVA Options in the Annuity.

   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.

   . P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments and adjusted proportionally for Excess Income*, and (2) the Protected Withdrawal Value on any Annuity Anniversary subsequent to the first Lifetime Withdrawal, increased for subsequent additional Purchase Payments and adjusted proportionately for Excess Income* and (3) any highest daily Unadjusted Account Value occurring on or after the later of the immediately preceding Annuity anniversary, or the date of the first Lifetime Withdrawal, and prior to or including the date of this calculation, increased for additional Purchase Payments and adjusted for withdrawals, as described herein.

   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

   . T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

 * Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

 DAILY TARGET VALUE CALCULATION:
 On each Valuation Day, a target value (L) is calculated, according to the following formula. If (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary. Target Values are subject to change for new elections of this benefit on a going-forward basis.

                            L    =    0.05 * P * a

 DAILY TRANSFER CALCULATION:
 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

               Target Ratio r    =    (L - B)/(V\\V\\ + V\\F\\).

       . If on the third consecutive Valuation Day r (greater than) C\\u\\ and r (less or =) C\\us\\ or if on any day r (greater than) C\\us\\, and transfers have not been suspended due to the 90% cap rule, assets in the Permitted Sub-accounts and the DCA MVA Options, if applicable, are transferred to the AST Investment Grade Bond Portfolio Sub-account.

       . If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts as described above.

 90% CAP RULE: If, on any Valuation Day this benefit remains in effect, a transfer into the AST Investment Grade Bond Portfolio Sub-account occurs that results in 90% of the Unadjusted Account Value being allocated to the AST Investment Grade Bond Portfolio Sub-account, any transfers into the AST Investment Grade Bond Portfolio Sub-account will be suspended, even if the formula would otherwise dictate that a transfer into the AST Investment Grade Bond Portfolio Sub-account should occur. Transfers out of the AST Investment Grade Bond Portfolio Sub-account and into the elected Sub-accounts will still be allowed. The suspension will be lifted once a transfer out of the AST Investment Grade Bond Portfolio Sub-account occurs either due to a Daily or Monthly Transfer Calculation. Due to the performance of the AST Investment Grade Bond Portfolio Sub-account and the elected Sub-accounts, the Unadjusted Account Value could be more than 90% invested in the AST Investment Grade Bond Portfolio Sub-account.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T    =    Min (MAX (0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                  Money is transferred from the Permitted
           [L - B - (V\\V\\ + V\\F\\) * C\\t\\]/(1 - C\\t\\))                 Sub-accounts and the DCA MVA Options to the
                                                                              AST Investment Grade Bond Sub-account

 T    =    {Min (B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\]/ (1 - C\\t\\))}    Money is transferred from the AST Investment
                                                                              Grade Bond Sub-account to the Permitted
                                                                              Sub-accounts

 MONTHLY TRANSFER CALCULATION
 On each monthly anniversary of the Annuity Issue Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur:

 If, after the daily Transfer Calculation is performed,

 {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (C\\u\\ * (V\\V\\ + V\\F\\)
 - L + B) / (1 - C\\u\\), then

 T\\M\\    =    {Min (B, .05 * (V\\V\\ + V\\F\\ + B))}    Money is transferred from the AST Investment
                                                          Grade Bond Sub-account to the Permitted
                                                          Sub-accounts.

                     "A" FACTORS FOR LIABILITY CALCULATIONS
              (in Years and Months since Benefit Effective Date)*

      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73   6.7  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**

 *  The values set forth in this table are applied to all ages.
 ** In all subsequent years and months thereafter, the annuity factor is 4.06

APPENDIX C - SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES

 Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction                                       Special Provision
---------------------------------------------------------------------------------------------------------
California     For the California annuity forms, "contingent deferred sales charges" are referred to as
               "surrender charges". Medically-Related Surrenders are not available.
---------------------------------------------------------------------------------------------------------
Connecticut    The Liquidity Factor used in the MVA formula equals zero (0).
---------------------------------------------------------------------------------------------------------
Florida        The waiting period for annuitization is one year from the contract issue date. With respect to those who are 65 years or older on the date of purchase, in no event will the
               Contingent Deferred Sales Charge exceed 10% in accordance with Florida law.
---------------------------------------------------------------------------------------------------------
Illinois       Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------
Massachusetts  The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
               Medically-Related Surrenders are not available.
---------------------------------------------------------------------------------------------------------
Montana        The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option or any lifetime withdrawal option benefit.
---------------------------------------------------------------------------------------------------------
New Jersey     There is no minimum Surrender Value at Annuitization or Minimum Annuity Payment Amount.
---------------------------------------------------------------------------------------------------------
Oregon         Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------
Texas          Minimum annuity payment of $20
---------------------------------------------------------------------------------------------------------
Washington     Market Value Adjustment Options are not available. 6 or 12 Month Dollar Cost Averaging
               Program not available.
---------------------------------------------------------------------------------------------------------

                           APPENDIX D - MVA FORMULA

 MVA FORMULA FOR 6 OR 12 MONTH DCA MVA OPTIONS
 The MVA formula is applied separately to each DCA MVA Option to determine the Account Value of the DCA MVA Option on a particular date.

 The Market Value Adjustment Factor applicable to the DCA MVA Options we make available is as follows:

                       MVA Factor = [(1+i)/(1+j+k)]/n/12/

 where:    i =    the Index Rate established at inception of a DCA MVA Option. This Index Rate will be based on a
                  Constant Maturity Treasury (CMT) rate for a maturity (in months) equal to the initial duration of the
                  DCA MVA Option. This CMT rate will be determined based on the weekly average of the CMT
                  Index of appropriate maturity as of two weeks prior to initiation of the DCA MVA Option. The CMT
                  Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal
                  Reserve Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published
                  CMT indices;
           j =    the Index Rate determined at the time the MVA calculation is needed, based on a CMT rate for the amount of time remaining in the DCA MVA Option. The amount of time will be based on the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.
                  This CMT rate will be determined based on the weekly average of the CMT Index of appropriate maturity as of two weeks prior to the date for which the MVA calculation is needed. The CMT Index will be based on "Treasury constant maturities nominal 12" rates as published in Federal Reserve
                  Statistical Release H.15. If a CMT index for the number of months needed is not available, the applicable CMT index will be determined based on a linear interpolation of the published
                  CMT indices;
           k =    the Liquidity Factor, equal to 0.0025; and
           n =    the number of complete months remaining in the DCA MVA Option, rounded up to the nearest whole month.

 If the "Treasury constant maturities nominal 12" rates available through Federal Reserve Statistical Release H. 15 should become unavailable at any time, or if the rate for a 1-month maturity should become unavailable through this source, we will substitute rates which, in our opinion, are comparable.

  APPENDIX E - HYPOTHETICAL EXAMPLES OF OPERATION OF PREMIUM BASED CHARGE AND
                       CONTINGENT DEFERRED SALES CHARGE

 To demonstrate how the Contingent Deferred Sales Charge and the Premium Based Charge operate, set forth below are various hypothetical examples. These examples are illustrative only, and do not represent the values under any particular Annuity.

 A. CDSC EXAMPLES

          Purchase      Actual                                 CDSC
           Payment     Purchase                               Expiry
          Rec'd Date   Payment      CDSC Schedule              Date
          ------------------------------------------------------------
          6/1/2011    $45,000.00 5%  5%  4%  4%  3%  3%  2%  5/31/2018
          ------------------------------------------------------------
          7/15/2011   $55,000.00 4%  3%  3%  2%  2%  2%  1%  7/14/2018
          ------------------------------------------------------------

 In this example, please note that the first Purchase Payment receives a CDSC schedule for total Purchase Payments less than $50,000.00. The second Purchase Payment results in a situation where the total Purchase Payments are $100,000.00 and the CDSC schedule reflects this.

 B. PREMIUM BASED CHARGE EXAMPLES

 EXAMPLE 1: Assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the Premium Based Charge tier indicated below. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011.

                            Premium Annualized Quarterly  Premium  Premium
     Purchase     Purchase   Based   Premium    Premium    Based    Based
      Payment     Payment   Charge    Based      Based    Charge    Charge
     Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
     ----------------------------------------------------------------------
     6/1/2011    $45,000.00  0.50%   $225.00    $56.25   9/1/2011  6/1/2018
     ----------------------------------------------------------------------
     7/15/2011   $55,000.00  0.50%   $275.00    $68.75   9/1/2011  6/1/2018
     ----------------------------------------------------------------------

 EXAMPLE 2: In this example, the second Purchase Payment is not received prior to the first Quarterly Annuity Anniversary. The Premium Based Charge rate for the first payment will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the second Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

                            Premium Annualized Quarterly  Premium  Premium
     Purchase     Purchase   Based   Premium    Premium    Based    Based
      Payment     Payment   Charge    Based      Based    Charge    Charge
     Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
     ----------------------------------------------------------------------
     6/1/2011    $45,000.00  0.70%   $315.00    $78.75    9/1/2011 6/1/2018
     ----------------------------------------------------------------------
     9/15/2011   $55,000.00  0.50%   $275.00    $68.75   12/1/2011 9/1/2018
     ----------------------------------------------------------------------

 EXAMPLE 3: In this example, assume that two Purchase Payments received prior to the first Quarterly Annuity Anniversary attain the indicated Premium Based Charge tier. Assume the third Purchase Payment is received after the first Quarterly Annuity Anniversary. In this example, the Premium Based Charge rate for the first two Purchase Payments will be established based upon the total Purchase Payments received prior to the first Quarterly Annuity Anniversary, or 9/1/2011. The Premium Based Charge rate for the third Purchase Payment will be established based upon the total Purchase Payments received as of the date it is received, or 9/15/2011.

                            Premium Annualized Quarterly  Premium  Premium
    Purchase     Purchase    Based   Premium    Premium    Based    Based
     Payment     Payment    Charge    Based      Based    Charge    Charge
    Rec'd Date    Amount     Rate     Charge    Charge   First Fee Last Fee
    -----------------------------------------------------------------------
    6/1/2011     $45,000.00  0.50%   $225.00     $56.25   9/1/2011 6/1/2018
    -----------------------------------------------------------------------
    7/15/2011    $55,000.00  0.50%   $275.00     $68.75   9/1/2011 6/1/2018
    -----------------------------------------------------------------------
    9/15/2011   $150,000.00  0.35%   $525.00    $131.25  12/1/2011 9/1/2018
    -----------------------------------------------------------------------

 EXAMPLE 4: In this example, assume that the second Purchase Payment is received the day before the quarter's end. In this example, the Premium Based Charge rate for both Purchase Payments will be established based upon the total Purchase Payments received on the first Quarterly Annuity Anniversary, or 9/1/2011.

                            Premium Annualized Quarterly  Premium  Premium
     Purchase     Purchase   Based   Premium    Premium    Based    Based
      Payment     Payment   Charge    Based      Based    Charge    Charge
     Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
     ----------------------------------------------------------------------
     6/1/2011    $45,000.00  0.50%   $225.00    $56.25   9/1/2011  6/1/2018
     ----------------------------------------------------------------------
     8/30/2011   $55,000.00  0.50%   $275.00    $68.75   9/1/2011  6/1/2018
     ----------------------------------------------------------------------

 EXAMPLE 5: In this example, assume that the second Purchase Payment is received on the first Quarterly Annuity Anniversary. Since the second Purchase Payment is received on the first Quarterly Annuity Anniversary, it is not utilized for purposes of determining the Premium Based Charge rate for the first Purchase Payment.

                            Premium Annualized Quarterly  Premium  Premium
     Purchase     Purchase   Based   Premium    Premium    Based    Based
      Payment     Payment   Charge    Based      Based    Charge    Charge
     Rec'd Date    Amount    Rate     Charge    Charge   First Fee Last Fee
     ----------------------------------------------------------------------
     6/1/2011    $45,000.00  0.70%   $315.00    $78.75    9/1/2011 6/1/2018
     ----------------------------------------------------------------------
     9/1/2011    $55,000.00  0.50%   $275.00    $68.75   12/1/2011 9/1/2018
     ----------------------------------------------------------------------

                         PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS
                         FURTHER DETAILS ABOUT THE PRUCO LIFE PRUDENTIAL PREMIER(R) RETIREMENT
                         VARIABLE ANNUITY DESCRIBED IN PROSPECTUS (2/14/2013)
                                           ---------------------------------------
                                             (print your name)
                                           ---------------------------------------
                                                 (address)
                                           ---------------------------------------
                                            (city/state/zip code)

 Please see the section of this prospectus entitled "How To Contact Us" for where to send your request for a Statement of Additional Information.

               [LOGO] Prudential
                     Bring Your Challenges


               The Prudential Insurance Company of America
               751 Broad Street
               Newark, NJ 07102-3777

                          PRUCO LIFE INSURANCE COMPANY
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

  PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY X SERIES/SM/ ("X SERIES") PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY B SERIES/SM/ ("B SERIES") PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY L SERIES/SM/ ("L SERIES") PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY C SERIES/SM/ ("C SERIES")

                      SUPPLEMENT, DATED FEBRUARY 14, 2013,
                      TO PROSPECTUS DATED AUGUST 20, 2012

 THIS SUPPLEMENT SHOULD BE READ AND RETAINED WITH THE PROSPECTUS FOR YOUR ANNUITY. THIS SUPPLEMENT IS INTENDED TO UPDATE CERTAIN INFORMATION IN THE PROSPECTUS FOR THE VARIABLE ANNUITY YOU OWN AND IS NOT INTENDED TO BE A PROSPECTUS OR OFFER FOR ANY OTHER VARIABLE ANNUITY LISTED HERE THAT YOU DO NOT OWN. IF YOU WOULD LIKE ANOTHER COPY OF THE CURRENT PROSPECTUS, PLEASE CALL US AT 1-888-PRU-2888.

 We are issuing this supplement to describe new optional "living benefits" that are available under your annuity, to reflect changes to the Advanced Series Trust ("AST") and to describe certain other updates to your prospectus.

                               TABLE OF CONTENTS


I. CHANGES TO THE ADVANCED SERIES TRUST....................................................  2

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12b-1 PLAN.........................................  2
 B. OTHER PORTFOLIO CHANGES AND ADDITIONS..................................................  6

II. NEW OPTIONAL BENEFITS..................................................................  9

 A. BENEFIT FEES...........................................................................  9
 B. HIGHEST DAILY LIFETIME(R) INCOME v2.1 SUITE OF BENEFITS................................ 10
   HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT........................................... 10
   SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT................................... 22
   HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT.......... 31
   SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT.. 41

III. OTHER UPDATES......................................................................... 52

   CORRECTION TO HIGHEST DAILY LIFETIME 6 PLUS............................................. 52

                                      1                             PPRT2SUP2

                    I. CHANGES TO THE ADVANCED SERIES TRUST

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12B-1 PLAN.
 i. Restated Portfolio Expenses. At a recent special meeting, shareholders of Portfolios of the Advanced Series Trust (the "Trust") approved a Shareholder Services and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Plan is applicable to all of the Portfolios of the Trust except AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Horizon Moderate Asset Allocation Portfolio, and AST Quantitative Modeling Portfolio.

 Pursuant to the Plan, each Portfolio of the Trust covered by the Plan will compensate Prudential Annuities Distributors ("PAD"), Inc. for shareholder servicing and distribution expenses at the annual rate of 0.10% of the average daily net assets of the shares of each Portfolio. The existing administrative services fee, which was paid by each Portfolio at the same annual rate of 0.10% of the average daily net assets of the shares of each Portfolio, will be discontinued.

 The Trust's investment managers have contractually reduced their management fee rates for all Portfolios covered by the Plan. Additionally, PAD has contractually agreed to reduce its distribution and service fees for certain bond Portfolios so that the effective distribution and service fee rate paid by those Portfolios is reduced based on the average daily net assets of the relevant Portfolio. The Plan, including the reduced management fee rates, is anticipated to become operational on or about February 25, 2013.

 Accordingly, we have restated the "Total Annual Portfolio Operating Expenses" table and the "Underlying Mutual Fund Portfolio Annual Expenses" table that appear in the "Summary of Contract Fees and Charges" chapter of your prospectus to reflect the new 12b-1 plan, as follows:

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              TOTAL PORTFOLIO OPERATING EXPENSE  0.58%    1.84%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                                                                          Total
                                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 Fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 AST Academic Strategies
  Asset Allocation          0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced Strategies    0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity /1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                                                                          Total
                                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 Fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Bond Portfolio
  2017 /2/                  0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2018 /2/                  0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio 2019    0.63%     0.19%      0.10%        0.00%       0.00%       0.00%     0.92%       0.00%       0.92%
 AST Bond Portfolio
  2020 /2,3/                0.63%     1.01%      0.10%        0.00%       0.00%       0.00%     1.74%      -0.75%       0.99%
 AST Bond Portfolio
  2021 /2/                  0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio
  2022 /2/                  0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2023 /2,3/                0.63%     1.10%      0.10%        0.00%       0.00%       0.01%     1.84%      -0.84%       1.00%
 AST Bond Portfolio 2024    0.63%     0.26%      0.10%        0.00%       0.00%       0.88%     0.99%       0.00%       0.99%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth /4/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /5/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin Templeton
  Founding Funds
  Allocation /6/            0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International Growth   0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /2,3/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison Large-Cap
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison Large-Cap
  Value                     0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic                  0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                                                                          Total
                                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 Fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic Opportunities   0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed-Income /7/          0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%
 AST Marsico Capital
  Growth                    0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity      0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth             0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap Value    0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value          0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation /8/            0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market           0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond /9/             0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth            0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger Berman/
  LSV Mid-Cap Value         0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery Asset
  Allocation /10/           0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric Emerging
  Markets Equity            1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond             0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total Return
  Bond                      0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential Core
  Bond /9/                  0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity /11/       1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity Alpha    0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Quantitative
  Modeling                  0.25%     0.30%      0.00%        0.00%       0.00%       0.87%     1.42%       0.00%       1.42%
 AST Schroders Global
  Tactical                  0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies                1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value        0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price Asset
  Allocation                0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income             0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond               0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe Price
  Large-Cap Growth          0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%

--------------------------------------------------------------------------------------------------------------------------------
                                                UNDERLYING MUTUAL FUND PORTFOLIO
                                                        ANNUAL EXPENSES+

                                                (as a percentage of the average
                                                 net assets of the underlying
                                                          Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
  UNDERLYING PORTFOLIO                                                                          Total
                                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 Fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
ADVANCED SERIES TRUST
 CONTINUED
 AST T. Rowe Price
  Natural Resources         0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                    0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%
 AST Western Asset Core
  Plus Bond                 0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets
  Debt /12/                 0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to an including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 3 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 4 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 5  Pyramis is a registered service mark of FMR LLC. Used under license.
 6 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets as of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired portfolio fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

 ii. Revised Expense Examples. The restated Portfolio expenses resulted in a new maximum Portfolio expense, as described above. Accordingly, we have updated the Expense Examples that appear in your prospectus as follows:

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for each Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for each Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Contingent Deferred Sales Charge (when and if applicable)
   .   Annual Maintenance Fee
   .   Optional benefit fees, as described below

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and those expenses remain the same each year *
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no withdrawals of Account Value
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.
   . For the X Series example, no Purchase Credit is granted under the Annuity. If Purchase Credits were reflected in the calculations, expenses would be higher, because the charges would have been applied to a larger Account Value.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 EXPENSE EXAMPLES ARE PROVIDED AS FOLLOWS:

 If you surrender your annuity at the end of the applicable time period:

                                1 YR  3 YRS  5 YRS  10 YRS
                     -------------------------------------
                     X SERIES  $1,519 $2,777 $3,963 $6,498
                     -------------------------------------
                     B SERIES  $1,266 $2,327 $3,425 $6,090
                     -------------------------------------
                     L SERIES  $1,305 $2,437 $3,099 $6,389
                     -------------------------------------
                     C SERIES    $609 $1,850 $3,120 $6,425
                     -------------------------------------

 If you do not surrender your Annuity, or if you annuitize your Annuity:

                                1 YR 3 YRS  5 YRS  10 YRS
                      -----------------------------------
                      X SERIES  $619 $1,877 $3,163 $6,498
                      -----------------------------------
                      B SERIES  $566 $1,727 $2,925 $6,090
                      -----------------------------------
                      L SERIES  $605 $1,837 $3,099 $6,389
                      -----------------------------------
                      C SERIES  $609 $1,850 $3,120 $6,425
                      -----------------------------------

 B. OTHER PORTFOLIO CHANGES AND ADDITIONS
 i. All references in your annuity prospectus to the "JPMorgan International Equity Portfolio" are replaced with "J.P. Morgan International Equity Portfolio;" and all references in your annuity prospectus to "Barclays Capital U.S. Aggregate Bond Index" are replaced with "Barclays U.S. Aggregate Bond Index."

 ii. To the list of available variable investment options that appear on the backside of the first page of your prospectus, we add the following new available investment options and modify footnote 3:

   AST AQR Emerging Markets Equity Portfolio /4/
   AST Clearbridge Dividend Growth Portfolio /3/
   AST QMA Emerging Markets Equity Portfolio /4/

    (3)Not available with HDI v2.1 suite of benefits.
    (4)Not available if you purchase any optional benefit.

 iii. In the table of Underlying Mutual Fund Portfolio Annual Expenses found in the prospectus section titled, "Summary of Contract Fees and Charges," we add the fees for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as appears in the table above.

 iv. In the Investment Objectives/Policies table found in the section titled, "Investment Options," we add summary descriptions for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as follows:

      STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
                              AST FUNDS
     ---------------------------------------------------------------------
      INTER-     AST AQR EMERGING MARKETS EQUITY          AQR Capital
     NATIONAL    PORTFOLIO: SEEKS LONG-TERM CAPITAL     Management LLC
      EQUITY     APPRECIATION. The Portfolio seeks to
                 achieve its investment objective by
                 both overweighting and
                 underweighting securities,
                 countries, and currencies relative
                 to the MSCI Emerging Market Index,
                 using proprietary quantitative
                 return forecasting models and
                 systematic risk-control methods
                 developed by the subadvisor. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity securities of
                 issuers: (i) located in emerging
                 market countries or (ii) included as
                 emerging market issuers in one or
                 more broad-based market indices. The
                 subadvisor intends to make use of
                 certain derivative instruments in
                 order to implement its investment
                 strategy.
     ---------------------------------------------------------------------
     LARGE CAP   AST CLEARBRIDGE DIVIDEND GROWTH          ClearBridge
                 PORTFOLIO: SEEKS INCOME, CAPITAL       Investments, LLC
                 PRESERVATION, AND CAPITAL
                 APPRECIATION. Under normal
                 circumstances, at least 80% of the
                 Portfolio's assets will be invested
                 in equity or equity-related
                 securities which the subadvisor
                 believes have the ability to
                 increase dividends over the longer
                 term. The subadvisor will manage the
                 Portfolio to provide exposure to
                 companies that either pay an
                 existing dividend or have the
                 potential to pay and/or
                 significantly grow their dividends.
                 To do so, the subadvisor will
                 conduct fundamental research to
                 screen for companies that have
                 attractive dividend yields, a
                 history and potential for positive
                 dividend growth, strong balance
                 sheets, and reasonable valuations.
     ---------------------------------------------------------------------
       INTER-    AST QMA EMERGING MARKETS EQUITY         Quantitative
     NATIONAL    PORTFOLIO: SEEKS LONG-TERM CAPITAL       Management
      EQUITY     APPRECIATION. The Portfolio seeks to   Associates, LLC
                 achieve its investment objective
                 through investment in equity and
                 equity-related securities of
                 emerging market companies. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity and equity-related
                 securities of issuers: (i) located
                 in emerging market countries or (ii)
                 included as emerging market issuers
                 in one or more broad-based market
                 indices. The strategy used by the
                 subadvisor is a quantitatively
                 driven, bottom up investment process
                 which utilizes an adaptive model
                 that evaluates stocks differently
                 based on their growth expectations.
     ---------------------------------------------------------------------

 v. The Custom Portfolios Program is not available with the Highest Daily Lifetime Income v2.1 suite of benefits. Accordingly, we add the Highest Daily Lifetime Income v2.1 suite of benefits to the "Group I: Allowable Benefit Allocations" list of available options only, under "Limitations with Optional Benefits" as follows:

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.

 ALLOWABLE BENEFIT ALLOCATIONS
 AST Academic Strategies Asset Allocation            AST J.P. Morgan Global Thematic
 AST Advanced Strategies                             AST J.P. Morgan Strategic Opportunities
 AST Balanced Asset Allocation                       AST Moderate Asset Allocation
 AST BlackRock Global Strategies                     AST New Discovery Asset Allocation
 AST Capital Growth Asset Allocation                 AST Preservation Asset Allocation
 AST FI Pyramis(R) Asset Allocation                  AST Schroders Global Tactical
 AST First Trust Balanced Target                     AST Schroders Multi-Asset World Strategies
 AST First Trust Capital Appreciation Target         AST T. Rowe Price Asset Allocation
 AST Franklin Templeton Founding Funds Allocation    AST Wellington Management Hedged Equity
 AST Horizon Moderate Asset Allocation

                           II. NEW OPTIONAL BENEFITS

 This supplement describes new lifetime withdrawal benefits called Highest Daily Lifetime(R) Income v2.1 Benefit, Spousal Highest Daily Lifetime(R) Income v2.1 Benefit, Highest Daily Lifetime(R) Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime(R) Income v2.1 with Highest Daily Death Benefit (the "Highest Daily Lifetime Income v2.1 suite of benefits" or "HDI v2.1"). Beginning on or about February 25, 2013, the Highest Daily Lifetime Income v2.1 suite of benefits is available in states where we have received regulatory approval. Once the Highest Daily Lifetime Income v2.1 suite of benefits has been approved in your state we will close the Highest Daily Lifetime Income 2.0 suite of benefits and they will no longer be available for purchase in your state.

 The Highest Daily Lifetime Income v2.1 suite of benefits is available for purchase (subject to our rules and your eligibility, as described below):
..   if you currently own an annuity WITHOUT a living benefit and wish to purchase one of the Highest Daily Lifetime Income v2.1 suite of benefits; or
..   if you currently own an annuity WITH a living benefit, and you wish to terminate your existing benefit and elect one of the Highest Daily Lifetime Income v2.1 benefits.

 IF YOU CURRENTLY OWN AN ANNUITY WITH A LIVING BENEFIT, IT IS IMPORTANT TO NOTE THAT THE BENEFIT YOU ELECT MAY NOT PROVIDE THE SAME GUARANTEES AND/OR MAY BE MORE EXPENSIVE THAN THE BENEFIT YOU ARE TERMINATING. ONCE YOU TERMINATE AN EXISTING BENEFIT, YOU LOSE THE GUARANTEES THAT YOU HAVE ACCUMULATED UNDER YOUR EXISTING BENEFIT. YOU SHOULD CAREFULLY CONSIDER WHETHER TERMINATING YOUR EXISTING BENEFIT AND ELECTING ONE OF THE BENEFITS DESCRIBED IN THIS SUPPLEMENT IS APPROPRIATE FOR YOU. PLEASE SPEAK TO YOUR FINANCIAL PROFESSIONAL FOR FURTHER DETAILS. THE GUARANTEES PROVIDED BY THE VARIABLE ANNUITY CONTRACTS AND THE OPTIONAL BENEFITS ARE THE OBLIGATIONS OF AND SUBJECT TO THE CLAIMS PAYING ABILITY OF PRUCO LIFE.

 The new guarantees under the new benefit you elect will begin based on your Unadjusted Account Value as of the date the new benefit becomes effective under your annuity. Also, you may be required to reallocate your Account Value to certain permitted investment options.

 Your existing benefit is described in your current prospectus. If you need another copy of your prospectus, please contact us at 1-888-PRU-2888 or you can visit our website at http://www.prudentialannuities.com.

 ACCORDINGLY, WE REVISE YOUR ANNUITY PROSPECTUS AS FOLLOWS.

 A. BENEFIT FEES. We add the charges for the new Highest Daily Lifetime Income v2.1 suite of benefits to the table in the "Your Optional Benefit Fees and Charges" section and modify the footnotes thereto, as follows:

---------------------------------------------------------------------------------------------------------------
                                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
---------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT             ANNUALIZED       TOTAL          TOTAL          TOTAL          TOTAL
                                        OPTIONAL     ANNUALIZED     ANNUALIZED     ANNUALIZED     ANNUALIZED
                                       BENEFIT FEE/  CHARGE /8/     CHARGE /8/     CHARGE /8/     CHARGE /8/
                                       CHARGE /7/   FOR X SERIES   FOR B SERIES   FOR L SERIES   FOR C SERIES
---------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME V2.1
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /9/                        2.00%     1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.00%     1.85% + 1.00%  1.30% + 1.00%  1.70% + 1.00%  1.75% + 1.00%
---------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME INCOME
V2.1 (ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /9/                        2.00%     1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.10%     1.85% + 1.10%  1.30% + 1.10%  1.70% + 1.10%  1.75% + 1.10%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
---------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT             ANNUALIZED       TOTAL          TOTAL          TOTAL          TOTAL
                                        OPTIONAL     ANNUALIZED     ANNUALIZED     ANNUALIZED     ANNUALIZED
                                       BENEFIT FEE/  CHARGE /8/     CHARGE /8/     CHARGE /8/     CHARGE /8/
                                       CHARGE /7/   FOR X SERIES   FOR B SERIES   FOR L SERIES   FOR C SERIES
---------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME INCOME V2.1
WITH HIGHEST DAILY DEATH BENEFIT
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /9/                        2.00%     1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.50%     1.85% + 1.50%  1.30% + 1.50%  1.70% + 1.50%  1.75% + 1.50%
---------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME INCOME
V2.1 WITH HIGHEST DAILY DEATH BENEFIT
(ASSESSED AGAINST GREATER OF
UNADJUSTED ACCOUNT VALUE AND
PROTECTED WITHDRAWAL VALUE)

MAXIMUM CHARGE /9/                        2.00%     1.85% + 2.00%  1.30% + 2.00%  1.70% + 2.00%  1.75% + 2.00%
CURRENT CHARGE                            1.60%     1.85% + 1.60%  1.30% + 1.60%  1.70% + 1.60%  1.75% + 1.60%
---------------------------------------------------------------------------------------------------------------

 7 The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of the prospectus.

 8  HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    .... For each of the L Series, X Series, and C Series the annualized charge for the base Annuity drops after Annuity Year 9 as described below:
    Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Subaccounts for base Annuity after the 9th Annuity Year.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.
    Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.
    Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death
    Benefit: 1.60% current optional benefit charge is in addition to 1.30% annualized charge of amounts invested in the Sub-accounts for base Annuity after the 9th Annuity Year.

 9 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

 B. HIGHEST DAILY LIFETIME INCOME V2.1 SUITE OF BENEFITS. To the "Living Benefits" chapter of your prospectus, we add a subsection corresponding to each Highest Daily Lifetime Income v2.1 benefit, as follows:

 HIGHEST DAILY LIFETIME(R) INCOME V2.1 BENEFIT
 Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE FOLLOWING SECTIONS IN THIS SUPPLEMENT: "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value ON OR BEFORE the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls ON OR BEFORE the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value AFTER the Roll-Up End Date
 On any Current Valuation Day that falls AFTER the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME V2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under the Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will
 (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5%
 for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity

 Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                UNADJUSTED   (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.95              $5,699.35
   October 30   $113,000.00        $113,986.95              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year will be stepped-up to $5,950.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

         Withdrawal amount                                   $ 15,000
         Divided by Account Value before withdrawal          $120,000
         Equals ratio                                            12.5%
         All guarantees will be reduced by the above ratio      (12.5%)
         Protected Withdrawal Value                          $109,375

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 EXAMPLE
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:

 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS ARE PERMITTED. HOWEVER, IF A PARTIAL WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY, THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY YEARS UNTIL THE DEATH OF THE DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.

..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

    (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

    (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
    (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts" in the prospectus.)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account
    Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Unadjusted Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I)YOUR TERMINATION OF THE BENEFIT;
(II)YOUR SURRENDER OF THE ANNUITY;
(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);

(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER OR ANNUITANT (FOR ENTITY-OWNED ANNUITIES);
 (V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VI)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 HOW HIGHEST DAILY LIFETIME INCOME V2.1 TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT

 OVERVIEW OF THE PREDETERMINED MATHEMATICAL FORMULA
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix I of the prospectus (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 TRANSFER ACTIVITY UNDER THE FORMULA
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 HOW THE FORMULA OPERATES
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".
 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-Accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:

                     R    =    (L - B) / (V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1)We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix I of the prospectus. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments (including any associated Purchase Credits with respect to the X Series), and any withdrawals of Excess Income.

    Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

            Target Value (L)    =    $200,000x 5% x 14.95 = $149,500

 (2)Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

    Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

           Target Ratio (R)    =    ($149,500- 0) / $179,500 = 83.3%

 (3)If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

    Example: Assuming the Target Ratio is above 83% for a 3/rd/ consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4)In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 THE 90% CAP
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 MONTHLY TRANSFERS
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 OTHER IMPORTANT INFORMATION
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.

..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   .   If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account . Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 ADDITIONAL TAX CONSIDERATIONS
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in any Highest Daily Lifetime Income v2.1 benefit through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME V2.1 BENEFIT
 Spousal Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" in the prospectus for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT YOU MAY HAVE, PLEASE SEE THE FOLLOWING SECTIONS IN THIS SUPPLEMENT: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value ON OR BEFORE the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls ON OR BEFORE the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value AFTER the Roll-Up End Date
 On any Current Valuation Day that falls AFTER the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4%
 for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                             (ADJUSTED FOR WITHDRAWAL  AMOUNT (4.5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,355.00
   October 29   $113,000.00        $113,986.98              $5,129.41
   October 30   $113,000.00        $113,986.98              $5,129.41
   October 31   $119,000.00        $119,000.00              $5,355.00
   November 1   $118,473.00        $119,000.00              $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

         Withdrawal amount                                   $ 15,000
         Divided by Account Value before withdrawal          $120,000
         Equals ratio                                            12.5%
         All guarantees will be reduced by the above ratio      (12.5%)
         Protected Withdrawal Value                          $109,375

 REQUIRED MINIMUM DISTRIBUTIONS
 See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED
    YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE PERMITTED. HOWEVER, IF A WITHDRAWAL IN THE LATTER SCENARIO WAS TAKEN TO SATISFY A REQUIRED MINIMUM DISTRIBUTION (AS DESCRIBED ABOVE) UNDER THE ANNUITY THEN THE BENEFIT WILL NOT TERMINATE, AND WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT IN SUBSEQUENT ANNUITY
    YEARS UNTIL THE DEATH OF THE SECOND DESIGNATED LIFE PROVIDED THE DESIGNATED LIVES WERE SPOUSES AT THE DEATH OF THE FIRST DESIGNATED LIFE.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts" in the prospectus)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE, IF THE SURVIVING SPOUSE OPTS TO TAKE THE DEATH BENEFIT UNDER THE ANNUITY (RATHER THAN CONTINUE THE ANNUITY) OR IF THE SURVIVING SPOUSE IS NOT AN ELIGIBLE DESIGNATED LIFE;
 (II)UPON THE DEATH OF THE SECOND DESIGNATED LIFE;
(III)YOUR TERMINATION OF THE BENEFIT;
 (IV)YOUR SURRENDER OF THE ANNUITY;
 (V) YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
 (VI)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VII)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VIII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT
 Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

 The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single "designated life" who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB (INCLUDING NO PAYMENT OF THE HIGHEST DAILY DEATH BENEFIT AMOUNT). AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT, PLEASE SEE THE FOLLOWING SECTIONS IN THIS SUPPLEMENT: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT" AND "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value ON OR BEFORE the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls ON OR BEFORE the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value AFTER the Roll-Up End Date
 On any Current Valuation Day that falls AFTER the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the

 "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 HERE IS THE CALCULATION:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments (including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                UNADJUSTED   (ADJUSTED FOR WITHDRAWAL   AMOUNT (5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.95              $5,699.35
   October 30   $113,000.00        $113,986.95              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.
 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

       Withdrawal amount                                   $ 15,000.00
       Divided by Account Value before withdrawal          $120,000.00
       Equals ratio                                               12.5%
       All guarantees will be reduced by the above ratio         (12.5%)
       Protected Withdrawal Value                          $109,375.00
       Highest Daily Death Benefit Amount                  $100,992.50

 REQUIRED MINIMUM DISTRIBUTIONS
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 EXAMPLE
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:

 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 HIGHEST DAILY DEATH BENEFIT
 A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the "Single Designated Life", when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described in the prospectus) or the Highest Daily Death Benefit Amount described below.

 HIGHEST DAILY DEATH BENEFIT AMOUNT:
 On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:
..   increased by the amount of any additional Adjusted Purchase Payments, and
..   reduced by the effect of any withdrawals (as described in the preceding paragraph),
 made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 We will reduce the Highest Daily Death Benefit Amount payable under this benefit by Purchase Credits applied during the period beginning 12 months prior to the decedent's date of death and ending on the date we receive Due Proof of Death. We may waive, on a non-discriminatory basis, our right to deduct such Purchase Credits.

 PLEASE NOTE THAT THE HIGHEST DAILY DEATH BENEFIT AMOUNT IS AVAILABLE ONLY UNTIL WE MAKE GUARANTEE PAYMENTS UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB OR ANNUITY PAYMENTS BEGIN. THIS MEANS THAT ANY WITHDRAWALS THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO WILL ALSO REDUCE THE HIGHEST DAILY DEATH BENEFIT AMOUNT TO ZERO.

 ALL OTHER PROVISIONS APPLICABLE TO DEATH BENEFITS UNDER YOUR ANNUITY WILL CONTINUE TO APPLY. SEE THE "DEATH BENEFITS" SECTION OF THE PROSPECTUS FOR MORE INFORMATION PERTAINING TO DEATH BENEFITS.

 BENEFITS UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE PARTIAL WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TERMINATES,
    AND NO ADDITIONAL PAYMENTS ARE PERMITTED.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

    (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

    (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
    (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic
    Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value -Free Withdrawal Amounts" in the prospectus)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account
    Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Unadjusted Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if any withdrawals taken under Highest
    Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 with HD DB is
    1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto
    Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT AND YOUR GUARANTEES UNDER HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I)YOUR TERMINATION OF THE BENEFIT;
(II)YOUR SURRENDER OF THE ANNUITY;
(III)YOUR ELECTION TO BEGIN RECEIVING ANNUITY PAYMENTS (ALTHOUGH IF YOU HAVE ELECTED TO RECEIVE THE ANNUAL INCOME AMOUNT IN THE FORM OF ANNUITY PAYMENTS, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
(IV)OUR RECEIPT OF DUE PROOF OF DEATH OF THE OWNER (OR ANNUITANT FOR ENTITY-OWNED ANNUITIES);
 (V)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VI)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
(VII)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT" ABOVE.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 HOW HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" in the prospectus for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

 As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 ALTHOUGH YOU ARE GUARANTEED THE ABILITY TO WITHDRAW YOUR ANNUAL INCOME AMOUNT FOR LIFE EVEN IF YOUR UNADJUSTED ACCOUNT VALUE FALLS TO ZERO, IF THAT PARTICULAR WITHDRAWAL OF EXCESS INCOME (DESCRIBED BELOW) BRINGS YOUR UNADJUSTED ACCOUNT VALUE TO ZERO, YOUR ANNUAL INCOME AMOUNT ALSO WOULD FALL TO ZERO, AND THE BENEFIT AND THE ANNUITY THEN WOULD TERMINATE. IN THAT SCENARIO, NO FURTHER AMOUNT WOULD BE PAYABLE UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. AS TO THE IMPACT OF SUCH A SCENARIO ON ANY OTHER OPTIONAL BENEFIT, PLEASE SEE THE FOLLOWING SECTIONS IN THIS SUPPLEMENT: "HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT", "SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 BENEFIT" AND "HIGHEST DAILY LIFETIME INCOME V2.1 WITH HIGHEST DAILY DEATH BENEFIT".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value ON OR BEFORE the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls ON OR BEFORE the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value AFTER the Roll-Up End Date
 On any Current Valuation Day that falls AFTER the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment (including any associated Purchase Credits) made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments (including any associated Purchase Credits) and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 PLEASE NOTE THAT IF YOU ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOUR ACCOUNT VALUE IS NOT GUARANTEED, CAN FLUCTUATE AND MAY LOSE VALUE.

 KEY FEATURE - ANNUAL INCOME AMOUNT UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 AS DISCUSSED IN THIS PARAGRAPH, WHEN YOU MAKE A PARTIAL WITHDRAWAL THAT IS SUBJECT TO A CDSC AND/OR TAX WITHHOLDING, WE WILL IDENTIFY THE AMOUNT THAT INCLUDES NOT ONLY THE AMOUNT YOU ACTUALLY RECEIVE, BUT ALSO THE AMOUNT OF THE CDSC AND/OR TAX WITHHOLDING, TO DETERMINE WHETHER YOUR WITHDRAWAL HAS EXCEEDED THE ANNUAL INCOME AMOUNT. WHEN YOU TAKE A PARTIAL WITHDRAWAL, YOU MAY REQUEST A "GROSS" WITHDRAWAL AMOUNT (E.G., $2,000) BUT THEN HAVE ANY CDSC AND/OR TAX WITHHOLDING DEDUCTED FROM THE AMOUNT YOU ACTUALLY RECEIVE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). THE PORTION OF A WITHDRAWAL THAT EXCEEDED YOUR ANNUAL INCOME AMOUNT (IF ANY) WOULD BE TREATED AS EXCESS INCOME AND THUS WOULD REDUCE YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS. ALTERNATIVELY, YOU MAY REQUEST THAT A "NET" WITHDRAWAL AMOUNT ACTUALLY BE PAID TO YOU (E.G., $2,000), WITH THE UNDERSTANDING THAT ANY CDSC AND/OR TAX WITHHOLDING (E.G., $240) BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE (ALTHOUGH AN MVA MAY ALSO BE APPLIED TO YOUR REMAINING UNADJUSTED ACCOUNT VALUE, IT IS NOT CONSIDERED FOR PURPOSES OF DETERMINING EXCESS INCOME). IN THE LATTER SCENARIO, WE DETERMINE WHETHER ANY PORTION OF THE WITHDRAWAL IS TO BE TREATED AS EXCESS INCOME BY LOOKING TO THE SUM OF THE NET AMOUNT YOU ACTUALLY RECEIVE (E.G., $2,000) AND THE AMOUNT OF ANY CDSC AND/OR TAX WITHHOLDING (IN THIS EXAMPLE, A TOTAL OF $2,240). THE AMOUNT OF THAT SUM (E.G., THE $2,000 YOU RECEIVED PLUS THE $240 FOR THE CDSC AND/OR TAX WITHHOLDING) THAT EXCEEDS YOUR ANNUAL INCOME AMOUNT WILL BE TREATED AS EXCESS INCOME - THEREBY REDUCING YOUR ANNUAL INCOME AMOUNT IN SUBSEQUENT YEARS.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including any associated Purchase Credits) based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including any associated Purchase Credits).

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 HIGHEST DAILY AUTO STEP-UP
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 EXAMPLE OF DOLLAR-FOR-DOLLAR REDUCTIONS
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

 EXAMPLE OF PROPORTIONAL REDUCTIONS
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

 HERE IS THE CALCULATION:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 EXAMPLE OF HIGHEST DAILY AUTO STEP-UP
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments including any associated Purchase Credits), is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments (including any associated Purchase Credits).

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments (including any associated Purchase Credits), is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               HIGHEST DAILY VALUE    ADJUSTED ANNUAL INCOME
                UNADJUSTED   (ADJUSTED FOR WITHDRAWAL  AMOUNT (4.5% OF THE
   DATE*       ACCOUNT VALUE AND PURCHASE PAYMENTS)**  HIGHEST DAILY VALUE)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,355.00
   October 29   $113,000.00        $113,986.98              $5,129.41
   October 30   $113,000.00        $113,986.98              $5,129.41
   October 31   $119,000.00        $119,000.00              $5,355.00
   November 1   $118,473.00        $119,000.00              $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the

       October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 NON-LIFETIME WITHDRAWAL FEATURE
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the time of the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 EXAMPLE - NON-LIFETIME WITHDRAWAL (PROPORTIONAL REDUCTION)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 HERE IS THE CALCULATION:

        Withdrawal amount                                  $    15,000
        Divided by Account Value before withdrawal         $   120,000
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $   109,375
        Highest Daily Death Benefit Amount                 $100,992.50

 REQUIRED MINIMUM DISTRIBUTIONS
 See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 HIGHEST DAILY DEATH BENEFIT
 A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described in the prospectus) or the Highest Daily Death Benefit Amount described below.

 HIGHEST DAILY DEATH BENEFIT AMOUNT:
 On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
..   increased by any Purchase Payments made on the current Valuation Day and,
..   reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:
..   increased by the amount of any additional Adjusted Purchase Payments, and
..   reduced by the effect of any withdrawals (as described in the preceding paragraph),
 made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 We will reduce the Highest Daily Death Benefit Amount payable under this benefit by Purchase Credits applied during the period beginning 12 months prior to the decedent's date of death and ending on the date we receive Due Proof of Death. We may waive, on a non-discriminatory basis, our right to deduct such Purchase Credits.

 PLEASE NOTE THAT HIGHEST DAILY DEATH BENEFIT AMOUNT IS AVAILABLE ONLY UNTIL WE MAKE GUARANTEE PAYMENTS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB OR ANNUITY PAYMENTS BEGIN. THIS MEANS THAT ANY WITHDRAWALS THAT REDUCE YOUR UNADJUSTED ACCOUNT VALUE TO ZERO WILL ALSO REDUCE THE HIGHEST DAILY DEATH BENEFIT AMOUNT TO ZERO.

 ALL OTHER PROVISIONS APPLICABLE TO DEATH BENEFITS UNDER YOUR ANNUITY CONTINUE TO APPLY. SEE THE "DEATH BENEFITS" SECTION OF THE PROSPECTUS FOR MORE INFORMATION PERTAINING TO DEATH BENEFITS.

 BENEFITS UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. TO THE EXTENT THAT CUMULATIVE WITHDRAWALS IN THE ANNUITY YEAR THAT REDUCED
    YOUR UNADJUSTED ACCOUNT VALUE TO ZERO ARE MORE THAN THE ANNUAL INCOME AMOUNT, SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TERMINATES, AND NO ADDITIONAL PAYMENTS WILL BE PERMITTED.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.

..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

    (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

    (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
    (2)the Unadjusted Account Value.

 OTHER IMPORTANT CONSIDERATIONS
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts" in the prospectus.)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if any withdrawals taken under Spousal
    Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted
    Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade
    Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (and any associated Purchase Credits) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT
 Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be between 50 - 79 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

 REMAINING DESIGNATED LIFE: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other's spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. PLEASE NOTE THAT IF YOU TERMINATE A LIVING BENEFIT AND ELECT SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB, YOU LOSE THE GUARANTEES THAT YOU HAD ACCUMULATED UNDER YOUR EXISTING BENEFIT, AND YOUR GUARANTEES UNDER SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB WILL BE BASED ON YOUR UNADJUSTED ACCOUNT VALUE ON THE EFFECTIVE DATE OF SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 TERMINATION OF THE BENEFIT
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 THE BENEFIT AUTOMATICALLY TERMINATES UPON THE FIRST TO OCCUR OF THE FOLLOWING:
 (I) UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE FIRST DESIGNATED LIFE WHO IS AN OWNER (OR WHO IS THE ANNUITANT IF ENTITY OWNED), IF THE REMAINING DESIGNATED LIFE ELECTS NOT TO CONTINUE THE ANNUITY;
 (II)UPON OUR RECEIPT OF DUE PROOF OF DEATH OF AN OWNER (OR ANNUITANT IF ENTITY OWNED) IF THE SURVIVING SPOUSE IS NOT ELIGIBLE TO CONTINUE THE BENEFIT BECAUSE SUCH SPOUSE IS NOT A SPOUSAL DESIGNATED LIFE AND THERE IS ANY UNADJUSTED ACCOUNT VALUE ON THE DATE OF DEATH;
(III)UPON OUR RECEIPT OF DUE PROOF OF DEATH OF THE REMAINING DESIGNATED LIFE IF A DEATH BENEFIT IS PAYABLE UNDER THIS BENEFIT;
 (IV)YOUR TERMINATION OF THE BENEFIT;
 (V) YOUR SURRENDER OF THE ANNUITY;
 (VI)WHEN ANNUITY PAYMENTS BEGIN (ALTHOUGH IF YOU HAVE ELECTED TO TAKE ANNUITY PAYMENTS IN THE FORM OF THE ANNUAL INCOME AMOUNT, WE WILL CONTINUE TO PAY THE ANNUAL INCOME AMOUNT);
(VII)BOTH THE UNADJUSTED ACCOUNT VALUE AND ANNUAL INCOME AMOUNT EQUAL ZERO DUE TO A WITHDRAWAL OF EXCESS INCOME;
(VIII)YOU ALLOCATE OR TRANSFER ANY PORTION OF YOUR ACCOUNT VALUE TO ANY SUB-ACCOUNT(S) TO WHICH YOU ARE NOT PERMITTED TO ELECTIVELY ALLOCATE OR TRANSFER ACCOUNT VALUE (MAY VARY BY STATE);* OR
 (IX)YOU CEASE TO MEET OUR REQUIREMENTS AS DESCRIBED IN "ELECTION OF AND DESIGNATIONS UNDER THE BENEFIT".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 HOW SPOUSAL HIGHEST DAILY LIFETIME INCOME V2.1 WITH HD DB TRANSFERS UNADJUSTED ACCOUNT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST INVESTMENT GRADE BOND SUB-ACCOUNT
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 ADDITIONAL TAX CONSIDERATIONS
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

                              III. OTHER UPDATES

 CORRECTION TO HIGHEST DAILY LIFETIME 6 PLUS. If you own a Highest Daily Lifetime 6 Plus benefit, we make the following correction in the description of the 10/th/ Anniversary guarantee that appears in the second to last paragraph of the "Key Feature - Protected Withdrawal Value" subsections for each of the Highest Daily Lifetime 6 Plus suit of benefits.

 KEY FEATURE - PROTECTED WITHDRAWAL VALUE
 ...

 This means that: if you do not take a withdrawal on or before the 10/th/ Anniversary of the benefit, your Protected Withdrawal Value on the 10/th/ Anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20/th/ anniversary of the benefit, your Protected Withdrawal Value on the 20/th/ anniversary will be at least quadruple
 (400%) of your initial Protected Withdrawal Value established on the date of benefit election. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

                          PRUCO LIFE INSURANCE COMPANY
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

     PRUDENTIAL PREMIER(R) ADVISOR/SM/ VARIABLE ANNUITY ("ADVISOR SERIES")
                       FLEXIBLE PREMIUM DEFERRED ANNUITY

                      Supplement, dated February 14, 2013,
                      to Prospectus dated August 20, 2012

 This Supplement should be read and retained with the Prospectus for your Annuity. This supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please call us at 1-888-PRU-2888.

 We are issuing this supplement to describe new optional "living benefits" that are available under your annuity, to reflect changes to the Advanced Series Trust ("AST") and to describe certain other updates to your prospectus.

                               TABLE OF CONTENTS


I. CHANGES TO THE ADVANCED SERIES TRUST...................................................  2

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12b-1 PLAN........................................  2
 B. OTHER PORTFOLIO CHANGES AND ADDITIONS.................................................  6

II. NEW OPTIONAL BENEFITS.................................................................  9

 A. BENEFIT FEES..........................................................................  9
 B. HIGHEST DAILY LIFETIME(R) INCOME v2.1 SUITE OF BENEFITS............................... 10
   HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.......................................... 10
   SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.................................. 22
   HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT......... 31
   SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT WITH HIGHEST DAILY DEATH BENEFIT. 40

III. OTHER UPDATES........................................................................ 51

 A. REVISED DISCLOSURE REGARDING ADVISORY FEES............................................ 51
 B. CORRECTION TO HIGHEST DAILY LIFETIME 6 PLUS........................................... 51



                                      1                             PPADVSUP1

                    I. CHANGES TO THE ADVANCED SERIES TRUST

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12b-1 PLAN.
 i. Restated Portfolio Expenses. At a recent special meeting, shareholders of Portfolios of the Advanced Series Trust (the "Trust") approved a Shareholder Services and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Plan is applicable to all of the Portfolios of the Trust except AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Horizon Moderate Asset Allocation Portfolio, and AST Quantitative Modeling Portfolio.

 Pursuant to the Plan, each Portfolio of the Trust covered by the Plan will compensate Prudential Annuities Distributors ("PAD"), Inc. for shareholder servicing and distribution expenses at the annual rate of 0.10% of the average daily net assets of the shares of each Portfolio. The existing administrative services fee, which was paid by each Portfolio at the same annual rate of 0.10% of the average daily net assets of the shares of each Portfolio, will be discontinued.

 The Trust's investment managers have contractually reduced their management fee rates for all Portfolios covered by the Plan. Additionally, PAD has contractually agreed to reduce its distribution and service fees for certain bond Portfolios so that the effective distribution and service fee rate paid by those Portfolios is reduced based on the average daily net assets of the relevant Portfolio. The Plan, including the reduced management fee rates, is anticipated to become operational on or about February 25, 2013.

 Accordingly, we have restated the "Total Annual Portfolio Operating Expenses" table and the "Underlying Mutual Fund Portfolio Annual Expenses" table that appear in the "Summary of Contract Fees and Charges" chapter of your prospectus to reflect the new 12b-1 plan, as follows:

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              Total Portfolio Operating Expense  0.58%    1.96%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

--------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                           (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
       UNDERLYING                                                                               Total
       PORTFOLIO                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 AST Academic Strategies
  Asset Allocation          0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced Strategies    0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity/ 1/        1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%

---------------------------------------------------------------------------------------------------------------------------

                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
UNDERLYING PORTFOLIO                                                                       Total
                                         Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                            and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                     Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                        Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
---------------------------------------------------------------------------------------------------------------------------
Advanced Series
 Trust continued
 AST Balanced Asset
  Allocation           0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock
  Global Strategies    0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value   0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Bond Portfolio
  2017/ 2/             0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2018/ 2/             0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio
  2019                 0.63%     0.19%      0.10%        0.00%       0.00%       0.00%     0.92%       0.00%       0.92%
 AST Bond Portfolio
  2020/ 2,3/           0.63%     1.01%      0.10%        0.00%       0.00%       0.00%     1.74%      -0.75%       0.99%
 AST Bond Portfolio
  2021/ 2/             0.63%     0.03%      0.10%        0.00%       0.00%       0.00%     0.76%      -0.01%       0.75%
 AST Bond Portfolio
  2022/ 2/             0.63%     0.04%      0.10%        0.00%       0.00%       0.00%     0.77%      -0.01%       0.76%
 AST Bond Portfolio
  2023/ 2,3/           0.63%     1.10%      0.10%        0.00%       0.00%       0.01%     1.84%      -0.84%       1.00%
 AST Bond Portfolio
  2024                 0.63%     0.26%      0.10%        0.00%       0.00%       0.88%     0.99%       0.00%       0.99%
 AST Capital Growth
  Asset Allocation     0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend
  Growth/ 4/           0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty               0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth    0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R)
  Asset
  Allocation /5/       0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target      0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust
  Capital
  Appreciation
  Target               0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin
  Templeton
  Founding Funds
  Allocation /6/       0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real
  Estate               0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated
  Growth               0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value      0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth       0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value      0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon
  Moderate Asset
  Allocation           0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International
  Growth               0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International
  Value                0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment
  Grade Bond /2,3/     0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison
  Large-Cap Growth     0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison
  Large-Cap Value      0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan
  Global Thematic      0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%

---------------------------------------------------------------------------------------------------------------------------

                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
UNDERLYING PORTFOLIO                                                                       Total
                                         Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                            and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                     Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                        Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
---------------------------------------------------------------------------------------------------------------------------
Advanced Series
 Trust continued
 AST J.P. Morgan
  International
  Equity               0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic
  Opportunities        0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value   0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett
  Core
  Fixed-Income/ 7/     0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%
 AST Marsico
  Capital Growth       0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global
  Equity               0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth        0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap
  Value                0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value     0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation/ 8/       0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market      0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger
  Berman Core
  Bond/ 9/             0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger
  Berman Mid-Cap
  Growth               0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger
  Berman/ LSV
  Mid-Cap Value        0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery
  Asset
  Allocation/ 10/      0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric
  Emerging Markets
  Equity               1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond        0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total
  Return Bond          0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation
  Asset Allocation     0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential
  Core Bond/ 9/        0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets
  Equity/ 11/          1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity
  Alpha                0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Quantitative
  Modeling             0.25%     0.30%      0.00%        0.00%       0.00%       0.87%     1.42%       0.00%       1.42%
 AST Schroders
  Global Tactical      0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies           1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap
  Growth               0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value   0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price
  Asset Allocation     0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income        0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond          0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe Price
  Large-Cap Growth     0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------
         UNDERLYING                                                                                 Total
         PORTFOLIO                                Distribution             Broker Fees  Acquired   Annual    Contractual
                                                     and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver
                              Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense
                                 Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement
--------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 continued
 AST T. Rowe Price Natural
  Resources                     0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%
 AST Wellington
  Management Hedged
  Equity                        0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%
 AST Western Asset Core
  Plus Bond                     0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%
 AST Western Asset
  Emerging Markets Debt/ 12/    0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
ProFund VP
 Consumer Goods                 0.75%     0.82%      0.25%        0.00%       0.00%       0.00%     1.82%       0.14%
 Consumer Services              0.75%     0.94%      0.25%        0.00%       0.00%       0.00%     1.94%       0.26%
 Financials                     0.75%     0.80%      0.25%        0.00%       0.00%       0.00%     1.80%       0.12%
 Health Care                    0.75%     0.77%      0.25%        0.00%       0.00%       0.00%     1.77%       0.09%
 Industrials                    0.75%     0.90%      0.25%        0.00%       0.00%       0.00%     1.90%       0.22%
 Large-Cap Growth               0.75%     0.84%      0.25%        0.00%       0.00%       0.00%     1.84%       0.16%
 Large-Cap Value                0.75%     0.85%      0.25%        0.00%       0.00%       0.00%     1.85%       0.17%
 Mid-Cap Growth                 0.75%     0.81%      0.25%        0.00%       0.00%       0.00%     1.81%       0.13%
 Mid-Cap Value                  0.75%     0.84%      0.25%        0.00%       0.00%       0.03%     1.87%       0.16%
 Real Estate                    0.75%     0.77%      0.25%        0.00%       0.00%       0.00%     1.77%       0.09%
 Small-Cap Growth               0.75%     0.86%      0.25%        0.00%       0.00%       0.00%     1.86%       0.18%
 Small-Cap Value                0.75%     0.94%      0.25%        0.00%       0.00%       0.02%     1.96%       0.26%
 Telecommunications             0.75%     0.82%      0.25%        0.00%       0.00%       0.00%     1.82%       0.14%
 Utilities                      0.75%     0.80%      0.25%        0.00%       0.00%       0.00%     1.80%       0.12%

------------------------------------------------------------------------------------------------------------------------------------
                                         UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                             (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------------------
         UNDERLYING
         PORTFOLIO            Net Annual
                              Portfolio
                              Operating
                               Expenses
----------------------------------------
Advanced Series Trust
 continued
 AST T. Rowe Price Natural
  Resources                     1.02%
 AST Wellington
  Management Hedged
  Equity                        1.17%
 AST Western Asset Core
  Plus Bond                     0.80%
 AST Western Asset
  Emerging Markets Debt/ 12/    0.99%
----------------------------------------

----------------------------------------
ProFund VP
 Consumer Goods                 1.68%
 Consumer Services              1.68%
 Financials                     1.68%
 Health Care                    1.68%
 Industrials                    1.68%
 Large-Cap Growth               1.68%
 Large-Cap Value                1.68%
 Mid-Cap Growth                 1.68%
 Mid-Cap Value                  1.71%
 Real Estate                    1.68%
 Small-Cap Growth               1.68%
 Small-Cap Value                1.70%
 Telecommunications             1.68%
 Utilities                      1.68%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to an including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 3 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 4 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 5  Pyramis is a registered service mark of FMR LLC. Used under license.
 6 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets as of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired portfolio fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.

 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

 ii. Revised Expense Examples. We have updated the Expense Examples that appear in your prospectus as follows:

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Annual Maintenance Fee
   .   Optional benefit fees, as described below

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and those expenses remain the same each year*
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 Expense Examples are provided as follows:

 If you surrender your Annuity, do not surrender your Annuity, or if you annuitize your Annuity at the end of the applicable time period:

                                   1 yr 3 yrs  5 yrs  10 yrs
                   -----------------------------------------
                   Advisor Series  $506 $1,551 $2,643 $5,589
                   -----------------------------------------

 B. OTHER PORTFOLIO CHANGES AND ADDITIONS.
 i. All references in your annuity prospectus to the "JPMorgan International Equity Portfolio" are replaced with "J.P. Morgan International Equity Portfolio;" and all references in your annuity prospectus to "Barclays Capital U.S. Aggregate Bond Index" are replaced with "Barclays U.S. Aggregate Bond Index."

 ii. To the list of available variable investment options that appear on the backside of the first page of your prospectus, we add the following new available investment options and modify footnote 3:

    AST AQR Emerging Markets Equity Portfolio/ 4/
    AST Clearbridge Dividend Growth Portfolio/3/
    AST QMA Emerging Markets Equity Portfolio/ 4/

     (3)Not available with HDI v2.1 suite of benefits
     (4)Not available if you purchase any optional benefit.

 iii. In the table of Underlying Mutual Fund Portfolio Annual Expenses found in the section titled, "Summary of Contract Fees and Charges," we add the fees for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as appears in the table above.

 iv. In the Investment Objectives/Policies table found in the section titled, "Investment Options," we add summary descriptions for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as follows:

      STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
                              AST FUNDS
     ---------------------------------------------------------------------
       INTER-    AST AQR Emerging Markets Equity          AQR Capital
     NATIONAL    Portfolio: seeks long-term capital     Management LLC
      EQUITY     appreciation. The Portfolio seeks to
                 achieve its investment objective by
                 both overweighting and
                 underweighting securities,
                 countries, and currencies relative
                 to the MSCI Emerging Market Index,
                 using proprietary quantitative
                 return forecasting models and
                 systematic risk-control methods
                 developed by the subadvisor. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity securities of
                 issuers: (i) located in emerging
                 market countries or (ii) included as
                 emerging market issuers in one or
                 more broad-based market indices. The
                 subadvisor intends to make use of
                 certain derivative instruments in
                 order to implement its investment
                 strategy.
     ---------------------------------------------------------------------
     LARGE CAP   AST Clearbridge Dividend Growth          ClearBridge
                 Portfolio: seeks income, capital       Investments, LLC
                 preservation, and capital
                 appreciation. Under normal
                 circumstances, at least 80% of the
                 Portfolio's assets will be invested
                 in equity or equity-related
                 securities which the subadvisor
                 believes have the ability to
                 increase dividends over the longer
                 term. The subadvisor will manage the
                 Portfolio to provide exposure to
                 companies that either pay an
                 existing dividend or have the
                 potential to pay and/or
                 significantly grow their dividends.
                 To do so, the subadvisor will
                 conduct fundamental research to
                 screen for companies that have
                 attractive dividend yields, a
                 history and potential for positive
                 dividend growth, strong balance
                 sheets, and reasonable valuations.
     ---------------------------------------------------------------------
       INTER-    AST QMA Emerging Markets Equity         Quantitative
     NATIONAL    Portfolio: seeks long-term capital       Management
      EQUITY     appreciation. The Portfolio seeks to   Associates, LLC
                 achieve its investment objective
                 through investment in equity and
                 equity-related securities of
                 emerging market companies. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity and equity-related
                 securities of issuers: (i) located
                 in emerging market countries or (ii)
                 included as emerging market issuers
                 in one or more broad-based market
                 indices. The strategy used by the
                 subadvisor is a quantitatively
                 driven, bottom up investment process
                 which utilizes an adaptive model
                 that evaluates stocks differently
                 based on their growth expectations.
     ---------------------------------------------------------------------

 v. The Custom Portfolios Program is not available with the Highest Daily Lifetime Income v2.1 suite of benefits. Accordingly, we add the Highest Daily Lifetime Income v2.1 suite of benefits to the "Group I: Allowable Benefit Allocations" list of available options only, under "Limitations with Optional Benefits" as follows:

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.


  Allowable Benefit Allocations
  AST Academic Strategies Asset           AST J.P. Morgan Global Thematic
  Allocation
  AST Advanced Strategies                 AST J.P. Morgan Strategic
                                          Opportunities
  AST Balanced Asset Allocation           AST Moderate Asset Allocation
  AST BlackRock Global Strategies         AST New Discovery Asset Allocation
  AST Capital Growth Asset Allocation     AST Preservation Asset Allocation
  AST FI Pyramis(R) Asset Allocation      AST Schroders Global Tactical
  AST First Trust Balanced Target         AST Schroders Multi-Asset World
                                          Strategies
  AST First Trust Capital Appreciation    AST T. Rowe Price Asset Allocation
  Target
  AST Franklin Templeton Founding         AST Wellington Management Hedged
  Funds Allocation                        Equity
  AST Horizon Moderate Asset Allocation

                           II. NEW OPTIONAL BENEFITS

 This supplement describes new lifetime withdrawal benefits called Highest Daily Lifetime(R) Income v2.1 Benefit, Spousal Highest Daily Lifetime(R) Income v2.1 Benefit, Highest Daily Lifetime(R) Income v2.1 with Highest Daily Death Benefit, and Spousal Highest Daily Lifetime(R) Income v2.1 with Highest Daily Death Benefit (the "Highest Daily Lifetime Income v2.1 suite of benefits" or "HDI v2.1"). Beginning on or about February 25, 2013, the Highest Daily Lifetime Income v2.1 suite of benefits is available in states where we have received regulatory approval. Once the Highest Daily Lifetime Income v2.1 suite of benefits has been approved in your state, we will close the Highest Daily Lifetime Income 2.0 suite of benefits and they will no longer be available for purchase in your state.

 The Highest Daily Lifetime Income v2.1 suite of benefits is available for purchase (subject to our rules and your eligibility, as described below):
..   if you currently own an annuity without a living benefit and wish to purchase one of the Highest Daily Lifetime Income v2.1 suite of benefits; or
..   if you currently own an annuity with a living benefit, and you wish to terminate your existing benefit and elect one of the Highest Daily Lifetime Income v2.1 benefits.

 If you currently own an annuity with a living benefit, it is important to note that the benefit you elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Once you terminate an existing benefit, you lose the guarantees that you have accumulated under your existing benefit. You should carefully consider whether terminating your existing benefit and electing one of the benefits described in this Supplement is appropriate for you. Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contracts and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life.

 The new guarantees under the new benefit you elect will begin based on your Unadjusted Account Value as of the date the new benefit becomes effective under your annuity. Also, you may be required to reallocate your Account Value to certain permitted investment options.

 Your existing benefit is described in your current prospectus. If you need another copy of your prospectus, please contact us at 1-888-PRU-2888 or you can visit our website at http://www.prudentialannuities.com.

 Accordingly, we revise your annuity prospectus as follows.

 A. Benefit Fees. We add the charges for the new Highest Daily Lifetime Income v2.1 suite of benefits to the table in the "Your Optional Benefit Fees and Charges" section and modify the footnotes thereto, as follows:

   --------------------------------------------------------------------------
                   YOUR OPTIONAL BENEFIT FEES AND CHARGES
   --------------------------------------------------------------------------
             OPTIONAL BENEFIT               ANNUALIZED      TOTAL CHARGE/ 5/
                                          OPTIONAL BENEFIT
                                          FEE/CHARGE/ 4/
   --------------------------------------------------------------------------
   HIGHEST DAILY LIFETIME INCOME
   v2.1 (assessed against greater of
   Unadjusted Account Value and
   Protected Withdrawal Value)

   Maximum Charge/ 6/                          2.00%        0.55% + 2.00%
   Current Charge                              1.00%        0.55% + 1.00%
   --------------------------------------------------------------------------
   SPOUSAL HIGHEST DAILY LIFETIME INCOME
   v2.1 (assessed against greater of
   Unadjusted Account Value and
   Protected Withdrawal Value)

   Maximum Charge/ 6/                          2.00%        0.55% + 2.00%
   Current Charge                              1.10%        0.55% + 1.10%
   --------------------------------------------------------------------------
   HIGHEST DAILY LIFETIME INCOME v2.1
   WITH HIGHEST DAILY DEATH
   BENEFIT (assessed against greater of
   Unadjusted Account Value and
   Protected Withdrawal Value)

   Maximum Charge/ 6/                          2.00%        0.55% + 2.00%
   Current Charge                              1.50%        0.55% + 1.50%
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                   YOUR OPTIONAL BENEFIT FEES AND CHARGES
   --------------------------------------------------------------------------
             OPTIONAL BENEFIT               ANNUALIZED      TOTAL CHARGE/ 5/
                                          OPTIONAL BENEFIT
                                          FEE/CHARGE/ 4/
   --------------------------------------------------------------------------
   SPOUSAL HIGHEST DAILY LIFETIME INCOME
   v2.1 WITH
   HIGHEST DAILY DEATH BENEFIT (assessed
   against greater of Unadjusted Account
   Value and Protected Withdrawal Value)

   Maximum Charge/ 6/                          2.00%        0.55% + 2.00%
   Current Charge                              1.60%        0.55% + 1.60%
   --------------------------------------------------------------------------

 4 The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of the prospectus.
 5  HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    .... The charge is taken out of the Sub-accounts. The current optional benefit charge is in addition to the 0.55% annualized charge of amounts invested in the Sub-accounts.
    Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Subaccounts for base Annuity.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
    Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit: 1.50% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
    Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death
    Benefit: 1.60% current optional benefit charge is in addition to 0.55% annualized charge of amounts invested in the Sub-accounts for base Annuity.
 6 We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for the new contract owners up to the maximum indicated.

 B. Highest Daily Lifetime Income v2.1 Suite of Benefits. To the "Living Benefits" chapter of your prospectus, we add a subsection corresponding to each Highest Daily Lifetime Income v2.1 benefit, as follows:

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted

 Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this supplement: "Spousal Highest Daily Lifetime Income v2.1 Benefit", "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Highest Daily Lifetime Income v2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under the Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any tax withholding deducted from the amount you actually receive(although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will
 (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are:
 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 Example of Highest Daily Auto Step-Up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                               Highest Daily Value    Adjusted Annual Income
                Unadjusted   (adjusted for withdrawal   Amount (5% of the
   Date*       Account Value and Purchase Payments)**  Highest Daily Value)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.95              $5,699.35
   October 30   $113,000.00        $113,986.95              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year will be stepped-up to $5,950.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected

 Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

         Withdrawal amount                                  $ 15,000
         Divided by Account Value before withdrawal         $120,000
         Equals ratio                                           12.5%
         All guarantees will be reduced by the above ratio     (12.5%)
         Protected Withdrawal Value                         $109,375

 Required Minimum Distributions
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:

 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 Benefits Under Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the
    Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Highest Daily Lifetime Income v2.1 terminates, and no additional payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account
    Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Unadjusted Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto) (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) your termination of the benefit;
 (ii)your surrender of the Annuity;
(iii)your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
 (iv)our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
 (v) both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
 (vi)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(vii)you cease to meet our requirements as described in "Election of and Designations under the Benefit" above.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

 Overview of the Predetermined Mathematical Formula
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix H of the prospectus (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 Transfer Activity Under the Formula
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 How the Formula Operates
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".
 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:

                     R    =    (L - B) / (V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1)We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix H of the prospectus. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments, and any withdrawals of Excess Income.

    Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

           Target Value (L)    =    $200,000 x 5% x 14.95 = $149,500

 (2)Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

    Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

          Target Ratio (R)    =    ($149,500 - 0) / $179,500 = 83.3%

 (3)If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

    Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4)In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 The 90% Cap
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 Monthly Transfers
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 Other Important Information
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.
..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   . If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.

..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in any Highest Daily Lifetime Income v2.1 benefit through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Spousal Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" in the prospectus for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 50 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see the following sections in this supplement: "Highest Daily Lifetime Income v2.1 Benefit", "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4%
 for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 Example of Highest Daily Auto Step-Up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments .

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               Highest Daily Value    Adjusted Annual Income
                             (adjusted for withdrawal  Amount (4.5% of the
   Date*       Account value and purchase payments)**  Highest Daily Value)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,355.00
   October 29   $113,000.00        $113,986.98              $5,129.41
   October 30   $113,000.00        $113,986.98              $5,129.41
   October 31   $119,000.00        $119,000.00              $5,355.00
   November 1   $118,473.00        $119,000.00              $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

         Withdrawal amount                                   $ 15,000
         Divided by Account Value before withdrawal          $120,000
         Equals ratio                                            12.5%
         All guarantees will be reduced by the above ratio      (12.5%)
         Protected Withdrawal Value                          $109,375

 Required Minimum Distributions
 See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 Benefits Under Spousal Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero.

..   In subsequent Annuity Years we make payments that equal the Annual Income
    Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Spousal Highest Daily Lifetime Income v2.1 terminates, and no additional payments will be permitted. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily
 Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
   . One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
   . Co-Annuity Owners, where the Owners are each other's spouses. The Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or
   . One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
 (ii)upon the death of the second designated life;
(iii)your termination of the benefit;
 (iv)your surrender of the Annuity;
 (v) your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
 (vi)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess income;
(vii)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(viii)you cease to meet our requirements as described in "Election of and Designations under the Benefit".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT
 Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections, at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). Highest Daily Lifetime Income v2.1 with HD DB may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and also wish to provide a death benefit to your beneficiaries. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Highest Daily Lifetime Income v2.1. If you elect Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Highest Daily Lifetime Income v2.1 and elect Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. If you elect this benefit, it may not be combined with any other optional living or death benefit.

 The income benefit under Highest Daily Lifetime Income v2.1 with HD DB currently is based on a single "designated life" who is between the ages of 50 and 79 on the date that the benefit is elected and received in Good Order. As long as your Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1 with HD DB (including no payment of the Highest Daily Death Benefit Amount). As to the impact of such a scenario on any other optional benefit, please see the following sections in this supplement: "Highest Daily Lifetime Income v2.1 Benefit", "Spousal Highest Daily Lifetime Income v2.1 Benefit" and "Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Highest Daily Lifetime Income v2.1 with HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 with HD DB. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1 with HD DB. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime

 Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions and the Highest
 Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on August 1 of the following calendar year
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                               Highest Daily Value    Adjusted Annual Income
                Unadjusted   (adjusted for withdrawal   Amount (5% of the
   Date*       Account value and purchase payments)**  Highest Daily Value)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.95              $5,699.35
   October 30   $113,000.00        $113,986.95              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted October 29 Highest Daily Value, $113,986.95, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.95 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.95 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.95 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,950.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 with HD DB is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1 with HD DB
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

        Withdrawal amount                                  $ 15,000.00
        Divided by Account Value before withdrawal         $120,000.00
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $109,375.00
        Highest Daily Death Benefit Amount                 $100,992.50

 Required Minimum Distributions
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:

 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 Highest Daily Death Benefit
 A Death Benefit is payable under Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Owner (Annuitant if entity owned), also referred to as the "Single Designated Life", when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described in the prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the decedent and will be:
   .   increased by the amount of any additional Adjusted Purchase Payments, and
   . reduced by the effect of any withdrawals (as described in the preceding paragraph), made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 Please note that the Highest Daily Death Benefit Amount is available only until we make Guarantee Payments under Highest Daily Lifetime Income v2.1 with HD DB or annuity payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero.

 All other provisions applicable to Death Benefits under your Annuity will continue to apply. See the "Death Benefits" section of the prospectus for more information pertaining to Death Benefits.

 Benefits Under Highest Daily Lifetime Income v2.1 with HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Highest Daily Lifetime Income v2.1 with HD DB terminates, and no additional payments are permitted.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under Highest Daily Lifetime Income v2.1 with HD DB are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while
    Highest Daily Lifetime Income v2.1 with HD DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account
    Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Unadjusted Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if any withdrawals taken under Highest
    Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 with HD DB is
    1.50% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto
    Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.375% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 For Highest Daily Lifetime Income v2.1 with HD DB, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be between 50 and 79 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1 with HD DB, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 with HD DB so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate Highest Daily Lifetime Income v2.1 with HD DB at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit, including the HD DB, will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) your termination of the benefit;
 (ii)your surrender of the Annuity;
(iii)your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
 (iv)our receipt of Due Proof of Death of the Owner (or Annuitant for entity-owned annuities);
 (v) both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
 (vi)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);*or
(vii)you cease to meet our requirements as described in "Election of and Designations under the Benefit" above.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 with HD DB, other than upon the death of the Owner or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will:
 (i) leave intact amounts that are held in the Permitted Sub-accounts, and
 (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 with HD DB terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 How Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

 SPOUSAL HIGHEST DAILY LIFETIME INCOME v2.1 WITH HIGHEST DAILY DEATH BENEFIT Spousal Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit ("HD DB") is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. This benefit also provides for a highest daily death benefit, subject to the terms of the benefit. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the death of the Remaining Designated Life (as described below) (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income) ("Guarantee Payments"). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 with HD DB after the death of the first spouse (subject to the provisions below regarding a Remaining Designated Life), and also want to provide a death benefit. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 An integral component of Spousal Highest Daily Lifetime Income v2.1 with HD DB is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 with HD DB is the spousal version of Highest Daily Lifetime Income v2.1 with HD DB. Spousal Highest Daily Lifetime Income v2.1 is offered with or without the HD DB component; however, you may only elect HD DB with Spousal Highest Daily Lifetime Income v2.1, and you must elect the HD DB benefit at the time you elect Spousal Highest Daily Lifetime Income v2.1. If you elect Spousal Highest Daily Lifetime Income v2.1 without HD DB and would like to add the feature later, you must first terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB (subject to availability and benefit re-election provisions). Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime Income v2.1 with HD DB is offered as an alternative to other lifetime withdrawal options. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" in the prospectus for details. Spousal Highest Daily Lifetime Income v2.1 with HD DB must be elected based on two designated lives, as described below. Each designated life must be between the ages of 50 and 79 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 with HD DB is not available if you elect any other optional living or death benefit.

 As long as your Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB. As to the impact of such a scenario on any other optional benefit, please see the following sections in this supplement: "Highest Daily Lifetime Income v2.1 Benefit", "Spousal Highest Daily Lifetime Income v2.1 Benefit" and "Highest Daily Lifetime Income v2.1 with Highest Daily Death Benefit".

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1 with HD DB
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger spousal designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life. If you elected this benefit and one of the Spousal Designated Lives becomes the Remaining Designated Life, we will continue to use the age of the younger of both the original Spousal Designated Lives for purposes of calculating the applicable Annual Income percentage. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 with HD DB and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 After your first Lifetime Withdrawal and before your Unadjusted Account Value is reduced to zero, you may make additional Purchase Payments, subject to the limits in the next paragraph. We reserve the right not to accept additional Purchase Payments if the Unadjusted Account Value becomes zero.

 While Spousal Highest Daily Lifetime Income v2.1 with HD DB is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that, as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1with HD DB. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 with HD DB through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger spousal designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1 with HD DB, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 with HD DB or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). The Highest Daily Death Benefit Amount is $115,420. Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900) and the Highest Daily Death Benefit Amount ($115,420 less $2,500 = $112,920.).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount.)

 Here is the calculation:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                             Highest Daily Value         Adjusted Annual
                           (adjusted for withdrawal Income Amount (4.5% of the
 Date*       Account Value and Purchase Payments)**    Highest Daily Value)
 -----       ------------- ------------------------ --------------------------
 October 28   $119,000.00        $119,000.00                $5,355.00
 October 29   $113,000.00        $113,986.98                $5,129.41
 October 30   $113,000.00        $113,986.98                $5,129.41
 October 31   $119,000.00        $119,000.00                $5,355.00
 November 1   $118,473.00        $119,000.00                $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00
   .   forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1 with HD DB. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1 with HD DB. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value. It will also proportionally reduce the Highest Daily Death Benefit Amount. It will reduce each value by the percentage the total withdrawal amount represents of the then current Account Value immediately prior to the time of the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 with HD DB is elected on
    September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1 with HD DB
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1 with HD DB

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000, the Highest Daily Death Benefit Amount is $115,420, and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 with HD DB will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

        Withdrawal amount                                  $ 15,000.00
        Divided by Account Value before withdrawal         $120,000.00
        Equals ratio                                              12.5%
        All guarantees will be reduced by the above ratio        (12.5%)
        Protected Withdrawal Value                         $109,375.00
        Highest Daily Death Benefit Amount                 $100,992.50

 Required Minimum Distributions
 See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime Income v2.1 with HD DB for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 Highest Daily Death Benefit
 A Death Benefit is payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB (until we begin making Guarantee Payments under the benefit or annuity payments have begun) upon the death of the Remaining Designated Life when we receive Due Proof of Death. The Death Benefit is the greatest of: the Minimum Death Benefit (described in the prospectus) or the Highest Daily Death Benefit Amount described below.

 Highest Daily Death Benefit Amount:
 On the date you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, the Highest Daily Death Benefit Amount is equal to your Unadjusted Account Value. On each subsequent Valuation Day, until the date of death of the decedent, the Highest Daily Death Benefit Amount will be the greater of:
 (1)The Unadjusted Account Value on the current Valuation Day; and
 (2)The Highest Daily Death Benefit Amount of the immediately preceding Valuation Day,
   .   increased by any Purchase Payments made on the current Valuation Day and,
   . reduced by the effect of withdrawals made on the current Valuation Day, as described below.

 Please note that the Highest Daily Death Benefit Amount does not have any guaranteed growth rate associated with it and therefore can be a different amount than any of the guaranteed values associated with the living benefit features of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 A Non-Lifetime Withdrawal will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Non-Lifetime Withdrawal to the Account Value immediately prior to the Non-Lifetime Withdrawal. A Lifetime Withdrawal that is not considered Excess Income will reduce the Highest Daily Death Benefit Amount (dollar-for-dollar) by the amount of the withdrawal. All or a portion of a Lifetime Withdrawal that is considered Excess Income will proportionately reduce the Highest Daily Death Benefit Amount by the ratio of the Excess Income to the Account Value immediately prior to the withdrawal of the Excess Income.

 The Highest Daily Death Benefit will be calculated on the date of death of the Remaining Designated Life and will be:
   .   increased by the amount of any additional Adjusted Purchase Payments, and
   . reduced by the effect of any withdrawals (as described in the preceding paragraph), made during the period between the decedent's date of death and the date we receive Due Proof of Death.

 Please note that Highest Daily Death Benefit Amount is available only until we make guarantee payments under Spousal Highest Daily Lifetime Income v2.1 with HD DB or Annuity Payments begin. This means that any withdrawals that reduce your Unadjusted Account Value to zero will also reduce the Highest Daily Death Benefit Amount to zero. All other provisions applicable to death benefits under your Annuity continue to apply. See the "Death Benefits" section of the prospectus for more information pertaining to death benefits.

 Benefits Under Spousal Highest Daily Lifetime Income v2.1 with HD DB
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and Guarantee Payments amounts are still payable under Spousal Highest Daily Lifetime Income v2.1 with HD DB, we will make an additional payment, if any, for that Annuity

    Year equal to the remaining Annual Income Amount for the Annuity Year.
    Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will continue to make payments until the simultaneous deaths of both spousal designated lives, or the death of the Remaining Designated Life. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Spousal Highest Daily Lifetime Income v2.1 with HD DB terminates, and no additional payments will be permitted.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments.
..   Please note that if your Unadjusted Account Value is reduced to zero due to withdrawals or annuitization, any Death Benefit value, including that of the HD DB feature, will terminate. This means that the HD DB is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual
    Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the Remaining Designated Life We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 with HD DB benefit are subject to all of the terms and conditions of the Annuity. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if any withdrawals taken under Spousal
    Highest Daily Lifetime Income v2.1 with HD DB reduce your Unadjusted
    Account Value to zero. This means that any Death Benefit, including the HD DB, will terminate and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   Spousal Continuation: If a Death Benefit is not payable on the death of a spousal designated life (e.g., if the first of the spousal designated lives to die is the Beneficiary but not an Owner), Spousal Highest Daily Lifetime Income v2.1 with HD DB will remain in force unless we are instructed otherwise.
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 with HD
    DB is 1.60% annually of the greater of Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.40% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade
    Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 with HD DB would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 Spousal Highest Daily Lifetime Income v2.1 with HD DB can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit. Currently, Spousal Highest Daily Lifetime Income v2.1 with HD DB only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be between 50 - 79 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be between 50 and 79 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be between 50 and 79 years old at the time of election.

 Remaining Designated Life: A Remaining Designated Life must be a natural person and must have been listed as one of the spousal designated lives when the benefit was elected. A spousal designated life will become the Remaining Designated Life on the earlier of the death of the first of the spousal designated lives to die, provided that they are each other's spouses at that time, or divorce from the other spousal designated life while the benefit is in effect. That said, if a spousal designated life is removed as Owner, Beneficiary, or Annuitant due to divorce, the other spousal designated life becomes the Remaining Designated Life when we receive notice of the divorce, and any other documentation we require, in Good Order. Any new Beneficiary(ies) named by the Remaining Designated Life will not be a spousal designated life.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit, however if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 with HD DB may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1 with HD DB.

 Spousal Highest Daily Lifetime Income v2.1 with HD DB can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 with HD DB and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1 with HD DB, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 with HD DB will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1 with HD DB. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 with HD DB is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) upon our receipt of Due Proof of Death of the first designated life who is an Owner (or who is the Annuitant if entity owned), if the Remaining Designated Life elects not to continue the Annuity;
 (ii)upon our receipt of Due Proof of Death of an Owner (or Annuitant if entity owned) if the surviving spouse is not eligible to continue the benefit because such spouse is not a spousal designated life and there is any Unadjusted Account Value on the date of death;
(iii)upon our receipt of due proof of death of the remaining designated life if a death benefit is payable under this benefit;
 (iv)your termination of the benefit;
 (v) your surrender of the Annuity;
 (vi)when annuity payments begin (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
(vii)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
(viii)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
 (ix)you cease to meet our requirements as described in "Election of and Designations under the Benefit".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 with HD DB other than upon the death of the Remaining Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 How Spousal Highest Daily Lifetime Income v2.1 with HD DB Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account.
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

                              III. OTHER UPDATES

 A. Revised Disclosure Regarding Advisory Fees. We do not allow third party investment advisors to liquidate advisory fees from Annuities with certain optional benefits. To clarify this and other aspects of third party investment advisor arrangements, we modify the subsection, "Authorization of a Third Party Investment Advisor to Manage My Account" as follows:

 Authorization of a Third Party Investment Advisor to Manage My Account
 This Annuity is intended to be used where you have engaged your own investment advisor to provide advice regarding the allocation of your Account Value. That investment advisor may be a firm or person appointed by us, or whose affiliated broker-dealer is appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you is not acting on our behalf, but rather is acting on your behalf. To be eligible to take any action with respect to your Annuity, an investment advisor must meet our standards. These standards include, but are not limited to, restricting the amount of the advisor's fee that the advisor can deduct from your account to a specified percentage of your Account Value (this fee cap may change periodically at our discretion). In general, we reserve the right to change these standards at any time. Although we impose these standards, you bear the responsibility for choosing a suitable investment advisor.

 We do not offer advice about how to allocate your Account Value. As such, we are not responsible for any recommendations your investment advisor makes, any investment models or asset allocation programs they choose to follow, or any specific transfers they make on your behalf. Moreover, if you participate in an optional living benefit that transfers Account Value under a pre-determined mathematical formula, you and your investment advisor should realize that such transfers will occur as dictated solely by the formula, and may or may not be in accord with the investment program being pursued by your investment advisor. As one possible example, prompted by a decline in the value of your chosen Sub-accounts, the formula might direct a transfer to an AST bond portfolio - even though your advisor's program might call for an increased investment in equity Sub-accounts in that scenario.

 We are not a party to the agreement you have with your investment advisor, and do not verify that amounts withdrawn from your Annuity, including amounts withdrawn to pay for the investment advisor's fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity that among other things reflect advisory fees deducted from your Account Value. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

 Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. Please be aware that if you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, such fee deduction will be treated as a withdrawal. A withdrawal can have many consequences, particularly if you are participating in certain optional living benefits and/or optional death benefits. For example, as with any other withdrawal from your Annuity, you may incur adverse tax consequences upon the deduction of your advisor's fee from your Annuity. In addition, a withdrawal generally may also reduce the level of various living and death benefit guarantees provided.

 Please note that the investment restrictions for certain optional living and death benefits, and/or the investment in certain assets allocation sub-accounts, may limit or preclude the investment advisor's ability to deduct advisory fees from your Annuity. For example you elect any Highest Daily Lifetime Income v2.1 benefit, we will not allow your investment advisor to deduct fees from your Annuity (although you may pay your advisor in some other manner).

 Special Rules For Distributions To Pay Advisory Fees
 We treat partial withdrawals to pay advisory fees as taxable distributions unless your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code). However, if your Annuity has an optional benefit that is ineligible for advisory fee deduction, and if you take partial withdrawals from such Annuity to pay advisory fees, such partial withdrawals will be considered taxable distributions for all contracts, including the "qualified" retirement plans enumerated above.

 B. Correction to Highest Daily Lifetime 6 Plus. If you own a Highest Daily Lifetime 6 Plus benefit, we make the following correction in the description of the 10/th/ Anniversary guarantee that appears in the second to last paragraph of the "Key Feature - Protected Withdrawal Value" subsections for each of the Highest Daily Lifetime 6 Plus suit of benefits.

 Key Feature - Protected Withdrawal Value
 ...

 This means that: if you do not take a withdrawal on or before the 10/th/ Anniversary of the benefit, your Protected Withdrawal Value on the 10/th/ Anniversary will be at least double (200%) your initial Protected Withdrawal Value established on the date of benefit election; or if you do not take a withdrawal on or before the 20/th/ anniversary of the benefit, your Protected Withdrawal Value on the 20/th/ anniversary will be at least quadruple
 (400%) of your initial Protected Withdrawal Value established on the date of benefit election. As such, you should carefully consider when it is most appropriate for you to begin taking withdrawals under the benefit.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

                          PRUCO LIFE INSURANCE COMPANY
              PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

               PRUDENTIAL PREMIER(R) RETIREMENT VARIABLE ANNUITY

                      Supplement, dated February 14, 2013,
                      to Prospectus dated August 20, 2012

 This Supplement should be read and retained with the Prospectus for your Annuity. This supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please call us at 1-888-PRU-2888.

 We are issuing this supplement to describe new optional "living benefits" that are available under your annuity, and to reflect changes to the Advanced Series Trust ("AST").

                               TABLE OF CONTENTS


   I. CHANGES TO THE ADVANCED SERIES TRUST...............................  2

     A. APPROVAL AND EFFECTIVENESS OF A NEW 12b-1 PLAN...................  2
     B. OTHER PORTFOLIO CHANGES AND ADDITIONS............................  6

   II. NEW OPTIONAL BENEFITS.............................................  8

     A. BENEFIT FEES.....................................................  8
     B. HIGHEST DAILY LIFETIME(R) INCOME v2.1 SUITE OF BENEFITS..........  9
       HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT.....................  9
       SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT............. 20

                                      1                            PPRTB2SUP1

                    I. CHANGES TO THE ADVANCED SERIES TRUST

 A. APPROVAL AND EFFECTIVENESS OF A NEW 12B-1 PLAN.
 i. Restated Portfolio Expenses. At a recent special meeting, shareholders of Portfolios of the Advanced Series Trust (the "Trust") approved a Shareholder Services and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Plan is applicable to all of the Portfolios of the Trust except AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Horizon Moderate Asset Allocation Portfolio, and AST Quantitative Modeling Portfolio.

 Pursuant to the Plan, each Portfolio of the Trust covered by the Plan will compensate Prudential Annuities Distributors ("PAD"), Inc. for shareholder servicing and distribution expenses at the annual rate of 0.10% of the average daily net assets of the shares of each Portfolio. The existing administrative services fee, which was paid by each Portfolio at the same annual rate of 0.10% of the average daily net assets of the shares of each Portfolio, will be discontinued.

 The Trust's investment managers have contractually reduced their management fee rates for all Portfolios covered by the Plan. Additionally, PAD has contractually agreed to reduce its distribution and service fees for certain bond Portfolios so that the effective distribution and service fee rate paid by those Portfolios is reduced based on the average daily net assets of the relevant Portfolio. The Plan, including the reduced management fee rates, is anticipated to become operational on or about February 25, 2013.

 Accordingly, we have restated the "Total Annual Portfolio Operating Expenses" table and the "Underlying Mutual Fund Portfolio Annual Expenses" table that appear in the "Summary of Contract Fees and Charges" chapter of your prospectus to reflect the new 12b-1 plan, as follows:

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") before any contractual waivers and expense reimbursements. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

              ----------------------------------------------------
                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
              ----------------------------------------------------
                                                 MINIMUM  MAXIMUM
              ----------------------------------------------------
              Total Portfolio Operating Expense  0.58%    1.69%
              ----------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio"). The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses, any 12b-1 fees, and certain other expenses. The fees and expenses have been restated to reflect fee and expense changes implemented following shareholder approval of a Rule 12b-1 plan for the Portfolios, as explained in the current prospectus for the Portfolios. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

-----------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                          (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------
     UNDERLYING                                                                              Total
      PORTFOLIO                            Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                              and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                       Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                          Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-----------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 AST Academic
  Strategies Asset
  Allocation             0.71%     0.03%      0.04%        0.09%       0.01%       0.66%     1.54%       0.00%       1.54%
 AST Advanced
  Strategies             0.81%     0.03%      0.10%        0.00%       0.00%       0.05%     0.99%       0.00%       0.99%
 AST AQR Emerging
  Markets Equity /1/     1.09%     0.16%      0.10%        0.00%       0.00%       0.00%     1.35%       0.00%       1.35%

--------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                           (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
       UNDERLYING                                                                               Total
       PORTFOLIO                              Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                 and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                          Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                             Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
--------------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 continued
 AST Balanced Asset
  Allocation                0.15%     0.01%      0.00%        0.00%       0.00%       0.85%     1.01%       0.00%       1.01%
 AST BlackRock Global
  Strategies                0.97%     0.03%      0.10%        0.00%       0.00%       0.02%     1.12%       0.00%       1.12%
 AST BlackRock Value        0.82%     0.02%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Capital Growth
  Asset Allocation          0.15%     0.01%      0.00%        0.00%       0.00%       0.88%     1.04%       0.00%       1.04%
 AST Clearbridge
  Dividend Growth /2/       0.84%     0.05%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Cohen & Steers
  Realty                    0.98%     0.03%      0.10%        0.00%       0.00%       0.00%     1.11%       0.00%       1.11%
 AST Federated
  Aggressive Growth         0.93%     0.07%      0.10%        0.00%       0.00%       0.00%     1.10%       0.00%       1.10%
 AST FI Pyramis(R) Asset
  Allocation /3/            0.82%     0.11%      0.10%        0.20%       0.07%       0.01%     1.31%       0.00%       1.31%
 AST First Trust
  Balanced Target           0.82%     0.03%      0.10%        0.00%       0.00%       0.00%     0.95%       0.00%       0.95%
 AST First Trust Capital
  Appreciation Target       0.81%     0.03%      0.10%        0.00%       0.00%       0.00%     0.94%       0.00%       0.94%
 AST Franklin
  Templeton Founding
  Funds Allocation /4/      0.91%     0.02%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Global Real Estate     0.99%     0.07%      0.10%        0.00%       0.00%       0.00%     1.16%       0.00%       1.16%
 AST Goldman Sachs
  Concentrated Growth       0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Goldman Sachs
  Large-Cap Value           0.72%     0.02%      0.10%        0.00%       0.00%       0.00%     0.84%       0.00%       0.84%
 AST Goldman Sachs
  Mid-Cap Growth            0.99%     0.04%      0.10%        0.00%       0.00%       0.00%     1.13%       0.00%       1.13%
 AST Goldman Sachs
  Small-Cap Value           0.94%     0.04%      0.10%        0.00%       0.00%       0.09%     1.12%       0.00%       1.12%
 AST High Yield             0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Horizon Moderate
  Asset Allocation          0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST International
  Growth                    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST International Value    0.97%     0.05%      0.10%        0.00%       0.00%       0.00%     1.12%       0.00%       1.12%
 AST Investment Grade
  Bond /5,6/                0.63%     0.02%      0.10%        0.00%       0.00%       0.00%     0.75%      -0.04%       0.71%
 AST Jennison
  Large-Cap Growth          0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Jennison
  Large-Cap Value           0.73%     0.02%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST J.P. Morgan Global
  Thematic                  0.92%     0.05%      0.10%        0.00%       0.00%       0.00%     1.07%       0.00%       1.07%
 AST J.P. Morgan
  International Equity      0.87%     0.09%      0.10%        0.00%       0.00%       0.00%     1.06%       0.00%       1.06%
 AST J.P. Morgan
  Strategic
  Opportunities             0.97%     0.05%      0.10%        0.12%       0.01%       0.00%     1.25%       0.00%       1.25%
 AST Large-Cap Value        0.72%     0.03%      0.10%        0.00%       0.00%       0.00%     0.85%       0.00%       0.85%
 AST Lord Abbett Core
  Fixed-Income /7/          0.77%     0.02%      0.10%        0.00%       0.00%       0.00%     0.89%      -0.13%       0.76%

-------------------------------------------------------------------------------------------------------------------------------
                                      UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                           (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------------------------
      UNDERLYING                                                                               Total
       PORTFOLIO                             Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                                and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                         Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                            Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-------------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 continued
 AST Marsico Capital
  Growth                   0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Global Equity     0.99%     0.09%      0.10%        0.00%       0.00%       0.00%     1.18%       0.00%       1.18%
 AST MFS Growth            0.87%     0.02%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST MFS Large-Cap
  Value                    0.83%     0.06%      0.10%        0.00%       0.00%       0.00%     0.99%       0.00%       0.99%
 AST Mid-Cap Value         0.94%     0.04%      0.10%        0.00%       0.00%       0.00%     1.08%       0.00%       1.08%
 AST Moderate Asset
  Allocation /8/           0.30%     0.02%      0.00%        0.00%       0.00%       0.71%     1.03%       0.00%       1.03%
 AST Money Market          0.46%     0.02%      0.10%        0.00%       0.00%       0.00%     0.58%       0.00%       0.58%
 AST Neuberger Berman
  Core Bond /9/            0.68%     0.03%      0.10%        0.00%       0.00%       0.00%     0.81%      -0.01%       0.80%
 AST Neuberger Berman
  Mid-Cap Growth           0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Neuberger Berman/
  LSV Mid-Cap Value        0.89%     0.04%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST New Discovery
  Asset Allocation /10/    0.84%     0.09%      0.10%        0.00%       0.00%       0.00%     1.03%       0.00%       1.03%
 AST Parametric
  Emerging Markets
  Equity                   1.07%     0.24%      0.10%        0.00%       0.00%       0.00%     1.41%       0.00%       1.41%
 AST PIMCO Limited
  Maturity Bond            0.62%     0.03%      0.10%        0.00%       0.00%       0.00%     0.75%       0.00%       0.75%
 AST PIMCO Total
  Return Bond              0.60%     0.03%      0.10%        0.00%       0.00%       0.00%     0.73%       0.00%       0.73%
 AST Preservation Asset
  Allocation               0.15%     0.01%      0.00%        0.00%       0.00%       0.80%     0.96%       0.00%       0.96%
 AST Prudential Core
  Bond /9/                 0.67%     0.02%      0.10%        0.00%       0.00%       0.00%     0.79%      -0.03%       0.76%
 AST QMA Emerging
  Markets Equity /11/      1.09%     0.21%      0.10%        0.00%       0.00%       0.00%     1.40%       0.00%       1.40%
 AST QMA US Equity
  Alpha                    0.99%     0.06%      0.10%        0.29%       0.25%       0.00%     1.69%       0.00%       1.69%
 AST Schroders Global
  Tactical                 0.92%     0.04%      0.10%        0.00%       0.00%       0.15%     1.21%       0.00%       1.21%
 AST Schroders
  Multi-Asset World
  Strategies               1.07%     0.05%      0.10%        0.00%       0.00%       0.13%     1.35%       0.00%       1.35%
 AST Small-Cap Growth      0.88%     0.03%      0.10%        0.00%       0.00%       0.00%     1.01%       0.00%       1.01%
 AST Small-Cap Value       0.88%     0.04%      0.10%        0.00%       0.00%       0.03%     1.05%       0.00%       1.05%
 AST T. Rowe Price
  Asset Allocation         0.81%     0.02%      0.10%        0.00%       0.00%       0.00%     0.93%       0.00%       0.93%
 AST T. Rowe Price
  Equity Income            0.72%     0.01%      0.10%        0.00%       0.00%       0.00%     0.83%       0.00%       0.83%
 AST T. Rowe Price
  Global Bond              0.79%     0.08%      0.10%        0.00%       0.00%       0.00%     0.97%       0.00%       0.97%
 AST T. Rowe Price
  Large-Cap Growth         0.84%     0.02%      0.10%        0.00%       0.00%       0.00%     0.96%       0.00%       0.96%
 AST T. Rowe Price
  Natural Resources        0.88%     0.04%      0.10%        0.00%       0.00%       0.00%     1.02%       0.00%       1.02%
 AST Wellington
  Management Hedged
  Equity                   0.98%     0.06%      0.10%        0.00%       0.00%       0.03%     1.17%       0.00%       1.17%

-----------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES+

                          (as a percentage of the average net assets of the underlying Portfolios)
-----------------------------------------------------------------------------------------------------------------------------
     UNDERLYING                                                                              Total
      PORTFOLIO                            Distribution             Broker Fees  Acquired   Annual    Contractual  Net Annual
                                              and/or     Dividend   and Expenses Portfolio Portfolio  Fee Waiver   Portfolio
                       Management  Other   Service Fees Expense on    on Short    Fees &   Operating  or Expense   Operating
                          Fees    Expenses (12b-1 fees) Short Sales    Sales     Expenses  Expenses  Reimbursement  Expenses
-----------------------------------------------------------------------------------------------------------------------------
Advanced Series Trust
 continued
 AST Western Asset
  Core Plus Bond         0.67%     0.03%      0.10%        0.00%       0.00%       0.00%     0.80%       0.00%       0.80%
 AST Western Asset
  Emerging Markets
  Debt /12/              0.83%     0.11%      0.10%        0.00%       0.00%       0.00%     1.04%       0.05%       0.99%

 + Expense information in the Underlying Mutual Fund Portfolio Annual Expenses Table has been restated to reflect current fees.
 1 The AST AQR Emerging Markets Equity Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 2 The AST Clearbridge Dividend Growth Portfolio will commence operations on February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $400 million for the Portfolio for the fiscal period ending December 31, 2013.
 3  Pyramis is a registered service mark of FMR LLC. Used under license.
 4 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, underlying portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.10% of the average daily net assets of the Portfolio through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, terminate or modify this waiver after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.
 5 The Portfolio's distributor, Prudential Annuities Distributors, Inc. ("PAD"), has contractually agreed to reduce its distribution and service fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio as follows: 0.08% over $300 million in daily net assets up to and including $500 million in average daily net assets; 0.07% over $500 million in daily net assets up to an including $750 million in average daily net assets; and 0.06% over $750 million in daily net assets. The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.
 6 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio's investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, acquired portfolio fees and expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio's average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Manager and the Portfolio's Board of Trustees.
 7 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee, so that the effective management fee rate paid by the Portfolio is as follows: 0.70% to $500 million of average daily net assets; 0.675% over $500 million in average daily net assets up to and including $1 billion in average daily net assets; and 0.65% over $1 billion in average daily net assets. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 8 If approved by shareholders, the Portfolio will be restructured on or about April 29, 2013. As restructured, the Portfolio will no longer be a fund-of-funds and will be renamed the AST RCM World Trends Portfolio. Based on assets as of December 31, 2012, as restructured, the Portfolio would have a management fee of 0.92%, other expenses of 0.14%, acquired portfolio fees and expenses of 0.00%, total annual operating expenses before contractual fee waiver of 1.06%, a contractual fee waiver of 0.07% through at least June 30, 2014, and net annual operating expenses after fee waiver of 0.99%.
 9 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees so that the Portfolio's investment management fee would equal 0.70% of the Portfolio's first $500 million of average daily net assets, 0.675% of the Portfolio's average daily net assets between $500 million and $1 billion, and 0.65% of the Portfolio's average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Portfolio.
 10 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses, so that the investment management fees plus other expenses (exclusive in all cases of taxes, short sale interest and dividend expenses, brokerage commissions, acquired portfolio fees and expenses, and extraordinary expenses) for the Portfolio do not exceed 1.08% of its average daily net assets through June 30, 2015. This expense limitation may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.
 11 The AST QMA Emerging Markets Equity Portfolio will commence operations on
    February 25, 2013. Estimated "Other Expenses" based in part on assumed average daily net assets of approximately $300 million for the Portfolio for the fiscal period ending December 31, 2013.
 12 Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("AST") have contractually agreed to waive a portion of their investment management fee so that the Portfolio's investment management fee would equal 0.80% of the Portfolio's average daily net assets through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Manager and the Board of Trustees of the Trust.

 ii. Revised Expense Examples. The restated Portfolio expenses resulted in a new maximum Portfolio expense, as described above. Accordingly, we have updated the Expense Examples that appear in your prospectus as follows:

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in one Pruco Life Annuity with the cost of investing in other Pruco Life Annuities and/or other variable annuities. Below are examples for the Annuity showing what you would pay cumulatively in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for each Annuity as described in "Summary of Contract Fees and Charges."
   .   Insurance Charge
   .   Premium Based Charge
   .   Contingent Deferred Sales Charge (when and if applicable)
   .   Annual Maintenance Fee
   .   Optional benefit fees, as described below

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum gross total operating expenses and those expenses remain the same each year *
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no withdrawals of Account Value
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Spousal Highest Daily Lifetime Income v2.1, which is the maximum optional benefit charge. There is no other combination of optional benefits that would result in higher maximum charges than those shown in the examples.

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 Expense Examples are provided as follows:

 If you surrender your annuity at the end of the applicable time period:

                      1 year  3 years  5 years  10 years
                      -----------------------------------
                      $989    $1,907   $2,880   $5,206
                      -----------------------------------

 If you do not surrender your Annuity, or if you annuitize your Annuity:

                      1 year  3 years  5 years  10 years
                      -----------------------------------
                      $489    $1,507   $2,580   $5,206
                      -----------------------------------

 B. OTHER PORTFOLIO CHANGES AND ADDITIONS
 i. All references in your annuity prospectus to the "JPMorgan International Equity Portfolio" are replaced with "J.P. Morgan International Equity Portfolio;" and all references in your annuity prospectus to "Barclays Capital U.S. Aggregate Bond Index" are replaced with "Barclays U.S. Aggregate Bond Index."

 ii. To the list of available variable investment options that appear on the backside of the first page of your prospectus, we add the following new available investment options and modify footnote 3:

    AST AQR Emerging Markets Equity Portfolio /2/
    AST Clearbridge Dividend Growth Portfolio /3/
    AST QMA Emerging Markets Equity Portfolio /2/

     (2)Not available if you purchase any optional benefit.
     (3)Not available with HDI v2.1 suite of benefits.

 iii. In the table of Underlying Mutual Fund Portfolio Annual Expenses found in the section titled, "Summary of Contract Fees and Charges," we add the fees for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as appears in the table above.

 iv. In the Investment Objectives/Policies table found in the section titled, "Investment Options," we add summary descriptions for the AST AQR Emerging Markets Equity Portfolio, the AST Clearbridge Dividend Growth Portfolio, and the AST QMA Emerging Markets Equity Portfolio as follows:

      STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUBADVISOR
     ---------------------------------------------------------------------
                              AST FUNDS
     ---------------------------------------------------------------------
       INTER     AST AQR Emerging Markets Equity          AQR Capital
     NATIONAL    Portfolio: seeks long-term capital     Management LLC
      EQUITY     appreciation. The Portfolio seeks to
                 achieve its investment objective by
                 both overweighting and
                 underweighting securities,
                 countries, and currencies relative
                 to the MSCI Emerging Market Index,
                 using proprietary quantitative
                 return forecasting models and
                 systematic risk-control methods
                 developed by the subadvisor. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity securities of
                 issuers: (i) located in emerging
                 market countries or (ii) included as
                 emerging market issuers in one or
                 more broad-based market indices. The
                 subadvisor intends to make use of
                 certain derivative instruments in
                 order to implement its investment
                 strategy.
     ---------------------------------------------------------------------
     LARGE CAP   AST Clearbridge Dividend Growth          ClearBridge
                 Portfolio: seeks income, capital       Investments, LLC
                 preservation, and capital
                 appreciation. Under normal
                 circumstances, at least 80% of the
                 Portfolio's assets will be invested
                 in equity or equity-related
                 securities which the subadvisor
                 believes have the ability to
                 increase dividends over the longer
                 term. The subadvisor will manage the
                 Portfolio to provide exposure to
                 companies that either pay an
                 existing dividend or have the
                 potential to pay and/or
                 significantly grow their dividends.
                 To do so, the subadvisor will
                 conduct fundamental research to
                 screen for companies that have
                 attractive dividend yields, a
                 history and potential for positive
                 dividend growth, strong balance
                 sheets, and reasonable valuations.
     ---------------------------------------------------------------------
       INTER     AST QMA Emerging Markets Equity         Quantitative
     NATIONAL    Portfolio: seeks long-term capital       Management
      EQUITY     appreciation. The Portfolio seeks to   Associates, LLC
                 achieve its investment objective
                 through investment in equity and
                 equity-related securities of
                 emerging market companies. Under
                 normal circumstances, the Portfolio
                 will invest at least 80% of its
                 assets in equity and equity-related
                 securities of issuers: (i) located
                 in emerging market countries or (ii)
                 included as emerging market issuers
                 in one or more broad-based market
                 indices. The strategy used by the
                 subadvisor is a quantitatively
                 driven, bottom up investment process
                 which utilizes an adaptive model
                 that evaluates stocks differently
                 based on their growth expectations.
     ---------------------------------------------------------------------

 v. The Custom Portfolios Program is not available with the Highest Daily Lifetime Income v2.1 suite of benefits. Accordingly, we add the Highest Daily Lifetime Income v2.1 suite of benefits to the "Group I: Allowable Benefit Allocations" list of available options only, under "Limitations with Optional Benefits" as follows:

 LIMITATIONS WITH OPTIONAL BENEFITS
 As a condition to your participating in any Highest Daily Lifetime Income v2.1 benefit, we limit the Investment Options to which you may allocate your Account Value, as set forth in the Allowable Benefit Allocations table below.


  Allowable Benefit Allocations
  AST Academic Strategies Asset           AST J.P. Morgan Global Thematic
  Allocation
  AST Advanced Strategies                 AST J.P. Morgan Strategic
                                          Opportunities
  AST Balanced Asset Allocation           AST Moderate Asset Allocation
  AST BlackRock Global Strategies         AST New Discovery Asset Allocation
  AST Capital Growth Asset Allocation     AST Preservation Asset Allocation
  AST FI Pyramis(R) Asset Allocation      AST Schroders Global Tactical
  AST First Trust Balanced Target         AST Schroders Multi-Asset World
                                          Strategies
  AST First Trust Capital Appreciation    AST T. Rowe Price Asset Allocation
  Target
  AST Franklin Templeton Founding         AST Wellington Management Hedged
  Funds Allocation                        Equity
  AST Horizon Moderate Asset Allocation

                           II. NEW OPTIONAL BENEFITS

 This supplement describes new lifetime withdrawal benefits called Highest Daily Lifetime(R) Income v2.1 Benefit and Spousal Highest Daily Lifetime(R) Income v2.1 Benefit (the "Highest Daily Lifetime Income v2.1 suite of benefits" or "HDI v2.1"). Beginning on or about February 25, 2013, the Highest Daily Lifetime Income v2.1 suite of benefits is available in states where we have received regulatory approval. Once the Highest Daily Lifetime Income v2.1 suite of benefits has been approved in your state, we will close the Highest Daily Lifetime Income 2.0 suite of benefits and they will no longer be available for purchase in your state.

 The Highest Daily Lifetime Income v2.1 suite of benefits is available for purchase (subject to our rules and your eligibility, as described below):
..   if you currently own an annuity without a living benefit and wish to purchase one of the Highest Daily Lifetime Income v2.1 suite of benefits; or
..   if you currently own an annuity with a living benefit, and you wish to terminate your existing benefit and elect one of the Highest Daily Lifetime Income v2.1 benefits.

 If you currently own an annuity with a living benefit, it is important to note that the benefit you elect may not provide the same guarantees and/or may be more expensive than the benefit you are terminating. Once you terminate an existing benefit, you lose the guarantees that you have accumulated under your existing benefit. You should carefully consider whether terminating your existing benefit and electing one of the benefits described in this Supplement is appropriate for you. Please speak to your Financial Professional for further details. The guarantees provided by the variable annuity contracts and the optional benefits are the obligations of and subject to the claims paying ability of Pruco Life.

 The new guarantees under the new benefit you elect will begin based on your Unadjusted Account Value as of the date the new benefit becomes effective under your annuity. Also, you may be required to reallocate your Account Value to certain permitted investment options.

 Your existing benefit is described in your current prospectus. If you need another copy of your prospectus, please contact us at 1-888-PRU-2888 or you can visit our website at http://www.prudentialannuities.com.

 Accordingly, we revise your annuity prospectus as follows.

 A. Benefit Fees. We add the charges for the new Highest Daily Lifetime Income v2.1 suite of benefits to the table in the "Your Optional Benefit Fees and Charges" section and modify the footnotes thereto, as follows:

       ------------------------------------------------------------------
                     YOUR OPTIONAL BENEFIT FEES AND CHARGES
       ------------------------------------------------------------------
                 OPTIONAL BENEFIT             ANNUALIZED       TOTAL
                                               OPTIONAL     ANNUALIZED
                                              BENEFIT FEE/  CHARGE /10/
                                              CHARGE /9/
       ------------------------------------------------------------------
       HIGHEST DAILY LIFETIME INCOME
       v2.1 (assessed against greater of
       Unadjusted Account Value and
       Protected Withdrawal Value)

       Maximum Charge/ 11/                       2.00%     0.85% + 2.00%
       Current Charge                            1.00%     0.85% + 1.00%
       ------------------------------------------------------------------
       SPOUSAL HIGHEST DAILY LIFETIME INCOME
       v2.1 (assessed against greater of
       Unadjusted Account Value and
       Protected Withdrawal Value)
       Maximum Charge/ 11/                       2.00%     0.85% + 2.00%
       Current Charge                            1.10%     0.85% + 1.10%
       ------------------------------------------------------------------

/9/ The charge for each of the Highest Daily Lifetime Income v2.1 benefits listed above is assessed against the greater of Unadjusted Account Value and the Protected Withdrawal Value (PWV). PWV is described in the Living Benefits section of the prospectus.
/10/ HOW THE OPTIONAL BENEFIT FEES AND CHARGES ARE DETERMINED
    For Highest Daily Lifetime Income suite of benefits listed above: The charge is taken out of the Sub-accounts as described below. Highest Daily Lifetime Income v2.1: 1.00% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
    Spousal Highest Daily Lifetime Income v2.1: 1.10% current optional benefit charge is in addition to the current 0.85% Insurance charge of amounts invested in the Sub-accounts.
/11/ We reserve the right to increase the charge to the maximum charge indicated, upon any step-up under the benefit. Also, if you decide to elect or re-add a benefit after your contract has been issued, the charge for the benefit under your contract will equal the current charge for then new contract owners up to the maximum indicated.

 B. Highest Daily Lifetime Income v2.1 Suite of Benefits. To the "Living Benefits" chapter of your prospectus, we add a subsection corresponding to each Highest Daily Lifetime Income v2.1 benefit, as follows:

 HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for life. We reserve the right, in our sole discretion, to cease offering this benefit, for new elections at any time.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life provided that you do not take withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal". All other partial withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). Highest Daily Lifetime Income v2.1 may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to take withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section below entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 The income benefit under Highest Daily Lifetime Income v2.1 currently is based on a single "designated life" who is at least 50 years old on the date that the benefit is acquired. Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see "Spousal Highest Daily Lifetime Income v2.1 Benefit" in this supplement.

 You may also participate in the 6 or 12 Month DCA Program if you elect Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter, until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Highest Daily Lifetime Income v2.1 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. Under the Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will
 (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are:
 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);

..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime Income v2.1. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are: 3% for ages 50 to 54; 3.5% for ages 55 to less than 59 1/2; 4% for ages 59 1/2 to 64; 4.5% for ages 65 to 69; 5% for ages 70 to 84; and 6% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. All daily valuations and annual step-ups will only occur on a Valuation Day. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should consult with your Financial Professional and carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges."

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Highest Daily Lifetime Income v2.1 does not affect your ability to take partial withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative Lifetime Withdrawals in any Annuity Year are less than the Annual Income Amount, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year

..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $1,500 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there are other future withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  3,500.00
     Account Value immediately before Excess Income of $1,500  $114,500.00
     Excess Income amount                                      $  1,500.00
     Ratio                                                            1.31%
     Annual Income Amount                                      $  6,000.00
     Less ratio of 1.31%                                       $     78.60
     Annual Income Amount for future Annuity Years             $  5,921.40

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the Excess Income on October 29 reduces the amount to $5,921.40 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 5% (since the designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value, adjusted for withdrawals and Purchase Payments, is greater than $5,921.40. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31, and November 1 Valuation Days occur after the Excess Income on October 29.

                               Highest Daily Value    Adjusted Annual Income
                Unadjusted   (adjusted for withdrawal   Amount (5% of the
   Date*       Account Value and purchase payments)**  Highest Daily Value)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,950.00
   October 29   $113,000.00        $113,986.98              $5,699.35
   October 30   $113,000.00        $113,986.98              $5,699.35
   October 31   $119,000.00        $119,000.00              $5,950.00
   November 1   $118,473.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be the Annuity Anniversary and every day following the Annuity Anniversary. The Annuity Anniversary Date of
    November 1 is considered the first Valuation Date in the Annuity Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in Unadjusted Account Value of $115,500 before the Excess Income.

   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 5%, generating an Annual Income Amount of $5,950.00. Since this amount is greater than the current year's Annual Income Amount of $5,921.40 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year will be stepped-up to $5,950.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders - Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Highest Daily Lifetime Income v2.1. You must tell us at the time you take the withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:
..   The Issue Date is December 3
..   Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   The Annuitant was 70 years old when he/she elected Highest Daily Lifetime
    Income v2.1
..   No previous withdrawals have been taken under Highest Daily Lifetime Income
    v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

         Withdrawal amount                                   $ 15,000
         Divided by Account Value before withdrawal          $120,000
         Equals ratio                                            12.5%
         All guarantees will be reduced by the above ratio      (12.5%)
         Protected Withdrawal Value                          $109,375

 Required Minimum Distributions
 Required Minimum Distributions ("RMD") for this Annuity must be taken by April 1st in the year following the date you turn age 70 1/2 and by December 31/st/ for subsequent calendar years. If the annual RMD amount is greater than the Annual Income Amount, a withdrawal of the RMD amount will not be treated as a withdrawal of Excess Income, as long as the RMD amount is calculated by us for this Annuity and administered under a program we support each calendar year. If you are not participating in an RMD withdrawal program each calendar year, you can alternatively satisfy the RMD amount without it being treated as a withdrawal of Excess Income.

 The following rules apply to determine if any portion of an RMD amount will be treated as Excess Income.

 For purposes of this provision, in relation to any Annuity Year, the "Second Calendar Year" is the calendar year following the calendar year in which the Annuity Year began.

 In general, withdrawals made from the Annuity during an Annuity Year to meet the RMD provisions of the Code will not be treated as Excess Income. However, if in any Annuity Year, you take a Lifetime Withdrawal in the Second Calendar Year, then the amount which will not be treated as Excess Income is the greater of:
 (1)the remaining Annual Income Amount for that Annuity Year, and
 (2)the difference between the Second Calendar Year's remaining RMD amount and the Annual Income Amount.

 Any remaining RMD amount for the Second Calendar Year can be taken in the following Annuity Year.

 If, in any Annuity Year, your RMD amount is not greater than the Annual Income Amount, any withdrawals in excess of the Annual Income Amount will be treated as Excess Income.

 Please see hypothetical examples below for details.

 If you do not comply with the rules described above, any withdrawal that exceeds the Annual Income Amount will be treated as a withdrawal of Excess Income, which will reduce your Annual Income Amount in future Annuity Years. This may include situations where you comply with the rules outlined above and then decide to take additional withdrawals after satisfying your RMD requirement from the Annuity.

 We will assume your first withdrawal under the benefit is a Lifetime Withdrawal unless you designated the withdrawal as a Non-Lifetime Withdrawal.

 Example
 The following example is purely hypothetical and intended to illustrate a scenario as described above. Note that withdrawals must comply with all IRS guidelines in order to satisfy the RMD for the current calendar year.

 Assumptions:

 RMD Calendar Year
 01/01/2013 to 12/31/2013

 Annuity Year
 06/01/2012 to 05/31/2013

 Annual Income Amount and RMD Amount
 Annual Income Amount = $5,000
 Remaining Annual Income Amount as of 1/3/2013 = $3,000 (a $2,000 withdrawal was taken on 7/1/2012)
 RMD Amount for Calendar Year 2013 = $6,000

 The amount you may withdraw in the current Annuity Year (between 1/3/2013 and 5/31/2013) without it being treated as Excess Income is $4,000. Here is the calculation: $3,000 + ($6,000 - $5,000) = $4,000.

 If the $4,000 withdrawal is taken in the current Annuity Year (prior to 6/1/2013), the remaining Annual Income Amount will be zero and the remaining RMD amount of $2,000 may be taken in the subsequent Annuity Year beginning on 6/1/2013 (when your Annual Income Amount is reset to $5,000).

 If you had chosen to not take any additional withdrawals until on or after 6/1/2013, then you would be eligible to withdraw $6,000 without it being treated as a withdrawal of Excess Income.

 Benefits Under Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. After the Unadjusted Account Value is reduced to zero, you will not be permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative partial withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Highest Daily Lifetime Income v2.1 terminates, and no additional payments are permitted. However, if a partial withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity Years until the death of the designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable tax charges, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our Service Office. If applying your Unadjusted Account Value, less any applicable tax charges, to the life-only annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin we currently make annual annuity payments in the form of a single life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the period certain in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under Highest Daily Lifetime Income v2.1 are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.
..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts" in the prospectus.)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "Investment Options." You can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the predetermined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.

..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to the Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account
    Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will only apply upon re-allocation of Unadjusted Account Value, or upon addition of subsequent Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Highest Daily
    Lifetime Income v2.1 reduce your Unadjusted Account Value to zero). This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Highest Daily Lifetime Income v2.1 is 1.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. The maximum charge for Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.25% of the greater of the prior Valuation Day's Unadjusted Account Value and the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, partial withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 For Highest Daily Lifetime Income v2.1, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 50 years old. Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Income v2.1. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Income v2.1, except if (a) the new Owner has the same taxpayer identification number as the previous Owner, (b) ownership is transferred from a custodian or other entity to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity that satisfies our administrative ownership guidelines.

 Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit and your guarantees under Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate Highest Daily Lifetime Income v2.1 at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) your termination of the benefit;
 (ii)your surrender of the Annuity;
(iii)your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of annuity payments, we will continue to pay the Annual Income Amount);
 (iv)our receipt of Due Proof of Death of the Owner or Annuitant (for entity-owned annuities);
 (v) both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess Income;
 (vi)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(vii)you cease to meet our requirements as described in "Election of and Designations under the Benefit" above.

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Highest Daily Lifetime Income v2.1 other than upon the death of the Annuitant or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 If a surviving spouse elects to continue the Annuity, Highest Daily Lifetime Income v2.1 terminates upon Due Proof of Death. The spouse may newly elect the benefit subject to the restrictions discussed above.

 How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

 Overview of the Predetermined Mathematical Formula
 Our goal is to seek a careful balance between providing value-added products, such as the Highest Daily Lifetime Income v2.1 suite of benefits, while managing the risk associated with offering these products. One of the key features that helps us accomplish that balance and an integral part of the Highest Daily Lifetime Income v2.1 suite is the predetermined mathematical formula used to transfer Unadjusted Account Value between the Permitted Subaccounts and the AST Investment Grade Bond Sub-account, referred to in this section as the "Bond Sub-account". The formula is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under the Highest Daily Lifetime Income v2.1 suite of benefits.

 The formula is set forth in Appendix C in the prospectus (and is described below).

 The predetermined mathematical formula ("formula") monitors each individual contract each Valuation Day that the benefit is in effect on your Annuity, in order to help us manage guarantees through all market cycles. It helps manage the risk associated with these benefits, which is generally represented by the gap between your Unadjusted Account Value and the Protected Withdrawal Value. As the gap between these two values increases, the formula will determine if and how much money should be transferred into the Bond Sub-account. This movement is intended to reduce the equity risk we will bear in funding our obligation associated with these benefits. As the gap decreases (due to favorable performance of the Unadjusted Account Value), the formula then determines if and how much money should transfer back into the Permitted Sub-accounts. The use of the formula, combined with restrictions on the Sub-accounts you are allowed to invest in, lessens the risk that your Unadjusted Account Value will be reduced to zero while you are still alive, thus reducing the likelihood that we will make any lifetime income payments under this benefit. It may also limit the potential for your Account Value to grow.

 However, in addition to providing lifetime income when your Account Value is reduced to zero, Highest Daily Lifetime Income v2.1 can potentially dampen the impact of volatility on your Account Value during extreme market downturns by transferring assets from your chosen investments into the Bond Sub-account as described above. This occurs pursuant to the predetermined mathematical formula, which can limit the possibility or reduce the amount of a significant loss of Account Value, and potentially provide a higher income stream in retirement.

 The formula is not forward looking and contains no predictive or projective component with respect to the markets, the Unadjusted Account Value or the Protected Withdrawal Value. We are not providing you with investment advice through the use of the formula nor does the formula constitute an investment strategy that we are recommending to you.

 Transfer Activity under the Formula
 Prior to the first Lifetime Withdrawal, the primary driver of transfers to the Bond Sub-account is the difference between your Unadjusted Account Value and your Protected Withdrawal Value. If none of your Unadjusted Account Value is allocated to the Bond Sub-account, then over time the formula permits an increasing difference between the Unadjusted Account Value and the Protected Withdrawal Value before a transfer to the Bond Sub-account occurs. Therefore, over time, assuming none of the Unadjusted Account Value is allocated to the Bond Sub-account, the formula will allow for a greater decrease in the Unadjusted Account Value before a transfer to the Bond Sub-account is made.

 It is important to understand that transfers within your Annuity are specific to the performance of your chosen investment options, the performance of the Bond Sub-account while money is invested in it, as well as how long the benefit has been owned. For example, two contracts purchased on the same day, but invested differently, will likely have different results, as would two contracts purchased on different days with the same investment options.

 Each market cycle is unique, therefore the performance of your Sub-accounts, and its impact on your Unadjusted Account Value, will differ from market cycle to market cycle, therefore producing different transfer activity under the formula. The amount and timing of transfers to and from the Bond Sub-account depend on various factors unique to your Annuity and are not necessarily directly correlated with the securities markets, bond markets, interest rates or any other market or index. Some of the factors that determine the amount and timing of transfers (as applicable to your Annuity), include:
..   The difference between your Unadjusted Account Value and your Protected
    Withdrawal Value;
..   The amount of time the benefit has been in effect on your Annuity;
..   The amount allocated to and the performance of the Permitted Sub-accounts and the Bond Sub-account;
..   Any additional Purchase Payments you make to your Annuity (while the benefit is in effect); and
..   Any withdrawals you take from your Annuity (while the benefit is in effect).

 Under the formula, investment performance of your Unadjusted Account Value that is negative, flat, or even moderately positive may result in a transfer of a portion of your Unadjusted Account Value in the Permitted Sub-accounts to the Bond Sub-account.

 At any given time, some, most or none of your Unadjusted Account Value will be allocated to the Bond Sub-account, as dictated by the formula.

 The amount allocated to the Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula. Therefore, the investment performance of each affects whether a transfer occurs for your Annuity. As the amounts allocated to either the Bond Sub-account or the Permitted Sub-accounts increase, the performance of those sub-accounts will have a greater impact on your Unadjusted Account Value and hence a greater impact on if (and how much of) your Unadjusted Account Value is transferred to or from the Bond Sub-account. It is possible that if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has positive performance, the formula might transfer a portion of your Unadjusted Account Value to the Permitted Sub-accounts, even if the performance of your Permitted Sub-accounts is negative. Conversely, if a significant portion of your Unadjusted Account Value is allocated to the Bond Sub-account and that Sub-account has negative performance, the formula may transfer additional amounts from your Permitted Sub-accounts to the Bond Sub-account even if the performance of your Permitted Sub-accounts is positive.

 How the Formula Operates
 Generally, the formula, which is applied each Valuation Day, takes four steps in determining any applicable transfers within your Annuity.
 (1)First, the formula starts by identifying the value of future income payments we expect to pay. We refer to that value as the "Target Value" or "L".
 (2)Second, we subtract any amounts invested in the Bond Sub-account ("B") from the Target Value and divide that number by the amount invested in the Permitted Sub-accounts ("V\\V\\ + V\\F\\"). We refer to this resulting value as the "Target Ratio" or "R".
 (3)Third, we compare the Target Ratio to designated thresholds and other rules described in greater detail below to determine if a transfer needs to occur.
 (4)If a transfer needs to occur, we use another calculation to determine the amount of the transfer.

 The Formula is:

                     R    =    (L - B) / (V\\V\\ + V\\F\\)

 More specifically, the formula operates as follows:
 (1) We calculate the Target Value (L) by multiplying the income basis for that day by 5% and by the applicable Annuity Factor found in Appendix C in the prospectus. If you have already made a Lifetime Withdrawal, your Target Value would take into account any automatic step-up, any subsequent Purchase Payments and any withdrawals of Excess Income.

     Example (assume the income basis is $200,000, and the contract is 11 1/2 months old, resulting in an annuity factor of 14.95)

           Target Value (L)    =    $200,000 x 5% x 14.95 = $149,500

 (2) Next, to calculate the Target Ratio (R), the Target Value is reduced by any amount held within the Bond Sub-account (B) on that day. The remaining amount is divided by the amount held within the Permitted Sub-accounts (V).

     Example (assume the amount in the Bond Sub-account is zero, and the amount held within the Permitted Sub-accounts is $179,500)

          Target Ratio (R)    =    ($149,500 - 0) / $179,500 = 83.3%

 (3) If, on each of three consecutive Valuation Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on the third Valuation Day, make a transfer from your Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap discussed below). If, however, on any Valuation Day, the Target Ratio is above 84.5%, the formula will make a transfer from the Permitted Sub-accounts to the Bond Sub-account (subject to the 90% cap). Once a transfer is made, the Target Ratio must again be greater than 83% but less than or equal to 84.5% for three consecutive Valuation Days before a subsequent transfer to the Bond Sub-account will occur. If the Target Ratio falls below 78% on any Valuation Day, then a transfer from the Bond Sub-account to the Permitted Sub-accounts (excluding the DCA MVA Options) will occur.

     Example: Assuming the Target Ratio is above 83% for a 3rd consecutive Valuation Day, but less than or equal to 84.5% for three consecutive Valuation Days, a transfer into the Bond Portfolio occurred.

 (4) In deciding how much to transfer, we perform a calculation that essentially seeks to reallocate amounts held in the Permitted Sub-accounts and the Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80% (subject to the 90% Cap discussion below). The further the Target Ratio is from 80% when a transfer is occurring under the formula, the greater the transfer amount will be.

 The 90% Cap
 The formula will not execute a transfer to the Bond Sub-account that results in more than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account ("90% cap") on that Valuation Day. Thus, on any Valuation Day, if the formula would require a transfer to the Bond Sub-account that would result in more than 90% of the Unadjusted Account Value being allocated to the Bond Sub-account, only the amount that results in exactly 90% of the Unadjusted Account Value being allocated to the Bond Sub-account will be transferred. Additionally, future transfers into the Bond Sub-account will not be made (regardless of the performance of the Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the Bond Sub-account. Once this transfer occurs out of the Bond Sub-account, future amounts may be transferred to or from the Bond Sub-account (subject to the 90% cap).

 Under the operation of the formula, the 90% cap may come into and out of effect multiple times while you participate in the benefit. At no time will the formula make a transfer to the Bond Sub-account that results in greater than 90% of your Unadjusted Account Value being allocated to the Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Unadjusted Account Value could be more than 90% invested in the Bond Sub-account.

 Monthly Transfers
 Additionally, on each monthly Annuity Anniversary (if the monthly Annuity Anniversary does not fall on a Valuation Day, the next Valuation Day will be used), following all of the above described daily calculations, if there is money allocated to the Bond Sub-account, the formula will perform an additional calculation to determine whether or not a transfer will be made from the Bond Sub-account to the Permitted Sub-accounts. This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after this transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.

 The amount of the transfer will be equal to the lesser of:
 a) The total value of all your Unadjusted Account Value in the Bond Sub-account, or
 b) An amount equal to 5% of your total Unadjusted Account Value.

 Other Important Information
..   The Bond sub-account is not a Permitted Sub-account. As such, only the formula can transfer Unadjusted Account Value to or from the Bond Sub-account. You may not allocate Purchase Payments or transfer any of your Unadjusted Account Value to or from the Bond Sub-account.
..   While you are not notified before a transfer occurs to or from the Bond
    Sub-account, you will receive a confirmation statement indicating the transfer of a portion of your Unadjusted Account Value either to or from the Bond Sub-account. Your confirmation statements will be detailed to include the effective date of the transfer, the dollar amount of the transfer and the Permitted Sub-accounts the funds are being transferred to/from. Depending on the results of the calculations of the formula, we may, on any Valuation Day:
   . Not make any transfer between the Permitted Sub-accounts and the Bond Sub-account; or
   .   If a portion of your Unadjusted Account Value was previously allocated to the Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts (as described above); or
   . Transfer a portion of your Unadjusted Account Value in the Permitted Sub-accounts and the DCA MVA Options to the Bond Sub-account.
..   If you make additional Purchase Payments to your Annuity, they will be allocated to the Permitted Sub-accounts and will be subject to the formula.
..   Additional Purchase Payments to your Annuity do not increase "B" within the formula, and may result in an additional Account Value being transferred to the Permitted Sub-accounts, or a transfer to the Bond Sub-account due to the change in the ratio.
..   If you make additional Purchase Payments to your Annuity while the 90% cap is in effect, the formula will not transfer any of such additional Purchase Payments to the Bond Sub-account at least until there is first a transfer out of the Bond Sub-account, regardless of how much of your Unadjusted Account Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional Purchase Payments you make, less than 90% of your entire Unadjusted Account Value is allocated to the Bond Sub-account, and the formula will still not transfer any of your Unadjusted Account Value to the Bond Sub-account (at least until there is first a transfer out of the Bond Sub-account).
..   If you are participating in Highest Daily Lifetime Income v2.1 and you are
    also participating in the 6 or 12 Month DCA Program, the following rules apply:
   . DCA MVA Options are considered "Permitted Sub-accounts" for purpose of the Target Ratio calculation ("L") described above.
   . The formula may transfer amounts out of the DCA MVA Options to the Bond Sub-account if the amount allocated to the other Permitted Sub-accounts is insufficient to cover the amount of the transfer.
   . The transfer formula will not allocate amounts to the DCA MVA Options when there is a transfer out of the Bond Sub-account. Such transfers will be allocated pro-rata to the variable Sub-accounts, excluding the Bond Sub-account.
   . A Market Value Adjustment is not assessed when amounts are transferred out of the DCA MVA Options under the transfer formula.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. In addition, the amount and duration of payments under the annuity payment provision may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution rules under the tax law.

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in any Highest Daily Lifetime Income v2.1 benefit through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME(R) INCOME v2.1 BENEFIT
 Spousal Highest Daily Lifetime(R) Income v2.1 is a lifetime guaranteed minimum withdrawal benefit, under which, subject to the terms of the benefit, we guarantee your ability to take a certain annual withdrawal amount for the lives of two individuals who are spouses. We reserve the right, in our sole discretion, to cease offering this benefit for new elections at any time.

 We offer a benefit that guarantees, until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "designated lives", and each, a "designated life"), the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Unadjusted Account Value, subject to our rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the designated lives, provided you have not made withdrawals of Excess Income that result in your Unadjusted Account Value being reduced to zero. We also permit you to designate the first withdrawal from your Annuity as a one-time "Non-Lifetime Withdrawal." All other withdrawals from your Annuity are considered a "Lifetime Withdrawal" under the benefit. Withdrawals are taken first from your own Account Value. We are only required to begin making lifetime income payments to you under our guarantee when and if your Unadjusted Account Value is reduced to zero (for any reason other than due to partial withdrawals of Excess Income). The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue Spousal Highest Daily Lifetime Income v2.1 after the death of the first spouse. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. An integral component of Spousal Highest Daily Lifetime Income v2.1 is the predetermined mathematical formula we employ that may periodically transfer your Unadjusted Account Value to and from the AST Investment Grade Bond Sub-account. See the section above entitled "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account."

 Spousal Highest Daily Lifetime Income v2.1 is the spousal version of Highest Daily Lifetime Income v2.1. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime Income v2.1 and subsequently terminate the benefit, you may elect another living benefit, subject to our current rules. See "Election of and Designations under the Benefit" below and "Termination of Existing Benefits and Election of New Benefits" in the prospectus for details. Please note that if you terminate Spousal Highest Daily Lifetime Income v2.1 and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Unadjusted Account Value as of the date the new benefit becomes active.

 Spousal Highest Daily Lifetime Income v2.1 must be elected based on two designated lives, as described below. Each designated life must be at least 45 years old when the benefit is elected. Spousal Highest Daily Lifetime Income v2.1 is not available if you elect any other optional living benefit. As long as your Spousal Highest Daily Lifetime Income v2.1 is in effect, you must allocate your Unadjusted Account Value in accordance with the permitted Sub-accounts and other Investment Option(s) available with this benefit. For a more detailed description of the permitted Investment Options, see the "Investment Options" section of the prospectus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Unadjusted Account Value falls to zero, if that particular withdrawal of Excess Income (described below) brings your Unadjusted Account Value to zero, your Annual Income Amount also would fall to zero, and the benefit and the Annuity then would terminate. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Income v2.1. As to the impact of such a scenario on any other optional benefit you may have, please see "Highest Daily Lifetime Income v2.1 Benefit" in this supplement.

 You may also participate in the 6 or 12 Month Dollar Cost Averaging Program if you elect Spousal Highest Daily Lifetime Income v2.1, subject to the 6 or 12 Month DCA Program's rules. See the section of the prospectus entitled "6 or 12 Month Dollar Cost Averaging Program" for details.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is only used to calculate the initial Annual Income Amount and the benefit fee. The Protected Withdrawal Value is separate from your Unadjusted Account Value and not available as cash or a lump sum withdrawal. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Unadjusted Account Value. On each Valuation Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" is initially equal to the Unadjusted Account Value on the effective date of the benefit. On each Valuation Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. The Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal.

 The Periodic Value on or before the Roll-Up End Date
 On any day we recalculate the Periodic Value (a "Current Valuation Day") that falls on or before the tenth (10/th/) anniversary of the benefit effective date (or the "Roll-Up End Date"), the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 The Periodic Value after the Roll-Up End Date
 On any Current Valuation Day that falls after the Roll-Up End Date, the Periodic Value is equal to the greater of:
 (1)the Periodic Value for the Prior Valuation Day, plus the amount of any Purchase Payment made on the Current Valuation Day; and
 (2)the Unadjusted Account Value on the current Valuation Day.

 Once the first Lifetime Withdrawal is made, the Protected Withdrawal Value at any time is equal to the greater of (i) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals, and (ii) the highest daily Unadjusted Account Value upon any step-up, increased for subsequent Purchase Payments and reduced for subsequent Lifetime Withdrawals (see the examples that begin immediately prior to the sub-heading below entitled "Example of dollar-for-dollar reductions").

 Please note that if you elect Spousal Highest Daily Lifetime Income v2.1, your Account Value is not guaranteed, can fluctuate and may lose value.

 Key Feature - Annual Income Amount under Spousal Highest Daily Lifetime Income v2.1
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value at the first Lifetime Withdrawal and does not reduce in subsequent Annuity Years, as described below. The percentage initially depends on the age of the younger designated life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4%
 for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. We use the age of the younger designated life even if that designated life is no longer a participant under the Annuity due to death or divorce. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year and also will reduce the Protected Withdrawal Value on a dollar-for-dollar basis. If your cumulative Lifetime Withdrawals in an Annuity Year are in excess of the Annual Income Amount for any Annuity Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules) by the result of the ratio of the Excess Income to the Unadjusted Account Value immediately prior to such withdrawal (see examples of this calculation below). Excess Income also will reduce the Protected Withdrawal Value by the same ratio.

 As discussed in this paragraph, when you make a partial withdrawal that is subject to a CDSC and/or tax withholding, we will identify the amount that includes not only the amount you actually receive, but also the amount of the CDSC and/or tax withholding, to determine whether your withdrawal has exceeded the Annual Income Amount. When you take a partial withdrawal, you may request a "gross" withdrawal amount (e.g., $2,000) but then have any CDSC and/or tax withholding deducted from the amount you actually receive (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). The portion of a withdrawal that exceeded your Annual Income Amount (if any) would be treated as Excess Income and thus would reduce your Annual Income Amount in subsequent years. Alternatively, you may request that a "net" withdrawal amount actually be paid to you (e.g., $2,000), with the understanding that any CDSC and/or tax withholding (e.g., $240) be applied to your remaining Unadjusted Account Value (although an MVA may also be applied to your remaining Unadjusted Account Value, it is not considered for purposes of determining Excess Income). In the latter scenario, we determine whether any portion of the withdrawal is to be treated as Excess Income by looking to the sum of the net amount you actually receive (e.g., $2,000) and the amount of any CDSC and/or tax withholding (in this example, a total of $2,240). The amount of that sum (e.g., the $2,000 you received plus the $240 for the CDSC and/or tax withholding) that exceeds your Annual Income Amount will be treated as Excess Income - thereby reducing your Annual Income Amount in subsequent years.

 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime Income v2.1 and subsequent to the first Lifetime Withdrawal will (i) immediately increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the younger designated life at the time of the first Lifetime Withdrawal (the percentages are: 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older), and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 While Spousal Highest Daily Lifetime Income v2.1 is in effect, we may limit, restrict, suspend or reject any additional Purchase Payment at any time, but would do so on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following:
..   if we determine that as a result of the timing and amounts of your additional Purchase Payments and withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s);
..   if we are not then offering this benefit for new issues; or
..   if we are offering a modified version of this benefit for new issues.

 If we exercise our right to restrict, suspend, reject and/or place limitations on the acceptance of additional Purchase Payments, you may no longer be able to fund your Spousal Highest Daily Lifetime Income v2.1 benefit. This means that you may no longer be able to increase the values associated with your Spousal Highest Daily Lifetime Income v2.1 benefit through additional Purchase Payments.

 We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non-discriminatory manner.

 Highest Daily Auto Step-Up
 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starts with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Unadjusted Account Value on each Valuation Day within the immediately preceding Annuity Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent Purchase Payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the younger designated life on the Annuity Anniversary as of which the step-up would occur. The percentages are 2.5% for ages 50 to 54; 3% for ages 55 to less than 59 1/2; 3.5% for ages 59 1/2 to 64; 4% for ages 65 to 69; 4.5% for ages 70 to 84; and 5.5% for ages 85 or older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. We will not automatically increase your Annual Income Amount solely as a result of your attaining a new age that is associated with a new age-based percentage. The Unadjusted Account Value on the Annuity Anniversary is considered the last daily step-up value of the Annuity Year. In later years (i.e., after the first Annuity Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Annuity Anniversary by performing a similar examination of the Unadjusted Account Values that occurred on Valuation Days during the year. Taking Lifetime Withdrawals could produce a greater difference between your Protected Withdrawal Value and your Unadjusted Account Value, which may make a Highest Daily Auto Step-up less likely to occur. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Income v2.1 has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Income v2.1 upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject. Any such increased charge will not be greater than the maximum charge set forth in the table entitled "Your Optional Benefit Fees and Charges".

 If you are enrolled in a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount. You must notify us in order to increase the withdrawal amount of any Systematic Withdrawal program.

 Spousal Highest Daily Lifetime Income v2.1 does not affect your ability to take withdrawals under your Annuity, or limit your ability to take partial withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Income v2.1, if your cumulative Lifetime Withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative Lifetime Withdrawals in an Annuity Year exceed the Annual Income Amount, your Annual Income Amount in subsequent years will be reduced (except with regard to Required Minimum Distributions for this Annuity that comply with our rules).

 Because both the Protected Withdrawal Value and Annual Income Amount are determined in a way that is not solely related to the Unadjusted Account Value, it is possible for the Unadjusted Account Value to fall to zero, even though the Annual Income Amount remains.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Income v2.1 or any other fees and charges under the Annuity. Assume the following for all three examples:
..   The Issue Date is November 1
..   Spousal Highest Daily Lifetime Income v2.1 is elected on August 1 of the following calendar year
..   Both designated lives were 70 years old when they elected Spousal Highest
    Daily Lifetime Income v2.1
..   The first withdrawal is a Lifetime Withdrawal

 Unless otherwise indicated, all dates referenced hereafter in these examples occur in the same year the benefit is elected and it is assumed that they fall on consecutive business days.

 Example of dollar-for-dollar reductions
 On October 28, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $5,400 (since the younger designated life is between the ages of 70 and 84 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 4.5% of the Protected Withdrawal Value, in this case 4.5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including October 31) is $2,900. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($5,400 less $2,500 = $2,900).

 Example of proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on October 29 and the Account Value at the time and immediately prior to this withdrawal is $118,000. The first $2,900 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount of $2,100 reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the Excess Income to the Account Value immediately prior to the Excess Income. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

     Account Value before Lifetime Withdrawal                  $118,000.00
     Less amount of "non" Excess Income                        $  2,900.00
     Account Value immediately before Excess Income of $2,100  $115,100.00
     Excess Income amount                                      $  2,100.00
     Ratio                                                            1.82%
     Annual Income Amount                                      $  5,400.00
     Less ratio of 1.82%                                       $     98.28
     Annual Income Amount for future Annuity Years             $  5,301.72

 Example of highest daily auto step-up
 On each Annuity Anniversary date after the first Lifetime Withdrawal, the Annual Income Amount is stepped-up if the appropriate percentage (based on the younger designated life's age on that Annuity Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is greater than the Annual Income Amount, adjusted for Excess Income and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $5,400. However, the Excess Income on October 29 reduces the amount to $5,301.72 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped up if 4.5% (since the younger designated life is between 70 and 84 on the date of the potential step-up) of the highest daily Unadjusted Account Value adjusted for withdrawals and Purchase Payments, is greater than $5,301.72. Here are the calculations for determining the daily values. Only the October 28 value is being adjusted for Excess Income as the October 30, October 31 and November 1 Valuation Days occur after the Excess Income on October 29.

                               Highest Daily Value    Adjusted Annual Income
                Unadjusted   (adjusted for withdrawal  Amount (4.5% of the
   Date*       Account Value and Purchase Payments)**  Highest Daily Value)
   -----       ------------- ------------------------ ----------------------
   October 28   $119,000.00        $119,000.00              $5,355.00
   October 29   $113,000.00        $113,986.98              $5,129.41
   October 30   $113,000.00        $113,986.98              $5,129.41
   October 31   $119,000.00        $119,000.00              $5,355.00
   November 1   $118,473.00        $119,000.00              $5,355.00

 * In this example, the Annuity Anniversary date is November 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Annuity Years Valuation Dates will be every day following the Annuity Anniversary. The Annuity Anniversary Date of November 1 is considered the final Valuation Date for the Annuity Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on October 28, resulting in an adjusted Annual Income Amount of $5,355.00. This amount is adjusted on October 29 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Unadjusted Account Value of $119,000 on October 28 is first reduced dollar-for-dollar by $2,900 ($2,900 is the remaining Annual Income Amount for the Annuity Year), resulting in an Unadjusted Account Value of $116,100 before the Excess Income.
   . This amount ($116,100) is further reduced by 1.82% (this is the ratio in the above example which is the Excess Income divided by the Account Value immediately preceding the Excess Income) resulting in a Highest Daily Value of $113,986.98.
   . The adjusted October 29 Highest Daily Value, $113,986.98, is carried forward to the next Valuation Date of October 30. At this time, we compare this amount to the Unadjusted Account Value on October 30, $113,000. Since the October 29 adjusted Highest Daily Value of $113,986.98 is greater than the October 30 Unadjusted Account Value, we will continue to carry $113,986.98 forward to the next Valuation Day of October 31. The Unadjusted Account Value on October 31, $119,000.00, becomes the final Highest Daily Value since it exceeds the $113,986.98 carried forward.
   . The October 31 adjusted Highest Daily Value of $119,000.00 is also greater than the November 1 Unadjusted Account Value, so we will continue to carry $119,000.00 forward to the first Valuation Day of November 1.

 In this example, the final Highest Daily Value of $119,000.00 is converted to an Annual Income Amount based on the applicable percentage of 4.5%, generating an Annual Income Amount of $5,355.00. Since this amount is greater than the current year's Annual Income Amount of $5,301.72 (adjusted for Excess Income), the Annual Income Amount for the next Annuity Year, starting on November 1 and continuing through October 31 of the following calendar year, will be stepped-up to $5,355.00.

 Non-Lifetime Withdrawal Feature
 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime Income v2.1. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. You cannot take a Non-Lifetime Withdrawal in an amount that would cause your Annuity's Account Value, after taking the withdrawal, to fall below the minimum Surrender Value (see "Surrenders--Surrender Value" in the prospectus). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with Spousal Highest Daily Lifetime Income v2.1. You must tell us at the time you take the partial withdrawal if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first Lifetime Withdrawal under Spousal Highest Daily Lifetime Income v2.1. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Annual Income Amount, which is based on your Protected Withdrawal Value. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken. If you do not take a Non-Lifetime Withdrawal before beginning Lifetime Withdrawals, you lose the ability to take it.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Account Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. Thus, the first withdrawal will be a Lifetime Withdrawal.

 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges under the Annuity. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit. Assume the following:
..   The Issue Date is December 3
..   Spousal Highest Daily Lifetime Income v2.1 is elected on September 4 of the following calendar year
..   The Unadjusted Account Value at benefit election was $105,000
..   Each designated life was 70 years old when he/she elected Spousal Highest
    Daily Lifetime Income v2.1
..   No previous withdrawals have been taken under Spousal Highest Daily
    Lifetime Income v2.1

 On October 3 of the year the benefit is elected, the Protected Withdrawal Value is $125,000 and the Account Value is $120,000. Assuming $15,000 is withdrawn from the Annuity on that same October 3 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with Spousal Highest Daily Lifetime Income v2.1 will be reduced by the ratio the total withdrawal amount represents of the Account Value just prior to the withdrawal being taken.

 Here is the calculation:

         Withdrawal amount                                   $ 15,000
         Divided by Account Value before withdrawal          $120,000
         Equals ratio                                            12.5%
         All guarantees will be reduced by the above ratio      (12.5%)
         Protected Withdrawal Value                          $109,375

 Required Minimum Distributions
 See the sub-section entitled "Required Minimum Distributions" in the section above concerning Highest Daily Lifetime Income v2.1 for a discussion of the relationship between the RMD amount and the Annual Income Amount.

 Benefits Under Spousal Highest Daily Lifetime Income v2.1
..   To the extent that your Unadjusted Account Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Annuity Year that are less than or equal to the Annual Income Amount, and amounts are still payable under Spousal Highest Daily Lifetime Income v2.1, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Unadjusted Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. After the Unadjusted Account Value is reduced to zero, you are not permitted to make additional Purchase Payments to your Annuity. To the extent that cumulative withdrawals in the Annuity Year that reduced your Unadjusted Account Value to zero are more than the Annual Income Amount, Spousal Highest Daily Lifetime Income v2.1 terminates, and no additional payments will be permitted. However, if a withdrawal in the latter scenario was taken to satisfy a Required Minimum Distribution (as described above) under the Annuity then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Annuity
    Years until the death of the second designated life provided the designated lives were spouses at the death of the first designated life.
..   Please note that if your Unadjusted Account Value is reduced to zero, all subsequent payments will be treated as annuity payments. Further, payments that we make under this benefit after the Latest Annuity Date will be treated as annuity payments. Also, any Death Benefit will terminate if withdrawals reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount.
..   If annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving annuity payments and there is an Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Unadjusted Account Value, less any applicable state required premium tax, to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the designated lives to die, and will continue to make payments until the death of the second designated life as long as the designated lives were spouses at the time of the first death. If, due to death of a designated life or divorce prior to annuitization, only a single designated life remains, then annuity payments will be made as a life annuity for the lifetime of the designated life. We must receive your request in a form acceptable to us at our office. If applying your Unadjusted Account Value, less any applicable tax charges, to our current life only (or joint life, depending on the number of designated lives remaining) annuity payment rates results in a higher annual payment, we will give you the higher annual payment.

..   In the absence of an election when mandatory annuity payments are to begin, we currently make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with eight payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. We reserve the right at any time to increase or decrease the certain period in order to comply with the Code (e.g., to shorten the period certain to match life expectancy under applicable Internal Revenue Service tables). The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments (if no Lifetime Withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin). Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Unadjusted Account Value.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Income v2.1 benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as partial withdrawals that exceed the Annual Income Amount. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the first systematic withdrawal that processes after your election of the benefit will be deemed a Lifetime Withdrawal. Withdrawals made while Spousal Highest Daily Lifetime Income v2.1 is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Any withdrawals made under the benefit will be taken pro rata from the Sub-accounts (including the AST Investment Grade Bond Sub-account) and the DCA MVA Options. If you have an active Systematic Withdrawal program running at the time you elect this benefit, the program must withdraw funds pro rata.

..   Any Lifetime Withdrawal that you take that is not a withdrawal of Excess
    Income is not subject to a CDSC, even if the total amount of such withdrawals in any Annuity Year exceeds the maximum Free Withdrawal amount. Any Lifetime Withdrawal that is treated as Excess Income is subject to any applicable CDSC, if the withdrawal is greater than the Free Withdrawal amount. (See "Fees, Charges and Deductions - Contingent Deferred Sales Charge ("CDSC")" and "Access to Account Value - Free Withdrawal Amounts" in the prospectus)
..   You should carefully consider when to begin taking Lifetime Withdrawals. If you begin taking withdrawals early, you may maximize the time during which you may take Lifetime Withdrawals due to longer life expectancy, and you will be using an optional benefit for which you are paying a charge. On the other hand, you could limit the value of the benefit if you begin taking withdrawals too soon. For example, withdrawals reduce your Unadjusted Account Value and may limit the potential for increasing your Protected Withdrawal Value. You should discuss with your Financial Professional when it may be appropriate for you to begin taking Lifetime Withdrawals.
..   You cannot allocate Purchase Payments or transfer Unadjusted Account Value to or from the AST Investment Grade Bond Sub-account. A summary description of the AST Investment Grade Bond Portfolios appears in the prospectus section entitled "Investment Options." In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the Permitted Sub-accounts, the DCA MVA Options, and the AST Investment Grade Bond Sub-account triggered by the pre-determined mathematical formula will not count toward the maximum number of free transfers allowable under an Annuity.
..   Upon inception of the benefit, 100% of your Unadjusted Account Value must be allocated to the Permitted Sub-accounts. We may amend the Permitted Sub-accounts from time to time. Changes to Permitted Sub-accounts, or to the requirements as to how you may allocate your Unadjusted Account Value with this benefit, will apply to new elections of the benefit and may apply to current participants in the benefit. To the extent that changes apply to current participants in the benefit, they will apply only upon re-allocation of Unadjusted Account Value, or upon addition of additional Purchase Payments. That is, we will not require such current participants to re-allocate Unadjusted Account Value to comply with any new requirements.
..   If you elect this benefit and in connection with that election, you are required to reallocate to different Sub-accounts, then on the Valuation Day we receive your request in Good Order, we will (i) sell Units of the non-permitted Sub-accounts and (ii) invest the proceeds of those sales in the Sub-accounts that you have designated. During this reallocation process, your Unadjusted Account Value allocated to the Sub-accounts will remain exposed to investment risk, as is the case generally. The newly-elected benefit will commence at the close of business on the following Valuation Day. Thus, the protection afforded by the newly-elected benefit will not begin until the close of business on the following Valuation Day.
..   Any Death Benefit will terminate if withdrawals taken under Spousal Highest
    Daily Lifetime Income v2.1 reduce your Unadjusted Account Value to zero. This means that any Death Benefit is terminated and no Death Benefit is payable if your Unadjusted Account Value is reduced to zero as the result of either a withdrawal in excess of your Annual Income Amount or less than or equal to, your Annual Income Amount. (See "Death Benefits" in the prospectus for more information.)
..   The current charge for Spousal Highest Daily Lifetime Income v2.1 is 1.10%
    annually of the greater of Unadjusted Account Value and Protected
    Withdrawal Value. The maximum charge for Spousal Highest Daily Lifetime Income v2.1 is 2.00% annually of the greater of the Unadjusted Account
    Value and Protected Withdrawal Value. As discussed in "Highest Daily Auto Step-Up" above, we may increase the fee upon a step-up under this benefit. We deduct this charge on quarterly anniversaries of the benefit effective date, based on the values on the last Valuation Day prior to the quarterly anniversary. Thus, we deduct, on a quarterly basis, 0.275% of the greater of the prior Valuation Day's Unadjusted Account Value, or the prior Valuation Day's Protected Withdrawal Value. We deduct the fee pro rata from each of your Sub-accounts, including the AST Investment Grade Bond Sub-account. You will begin paying this charge as of the effective date of the benefit even if you do not begin taking withdrawals for many years, or ever. We will not refund the charges you have paid if you choose never to take any withdrawals and/or if you never receive any lifetime income payments.

 If the deduction of the charge would result in the Unadjusted Account Value falling below the lesser of $500 or 5% of the sum of the Unadjusted Account Value on the effective date of the benefit plus all Purchase Payments made subsequent thereto (we refer to this as the "Account Value Floor"), we will only deduct that portion of the charge that would not cause the Unadjusted Account Value to fall below the Account Value Floor. If the Unadjusted Account Value on the date we would deduct a charge for the benefit is less than the Account Value Floor, then no charge will be assessed for that benefit quarter. Charges deducted upon termination of the benefit may cause the Unadjusted Account Value to fall below the Account Value Floor. If a charge for Spousal Highest Daily Lifetime Income v2.1 would be deducted on the same day we process a withdrawal request, the charge will be deducted first, then the withdrawal will be processed. The withdrawal could cause the Unadjusted Account Value to fall below the Account Value Floor. While the deduction of the charge (other than the final charge) may not reduce the Unadjusted Account Value to zero, withdrawals may reduce the Unadjusted Account Value to zero. If this happens and the Annual Income Amount is greater than zero, we will make payments under the benefit.

 Election of and Designations under the Benefit
 Spousal Highest Daily Lifetime Income v2.1 can only be elected based on two designated lives. Designated lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the designated lives to die. Currently, Spousal Highest Daily Lifetime Income v2.1 only may be elected if the Owner, Annuitant, and Beneficiary designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the sole Beneficiary is the Owner's spouse. Each Owner/Annuitant and the Beneficiary must be at least 50 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary designation must be the surviving spouse, or the spouses named equally. One of the Owners must be the Annuitant. Each Owner must be at least 50 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Each of the Annuitant and the Contingent Annuitant must be at least 50 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity, or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of Beneficiary designations under this benefit. However, if the Beneficiary is changed, the benefit may not be eligible to be continued upon the death of the first designated life. If the designated lives divorce, Spousal Highest Daily Lifetime Income v2.1 may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new designated life upon re-marriage. A change in designated lives will result in cancellation of Spousal Highest Daily Lifetime Income v2.1.

 Spousal Highest Daily Lifetime Income v2.1 can be elected at the time that you purchase your Annuity or after the Issue Date, subject to its availability, and our eligibility rules and restrictions. If you elect Spousal Highest Daily Lifetime Income v2.1 and terminate it, you can re-elect it, subject to our current rules and availability. See "Termination of Existing Benefits and Election of New Benefits" in the prospectus for information pertaining to elections, termination and re-election of benefits. Please note that if you terminate a living benefit and elect Spousal Highest Daily Lifetime Income v2.1, you lose the guarantees that you had accumulated under your existing benefit, and your guarantees under Spousal Highest Daily Lifetime Income v2.1 will be based on your Unadjusted Account Value on the effective date of Spousal Highest Daily Lifetime Income v2.1. You and your Financial Professional should carefully consider whether terminating your existing benefit and electing Spousal Highest Daily Lifetime Income v2.1 is appropriate for you. We reserve the right to waive, change and/or further limit the election frequency in the future for new elections of this benefit.

 If you wish to elect this benefit and you are currently participating in a Systematic Withdrawal program, amounts withdrawn under the program must be taken on a pro rata basis from your Annuity's Sub-accounts (i.e., in direct proportion to the proportion that each such Sub-account bears to your total Account Value) in order for you to be eligible for the benefit. Thus, you may not elect Spousal Highest Daily Lifetime Income v2.1 so long as you participate in a Systematic Withdrawal program in which withdrawals are not taken pro rata.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply.

 The benefit automatically terminates upon the first to occur of the following:
 (i) upon our receipt of Due Proof of Death of the first designated life, if the surviving spouse opts to take the death benefit under the Annuity (rather than continue the Annuity) or if the surviving spouse is not an eligible designated life;
 (ii)upon the death of the second designated life;
(iii)your termination of the benefit;
 (iv)your surrender of the Annuity;
 (v) your election to begin receiving annuity payments (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount);
 (vi)both the Unadjusted Account Value and Annual Income Amount equal zero due to a withdrawal of Excess income;
(vii)you allocate or transfer any portion of your Account Value to any Sub-account(s) to which you are not permitted to electively allocate or transfer Account Value (may vary by state);* or
(viii)you cease to meet our requirements as described in "Election of and Designations under the Benefit".

 * Prior to terminating a benefit, we will send you written notice and provide you with an opportunity to reallocate to permitted investment options applicable to your benefit.

 "Due Proof of Death" is satisfied when we receive all of the following in Good
 Order: (a) a death certificate or similar documentation acceptable to us;
 (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claim forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.

 Upon termination of Spousal Highest Daily Lifetime Income v2.1 other than upon the death of the second Designated Life or Annuitization, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. This final charge will be deducted even if it results in the Unadjusted Account Value falling below the Account Value Floor. However, if the amount in the Sub-accounts is not enough to pay the charge, we will reduce the fee to no more than the amount in the Sub-accounts. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the Permitted Sub-accounts, and (ii) unless you are participating in an asset allocation program (i.e., Static Re-balancing Program, or 6 or 12 Month DCA Program for which we are providing administrative support), transfer all amounts held in the AST Investment Grade Bond Sub-account to your variable Investment Options, pro rata (i.e. in the same proportion as the current balances in your variable Investment Options). If, prior to the transfer from the AST Investment Grade Bond Sub-account, the Unadjusted Account Value in the variable Investment Options is zero, we will transfer such amounts to the AST Money Market Sub-account.

 How Spousal Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account
 See "How Highest Daily Lifetime Income v2.1 Transfers Unadjusted Account Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" in the discussion of Highest Daily Lifetime Income v2.1 above for information regarding this component of the benefit.

 Additional Tax Considerations
 Please see the Additional Tax Considerations section under Highest Daily Lifetime Income v2.1 above.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.